As filed with the Securities and Exchange Commission on April 27, 1999
                                                      Registration No. 333-75849


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             OXFORD AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)

           MICHIGAN                         3465                 38-3262809
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                             1250 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                                  248-577-1400
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             REX E. SCHLAYBAUGH, JR.
                             OXFORD AUTOMOTIVE, INC.
                             1250 STEPHENSON HIGHWAY
                              TROY, MICHIGAN 48083
                                  248-577-1400
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:
                                Gerald T. Lievois
                               Dykema Gossett PLLC
                      1577 North Woodward Avenue, Suite 300
                         Bloomfield Hills, MI 48304-2820
                                 (248) 203-0866

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]




THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         TABLE OF ADDITIONAL REGISTRANTS


 Exact Name of Guarantor Registrant     Jurisdiction of    IRS Employer Identification No.    Primary Standard Industrial
     as Specified in its Charter         Incorporation                                        Classification Code Number
-------------------------------------------------------------------------------------------------------------------------
      Lobdell Emery Corporation             Michigan                  38-0768460                         3465
-------------------------------------------------------------------------------------------------------------------------
      BMG North America Limited             Ontario                   98-0113060                         3465
-------------------------------------------------------------------------------------------------------------------------
          BMG Holdings Inc.                 Ontario                   00-0000000                         3465
-------------------------------------------------------------------------------------------------------------------------
 Winchester Fabrication Corporation         Michigan                  38-3209840                         3465
-------------------------------------------------------------------------------------------------------------------------
  Creative Fabrication Corporation         Tennessee                  62-1613148                         3465
-------------------------------------------------------------------------------------------------------------------------
 Parallel Group International, Inc.         Indiana                   35-1971190                         3465
-------------------------------------------------------------------------------------------------------------------------
   Laserweld International, L.L.C.          Indiana                   35-1969204                         3465
-------------------------------------------------------------------------------------------------------------------------
   Concept Management Corporation           Michigan                  38-3209841                         3465
-------------------------------------------------------------------------------------------------------------------------
   Lewis Emery Capital Corporation          Michigan                  38-6602578                         3465
-------------------------------------------------------------------------------------------------------------------------
       Howell Industries, Inc.              Michigan                  38-0479830                         3465
-------------------------------------------------------------------------------------------------------------------------
         RPI Holdings, Inc.                 Michigan                  38-3134115                         3465
-------------------------------------------------------------------------------------------------------------------------
              RPI, Inc.                     Michigan                  38-2492117                         3465
-------------------------------------------------------------------------------------------------------------------------
   Prudenville Manufacturing, Inc.          Michigan                  38-3168721                         3465
-------------------------------------------------------------------------------------------------------------------------
       Oxford Suspension, Inc.              Michigan                  38-3401332                         3465
-------------------------------------------------------------------------------------------------------------------------
       Oxford Suspension Ltd.               Ontario                   00-0000000                         3465
-------------------------------------------------------------------------------------------------------------------------
             OASP, Inc.                     Michigan                  38-3453670                         3465
-------------------------------------------------------------------------------------------------------------------------
            OASP II, Inc.                   Michigan                  38-3453671                         3465
-------------------------------------------------------------------------------------------------------------------------

PROSPECTUS

                            OFFER FOR ALL OUTSTANDING
                  10 1/8% SENIOR SUBORDINATED NOTES DUE 2007,
                 SERIES A, B & C IN EXCHANGE FOR 10 1/8% SENIOR
                    SUBORDINATED NOTES DUE 2007, SERIES D OF

OXFORD AUTOMOTIVE, INC.                                                    LOGO

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON ________, 1999, UNLESS EXTENDED.


- EXCHANGE OFFER                                                   -  MATURITY

Offer to exchange an aggregate principal amount of up to           The Series D Notes will mature on June 15, 2007.
$200 million of 10 1/8% Senior Subordinated Notes Due
2007, Series D for a like principal amount of 10 1/8%              -  REDEMPTION
Senior Subordinated Notes Due 2007, Series A, 10 1/8%
Senior Subordinated Notes Due 2007, Series B and 10                We may redeem the Series D Notes at any time after
1/8% Senior Subordinated Notes Due 2007, Series C.                 June 15, 2002. Before June 15, 2000, we may redeem up
                                                                   to 35% of the Series D Notes with the proceeds of
We will not receive any proceeds from this Exchange                certain types of public equity offerings.
Offer. Tenders of Series A, B or C Notes pursuant to this
Exchange Offer may be withdrawn at any time prior to               -  MANDATORY OFFER TO REPURCHASE
the expiration date. In the event we terminate this
Exchange Offer and do not accept for exchange any                   If we sell certain assets or experience certain kinds of
Series A, B, or C Notes with respect to this Exchange               changes in control, we must offer to repurchase the
Offer, we will promptly return such notes to the                    Series D Notes.
appropriate holders.
                                                                   -  GUARANTIES

-  EXPIRATION OF EXCHANGE OFFER                                    If we cannot make payments on the Series D Notes when
                                                                   due, our guarantor subsidiaries must make them instead.
     The Exchange Offer will expire at 5:00 p.m., New              Not all of our subsidiaries will be guarantors.
York City time, on ____________, 1999, or if extended,
no later than __________, 1999. The Exchange Offer is              - RANKING
not conditioned upon any minimum principal amount of
Series A, Series B or Series C Notes being tendered                The Series D Notes and the subsidiary guaranties are
for exchange.                                                      subordinated to all of our and our guarantor subsidiaries'
                                                                   Senior Indebtedness.
-  INDENTURE
                                                                   -  INTEREST
The Series D Notes will be issued pursuant to, and
entitled to the benefits of, the Indenture governing the           The Series D Notes will bear interest at
Series C Notes.                                                    10 1/8% from and including the date of
                                                                   consummation of this Exchange Offer.
                                                                   Interest will be paid every six months on
                                                                   June 15 and December 15 of each year.

 THE NOTES AND THE EXCHANGE OFFER INVOLVE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this Prospectus is ______, 1999.

                       Where You Can Find More Information


     This Prospectus incorporates important business and financial information about us that is not included in or delivered with the Prospectus. This information is available without charge upon written or oral request to:
Secretary, Oxford Automotive, Inc., 1250 Stephenson Highway, Troy, Michigan 48083, (telephone 248-577-1400). In order to ensure timely delivery of any documents, any request should be made no later than five business days prior to the Expiration Date of ______________, 1999.

                                     SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. For purposes of this Prospectus, the "Company," "our," "we," and "us" shall refer to Oxford Automotive, Inc. ("Oxford Automotive") and all of its consolidated subsidiaries, unless the context otherwise requires.


                                   THE COMPANY

GENERAL

     We are a leading Tier 1 or direct supplier of high-quality, engineered metal components, assemblies and modules used by original equipment automotive manufacturers, commonly referred to as "OEMs". Our core products are complex, high value-added products, primarily assemblies containing multiple stamped parts forgings and various welded, hemmed or fastened components. These products which include large structural stampings and assemblies, including exposed
Class A surfaces, leaf springs and smaller complex welded assemblies, are used in manufacturing a variety of sport utility vehicles, light and medium trucks, mini-vans, vans and passenger cars. We are the sole source supplier of these products to our customers.

     On February 5, 1999, a wholly-owned subsidiary of the Company acquired 100% of the shares of Cofimeta S.A. and approximately 99% of the shares of its four subsidiaries: Somenor S.A.; Aubry S.A.; Ecrim S.A.; and Socori Technologies S.A. Cofimeta S.A. and its four subsidiaries are collectively referred to as "Cofimeta." Cofimeta is a leading supplier of closure panels, floor pans, deck lids, structured pillars, cross members, radiator surrounds and front ends and Class A surfaces. Cofimeta is headquartered in a suburb of Paris and operates five facilities in France.

     Our seven largest customers, based on proforma net sales for the nine months ended December 31, 1998, assuming the acquisition of Cofimeta had occurred on April 1, 1998 are GM, Ford, Renault, Peugeot Citroen, DaimlerChrysler, CAMI (a joint venture of GM and Suzuki Motor Corporation) and Saturn. For the nine months ended December 31, 1998, approximately 72% of our pro forma net sales were derived from sales of our products manufactured for sport utility vehicles, mini-vans, vans and light trucks.

     We currently operate 21 manufacturing facilities which offer the latest technologies in metal stamping, forging, welding and assembly production equipment, including fully-automated hydraulic and wide-bed press lines (up to 180 inches), robotic welding cells, robotic hemming, autophoretic corrosion resistant coating, and a patented eye forming process. Our diverse line of over 500 presses that range up to 3,000 tons including both conventional and transfer technology and state-of-the-art robotic weld assembly and hemming equipment are capable of manufacturing a broad assortment of parts and assemblies ranging from simple stampings to full-size, exposed door and closure panels. We are one of a few independent suppliers that have the ability to produce large, complex stampings, as well as the technical expertise and automated assembly capabilities to provide high value-added modules such as door apertures and assemblies, A-pillars, exposed surface products and control arms, and multiple leaf and parabolic leaf springs.

     On a pro forma basis, assuming the acquisitions of Howell Industries, Inc., a Michigan corporation, RPI Holdings, Inc., a Michigan corporation and the Suspension Division of Eaton Corporation, each described below, and Cofimeta had occurred on April 1, 1997, we would have had net sales of $765.2 million and EBITDA of $40.8 million for the fiscal year ended March 31, 1998. For the nine months ended December 31, 1998, on a pro forma basis assuming the acquisition of Cofimeta had occurred on April 1, 1998 we would have had net sales of $555.3 million and EBITDA of $41.6 million.

     Our principal executive office is located at 1250 Stephenson Highway, Troy, Michigan 48083, and its telephone number is (248) 577-1400.

BUSINESS STRATEGY

     Our principal objective is to be a leading, full-service, global Tier 1 supplier of integrated systems based on metal forming and related manufacturing technologies. We believe that we are well positioned to benefit from two significant trends in the stamping and metal forming segments of the automotive industry, outsourcing and consolidation. Outsourcing of metal stamping has increased in response to competitive pressures on OEMs to improve quality and reduce capital requirements, labor costs, overhead and inventory. Consolidation among automotive industry suppliers has occurred as OEMs have more frequently awarded long-term sole source contracts to the most capable global suppliers.

     In addition, OEMs are increasingly seeking systems suppliers who can provide a complete package of design, engineering, manufacturing and project management support for an integrated system (such as a front-end system). We intend to capitalize on these trends through internal development and strategic acquisitions. The key elements of our strategy include the following:

         - provide full-service program capability,
         - supply complex, high value-added systems,
         - focus on high growth vehicle categories,
         - establish a global presence, and
         - pursue strategic acquisitions.

RECENT DEVELOPMENTS

     On February 5, 1999, as described above, we acquired Cofimeta. On April 1, 1998, we acquired the Suspension Division of Eaton Corporation. The Suspension Division is a leading Tier 1 North American supplier of leaf spring suspension systems for automotive applications. Products of the Suspension Division include multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems. The Suspension Division is held through two of the Company's subsidiaries, Oxford Suspension, Inc. and Oxford Suspension Ltd.


                                                     THE EXCHANGE OFFER

Securities Offered ..............................    Up to $200.0 million aggregate principal amount of 10 1/8%
                                                     Senior Subordinated Notes Due 2007, Series D. The terms of the Series D Notes are identical in all material respects, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions, to the $40 million aggregate principal amount of 10 1/8% Senior Subordinated Notes Due
                                                     2007, Series C issued by the Company on December 8, 1998.
                                                     The terms of the Series D Notes are also identical in all material respects to the $125 million aggregate principal amount of
                                                     10 1/8% Senior Subordinated Notes Due 2007, Series A issued by the Company on June 24, 1997 and the $35 million
                                                     aggregate principal amount of 10 1/8% Senior Subordinated
                                                     Notes Due 2007, Series B issued by the Company on April 1,
                                                     1998.  The Series A Notes, Series B Notes and Series C Notes
                                                     are referred to as the "Existing Notes".  The Series A Notes and the Series B Notes were both issued under the same Indenture dated as of June 15, 1997.  The Existing Notes and the Series D
                                                     Notes are sometimes referred to collectively as the "Notes."
                                                     See "The Series D Notes" and "The Exchange Offer."

The Exchange Offer .........................         The Series D Notes are being offered in exchange (the
                                                     "Exchange Offer") for a like principal amount of Existing
                                                     Notes.  You may exchange Existing Notes only in integral
                                                     multiples of $1,000. The issuance of the Series D Notes is intended to satisfy obligations of the Company and certain of its subsidiaries (the "Subsidiary Guarantors") that have fully and unconditionally guaranteed (the "Subsidiary Guaranties"), on a joint and several basis, and on an unsecured, senior
                                                     subordinated basis the Notes, contained in the Registration
                                                     Rights Agreement dated December 8, 1998, among the
                                                     Company, certain of the Subsidiary Guarantors and Bear,
                                                     Stearns & Co. Inc., BT Alex.Brown Incorporated, and Morgan
                                                     Stanley & Co. Incorporated, relating to the Series C Notes (the
                                                     "Registration Agreement").

                                                     The objective of the Exchange Offer is to create a single series of debt securities having a total outstanding principal amount which is larger than that of any of the Existing Notes as separate series. This may create greater liquidity for the Series D Notes. However, see "Risk Factors -- Dilution of
                                                     Interest."

Expiration Date; Withdrawal of Tender...........     The Exchange Offer will expire at 5:00 p.m. New York City
                                                     time, on __________, 1999, unless we extend the offer to a date not later than __________, 1999.  You may withdraw the tender of Existing Notes pursuant to the Exchange Offer at any time prior to the Expiration Date. Any Existing Notes not
                                                     accepted for exchange for any reason will be returned without expense to the tendering holder of such Existing Note as
                                                     promptly as practicable after the expiration or termination of the Exchange Offer.  We will provide written notice of any extension, amendment, non-acceptance or termination to the holders of Existing Notes, including those holders who have previously tendered their Existing Notes.  See "The Exchange
                                                     Offer -- Terms of the Exchange Offer; Period for Tendering
                                                     Existing Notes" and "-- Withdrawal Rights."

Certain Conditions to the Exchange Offer........     Our obligation to accept for exchange, or to issue Series D
                                                     Notes in exchange for, any Existing Notes is subject to certain customary conditions relating to compliance with any
                                                     applicable law, or order of any governmental agency or any applicable interpretation by the Staff of the SEC, which we may waive in our reasonable discretion. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer -- Certain Conditions to the Exchange Offer."

Procedures for Tendering Existing Notes.....         If you wish to accept the Exchange Offer, you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained in such letter and in this Prospectus, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing Notes and any other required
                                                     documentation, to the Exchange Agent at the address set forth in this Prospectus. See "The Exchange Offer -- Procedures for
                                                     Tendering Existing Notes."

Special Procedures for Beneficial Owners .........   Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Existing Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.  If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and
                                                     delivering its Existing Notes, either make appropriate
                                                     arrangements to register ownership of the Existing Notes in such owner's name or obtain a properly completed bond power from the registered holder.  The transfer of registered
                                                     ownership may take considerable time and may not be
                                                     completed prior to the Expiration Date.

Guaranteed Delivery Procedures................       If you wish to tender your Existing Notes and they are not immediately available or you cannot deliver your Existing Notes, the Letter of Transmittal or any other documents required by the
                                                     Letter of Transmittal to the Exchange Agent, prior to the Expiration
                                                     Date, you must tender your Existing Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                                     Delivery Procedures

Use of Proceeds..................................    We will not receive any proceeds from the exchange of Series
                                                     D Notes pursuant to the Exchange Offer.

Exchange Agent...................................    U.S. Bank Trust National Association is serving as the
                                                     Exchange Agent in connection with the Exchange Offer.

Federal Income Tax Consequences..................    We believe that the exchange of Existing Notes pursuant to the
                                                     Exchange Offer will not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax
                                                     Considerations."


    CONSEQUENCES OF EXCHANGING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER


     Based on certain interpretive letters issued by the Staff of the SEC to third parties in unrelated transactions, we are of the view that holders, other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, who exchange their Existing Notes for Series D Notes pursuant to the Exchange Offer generally may offer such Series D Notes for resale, resell such Series D Notes, and otherwise transfer such Series D Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such Series D Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in a distribution of such Series D Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Series D Notes cannot rely on such interpretation by the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the information required by the Securities Act.


     This Prospectus may be used for an offer to resell, resale or other retransfer of Series D Notes only as specifically set forth in this Prospectus. Each broker-dealer that receives Series D Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series D Notes. See "Plan of

Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Series D Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, pursuant to the Registration Agreement, to register or qualify the Series D Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Series C Notes reasonably requests in writing.


                  CONSEQUENCES OF NOT EXCHANGING EXISTING NOTES

     Holders of Series C Notes who do not exchange their Series C Notes for Series D Notes pursuant to the Exchange Offer will continue to be subject to restrictions on transfer. Generally, Series C Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

     If you do not exchange your Existing Notes for Series D Notes, you will not be able to take advantage of the increased liquidity that may be afforded by the Series D Notes. The Series D Notes would have a total aggregate principal amount of $200.0 million as opposed to $160.0 million for the Series A and Series B Notes, which were issued under one indenture, and $40.0 million for the Series C Notes, which were issued under a different indenture. See "Risk Factors -- Consequences of Failure to Exchange" and "The Exchange Offer -- Consequences of Failure to Exchange; Resales of Series D Notes."

     Holders of Series A Notes and Series B Notes who do not exchange their Series A Notes and Series B Notes will continue to be subject to the Indenture dated June 15, 1997 under which such notes were issued. This Indenture is substantially the same as the Indenture governing the Series D Notes except for the treatment of proceeds from certain asset sales. See "Description of the Notes -- General; and -- Certain Covenants."

                               THE SERIES D NOTES

     The terms of the Series D Notes are identical in all material respects to the Series C Notes, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions. The terms of the Series D Notes are also identical in all material respects to the Series A Notes and the Series B Notes.

     Unlike the Series A Notes, the Series B Notes and the Series D Notes, the Series C Notes were not registered under the Securities Act and were offered in a transaction not involving any public offering within the meaning of the Securities Act, and are therefore subject to certain transfer restrictions under the Securities Act.

     The Series C Notes also included certain registration rights relating to the Registration Agreement that are not applicable to the Series D Notes. Pursuant to the Registration Agreement, we agreed to:

         - not later than 120 days after the closing of the sale of the Series C Notes on December 8, 1998 (the "Closing Date"), file with the SEC a Registration Statement on Form S-4 relating to the Exchange Offer (the " Exchange Offer Registration Statement," which term shall encompass all related amendments, exhibits, annexes and schedules) and

         - cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 180 days after the Closing Date.

     The Exchange Offer Registration Statement also provides for the exchange of the Series A Notes and the Series B Notes for Series D Notes having terms substantially identical in all material respects to the Existing Notes.

     In addition, we have agreed to file a shelf registration statement ("Shelf Registration Statement") covering resales of the Series C Notes or those Series D Notes to be exchanged for Series C Notes, to use our best efforts to cause the Shelf

Registration Statement to be declared effective under the Securities Act, and to keep the Shelf Registration Statement effective until two years after its effective date, or shorter period that will terminate when all Series C Notes or those Series D Notes to be exchanged for Series C Notes, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, if:

         - applicable interpretations of the Staff of the SEC do not permit us to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 210 days after the Closing Date,

         - Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Morgan Stanley & Co., Incorporated (the "Initial Purchasers") request, with respect to Series C Notes not eligible to be exchanged for Series D Notes in the Exchange Offer, or

         - any holder of Series C Notes is not eligible to participate in the Exchange Offer or participates in but does not receive freely tradeable, except for prospectus delivery requirements, Series D Notes in the Exchange Offer.

     The Series C Notes have interest rate step-up provisions which primarily become effective in the event certain registration requirements are not satisfied by specified dates. The interest rate step-up provisions provide in part that additional interest ("Special Interest") will accrue on the Series C Notes and certain Series D Notes, if any of the following "Registration Defaults" occur:

         - if within 180 days after the Closing Date, the Exchange Offer Registration Statement has not been declared effective;

         - if within 210 days after the Closing Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or

         - if after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable, subject to certain exceptions, in connection with resales of Series C Notes or those Series D Notes to be exchanged for the Series C Notes.

     Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90- day period, but in no event shall such rate exceed 1.00% per annum. The interest rate step-up provisions do not apply to the Series A Notes, the Series B Notes, or the Series D Notes to be exchanged for the Series A Notes and Series B Notes.


Issuer .....................................     Oxford Automotive, Inc.

Series D Notes .............................     $200.0 million in aggregate principal amount of 10 1/8% Senior
                                                 Subordinated Notes Due 2007, Series D.

Maturity ...................................     June 15, 2007.

Interest Payment Dates .....................     Each June 15 and December 15.

Subsidiary Guaranties ....................       Like the Existing Notes, the Series D Notes will be fully and unconditionally guaranteed on a joint and several basis, and on a senior subordinated basis by each Restricted Subsidiary of the
                                                 Company, other than certain foreign subsidiaries, that is an obligor or guarantor of any Bank Credit Agreement (the "Subsidiary
                                                 Guaranties").  See "Description of the Notes -- Subsidiary
                                                 Guaranties."

Subordination of Series D Notes and
Subsidiary Guaranties.....................       Like the Existing Notes, the Series D Notes and the Subsidiary
                                                 Guaranties will be general unsecured senior subordinated obligations of the Company and the Subsidiary Guarantors, as applicable. The
                                                 Series D Notes and the Subsidiary Guaranties will be subordinated in right of payment to the prior payment in full of all existing and future
                                                 Senior Indebtedness and will rank pari passu with or senior to all present and future subordinated indebtedness of the Company or the relevant Subsidiary Guarantors, as applicable.  As of December 31,
                                                 1998, the Company had $30.0 million outstanding Senior
                                                 Indebtedness and the Subsidiary Guarantors' outstanding Senior
                                                 Indebtedness was approximately $3.0 million.  See "Description of the Notes -- Subordination."

Trustee ..................................       U.S. Bank Trust National Association.

Sinking Fund .............................       None

Optional Redemption ......................       Like the Existing Notes, the Series D Notes will be redeemable at our option in whole or in part at any time on or after June 15, 2002, at the redemption prices set forth in this Prospectus plus accrued and unpaid interest, if any, to the redemption date.  In addition, at any time prior to June 15, 2000, we may redeem, at our option, up to an aggregate amount of 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market at a redemption price of 110.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption.  See "Description of the Notes -- Optional
                                                 Redemption."

Change of Control ........................       Upon the occurrence of a Change of Control, each holder of Notes, including the Series D Notes, will have the right to require us to purchase all or a portion of such holder's Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. In the event of a
                                                 Change of Control, we cannot assure that we will have the financial resources or be permitted under the terms of our other indebtedness to repurchase or redeem the Notes. See "Description of the Notes --
                                                 Change of Control."

Certain Covenants; Defaults ................     The Indenture governing the Series C Notes and the Series D Notes
                                                 (the "Indenture"), among other things, limits the ability of the Company and its
                                                 Restricted Subsidiaries to:

                                                    -  incur additional indebtedness,

                                                    -  pay dividends or make other distributions with respect to capital stock of the Company and its Restricted Subsidiaries,

                                                    -  create certain liens,

                                                    -  sell material assets of the Company or its Restricted
                                                       Subsidiaries,

                                                    -  enter into certain mergers and consolidations, and

                                                    -  make capital expenditures.

                                                 The Indenture also contains certain events of default including payment defaults and a default arising upon an acceleration by the holders of certain other
                                                 Indebtedness, including the Senior Credit Facility, because of a default. See
                                                 "Description of the Notes -- Certain Covenants and -- Defaults."


Risk Factors ...............................     See "Risk Factors" for a discussion of certain factors that should be considered in connection with the Exchange Offer.


                             SENIOR CREDIT FACILITY

     On February 4, 1999, we entered into an amended and restated credit agreement with NBD Bank, on behalf of itself and as agent for a syndicate of other lenders, providing for a $35.0 million revolving credit facility to finance customer tooling, a $30.0 million term loan and a $110.0 million revolving credit facility (the "Senior Credit Facility"). On March 31, 1999, we further amended the Senior Credit Facility to accommodate our lease transaction with respect to our manufacturing operations in Ramos Arizpe, Mexico. Approximately $80.3 million was available under the revolver at March 1, 1999, reduced for the effect of a Letter of Credit issued for certain Industrial Revenue Bonds and approximately $5.0 million was available under the revolver available for customer tooling. The obligations under the Senior Credit Facility are secured by substantially all the assets of the Subsidiary Guarantors and the Company.

     The Senior Credit Facility contains certain customary covenants, including reporting and other affirmative covenants, financial covenants, and negative covenants, as well as customary events of default, including non-payment of principal, violation of covenants, and cross-defaults to certain other indebtedness, including the indebtedness evidenced by the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

     As of March 1, 1999, there were borrowings of $89.7 million under the Senior Credit Facility. See "Capitalization" and "Description of Certain Indebtedness and Preferred Stock."

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following table sets forth (i) summary historical financial data of BMG North America Limited ("BMG" or the "Predecessor") for the period from April 1, 1995 through October 27, 1995, (ii) summary historical financial data of the Company from October 28, 1995 through March 31, 1996, for the years ended March 31, 1997 and 1998, and (iii) summary pro forma financial data for the year ended March 31, 1998 and the nine months ended December 31, 1998. The summary historical financial data for the period April 1, 1995 through October 27, 1995 and the period October 28, 1995 through March 31, 1996 was derived from the audited consolidated financial statements of the Predecessor and the Company, which are included elsewhere in this Prospectus, together with the report of Deloitte & Touche LLP, independent accountants. The summary historical financial data for the years ended March 31, 1997 and 1998 was derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report of PricewaterhouseCoopers LLP, independent accountants.


     The summary pro forma statement of operations data and other financial data for the fiscal year ended March 31, 1998 were prepared to illustrate the effect of the offering of the Series A Notes (the "Series A Offering") the offering of the Series B Notes (the "Series B Offering"), the offering of the Series C Notes (the "Series C Offering"), and the acquisitions of Howell Industries, Inc. ("Howell"), RPI Holdings, Inc. ("RPIH"), the Suspension Division of Eaton Corporation (the "Suspension Division") and Cofimeta, as if each had occurred on April 1, 1997.

     The summary pro forma statement of operations data and other financial data for the nine months ended December 31, 1998 were prepared to illustrate the effect of the Series C Offering and the acquisition of Cofimeta, as if each had occurred April 1, 1998. The summary pro forma balance sheet data at December 31, 1998 was prepared to illustrate the effect of the acquisition of Cofimeta, as if it had occurred on December 31, 1998.

     The pro forma data does not purport to be indicative of the results of operations or the financial position of the Company that would have been obtained if the acquisitions and the offerings had in fact been completed as of such dates or to project the results of operations or the financial position of the Company for any future date or period. The following table should be read in conjunction with the "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data," and the Consolidated Financial Statements of the Company and the related notes and other financial information presented elsewhere in this Prospectus.

                                                                        HISTORICAL                                  PRO FORMA
                                         ---------------------------------------------------------------------     -----------
                                                                                      COMPANY
                                          PREDECESSOR        ------------------------------------------------------------------
                                             PERIOD              PERIOD           FISCAL YEAR     FISCAL YEAR     FISCAL YEAR
                                          APR. 1, 1995 -     OCT. 28, 1995 -         ENDED          ENDED             ENDED
                                         OCT. 27,  1995      MAR. 31, 1996       MAR. 31, 1997   MAR. 31, 1998    MAR. 31, 1998
                                         --------------      -------------       -------------   -------------    -------------
                                             AUDITED            AUDITED          AUDITED          AUDITED          UNAUDITED
                                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
     Net sales .........................      $  49,043         $  35,572          $ 136,861        $ 410,321        $ 765,194
Gross profit ...........................          2,148             3,948             11,486           41,901           57,442
Operating income (loss) ................         (1,774)            1,713              3,801           20,054            4,085
Interest expense .......................          1,048             1,096              3,388           10,710           24,262
Other income (expense) .................             --                --              2,201              321            1,151
Income (loss) before income taxes ......         (2,822)              617              2,614            9,665          (19,026)
Provision (benefit) for income
  taxes ................................           (938)              202              1,065            4,074           (7,329)
Net income (loss) ......................      $  (1,884)        $     415          $   1,549        $   5,591         ($11,697)
BALANCE SHEET DATA
    (END OF PERIOD):
Cash and cash equivalents ..............      $      --         $      --          $   9,671        $  18,321
Trade accounts receivable, net .........         13,312             8,338             47,626           65,273
Inventories ............................          4,429             3,719             13,411           21,305
Total assets ...........................         59,770            49,200            243,694          320,032
Total debt .............................         23,233            26,758             99,829          139,448
Redeemable preferred stock .............             --                --             39,300           40,192
Total shareholders' equity .............          9,329               935              2,341            6,118
FINANCIAL RATIOS AND OTHER DATA:
Depreciation and amortization ..........      $     919         $     687          $   5,041        $  20,279
Capital expenditures ...................          5,111             3,466              3,326           16,723
Ratio of earnings to fixed
  charges (a)...........................             --               1.5x               1.7x             1.7x
EBITDA(b) ..............................      $    (855)        $   2,400          $  11,043        $  40,654
Gross margin (c)........................           4.38%            11.10%              8.60%           10.21%
EBITDA margin(d) .......................             NM              6.75%              8.07%            9.91%
Ratio of EBITDA to
   interest expense(e)..................             NM               2.2x               3.3x             3.8x
Ratio of net debt to
  EBITDA(f)  ...........................             NM               4.7x               8.2x             3.0x

See accompanying Notes to Summary Consolidated Historical and Pro Forma Financial Data.

                                                                   HISTORICAL                    PRO FORMA
                                                     -------------------------------------    -----------------
                                                         NINE MONTHS         NINE MONTHS        NINE MONTHS
                                                            ENDED               ENDED              ENDED
                                                     DECEMBER 31, 1997   DECEMBER 31, 1998    DECEMBER 31, 1998
                                                     -----------------   -----------------    -----------------
                                                          UNAUDITED           UNAUDITED          UNAUDITED
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net Sales .........................................      $ 295,530           $ 408,144           $ 555,251
Gross Profit ......................................         28,350              35,532              46,284
Operating income (loss) ...........................         14,763              12,121              14,472
Interest expense ..................................          7,921              14,255              18,568
Other income (expense) ............................            531                 949                 962
Income (loss) before income taxes .................          7,373              (1,185)             (3,134)
Provision (benefit) for income taxes ..............          2,949                (475)             (1,254)
Net income (loss) .................................          4,424                (710)             (1,880)
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents .........................         19,555                 318               8,621
Trade accounts receivable, net ....................         51,375              86,336             111,707
Inventories .......................................         20,158              33,911              51,959
Total assets ......................................        290,312             412,562             540,151
Total debt ........................................        138,517             230,960             294,273
Redeemable preferred stock ........................         40,458              40,586              40,586
Total shareholders' equity ........................          1,377              (2,078)             (2,078)
FINANCIAL RATIOS AND OTHER DATA:
Depreciation and amortization .....................         14,580              19,552              26,159
Capital expenditures ..............................         11,418              20,369              24,099
Ratio of earnings to fixed charges(a)                         1.7x                  --                  --
EBITDA(b) .........................................         29,874              32,622              41,593
Gross margin(c) ...................................           9.59%               8.71%               8.33%
EBITDA margin(d)...................................          10.11%               7.99%               7.49%
Ratio of EBITDA to interest expense(e).............            3.8x                2.3x                2.2x
Ratio of net debt to EBITDA(f).....................            3.0x                5.3x                5.2x

See accompanying Notes to Summary Consolidated Historical and Pro Forma Financial Data.

    (a) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor. For fiscal 1994, the Company's ratio of earnings to fixed charges was 2.2x. For fiscal 1995, the Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million. For the nine months ended December 31, 1998, the Company's earnings were insufficient to cover fixed charges by $1.2 million. For the nine months ended December 31, 1998 on a pro forma basis for the Cofimeta acquisition, the Company's earnings were insufficient to cover fixed charges by $3.1 million.

    (b) EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

    (c) Gross margin is defined as gross profit as a percent of net sales for each of the applicable periods.

    (d) EBITDA margin is defined as EBITDA as a percent of net sales for each of the applicable periods.

    (e)  Defined as the ratio of EBITDA to net interest expense.

    (f) Defined as the ratio of net debt to EBITDA with net debt consisting of total debt less cash and cash equivalents and unexpended bond proceeds.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act, as amended. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. We caution you, however, that this list of factors may not be exhaustive. In evaluating the Exchange Offer, you should carefully consider the following risk factors, as well as the other information set forth elsewhere in this Prospectus. The risk factors set forth below are generally applicable to the Existing Notes as well as the Series D Notes.

SUBSTANTIAL LEVERAGE - OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

     We have now and, after the Exchange Offer, will continue to have a significant amount of indebtedness. The following chart shows certain important credit data for your review:

                                                          Pro Forma
                                                       December 31, 1998
                                                       -----------------
        Total debt .................................      $294,273
        Preferred stock ............................        40,586
        Shareholders' equity .......................        (2,078)


     Our total indebtedness does not include unused commitments under the Senior Credit Facility of approximately $85.3 million. In addition, if we are required to incur or assume additional indebtedness in connection with our acquisition strategy, our interest and debt service requirements will increase. See "Risk Relating to Acquisitions."

     Our substantial indebtedness could have important consequences to you. For example, it could:

        - impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

        - reduce the funds available to us for purposes other than the payment of interest on the Existing Notes, the Series D Notes, the Senior Credit Facility and our other existing indebtedness;

        - limit, along with the restrictive financial and operating covenants in our long-term indebtedness, our ability to borrow additional funds;

        - cause us to be vulnerable to increases in interest rates, due to the variable interest rates applicable to certain indebtedness under the Senior Credit Facility;

        - make it more difficult for us to satisfy our obligations with respect to the Series D Notes, as all of the indebtedness outstanding under the Senior Credit Facility is secured by substantially all the assets of the Subsidiary Guarantors and the Company and will become due prior to the time the principal on the Series D Notes will become due;

        - hinder our ability to adjust rapidly to changing market conditions; and

        - increase our vulnerability to general economic and industry conditions.

ABILITY TO SERVICE DEBT - TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     The Indenture permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness and indebtedness that will rank pari passu with the Series D Notes.

     Our ability to pay interest on the Series D Notes and to satisfy our other obligations will depend upon our future operating performance. This performance will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We anticipate that our operating cash flow, together with available borrowings under the Senior Credit Facility, will be sufficient to meet our operating expenses, to service interest requirements on our debt obligations and to implement our business strategy. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to service our indebtedness, including the Series D Notes, or to fund our other liquidity needs.

     Also, we are required to redeem certain preferred stock prior to the time the principal on the Series D Notes will become due. The maximum aggregate redemption price for such preferred stock, assuming we do not commence a public offering of our common stock prior to June 30, 2000, is $40.9 million, plus any accrued and unpaid dividends to the date of redemption.

     The following is important earnings data for your review:

        - For the nine months ended December 31, 1998, we experienced a net loss of $0.7 million and our earnings were insufficient to cover fixed charges by $1.2 million.

        - Our predecessor experienced a net loss of $1.3 million for the year ended March 31, 1995, and experienced a net loss of $1.9 million during the period from April 1, 1995 through October 27, 1995. In addition, for fiscal 1995, our earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, our earnings were insufficient to cover fixed charges by $2.8 million.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Financial Condition" and "Description of Certain Indebtedness and Preferred Stock."

     The Senior Credit Facility contains certain customary covenants, including reporting and other affirmative covenants; financial covenants, including ratio of total debt to EBITDA, net worth, fixed charge coverage ratio, interest coverage ratio (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including restrictions on incurrence of other indebtedness, payment of cash dividends and other distributions to shareholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, restrictions on mergers and acquisitions, and capital expenditures. We cannot assure you that these requirements will be met in the future. If they are not, the holders of the indebtedness under the Senior Credit Facility would be entitled to declare such indebtedness immediately due and payable or, if we were unable to repay such indebtedness, such holders could proceed against the collateral securing the Senior Credit Facility. This collateral consists of substantially all of the assets of the Company and the Subsidiary Guarantors. In addition, the Senior Credit Facility contains customary events of default including non-payment of principal, violation of covenants and cross-defaults to certain other indebtedness, including the indebtedness evidenced by the Series D Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

SUBORDINATION - YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO CERTAIN OF OUR EXISTING INDEBTEDNESS AND POSSIBLY FUTURE INDEBTEDNESS. THE GUARANTEES OF THE NOTES ARE ALSO JUNIOR TO THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY FUTURE INDEBTEDNESS.

     Like the Existing Notes, the Series D Notes will be subordinated in right of payment to all present and future Senior Indebtedness of the Company and the Subsidiary Guarantors, including the principal, premium (if any) and interest with respect to the obligations outstanding under the Senior Credit Facility. In addition, the Subsidiary Guaranties will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors.

     As of December 31, 1998, we had $30.0 million of Senior Indebtedness outstanding (excluding unused commitments under the Senior Credit Facility) and the Subsidiary Guarantors had approximately $3.0 million of Senior Indebtedness outstanding. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or any Subsidiary Guarantor, assets of the Company or such Subsidiary Guarantor will be available to pay obligations of the Notes only after all Senior Indebtedness of the Company or such Subsidiary Guarantor has been paid in full. We cannot assure that there will be sufficient assets to pay amounts due on all or any of the Notes. See "Description of the Notes -- Subordination."

ASSET ENCUMBRANCES - THE NOTES ARE UNSECURED AND WILL BE SUBORDINATED TO ANY SECURED INDEBTEDNESS.

     Like the Existing Notes, the Series D Notes are unsecured and will be effectively subordinated to any secured indebtedness of the Company or any Subsidiary Guarantor. The indebtedness outstanding under the Senior Credit Facility is secured by liens on substantially all of the assets of the Subsidiary Guarantors and the Company. Our ability to comply with the provisions of the Senior Credit Facility may be affected by events beyond our control. Our breach of any such provisions could result in a default under the Senior Credit Facility, in which case, depending upon the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable, and we could be prohibited from making payments of interest and principal on the Notes until the default is cured or all Senior Indebtedness is paid or satisfied in full. If we were unable to repay such borrowings, such lenders could proceed against the collateral. If the indebtedness under the Senior Credit Facility were accelerated, we cannot assure you that the assets of the Company and the Subsidiary Guarantors would be sufficient to repay in full such indebtedness and our other indebtedness, including the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility" and "Description of the Notes -- Subordination."

HOLDING COMPANY STRUCTURE - WE RELY ON DIVIDENDS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES AND THAT COULD IMPAIR OUR ABILITY TO PAY OUR OBLIGATIONS.

     Oxford Automotive is a holding company and derives all of its operating income from its subsidiaries. The holders of the Series D Notes will have no direct claim against such subsidiaries other than the claim created by the Subsidiary Guaranties, which may be subject to legal challenge in the event of the bankruptcy of a subsidiary. See "Risk Factors -- Fraudulent Conveyance." If such a challenge were upheld with respect to any such Subsidiary Guarantee, such Subsidiary Guarantee would be invalidated and unenforceable. To the extent that the Subsidiary Guarantee is not enforceable, the rights of holders of the Series D Notes to participate in any distribution of assets of the Subsidiary Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with our other unsecured creditors, be subject to prior claims of creditors of that Subsidiary Guarantor. We must rely on dividends and other payments from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on the Series D Notes. The Indenture contains covenants that restrict the ability of our subsidiaries to enter into any agreement limiting distributions and transfers, including dividends to us. In addition, the ability of our subsidiaries to pay dividends and make other payments are, and may in the future be, subject to certain statutory, contractual and other restrictions. See "Description of Certain Indebtedness and Preferred Stock."

THE OEM SUPPLIER INDUSTRY - WE ARE DEPENDENT ON A GROUP OF CUSTOMERS WHOSE NEEDS ARE CYCLICAL AND SUBJECT TO LABOR DISPUTES.

     The OEM supplier industry is highly cyclical and impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of sales of automotive vehicles. The automotive industry for which we supply components may experience downturns in the future. An economic recession may impact substantially leveraged companies, such as ours, more than similarly situated companies with less leverage. Also, a significant percentage of our net sales are derived from sales of our products manufactured for SUVs, mini- vans, vans and light trucks. A decrease in overall consumer demand for these products could have a material adverse effect on our business, financial condition, results of operations, and prospects.

     The automotive industry is characterized by a small number of OEMs that are able to exert considerable pressure on component and system suppliers to reduce costs, improve quality and provide additional design and engineering capabilities. In the past, OEMs have generally demanded and received price reductions and measurable increases in quality by implementing competitive selection processes, rating programs and various other arrangements. Also, through increased partnering on platform work, OEMs have generally required component and system suppliers to provide more design engineering input at earlier stages of the product development process, the costs of which have, in some cases, been absorbed by the suppliers.

     The following requirements of the OEMs may have a material adverse effect on our business, financial condition, results of operations, or prospects:

         -        future price reductions,
         -        increased quality standards, or
         -        additional engineering capabilities.

     Many OEMs and their Tier 1 suppliers are unionized. Work stoppages and slowdowns experienced by OEMs and their Tier 1 suppliers, as a result of labor disputes, could have a material adverse effect on our business, financial condition, results of operations, or prospects.

     GM recently experienced a strike at certain of its production facilities due to a labor dispute between GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW"). Our results of operations for the nine month period ended December 31, 1998, were adversely affected by the GM strike, resulting in a reduction in sales of approximately $12.7 million and reduced EBITDA of $5.2 million.

DEPENDENCE ON PRINCIPAL CUSTOMERS - WE ARE DEPENDENT ON A SMALL GROUP OF PRINCIPAL CUSTOMERS.

     Substantially all of our sales for the nine months ended December 31, 1998, on a pro forma basis assuming the acquisition of Cofimeta had occurred on April 1, 1998, were to the following customers:

        -        GM (34%)

        -        Ford (25%)

        -        Renault (15%)

        -        DaimlerChrysler (10%)

        -        Peugeot Citroen (5%)

     We cannot assure you that sales to these customers will continue at the same level. Also, continuation of these relationships is dependent upon our customers' satisfaction with the price, quality and delivery of our products.

     Our agreements to produce parts are assigned to specific models or product lines of our customers. Accordingly, our business, and estimates for future business, are dependent upon consumer demand for the specific models and product lines that incorporate our parts. Our arrangements with the OEMs are typically in the form of purchase orders that may be canceled by the OEMs. The following factors would have a material adverse effect on our business, financial condition, results of operations, and prospects:

        -        a significant decrease in sales of vehicles using our products;

        - our loss of the right to supply any of our products to our customers;

        - our loss of GM, Ford, Renault, Peugeot Citroen or DaimlerChrysler as a customer; or

        - the delay or cancellation of material orders from, or design, development, delivery or product projects at any of these customers.

UNIONIZED WORKFORCE - OUR WORKFORCE IS SUBSTANTIALLY UNIONIZED AND WE ARE SUBJECT TO WORK STOPPAGES.

     Substantially all of our employees are covered by collective bargaining agreements with various local unions. Strikes or work stoppages and the resultant adverse impact on our relationship with the OEMs could have a material adverse effect on our business, financial condition, results of operations, and prospects. We recently negotiated new agreements at the Chatham, Greencastle, and Corydon facilities which will expire in February 2002, February 2004, and January 2005. Our agreements at the Masury and Lapeer facilities will expire in the first fiscal quarter of 2000. While the outcome, including the terms of the new contracts and their impact on our future results of operations cannot be predicted, management does not believe that the financial terms of the new contracts will have a material adverse effect on our business, financial condition, results of operations, and prospects. However, there can be no assurance that we will be successful in our contract negotiations.

RISKS RELATING TO ACQUISITIONS - WE MAY NOT RECEIVE THE DESIRED BENEFITS OF ACQUISITIONS.

     A significant component of our historical sales and earnings growth has been the acquisition of other automotive parts manufacturers in an effort to expand our markets and capitalize on the consolidation trend in the automotive industry. We may not be able to identify appropriate acquisitions in the future or negotiate and consummate proposed or future acquisitions, and such acquisitions may have an adverse effect upon our business, financial condition, results of operations, or prospects. We are continuously evaluating possible acquisition opportunities. Identifying, proposing, negotiating and consummating acquisitions can be a lengthy and costly process and we cannot assure you that proposed transactions can be consummated. Also, we anticipate that the integration of acquired companies will require significant management attention.

     We will be required to implement and improve our operations, financial and management information systems and motivate and effectively manage an increasing number of employees due to acquisitions. Accordingly, our operating results may be adversely affected for several fiscal quarters following the consummation of such acquisitions while the operations of the acquired businesses are integrated into our operations and our costing and other management information systems are implemented at the newly acquired facilities. There may be substantial unanticipated costs or problems associated with the integration effort. We have historically focused, and expect to continue to focus, on acquiring under-performing companies which provide the opportunity for significant operating improvements under our ownership. We may not be able to realize improvements in the financial results of these acquisitions. The acquisition, operation and integration of an acquired business may involve a number of risks, including an increase in our indebtedness and substantial capital expenditures for additional equipment and technology.

     In addition to the foregoing, we are pursuing additional acquisitions and strategic alliances in Europe and intend to pursue such acquisitions and alliances in South America, Asia and other geographic markets. Other than the acquisition of Cofimeta in February 1999, we have not previously consummated any material acquisitions outside North America. Operations outside the United States are subject to a number of risks in addition to those described above, including:

        -        currency exchange rate fluctuations,
        -        trade barriers,
        -        exchange controls,
        -        risk of governmental expropriation or other regulation,
        -        political risk, and - risk of tax increases.

RISKS RELATED TO INTERNATIONAL OPERATIONS - OUR INTERNATIONAL OPERATIONS EXPOSE US TO ADDITIONAL RISKS.

     We have experienced fluctuations in our shareholders equity for foreign currency adjustments due to our long-term investment in Canada. Although such adjustments do not have an immediate impact on cash flow, they can adversely impact our balance sheet and may have an impact on cash flow if we remitted earnings from such foreign operations to the United States. Our exposure to such exchange rate adjustments may increase in connection with the acquisition of additional assets outside the United States. Additional problems inherent in international operations include market differences which may impact competition, pricing and relationships with our customers, as well as differences in workforce, language and culture. Such factors which could adversely affect the success of our potential future international acquisitions could in turn have a material adverse effect on our business, financial condition, results of operations, or prospects. See "Substantial Leverage and Debt Service Obligations."

FRAUDULENT CONVEYANCE - FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID NOTES AND GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US.

     Under relevant federal or state fraudulent conveyance statutes, a court could void our obligations under the Series D Notes, recover payments made under the Series D Notes, subordinate the Series D Notes to our other indebtedness or take other action detrimental to the holders of the Series D Notes if such court were to find that:

        - we did not receive fair consideration or reasonably equivalent value for incurring the indebtedness, including the Series D Notes; and, at the time of such incurrence we:

                 - were insolvent; or rendered insolvent by reason of such incurrence or grant; or

                 - were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

                 - intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if:

        - the sum of its debts were greater than the fair value of all of that company's property, or

        - the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature, or

        -        it could not pay its debts as they become due.

     Regardless of solvency, a court could void an incurrence of indebtedness, including the Series D Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the Series D Notes, to the claims of all existing and future creditors on similar grounds. We believe that, after giving effect to the Series D Offering, we;

        - have not been rendered insolvent by the incurrence of indebtedness in connection with the Series D Offering,

        - are in possession of sufficient capital to run our business effectively, and

        - are incurring debts within our ability to pay as the same mature or become due.

     We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" upon the sale of the Existing Notes or that a court would determine that we were not insolvent upon consummation of the sale of the Existing Notes.

     In addition, the Subsidiary Guaranties may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranties could also be subject to the claim that, since the Subsidiary Guaranties were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could:

        - void the Subsidiary Guarantors' obligation under the Subsidiary Guaranties,

        -  recover payments made under the Subsidiary Guaranties,

        - subordinate the Subsidiary Guaranties to other indebtedness of a Subsidiary Guarantor, or

        -  take other action detrimental to the holders of the Notes.

CONTROL BY PRINCIPAL SHAREHOLDER - OUR PRINCIPAL SHAREHOLDER MAY HAVE INTERESTS THAT CONFLICT WITH THE HOLDERS OF THE NOTES.

     Selwyn Isakow (the "Principal Shareholder") beneficially owns 53% of the Company's outstanding shares and exercises voting control over those shares not owned by him, including shares held by the directors and officers of the Company. Circumstances may occur in which the interests of the Principal Shareholder could be in conflict with the interests of the holders of the Series D Notes. For example, if we encounter financial difficulties or are unable to pay certain of our debts as they mature, the interests of the Principal Shareholder might conflict with those of the holders of the Series D Notes. In addition, the Principal Shareholder may have an interest in pursuing acquisitions, divestitures or other transactions that, in his judgment, could enhance his equity investment, even though such transactions might involve risks to the holders of the Series D Notes. See "Principal Shareholders."

COMPETITION - WE MAY NOT CONTINUE TO PERFORM SUCCESSFULLY IN OUR HIGHLY COMPETITIVE INDUSTRY.

     The motor vehicle parts industry in which we operate is fragmented and competitive. Our competitors include divisions or subsidiaries of companies that are larger and have substantially greater resources than we do, as well as divisions of OEMs with internal stamping and assembly operations. We cannot assure you that our products will be able to compete successfully with those of our competitors. See "Business -- Competition."

ENVIRONMENTAL RISKS - WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL CLAIMS RESULTING FROM OUR OPERATIONS.

     Our operations and properties are subject to federal, state, local and foreign laws, regulations and ordinances relating to the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes. In many jurisdictions these laws are complex and change frequently. Such laws, including but not limited to the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA" or "Superfund") may impose joint and several liability and apply to remediation of contamination at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters, and material costs may be incurred in connection with such liabilities or claims.

     Based upon our experience to date, we believe that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on our business, financial condition and results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on our business, financial condition and results of operations. We may be required to make additional material expenditure in order to comply with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws. See "Business -- Regulatory Matters" and -- "Legal Proceedings."

CHANGE OF CONTROL - WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of certain types of change of control events, we may be required to repurchase all or any part of the Existing Notes and Series D Notes. Such repurchase would be at a price equal to 101% of the principal amount, plus accrued and unpaid interest, to the date of repurchase. The occurrence of a Change of Control may constitute a default under the Senior Credit Facility. In addition, the Senior Credit Facility will prohibit the purchase of the Existing Notes and the Series D Notes by us in the event of a default under the Senior Credit Facility, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. Our failure to purchase the Existing Notes and the Series D Notes would result in a default under the Indenture and under the indenture pursuant to which the Series A and Series B Notes were issued. The inability to repay the indebtedness under the Senior Credit Facility, if accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences for the Company and the holders of the Notes. It is possible that we will not have sufficient funds at the time of a change of control to make the required purchase of Notes or that restrictions in the Senior Credit Facility will not allow such repurchases. In addition, we could engage in a highly leveraged transaction, with certain adverse consequences to holders of the Notes, which would not constitute a Change of Control. See "Description of the Notes -- Change of Control" and "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

YEAR 2000 - WE CANNOT ASSURE YOU THAT WE, OR OUR CUSTOMERS AND SUPPLIERS, WILL BE YEAR 2000 COMPLIANT. PROBLEMS ASSOCIATED WITH THE YEAR 2000 MAY ADVERSELY AFFECT OUR OPERATIONS.

     We cannot assure you that our computer systems or software products or those of our suppliers and customers will accept input of, store, manipulate and output dates prior to the Year 2000 or thereafter without error or interruption. We are assessing the issues related to the Year 2000 problem, and we have implemented a readiness program to mitigate the problem of business interruption or other risks. We are also requesting assurances from our significant suppliers and customers that their systems are Year 2000 compliant or that they are identifying and addressing problems to ready themselves for the Year 2000. We cannot assure you that we will identify all Year 2000 problems in advance of their occurrence, or that we will be able to successfully remedy problems that are discovered. The expense of our efforts to identify and address such problems, or the expenses or liabilities to which we may become subject to as a result of such problems, could have a material adverse effect on the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE - IF YOU DO NOT EXCHANGE YOUR NOTES, YOU MAY BE SUBJECT TO TRANSFER RESTRICTIONS OR A TRADING MARKET THAT IS LESS LIQUID.

     Holders of Series C Notes who do not exchange their Series C Notes for Series D Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Series C Notes. These restrictions are a consequence of the issuance of the Series C Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state laws. Subject to our obligation to file a shelf registration statement covering resales of Series C Notes in certain limited circumstances, we do not intend to register the Series C Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Series C Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series D Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In addition, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Series C Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Series C Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Series C Notes. Also, holders of Existing Notes who do not exchange their Existing Notes for Series D Notes will not be able to take advantage of any increased liquidity afforded by the Series D Notes. The Series D Notes would have an aggregate principal amount of $200 million as opposed to $160 million for the Series A and Series B Notes and $40 million for the Series C Notes. See "The Exchange Offer."

ABSENCE OF PUBLIC MARKET FOR THE SERIES D NOTES - YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     The Series D Notes are new securities and there is currently no established market for the Series D Notes. Future trading prices of the Series D Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for securities similar to the Series D Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. It is possible that any market for the Series D Notes, if such market develops, will be subject to similar disruptions. The Initial Purchasers have advised us that they currently intend to make a market in the Series D Notes offered hereby. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. The Company and the Subsidiary Guarantors do not intend to apply for listing of the Series D Notes on any national securities exchange or for their quotation through the National Association of Securities Dealers Automated Quotation System. The Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of the Existing Notes being tendered for exchange.

     There may be a lack of liquidity for the Series D Notes or, in the case of non-tendering holders of Existing Notes, the trading market for the Existing Notes following the Exchange Offer. We are offering to accept all Existing Notes in exchange for Series D Notes in order to increase the liquidity of all series. However, it is possible that not all of the Existing Notes will participate in the exchange, in which case the Series A Notes and Series B Notes will together continue as a separate series of notes under a separate indenture.

DILUTION OF INTEREST - BY EXCHANGING YOUR NOTES, YOUR INDIVIDUAL VOTING INTERESTS WILL BE DILUTED.

     If all of the Existing Notes are exchanged for Series D Notes, $200.0 million aggregate principal amount of Series D Notes will be outstanding following consummation of the Exchange Offer and the Series D Notes will be deemed to be a single series of notes outstanding under the Indenture. In such case, any actions requiring the consent of each holder or the holders of a majority of outstanding principal amount of Notes under the Indenture will require the consent of each holder of Series D Notes or the holders of a majority in aggregate principal amount of such outstanding Series D Notes, and the individual voting interest of each holder will be diluted. In addition, issuances of additional notes under the Indenture, to the extent permitted by the debt incurrence limitations of the Indenture, may result in further dilution of the individual voting interests of the holders of the Series D Notes.


                                 USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's and the Subsidiary Guarantors' obligations under the Registration Agreement. We will not receive any cash proceeds from the issuance of the Series D Notes in the Exchange Offer. In consideration for issuing the Series D Notes as contemplated in this Prospectus, we will receive Existing Notes in like principal amount. The form and terms of the Series D Notes are identical in all material respects to the form and terms of the Existing Notes, except, with respect to the Series C Notes, for certain transfer restrictions and registration rights relating to the Series C Notes and except for certain provisions providing for an increase in the interest rate on the Series C Notes under certain circumstances relating to the timing of the Exchange Offer. The Existing Notes surrendered in exchange for the Series D Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Series D Notes will not result in any increase in our outstanding debt. Our net proceeds from the sale of the Series C Notes were approximately $40.8 million (after the inclusion of approximately $1.5 million in premium and the deduction of estimated expenses incurred in connection with the Series C Offering and related transactions of approximately $0.7 million). We used the net proceeds from the offering to repay borrowings under the Senior Credit Facility and for working capital and other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Financial Condition."

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1998 and as adjusted to give effect to the acquisition of Cofimeta. This table should be read in conjunction with the unaudited "Pro Forma Combined Consolidated Financial Data," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. See also "Description of Certain Indebtedness and Preferred Stock."



                                                                                      DECEMBER 31, 1998
                                                                                      -----------------
                                                                                                      AS
                                                                                     ACTUAL        ADJUSTED
                                                                                     ------        --------
                                                                                         (IN THOUSANDS)
Cash and cash equivalents ...................................................       $    318       $   8,621
                                                                                    ========       =========
Long-term debt (including current portion):
  Senior Credit Facility (a)
    Term Loan ...............................................................             --          30,000
    Revolving Credit Facilities .............................................         22,694          30,319
  Industrial Revenue Bonds ..................................................          2,495           2,495
  EDC Tooling ...............................................................          2,026           2,026
  Cofimeta Deferred Purchase Price ..........................................             --          19,452
  Continuation Plan .........................................................             --           6,236
  Other Debt (b)  ...........................................................            540             540
10 1/8% Senior Subordinated Notes Due 2007, Series A ........................        124,841         124,841
10 1/8% Senior Subordinated Notes Due 2007, Series B ........................         36,878          36,878
10 1/8% Senior Subordinated Notes Due 2007, Series C ........................         41,486          41,486
    Total debt ..............................................................        230,960         294,273

Redeemable preferred stock (c)
  Series A ..................................................................         40,586          40,856
Shareholders' equity:
  Common stock (400,000 shares authorized; 309,750
     issued and outstanding)  ...............................................          1,050           1,050
  Accumulated other comprehensive loss ......................................         (3,128)         (3,128)
                                                                                   ---------       ---------
    Total shareholders' equity ..............................................         (2,078)         (2,078)

Total capitalization ........................................................      $ 269,468       $ 333,051
                                                                                   =========       =========

    (a) On December 31, 1998, the Company had $30.0 million of borrowings under the Senior Credit Facility and availability was approximately $80.0 million. On February 4, 1999, the Company entered into the amended and restated Senior Credit Facility which provides for a $35.0 million revolving credit facility to finance customer tooling, a $30.0 million term loan and a $110.0 million revolving credit facility.
    (b) Consists of debt of RPIH and certain other debt of the Company. Certain of the RPIH debt is secured by the assets of RPI.
    (c) See "Description of Certain Indebtedness and Preferred Stock - Preferred Stock of Lobdell."

                        PRO FORMA COMBINED FINANCIAL DATA
                                   (Unaudited)
                             (Dollars in thousands)

     The unaudited pro forma combined balance sheet as of December 31, 1998 (the "Unaudited Pro Forma Balance Sheet") gives pro forma effect to the acquisition of Cofimeta as if it had occurred on December 31, 1998. The acquisition of Cofimeta is accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The pro forma adjustments represent management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Pro Forma Balance Sheet are subject to change and the final values may differ substantially from these amounts. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position. The Unaudited Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had such transaction actually been completed as of the assumed date and for the period presented, or which may be obtained in the future.

     The unaudited pro forma combined statement of operations for the year ended March 31, 1998 gives pro forma effect to the Series A Offering, the Series B Offering, the Series C Offering, and the acquisitions of Cofimeta, Howell, RPIH and the Suspension Division as if they had occurred on April 1, 1997. The unaudited pro forma combined statement of operations for the nine months ended December 31, 1998 gives pro forma effect to the Series C Offering and the acquisition of Cofimeta, as if each had occurred April 1, 1998. The unaudited pro forma combined statements of operations for the year ended March 31, 1998 and for the nine months ended December 31, 1998 are collectively referred to as the "Unaudited Pro Forma Statements of Operations." The Unaudited Pro Forma Statements of Operations do not purport to be indicative of the results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

       UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 1998





                                               Company         Cofimeta        Pro Forma       Pro Forma
                                            Dec. 31, 1998   Sep. 30, 1998(a)  Adjustments      Combined
                                            -------------   ----------------  -----------      --------
                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents................      $     318       $   8,303      $               $   8,621
Trade accounts receivable, net ..........         86,336          26,240           (869)(c)     111,707
Inventories .............................         33,911          18,917           (869)(c)      51,959
Reimbursable tooling ....................         40,237            --             --            40,237
Unexpended bond proceeds ................              6            --             --                 6
Prepaid expenses and other current
  assets ................................          3,630          48,239         (8,336)(c)      43,533
Deferred income taxes ...................          4,399                                          4,399
                                               ---------       ---------      ---------       ---------
     Total current assets ...............        168,837         101,699        (10,074)        260,462

Deferred income taxes ...................          7,918            --           12,176 (d)      20,094
Property, plant and equipment,
  net ...................................        191,446          24,534         (1,199)(c)     214,781
Marketable Securities ...................          8,092            --             --             8,092
Other noncurrent assets .................         36,269             453           --            36,722
                                               ---------       ---------      ---------       ---------
     Total assets .......................      $ 412,562       $ 126,686      $     903       $ 540,151
                                               =========       =========      =========       =========

Trade accounts payable ..................      $  54,428       $  29,177      $     173 (c)   $  83,778
Accrued expenses and other
  liabilities...........................          20,918          13,348           --            34,266
Restructuring reserve ...................          3,019           1,423         13,781 (c)      18,223
Current portion of long-term debt .......          3,411            --            6,568 (b)       9,979
                                               ---------       ---------      ---------       ---------
     Total current liabilities ..........         81,776          43,948         20,522         146,246

Deferred income taxes ...................         13,962            --             --            13,962
Pension liability .......................          5,470           2,740                          8,210
Postretirement medical benefits .........         41,427            --             --            41,427
Other noncurrent liabilities ............          3,870          12,928         (9,294)(c)       7,504
Long-term debt ..........................        227,549          67,190        (10,445)(b)     284,294
                                               ---------       ---------      ---------       ---------
     Total liabilities ..................        374,054         126,806            783         501,643
                                               ---------       ---------      ---------       ---------
Redeemable Series A preferred
  stock .................................         40,586            --             --            40,586
     Total shareholders' equity .........         (2,078)           (120)           120 (c)      (2,078)
                                               ---------       ---------      ---------       ---------
     Total liabilities and
      shareholders' equity ..............      $ 412,562       $ 126,686      $     903       $ 540,151
                                               =========       =========      =========       =========



    See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (Dollars in thousands)


    (a)  Represents the balance sheet of Cofimeta at September 30, 1998. The
         September 30, 1998 balance sheet for Cofimeta was derived from Cofimeta's audited financial statements.

    (b) Reflects the following estimated sources and uses of funds for the acquisition of Cofimeta as if it had occurred on December 31, 1998:

         Purchase price paid at closing (including estimated closing costs)             $37,625
         Deferred share price and debt purchase - recorded at
                net present value as of the closing date                                 19,452
         Reduction of face value of indebtedness as a part of acquisition
                and in conjunction with the Continuation Plan                           (60,954)
                                                                                       --------
         Net reduction in total debt                                                   $ (3,877)
         Less: net increase in current portion of debt                                    6,568
                                                                                       --------
         Net reduction in long-term debt                                               $(10,445)
                                                                                       ========


    (c) The acquisition of Cofimeta will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair market values on the date of acquisition. The estimated purchase price and preliminary adjustments to historical book value of Cofimeta as a result of the transaction are as follows:





        Reserves recorded to conform accounting policies of the Company with those of Cofimeta

        Allowance for bad debt reserve...........................        (869)

        Inventory obsolescence reserve...........................        (869)           (1,738)
                                                                         ----

        Elimination of inter-company receivable, settled as a part
               of acquisition price..............................                        (8,336)

        Recording of deferred tax asset on net operating losses
               acquired..........................................                        12,176

        Write-down of property plant and equipment for capital
               portion of restructuring reserves.................                        (1,199)
                                                                                         ------

        Net increase in assets...................................                          $903
                                                                                           ====

        Elimination of inter-company payable, settled as a part of
               acquisition price.................................                        (9,294)

        Reserves recorded to conform accounting policies of the Company with those of Cofimeta

        Accounts payable unrecorded liability reserve............                           173

        Increase in restructuring reserve

        Plant restructuring and closure..........................      10,689

        Other reserves...........................................       3,092            13,781
                                                                        -----

        Net reduction of indebtedness as a part of acquisition...                        (3,877)

        Elimination of retained earnings as a result of purchase
               accounting........... ............................                           120
                                                                                            ---

         Net increase in liabilities and shareholders equity.....                          $903
                                                                                           ====


    (d) The deferred tax asset can be realized in accordance with FAS 109 only by the operations in France, not on a consolidated basis with U.S. or Canadian operations.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS




                                                  COMPANY           HOWELL          RPIH
                                COMPANY(a)       PRO FORMA      PRO FORMA(e)     PRO FORMA (f)
                                ----------       ---------      ------------    -------------


                                YEAR ENDED      YEAR ENDED       YEAR ENDED     YEAR ENDED
                                MAR. 31, 1998  MAR. 31, 1998    MAR. 31,1998   MAR. 31, 1998
                                -------------  -------------    ------------   -------------
                                                     (DOLLARS IN THOUSANDS)

Net sales ....................       $410,321       $     -         $  34,329      $   9,035
Cost of sales ................        368,420             -            31,189         10,642
                                    ---------       ---------       ---------      ---------
Gross profit .................         41,901             -             3,140         (1,607)
Selling, general and
  administrative expenses ....         21,839              37 (b)       1,651            177
Reorganization cost...........            -               -               -              -
Restructuring provision ......          1,610             -               -              -
Gain on sale of equipment ....         (1,602)            -               -              -
                                    ---------       ---------       ---------      ---------
Income (loss) from
  Operations .................         20,054             (37)          1,489         (1,784)
Interest expense, net ........         10,710            (431) (c)        858            432
Other income (expense) .......            321             -               -              (35)
                                    ---------       ---------       ---------      ---------
Income (loss) before income
  taxes ......................          9,665             394             631         (2,251)
Provision (benefit) for income
  taxes ......................          4,074             158 (d)         269           (846)
                                    ---------       ---------       ---------      ---------
Net income (loss) ............          5,591       $     236       $     362      $  (1,405)
                                    =========       =========       =========      =========

FINANCIAL RATIOS AND
    OTHER DATA:
Depreciation and
  amortization ...............        $20,279       $      37       $     769      $     296
Capital expenditures .........         16,723             -               728            119
Ratio of earnings to fixed
  charges (i) ................            1.7x
EBITDA(j) ....................         40,654             -             2,258         (1,523)
Ratio of EBITDA to
  interest expense(k) ........            3.8x
Ratio of net debt to
  EBITDA(l) ..................            3.0x


                                   SUSPENSION      COFIMETA
                                    DIVISION         PRO            PRO FORMA
                                  PRO FORMA (g)   FORMA (h)          COMBINED
                                  -------------   ---------          --------

                                  YEAR ENDED      YEAR ENDED        YEAR ENDED
                                  MAR. 31, 1998   DEC. 31, 1997    MAR. 31, 1998
                                  -------------   -------------    -------------
                                           (DOLLARS IN THOUSANDS)
Net sales ....................       $ 122,478       $ 189,031      $ 765,194
Cost of sales ................         114,721         182,780        707,752
                                     ---------       ---------      ---------
Gross profit .................           7,757           6,251         57,442
Selling, general and
  administrative expenses ....           7,545          14,789         46,038
Reorganization cost...........             -             1,158          1,158
Restructuring provision ......             -             6,153          7,763
Gain on sale of equipment ....             -                           (1,602)
                                     ---------       ---------      ---------
Income (loss) from Operations              212         (15,849)         4,085
Interest expense, net ........           5,108           7,585         24,262
Other income (expense) .......             860               5          1,151
                                     ---------       ---------      ---------
Income (loss) before income
  taxes ......................          (4,036)        (23,429)       (19,026)
Provision (benefit) for income
  taxes ......................          (1,612)         (9,372)        (7,329)
                                     ---------       ---------      ---------
Net income (loss) ............       $  (2,424)        (14,057)     $ (11,697)
                                     =========       =========      =========

FINANCIAL RATIOS AND
    OTHER DATA:
Depreciation and amortization        $   4,641           9,535      $  35,557
Capital expenditures .........           5,761           1,884         25,215
Ratio of earnings to fixed
  charges (i) ................
  EBITDA (j) ................            5,713          (6,309)        40,793
Ratio of EBITDA to
  interest expense(k) ........                                            1.7x
Ratio of net debt to
  EBITDA(l) ..................




 See accompanying Notes to Unaudited Pro Forma Combined Statement of Operations.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                         COMPANY         COFIMETA          PRO FORMA
                                    COMPANY              PRO FORMA      PRO FORMA (o)       COMBINED
                                    -------              ---------      ---------           --------
                                   NINE MONTHS         NINE MONTHS     NINE MONTHS         NINE MONTHS
                                      ENDED               ENDED           ENDED               ENDED
                                   DEC. 31, 1998      DEC. 31,1998     SEP. 30, 1998      DEC. 31, 1998
                                   -------------      ------------     -------------      -------------
                                                          (DOLLARS IN THOUSANDS)

    Net sales                         $408,144           $                $147,107         $ 555,251
    Cost of sales                      372,612                             136,355           508,967
                                      ---------          --------         --------         ---------
    Gross profit                        35,532                              10,752            46,284
    Selling, general and
      administrative expenses           22,235                               9,656            31,891
    Reorganization costs                  -                   -             (1,350)           (1,350)
    Restructuring provision              1,176                                  95             1,271
    Gain on sale of equipment                                                                   --
                                      --------           --------         --------         ---------
    Income (loss) from Operations       12,121                               2,351            14,472
    Interest expense, net               14,255               (422)(m)        4,735            18,568
    Other income (expense)                 949                                  13               962
                                      --------           --------         --------         ---------
    Income (loss) before income
      taxes                             (1,185)               422           (2,371)           (3,134)
    Provision (benefit) for income
      taxes                               (475)               169(n)          (948)           (1,254)
                                      ----------         --------         --------         ---------
    Net income (loss)                 $   (710)          $    253         $ (1,423)        $  (1,880)
                                      =========          ========         ========         =========

    FINANCIAL RATIOS AND
        OTHER DATA:
    Depreciation and amortization     $ 19,552           $                $  6,607         $  26,159
    Capital expenditures
    Ratio of earnings to fixed
      charges (i)                           --                                                    --
    EBITDA (j)                          32,622                               8,971            41,593
    Ratio of EBITDA to
      interest expense(k)                  2.3x                                                  2.2x
    Ratio of net debt to                   5.3x                                                  5.2x
      EBITDA(l)




 See accompanying Notes to Unaudited Pro Forma Combined Statements of
 Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


    (a) Statement of Operations Data for the Company for the year ended March 31, 1998 includes operating data for Howell and RPIH for the periods subsequent to acquisition (Howell - August 14, 1997 to March 31, 1998 and RPIH - November 26, 1997 to March 31, 1998).

    (b) Represents amortization of bond acquisition fees associated with the Series A Notes.

    (c) Represents the net effect on interest expense as a result of (1) the elimination of historical interest expense after the repayment of the existing senior bank credit facilities and other outstanding debt, using proceeds from the Series A Offering and (2) the Series A, Series B and Series C Offerings, using an interest rate of 10.125% per annum for the Series A Notes and 9.25% per annum for the Series B Notes and 9.685% for the Series C Notes. This amount excludes interest on the portion of the proceeds of the Series A, Series B and Series C Offerings used for the Howell, RPIH, Suspension Division and Cofimeta acquisitions as follows:


                  Interest differential historical versus Offerings      $8,507
                  Acquisition of:
                                   Howell                                  (884)
                                   RPI                                     (169)
                                   Suspension                            (4,075)
                                   Cofimeta                              (3,810)
                                                                         ------
                                                                         $ (431)
                                                                         ======

                            See Notes (e)(4), (f)(4), (g)(3) and (h)(4).


    (d) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

    (e) The Howell Pro Forma information includes Statement of Operations data for Howell as if the Company had acquired Howell on April 1, 1997:



                                                                              PRO FORMA               HOWELL
                                                           HOWELL(1)         ADJUSTMENTS             PRO FORMA
                                                           ---------         -----------             ---------
                                                          PERIOD FROM        PERIOD FROM           PERIOD FROM
                                                          APRIL 1, 1997      APRIL 1, 1997        APRIL 1, 1997
                                                             THROUGH            THROUGH              THROUGH
                                                        AUGUST 13, 1997     AUGUST 13, 1997      AUGUST 13, 1997
                                                        ---------------     ---------------      ---------------
                                                                        (DOLLARS IN THOUSANDS)
    Net sales                                               $34,329           $     -               $34,329
    Cost of sales                                            31,070               119 (2)            31,189
                                                            -------           -------               -------
    Gross profit                                              3,259              (119)                3,140
    Selling, general and administrative expenses              1,626                25 (3)             1,651
    Reorganization cost                                           -                 -                     -
    Restructuring provision                                       -                 -                     -
    Gain on sale of equipment                                     -                 -                     -
                                                            -------           -------               -------
    Income (loss) from operations                             1,633              (144)                1,489
    Interest expense, net                                       (26)              884 (4)               858
    Other income (expense)                                        -                 -                     -
                                                            -------           -------               -------
    Income (loss) before income taxes                         1,659            (1,028)                  631
    Provision (benefit) for income taxes                        680              (411) (5)              269
                                                            -------           -------               -------
    Net income (loss)                                       $   979           $  (617)              $   362
                                                            =======           =======               =======

         (1) Statement of Operations data for Howell for the period prior to acquisition by the Company (April 1, 1997 - August 13,
                  1997). The information was derived from Howell's unaudited internal financial statements.

         (2) Represents increased depreciation expense as a result of the write up of property, plant and equipment to fair market value as a part of the purchase accounting related to the acquisition of Howell.

         (3) Represents amortization of acquisition expenses related to the Howell acquisition.

         (4) Represents the net effect on interest expense as a result of the use of proceeds from the Series A Offering for the acquisition of Howell of $23,245. Interest expense is calculated using an interest rate of 10.125% per annum. See Note (c).

         (5) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

    (f) The RPIH Pro Forma information includes Statement of Operations data as if the Company had acquired RPIH on April 1, 1997:


                                                                              PRO FORMA                RPIH
                                                            RPIH(1)          ADJUSTMENTS              PRO FORMA
                                                       -----------------    -----------------    -----------------
                                                          PERIOD FROM       PERIOD FROM           PERIOD FROM
                                                        APRIL 1, 1997       APRIL 1, 1997         APRIL 1, 1997
                                                           THROUGH            THROUGH                THROUGH
                                                       NOVEMBER 25, 1997    NOVEMBER 25, 1997    NOVEMBER 25, 1997
                                                       -----------------    -----------------    -----------------
                                                                         (DOLLARS IN THOUSANDS)
    Net sales                                             $  9,035              $     -                 $  9,035
    Cost of sales                                           10,602                   40  (2)              10,642
                                                          --------              -------                 --------
    Gross profit                                            (1,567)                 (40)                  (1,607)
    Selling, general and administrative expenses               127                   50  (3)                 177
    Reorganization cost                                          -                    -                        -
    Restructuring provision                                      -                    -                        -
    Gain on sale of equipment                                    -                    -                        -
                                                          --------              -------                 --------
    Income (loss) from operations                           (1,694)                 (90)                  (1,784)
    Interest expense, net                                      263                  169  (4)                 432
    Other income (expense)                                     (35)                   -                      (35)
                                                          --------              -------                 --------
    Income (loss) before income taxes                       (1,992)                (259)                  (2,251)
    Provision (benefit) for income taxes                      (742)                (104) (5)                (846)
                                                          --------              -------                 --------
    Net income (loss)                                     $ (1,250)             $  (155)                $ (1,405)
                                                          ========              =======                 ========


         (1) Statement of Operations data for RPIH for the period prior to acquisition by the Company (April 1, 1997 to November 25,
                  1997). The information was derived from RPIH's unaudited internal financial statements.

         (2) Represents increased depreciation expense as a result of the write up of property, plant and equipment to fair market value as a part of the purchase accounting related to the acquisition of RPIH.

         (3) Represents amortization of acquisition expenses and goodwill related to the RPIH acquisition.

         (4) Represents the net effect on interest expense as a result of the use of proceeds from the Series A Offering for the acquisition of RPIH of $2,500. Interest expense is calculated using an interest rate of 10.125% per annum. See Note (c).

         (5) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(g) The Suspension Division Pro Forma information includes Statement of Operations data as if the Company had acquired the Suspension Division on April 1, 1997:



                                                                                                    SUSPENSION
                                                      SUSPENSION                PRO FORMA            DIVISION
                                                      DIVISION(1)               ADJUSTMENTS         PRO FORMA
                                                     -------------            -------------       -------------
                                                      PERIOD FROM               PERIOD FROM        PERIOD FROM
                                                      APR. 1, 1997 -           APR. 1, 1997 -     APR. 1, 1997 -
                                                      MAR. 31, 1998            MAR. 31, 1998      MAR. 31, 1998
                                                     -------------            -------------       -------------
                                                                         (DOLLARS IN THOUSANDS)
    Net sales                                           $ 122,478              $         -          $ 122,478
    Cost of sales                                         114,721                        -            114,721
                                                        ---------             ------------          ---------
    Gross profit                                            7,757                        -              7,757
    Selling, general and administrative expenses            7,154                      391 (2)          7,545
    Reorganization cost                                         -                        -                  -
    Restructuring provision                                     -                        -                  -
    Gain on sale of equipment                                   -                        -                  -
                                                        ---------             ------------          ---------
    Income (loss) from operations                             603                     (391)               212
    Interest expense, net                                   1,033                    4,075 (3)          5,108
    Other income (expense)                                    860                        -                860
                                                        ---------             ------------          ---------
    Income (loss) before income taxes                         430                   (4,466)            (4,036)
    Provision (benefit) for income taxes                      174                   (1,786) (4)        (1,612)
                                                        ---------             ------------          ---------
    Net income (loss)                                   $     256              $    (2,680)         $  (2,424)
                                                        =========              ===========          =========


          (1) Statement of Operations data for the Suspension Division for the twelve months ended March 31, 1998 was derived from the Suspension Division's unaudited internal financial statements.

          (2) Represents amortization of acquisition expenses and goodwill related to the Suspension Division acquisition.

          (3) Represents the net effect on interest expense as a result of the use of proceeds from the Series A and Series B Offerings for the acquisition of the Suspension Division of $53,465. Interest expense is calculated using an interest rate of 10.125% per annum for the Series A Notes and 9.25% per annum for the Series B Notes. See Note (c).

          (4) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(h) The Cofimeta Pro Forma information includes Statement of Operations data as if the Company had acquired Cofimeta on April 1, 1997:



                                                                                   PRO FORMA               COFIMETA
                                                         COFIMETA(1)               ADJUSTMENTS             PRO FORMA
                                                         -----------               -----------             ---------
                                                        PERIOD FROM                PERIOD FROM             PERIOD FROM
                                                        JAN. 1, 1997 -            JAN. 1, 1997 -         JAN. 1, 1997 -
                                                        DEC. 31, 1997             DEC. 31, 1997          DEC. 31, 1997
                                                        -------------             -------------          -------------
                                                                              (DOLLARS IN THOUSANDS)

    Net sales                                           $    189,031              $                         $   189,031
    Cost of sales                                            181,985                      795(2)                182,780
                                                        ------------              -----------               -----------
    Gross profit                                               7,046                     (795)                    6,251
    Selling, general and administrative expenses              14,697                       92(3)                 14,789
    Reorganization cost                                        1,158                        -                     1,158
    Restructuring provision                                    6,153                                              6,153
    Gain on sale of equipment                                      -                                                  -
                                                        ------------              -----------               -----------
    Income (loss) from operations                            (14,962)                    (887)                  (15,849)
    Interest expense, net                                      2,505                    5,080(4)                  7,585
    Other income (expense)                                         5                                                  5
                                                        ------------              -----------               -----------
    Income (loss) before income taxes                        (17,462)                  (5,967)                  (23,429)
    Provision (benefit) for income taxes                          17                   (9,389)(5)                (9,372)
                                                        ------------              -----------               -----------
    Net income (loss)                                   $    (17,479)             $     3,422               $   (14,057)
                                                        ============              ===========               ===========


         (1) Statement of Operations data for Cofimeta for the period January 1 to December 31, 1997 were derived from Cofimeta audited financial statements.

         (2) Represents increased depreciation expense as a result of the conformance of accounting policies and depreciable lives between the Company and Cofimeta.

         (3) Represents amortization of debt issuance cost related to the Series C bond issuance.

         (4) Represents the net effect on interest expense as a result of the following:

                       Use of proceeds from the Series C offering for the
                           acquisition of Cofimeta of $37,625. Interest expense
                           is calculated using an interest rate of 10.125% per
                           annum - See Note C                                     $3,810

                       Interest on deferred share purchase price in accordance
                           with the acquisition. Interest is calculated using an
                           effective interest rate of 10% per annum                  941

                       Net effect on interest expense as a result of revaluation
                           of indebtedness as a part of the acquisition.
                           Includes deferred debt payments as well as
                           Continuation Plan indebtedness.                           329
                                                                                  ------
                                                                                  $5,080
                                                                                  ======


         (5) Represents the estimated income tax effect of the pro forma adjustments and restatement of the historical provision to reflect the recording of a deferred tax asset during purchase accounting using an effective tax rate of 40%.

(i) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor. For the fiscal year ended March 31, 1998, on a pro forma basis for the Howell, RPIH, Suspension Division and Cofimeta acquisitions, earnings were insufficient to cover fixed charges by $19.0 million. For the nine months ended December 31, 1998, earnings were insufficient to cover fixed charges by $1.2 million. For the nine months ended December 31, 1998 on a pro forma basis for the Cofimeta acquisition, earnings were insufficient to cover fixed charges by $3.1 million.

(j) EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

(k)      Defined as the ratio of EBITDA to net interest expense.

(l) Ratio of net debt to EBITDA with net debt consisting of total debt less cash and cash equivalents and unexpended bond proceeds.

(m) Represents the net effect on interest expense as a result of the elimination of historical interest expense after the repayment of existing senior bank credit facilities, the issuance of the Series C Notes and the acquisition of Cofimeta as follows:


               Interest differential historical versus Series C      $ 2,434
               Acquisition of Cofimeta                                (2,856)
                                                                     -------
                                                                     $  (422)
                                                                     =======


(n) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(O) The Cofimeta Pro Forma information includes Statement of Operations data as if the Company had acquired Cofimeta on April 1, 1998:


                                                                              PRO FORMA                COFIMETA
                                                     COFIMETA(1)              ADJUSTMENTS              PRO FORMA
                                                     -----------              -----------              ---------
                                                     PERIOD FROM              PERIOD FROM              PERIOD FROM
                                                     JAN. 1, 1998 -           JAN. 1, 1998 -           JAN. 1, 1998 -
                                                  SEPTEMBER 30, 1998       SEPTEMBER 30, 1998       SEPTEMBER 30, 1998
                                                  ------------------       ------------------       ------------------
                                                                         (DOLLARS IN THOUSANDS)

     Net sales                                         $ 147,107                $                        $ 147,107
     Cost of sales                                       135,773                     582                   136,355
                                                       ---------                --------                 ---------
     Gross profit                                         11,334                    (582)                   10,752
     Selling, general and administrative expenses          9,587                      69 (3)                 9,656
     Reorganization Cost                                  (1,350)                      -                    (1,350)
     Restructuring provision                                  95                                                95
     Gain on sale of equipment                                 -                                                 -
                                                       ---------                --------                 ---------
     Income (loss) from operations                         3,002                    (651)                    2,351
     Interest expense, net                                   980                   3,755 (4)                 4,735
     Other income                                             13                       -                        13
                                                       ---------                --------                 ---------
     Income (loss) before income taxes                     2,035                  (4,406)                   (2,371)
     Provision (benefit) for income taxes                     54                  (1,002)(5)                  (948)
                                                       ---------                --------                 ---------
     Net income (loss)                                 $   1,981                $ (3,404)                $  (1,423)
                                                       =========                ========                 =========

         (1)      Statement of Operations data for Cofimeta for the period
                  January 1, 1998 to September 30, 1998 were derived from
                  Cofimeta Audited Financial Statements.

         (2) Represents increased depreciation expense as a result of the conformance of accounting policies and depreciation lives between the Company and Cofimeta.

         (3) Represents amortization of debt issue cost related to the Series C Bond issuance.

         (4)      Represents the net effect on interest as result of following:
                  Use of proceeds from the Series C offering for the acquisition of Cofimeta of $37,625.  Interest expense is calculated using
                  an interest rate of 10.125% per annum - See Note C                       2,856

                  Interest on deferred share purchase price in accordance with the purchase agreement. Interest is calculated using an
                  effective interest rate of 10% per annum.                                  702

                  Net effect on interest expense as a result of revaluation of indebtedness as a part of the acquisition.  Includes deferred debt payments as well as Continuation Plan indebtedness.
                  Interest expense is calculated using an effective interest
                  rate of 10% per annum.                                                     197
                                                                                          ------
                                                                                          $3,755
                                                                                          ======

         (5) Represents the estimated income tax effect of the pro forma adjustments and restatement of the historical provision to reflect the recording of a deferred tax asset during purchase accounting using an effective rate of 40%.


                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

         The following table sets forth (i) the selected consolidated historical financial data of the Predecessor for the years ended March 31, 1994 and 1995 which was derived from the audited consolidated financial statements of the Predecessor, (ii) selected consolidated historical financial data of the Predecessor for the period from April 1, 1995 through October 27, 1995, (iii) selected consolidated historical financial data of the Company from October 28, 1995 through March 31, 1996 and the years ended March 31, 1997 and 1998, and
(iv) selected consolidated historical financial data of the Company for the nine months ended December 31, 1997 and 1998. The selected consolidated historical financial data for the period April 1, 1995 through October 27, 1995; and the period October 28, 1995 through March 31, 1996 was derived from the audited consolidated financial statements of the Predecessor and the Company, which are included elsewhere in this Prospectus, together with the report of Deloitte & Touche LLP, independent accountants. The selected consolidated historical financial data for the years ended March 31, 1997 and 1998, was derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report of a predecessor of PricewaterhouseCoopers LLP (Price Waterhouse LLP), independent accountants. The selected consolidated historical financial data for the nine months ended December 31, 1997 and 1998 were derived from unaudited interim financial statements which, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all adjustments (all of which are of a normal recurring nature) that are necessary for a fair presentation of the results for the period. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data," and the Consolidated Financial Statements of the Company and the related notes and other financial information presented elsewhere in this Prospectus.



                                                               HISTORICAL
                           -----------------------------------------------------------------------
                                            PREDECESSOR                                COMPANY
                           ---------------------------------------------            --------------
                                       Mar. 31,       Mar. 31,     Apr. 1, 1995-    Oct. 28, 1995-
                                       1994(a)          1995       Oct. 27, 1995     Mar. 31, 1996
                                       -------        --------     -------------     -------------
                                                          (DOLLARS IN THOUSANDS)
Statement of Operations Data:
Net sales                               $65,182        $ 75,097       $49,043         $ 35,572
Gross profit                              5,955           4,206         2,148            3,948
Selling, general and
  administrative                          2,164           4,554         3,922            2,235
Restructuring provision                      --              --            --               --
Gain on sale of equipment                    --              --            --               --
                                        -------       ---------       -------         --------
Operating income (loss)                   3,791            (348)       (1,774)           1,713
Interest expense                          1,658           1,267         1,048            1,096
Other income (expense)                       --              --            --               --
Income (loss) before income             -------       ---------       -------          -------
  taxes                                   2,133          (1,615)       (2,822)             617
Provision (benefit) for income
  taxes                                     706            (349)         (938)             202
                                        -------       ---------       -------         --------
Net income (loss)                       $ 1,427       $  (1,266)      $(1,884)        $    415
                                        =======       =========       =======         ========
Net income (loss) per share                  --              --            --         $   9.10
BALANCE SHEET DATA
  (END OF PERIOD):
Cash and cash equivalents              $  4,261       $      --     $      --         $     --
Accounts receivable                       7,936           9,835        13,312            8,338
Inventories                               3,542           4,170         4,429            3,719
Total assets                             36,127          41,523        59,770           49,200
Total debt                               13,396          12,907        23,233           26,758
Redeemable preferred stock                   --              --            --               --
Total shareholders equity                12,406          10,833         9,329              935(c)
OTHER DATA:
Depreciation and amortization          $  1,747       $   1,413     $     919        $     687
Capital expenditures                        920           4,384         5,111            3,466
Ratio of earnings to fixed
  charges(d)                                2.2x             --            --              1.5x
EBITDA(e)                              $  5,538        $  1,065     $    (855)       $   2,400
Gross margin(f)                            9.14%           5.60%         4.38%           11.10%






                                                       HISTORICAL
                           -------------------------------------------------------------
                                                         COMPANY
                           -------------------------------------------------------------
                                      Mar. 31,     Mar. 31,   Nine Months Ended Dec. 31,
                                         1997        1998         1997            1998
                                         ----        ----         ----            ----
                                                                       UNAUDITED)
                                                    (DOLLARS IN THOUSANDS)
Statement of Operations Data:
Net sales                           $136,861     $410,321     $295,530      $408,144
Gross profit                          11,486       41,901       28,350        35,532
Selling, general and
  administrative                       7,685       21,839       13,587        22,235
Restructuring provision                   --        1,610           --         1,176
Gain on sale of equipment                 --       (1,602)          --            --
                                    --------     --------     --------      --------
Operating income (loss)                3,801       20,054       14,763        12,121
Interest expense                       3,388       10,710        7,921        14,255
Other income (expense)                 2,201          321          531           949
Income (loss) before income         --------     --------     --------      --------
  taxes                                2,614        9,665        7,373        (1,185)
Provision (benefit) for income
  taxes                                1,065        4,074        2,949          (475)
                                    --------     --------     --------      --------
Net income (loss)                   $  1,549     $  5,591      $ 4,424       $  (710)
                                    ========     ========      =======      ========
Net income (loss) per share         $   9.37       $13.74      $ 11.05       $ (5.49)
BALANCE SHEET DATA
  (END OF PERIOD):
Cash and cash equivalents           $  9,671     $ 18,321       19,555      $    318
Accounts receivable                   47,626       65,273       51,375        86,336
Inventories                           13,411       21,305       20,158        33,911
Total assets                         243,694      320,032      290,312       412,562
Total debt                            99,829      139,448      128,517       374,054
Redeemable preferred stock            39,300       40,192       40,458        40,586
Total shareholders equity              2,341        6,118        1,377        (2,078)
OTHER DATA:
Depreciation and amortization      $   5,041     $ 20,279      $14,580      $ 19,552
Capital expenditures                   3,326       16,723       11,418        20,369
Ratio of earnings to fixed
  charges(d)                             1.7x         1.7x
EBITDA(e)                          $  11,043    $  40,654      $29,874      $ 32,622
Gross margin(f)                         8.60%       10.21%        9.59%         8.71%




    See Notes to Selected Consolidated Historical Financial Data.

    (a) Reflects the audited financial statements of the Predecessor prepared in accordance with Canadian generally accepted accounting principals, with Canadian dollars being converted to a U.S. dollar equivalent using an average Canadian to U.S. foreign currency exchange rate of 1.3810, for the period ended March 31, 1994.

    (b) This provision includes income before taxes for the discontinuance of Laserweld and Parallel. Management does not anticipate that these costs will be a part of future operations.

    (c) The reduction in equity of $8.4 million from October 27, 1995 to March 31, 1996, is primarily a result of the elimination of the Predecessor's equity as a part of the purchase accounting adjustments made upon the acquisition of the Predecessor on October 27, 1995.

    (d) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor. For fiscal 1995, the Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million. For the nine months ended December 31, 1998, the Company's earnings were insufficient to cover fixed charges by $1.2 million.

    (e) EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

    (f) Gross margin is defined as gross profit as a percent of net sales for each of the applicable periods.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

    RESULTS OF OPERATIONS

         The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with our "Pro Forma Combined Financial Data" and our Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus. The historical information for the fiscal year ended March 31, 1997 includes the Lobdell results of operations for the period subsequent to its acquisition. For comparative purposes, the financial information for the fiscal year ended March 31, 1996 represents the combination of the results of operations for the Predecessor for the period from April 1, 1995 to October 27, 1995 together with our results of operations from October 28, 1995 through March 31, 1996 (the period subsequent to the acquisition of the Predecessor by the Company). The financial statements of the Predecessor and the Company in the two combined periods are not comparable in certain respects due to differences between the cost basis of certain assets held by the Company versus that of the Predecessor, resulting in reduced depreciation and amortization charges subsequent to October 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company. Accordingly, the combination of these two periods does not purport to represent what the results of operations of the Company would have been on a pro forma basis had it acquired the Predecessor on April 1, 1995.

         The nine months ended December 31, 1998 statements of operations for the Company include the results of operations for all subsidiaries, including Lobdell, Howell, RPIH, and the Suspension Division. Lobdell was acquired on January 10, 1997, Howell was acquired August 13, 1997, RPIH was acquired on November 25, 1997, and the Suspension Division was acquired on April 1, 1998. Each was accounted for using the purchase method of accounting. Therefore, the nine month statements of operations for the period ended December 31, 1997 includes only a portion of the operating results of Howell and RPIH, and do not include the operating results of the Suspension Division.

    Nine Months Ended December 31, 1998 Compared to Nine Months Ended December 31, 1997

         Net Sales -- Net sales for the nine months ended December 31, 1998 were $408.1 million, an increase of $112.6 million as compared to $295.5 million for the same period last year. The overall increase is primarily the result of the acquisitions made since the prior year ($132.5 million) offset by the year to date net impact of the GM strike ($12.7 million) and similar factors as described below.

         Gross Profit -- For the nine months ended December 31, 1998, gross profit was $35.5 million, an increase of $7.2 million as compared to $28.3 million for the same period last year. The increase is primarily the result of profit on incremental sales resulting from acquisitions, offset by the net impact of the General Motors strike ($5.2 million) and by the reduced market price for processed scrap ($2.9 million) on normal yield experience.

         Selling, General and Administrative Expenses ("SG&A") -- For the nine months ended December 31, 1998, SG&A expenses increased to $22.2 million or 5.4% of net sales as compared to $13.6 million or 4.6% of net sales for the prior year. The increase in expenditure levels is primarily due to the support of current program launches (CAMI, Saturn and Ford) as well as the resources necessary to support the newly awarded programs for General Motors (closure panels and rear underbody components for a new platform to be assembled solely in Mexico and chassis components for the North American production of global platforms). The Company intends to invest in the necessary resources to support customer engineering requirements and global program management needs.

         Operating Income -- For the nine months ended December 31, 1998, operating income was $12.1 million, a decrease of $2.7 million as compared to $14.8 million for the same period last year. The decrease is primarily the result of the net impact of the General Motors strike and decreasing scrap recovery prices on normal yield experience partially offset by the profit on incremental sales generated by acquisitions.

         Interest Expense -- For the nine months ended December 31, 1998, net interest expense was $14.3 million, an increase of $6.4 million as compared to $7.9 million for the same period last year. The increase in expense was due primarily to the issuance of $35.0 million of 10 1/8% Senior Subordinated Notes due 2007, Series B (the "Series B Notes") on April 1, 1998, and the issuance of $40.0 million of 10 1/8% Senior Subordinated Notes due 2007, Series C (the "Series C Notes") on December 8, 1998. The Series B Notes and Series C Notes represent incremental borrowings issued at effective interest rates of approximately 9.25% and 9.685% respectively. The balance of the increase can be attributed to the impact of the General Motors strike on operating cash flow and the interim financing of customer tooling for current program launches.

         Net Income -- For the nine months ended December 31, 1998, we reported a net loss of $0.7 million, a decrease of $5.1 million as compared to the prior year. As explained above, the decrease relates primarily to increased interest expense ($3.8 million), the impact of the General Motors strike ($3.1 million) and the impact of the lower scrap sales pricing ($1.7 million).

    Fiscal Year Ended March 31, 1998 Compared to Fiscal Year Ended March 31,
    1997

         Net Sales -- Net sales for the year ended March 31, 1998 were $410.3 million. This represents an increase of $273.4 million as compared to net sales for the fiscal year ended March 31, 1997 of $136.9 million. Net sales for the fiscal year ended March 31, 1997 included net sales of Lobdell only from the acquisition date of January 10, 1997 through March 31, 1997. The increase for the year was due principally from the Lobdell, Howell and RPIH acquisitions ($269.8 million). The balance of the increase related primarily to the strength of light truck and sport utility vehicle production partially offset by the discontinuance of certain customer platforms. On a pro forma basis, had the net sales from all acquisitions been included for the entire fiscal 1998, net sales would have been $453.7 million.

         Gross Profit -- Gross profit was $41.9 million or 10.2% of net sales for the year ended March 31, 1998 as compared to $11.8 million or 8.6% of net sales for the year ended March 31, 1997. This represents an increase of $30.1 million as compared to the prior year. The gross profit increase is related to the incremental sales resulting from the acquisitions, combined with operating improvements made throughout the year on existing as well as acquired sales. The increase in gross margin is a result of operating improvements through employment and cost reductions, productivity improvements, increased capacity utilization, quality improvements and production schedule attainment. The increased gross profit was partially offset by costs associated with the conversion of Canadian operations to transfer and robotic technology, startup of the Mexican operations and costs associated with the launch of future platforms (Saturn LS, Windstar and Ford heavy-duty pickup (PN131)).

         Selling, General and Administrative Expenses ("SG&A") -- SG&A expenses were $21.8 million or 5.3% of net sales as compared to $7.7 million or 5.6% for the year ended March 31, 1997. The decrease as a percentage of net sales was a result of the efficiencies derived through acquisition integration and cost reduction programs. The financial and administrative functions were consolidated into the Troy office, thereby allowing for the closure of the Alma and Southfield administrative offices. The increase in expenditures is primarily due to the overall growth of the organization during the year and the need to provide the necessary resources to support customer engineering support, global program management and the continued growth initiatives of the organization.

         Operating Income -- Income from operations was $20.1 million or 4.9% of net sales for the year ended March 31, 1998 as compared to $3.8 million or 2.8% of net sales for the year ended March 31, 1997. For fiscal 1998, operating income benefited from the growth in the light truck and SUV programs as well acquisitions during the year. The increase in operating margin reflects the continued improvement of operations, implementation of cost saving programs and gain on the sale of equipment of the laser welding operations. Partially offsetting the increase was the recording of restructuring charges as a part of our overall plant rationalization initiatives.

         Other Income - Other income for the year ended March 31, 1998 was $0.3 million or 0.1% of net sales as compared to $2.2 million or 1.6% of net sales for the year ended March 31, 1997. The decrease was due primarily to foreign currency exchange transactions gains recorded in fiscal 1997 which were not present in fiscal 1998.

         Interest Expense - Interest expense for the year ended March 31, 1998 was $10.7 million or 2.6% of net sales as compared to $3.4 million or 2.5% of net sales for the year ended March 31, 1997. While interest as a percentage of net sales remained relatively flat, the overall increase in expense was due primarily to the issuance of $125.0 million of 10 1/8% Senior Subordinated Notes on June 24, 1997. The Notes represent both incremental borrowing as well as increased interest rate as compared to outstanding debt of the prior period. Proceeds of the Notes were used to pay off existing debt and support acquisition activities. The increase in interest expense was partially offset by interest income derived over the year on unused bond proceeds available for short term investment.

         Income Tax -- Income tax expense was $4.1 million or 1.0% of net sales for the period ended March 31, 1998 as compared to $1.1 million or 0.8% of net sales for the year ended March 31, 1997. The increased income tax of $3.0 million is a result of the $7.1 million increase in income before taxes for the year ended March 31, 1998 as compared to the previous year and an increase in our overall effective tax rate.

         Net Income - Net income was $5.6 million or 1.4% of net sales for the year ended March 31, 1998 as compared to $1.5 million or 1.1% of net sales for the year ended March 31, 1997. The improvement of $4.1 million was a result of increased operating and other income of $14.4 million, offset by the increase in interest expense of $7.3 million and income taxes of $3.0 million.


    Fiscal Year Ended March 31, 1997 Compared to Fiscal Year Ended March 31,
    1996

         Net Sales -- Net sales for the year ended March 31, 1997 were $136.9 million, including the net sales of Lobdell from January 10, 1997 (the "Acquisition Date") through March 31, 1997. This was an increase of $52.2 million or 61.7% as compared to net sales for the fiscal year ended March 31, 1996 of $84.6 million. The increase was due principally to the acquisition of Lobdell and was partially offset by lower sales volume due to model changeovers. On a pro forma basis, if Lobdell net sales were included with that of the Company for the entire fiscal year ended March 31, 1997, net sales would have been $330.2 million, an increase of $245.6 million as compared to the prior year, and if Howell and RPIH net sales were also included for fiscal 1997, net sales would have been $433.4 million, an increase of $348.8 million as compared to the prior year.

         Gross Profit -- Gross profit was $11.8 million or 8.6% of net sales for the year ended March 31, 1997 as compared to $6.1 million or 7.2% of net sales for the year ended March 31, 1996. This represents an increase of $5.7 million, or 93.4% as compared to the prior year. The increase was primarily a result of higher margins on Lobdell sales for the eighty day period from the Acquisition Date through March 31, 1997. Gross profit also increased due to (i) workforce reductions, (ii) improved materials cost management which resulted in lower raw material costs and (iii) strong sales in the light truck and SUV markets, our largest sales segments and those which produce its highest margins. The increased gross profit was partially offset by costs associated with the production launch of the Saturn Coupe stampings.

         Selling, General and Administrative Expenses ("SG&A") -- SG&A expenses were $7.7 million or 5.6% of net sales for the year ended March 31, 1997 as compared to $6.2 million or 7.3% of net sales for the year ended March 31, 1996. The decrease as a percentage of net sales was a result of efficiencies and cost reduction programs undertaken by management. Specifically, the reduction in SG&A expenses as a percentage of net sales resulted from a restructuring of the sales and product engineering functions into customer focused business units.

         Operating Income -- Income from operations was $3.8 million or 2.8% of net sales for the year ended March 31, 1997 as compared to a deficit of $0.1 million for the year ended March 31, 1996. The improvement of $3.9 million was a result of improved gross profit of $5.7 million, partially offset by increased SG&A expenses of $1.5 million.

         Other Income -- Other income for the year ended March 31, 1997 was $2.2 million or 1.6% of net sales due primarily to foreign currency exchange transactions. No significant other income was earned for the year ended March 31, 1996.

         Interest Expense -- Interest expense for the year ended March 31, 1997 was $3.4 million or 2.5% of net sales, an increase of $1.3 million over the interest expense for the year ended March 31, 1996. While interest expense for both periods remained constant at 2.5% of net sales, the increase of $1.3 million was a result of variations in base lending rates and additional borrowings resulting from the acquisition of Lobdell.

         Income Tax -- Income tax expense was $1.1 million or 0.8% of net sales for the period ended March 31, 1997 as compared to a benefit of $0.7 million or 0.8% of net sales for the year ended March 31, 1996. The increased income tax expense of $1.8 million is a result of the $4.8 million increase in income before taxes for the year ended March 31, 1997 as compared to the previous year.

         Net Income -- Net income was $1.5 million or 1.1% of net sales for the year ended March 31, 1997 as compared to a loss of $1.5 million or 1.8% of net sales for the year ended March 31, 1996. The improvement of $3.0 million was a result of improved operating income of $3.9 million and increased other income of $2.2 million. The increase in net income was partially offset by increased interest expense and income taxes of $1.3 million and $1.8 million, respectively.

    LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL CONDITION

         Net income adjusted for non-cash charges (depreciation and amortization and deferred taxes) generated approximately $15.9 million of cash for the nine months ended December 31, 1998 and generated approximately $24.4 million of cash for the year ended March 31, 1998. Cash decreased by $36.9 million during the nine months ended December 31, 1998 based on an overall increase in accounts receivable, inventories, and reimbursable tooling, offset slightly by a decrease in other assets. During the nine months ended December 31, 1998, we used approximately $75.1 million for investing activities, including the acquisitions of the Suspension Division ($53.9 million). These investing activities were supported substantially by the issuance of the Series B Notes as described below and line of credit borrowings. The cash generated by financing activities was made up primarily of $78.5 million of proceeds from the Series B Notes and Series C Notes.

         Cash increased during the year ended March 31, 1998 based on overall increases in trade accounts payable of $11.4 million and refundable income taxes of $2.9 million. Offsetting the increase in cash for fiscal 1998 was a net increase in accounts receivable, customer tooling, and other working capital requirements of $13.7 million. The increase in customer tooling is primarily a result of progress payments made to tooling vendors to support scheduled program launches set for fiscal 1999 (Saturn LS, Ford Windstar, and CAMI J2). During the year, we used approximately $43.2 million for investing activities, including the acquisitions of Howell and RPIH, as well as the purchase of an equity interest in a publicly traded automotive supplier. The overall cash requirements were funded by approximately $26.3 million of incremental borrowings.

         At December 31, 1998 we had approximately $82.5 million available under the Senior Credit Facility. At December 31, 1998, we had $ 22.7 million outstanding under the line of credit and $4.8 million in outstanding letters of credit to support certain IRBs and workers compensation commitments.

         During the nine months ended December 31, 1998, we received net proceeds of $40.8 million from the offering of the Series C Notes, after the inclusion of approximately $1.5 million in premium and after the payment of $0.7 million in issuance costs. We used the net proceeds from the Series C Notes to repay borrowings under the Senior Credit Facility and for working capital and other general corporate purposes.

         During fiscal 1998, we received net proceeds of $37.6 million from our offering of Series A Notes, after payment of approximately $83.1 million to refinance existing indebtedness and approximately $4.3 million in issuance costs. We used approximately $23.2 million and $2.5 million respectively toward the acquisitions of Howell and RPIH and related expenses. The remainder of the proceeds were used for general corporate purposes and in part to fund the acquisition of the Suspension Division. The balance of the Suspension Division acquisition was funded by the issuance of the Series B Notes.

         We believe our application of the proceeds from the Existing Notes has enhanced our ability to meet our growth and business objectives. However, interest payments on the Existing Notes will represent a significant liquidity requirement for us. We will be required to make scheduled semi-annual interest payments on the Existing Notes of approximately $10.1 million on June 15 and December 15 each year until their maturity on June 15, 2007 or until the Notes are redeemed.

         Capital expenditures were $20.4 million, or 5.0% of net sales for the nine months ended December 31, 1998 as compared to $11.4 million or 3.9% of net sales for the nine months ended December 31, 1997. The increase of $9.0 million was due primarily to customer programs (the 1999 model year Saturn
    LS) and press equipment and automation upgrades. Other capital expenditures included health and safety items, computer and network upgrades and Y2K support.

         Capital expenditures were $16.7 million, or 4.1% of net sales for the year ending March 31, 1998 as compared to $3.3 million, or 2.4% of net sales for the year ended March 31, 1997. The increase of $13.4 million was due primarily to the inclusion of acquisitions, the start up of two Mexican operations ($3.7 million) and the development of a corporate Technical and Administrative center ($1.3 million). Other capital expenditures included investments to support new business (primarily the 1999 model year Saturn LS (previously designated Innovate), and Ford's Windstar and CAMI's J2, each due to launch during the summer of 1998), press equipment and rebuilds, safety and maintenance equipment, automation and other productivity improvement expenditures, and other items including computers and welding equipment.

         For fiscal 1999, our capital expenditures are expected to be $34.9 million, consisting of a $14.0 million investment to support new business and increase capacity; $11.0 million for press automation, rebuilds and improvements; $2.5 million in computer system and network upgrades and $7.4 million in other expenditures, including health, safety, environmental, cost reduction and maintenance items.

         We believe that cash generated from operations, together with amounts available under the Senior Credit Facility will be adequate to meet our debt service requirements, capital expenditures and working capital needs for the foreseeable future, although no assurance can be given in this regard. Our future operating performance and ability to service or refinance the Existing Notes and to extend or refinance our other indebtedness will be subject to future economic conditions and to financial, business and other factors that are beyond our control.

    RAMOS ARIZPE - MEXICO FACILITY

    On March 31, 1999 we entered into a synthetic lease transaction through a wholly-owned Mexican subsidiary for the acquisition of new equipment for and construction of a new facility being built in Ramos Arizpe, Mexico. Under U.S. Generally Accepted Accounting Principles, this transaction is classified as an operating lease. The approximately 330,000 sq. ft. facility will support the General Motors GMT 250/257 program (SUV/ Hybrid vehicle) slated to begin production in April 2000. The GMT 250/257 program is expected to generate approximately $90.0 million of sales when in full production. We were awarded substantially all closure panels and rear underbody components for the program. Plant rationalization has allowed for the transfer of equipment already owned to the facility. The lease payments for the facility will be approximately $6.0 million per year. The award of the program is in line with our expected growth into Mexico and is seen as key to our future success in that country.

    ACQUISITIONS

         We believe that the operations of the Suspension Division and Cofimeta will enhance our ability to develop key suspension and structural components. We believe that these acquisitions will have a positive impact on our results of operations for the fiscal year ending March 31, 1999 and thereafter.

    SHAREHOLDERS' EQUITY

         For the nine months ended December 31, 1998, the fluctuation in shareholders' equity for foreign currency adjustments of ($5.5 million) is due to our long-term investment in Canada. This adjustment reflects the relative weakening of the Canadian dollar, and has no impact on cash flow.

         For the nine months ended December 31, 1998, the reduction in shareholders' equity for holdings of marketable securities of ($1.0 million) is due to stock price fluctuation of our strategic investment in a synergistic company.

    IMPACT OF GENERAL MOTORS STRIKE

         During a portion of the nine months ended December 31, 1998, substantially all of General Motors vehicle production was shut down due to two local strikes in Flint, Michigan. General Motors is a significant customer of ours and the prolonged shutdown had an adverse effect on our results of operations for the nine months ended December 31, 1998. We took all steps necessary to lessen the overall impact. A portion of the sales lost during the strike were made up in the three months ended December 31, 1998. The effect of the strike on these periods was as follows:

                            THREE MONTHS     NINE MONTHS
                                ENDED          ENDED
                            DEC. 31, 1998   DEC. 31, 1998
                               (DOLLARS IN MILLIONS)
     Sales                   $  5.6          $ (12.7)
     Gross Profit               1.3             (5.2)
     Net Income                 0.8             (3.1)
     EBITDA                     1.3             (5.2)

    YEAR 2000

         We are aware of the potential impacts of the millennium change on business. In response, we have created a Year 2000 project team to perform inventory, remediation, and testing of possibly affected systems. The Year 2000 project team is coordinated at the corporate level with support from senior management. Key individuals at the facility level are executing the Year 2000 efforts. We have also employed some external Year 2000 contractors to assist with compliance in some areas. We are following the Year 2000 guidelines set forth by the Automotive Industry Action Group ("AIAG") and are reporting Year 2000 status quarterly to the AIAG.

         We have broken the Year 2000 program into the following assessment areas: business computer systems, desktop computing, network infrastructure, voice systems, shop floor systems, non-information technology items, and suppliers/business partners. As it relates to the AIAG areas for evaluation, we do not have dedicated product-testing facilities nor do its products contain any computer chips. We have completed a significant portion of Year 2000 remediation with the remainder to be finalized by July 31, 1999. In addition, we are committed to complete Year 2000 testing between March 31, 1999 and September 31, 1999. We will continue Year 2000 compliance testing throughout 1999 to ensure that regression does not occur.

         We have completed a thorough assessment of all manufacturing, administrative and management software. We have begun to upgrade certain software modules and/or code to comply with AIAG Year 2000 guidelines and timing. At the same time, we are implementing new software where compliance through upgrade could not be achieved in either a timely or cost effective manner. We are on target and expect to achieve Year 2000 compliance for all of our software by July 31, 1999. Further, we initiated the move to a common software system as we continue the implementation effort across all facilities.

         We are assessing the Year 2000 readiness of our external suppliers, business partners, and service providers to ensure that business associations will not be negatively impacted by the Year 2000 date. We will use alternate sourcing and contingency planning in situations that threaten our ability to deliver products or conduct business. Since these other companies are in various stages of Year 2000 readiness, we will be monitoring their progress throughout 1999, assessing associated risks, and taking a course of action to ensure business continuity.

         In addition to efforts of the internal staff, we are using external resources to complete the project. The cost of external resources for 1998 totaled $0.3 million and the total capital spending for 1998 was $1.4 million of which, approximately $0.4 million relates to software projects. In 1999, the external costs will approximate $0.1 million, which will relate to any remediation activities derived from Year 2000 testing, and the remaining capital expenditures will approximate $0.2 million.

                               THE EXCHANGE OFFER

         Pursuant to the Registration Agreement, we have agreed (i) to file a registration statement with respect to a registered offer to exchange the Series C Notes for the Series D Notes, which will have terms substantially identical in all material respects to the Series C Notes (except that the Series D Notes will not contain terms with respect to transfer restrictions, certain registration rights and certain interest rate step-up provisions) within 120 days after the date of original issuance of the Series C Notes, and (ii) to use reasonable best efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time but in any event no later than 180 days after issuance of the Series C Notes. The Registration Agreement also provides for the exchange of the Series A Notes and the Series B Notes for Series D Notes having terms substantially identical in all material respects to the Series A Notes and the Series B Notes. The interest rate step-up provisions provide that special interest will accrue on the Series C Notes (in addition to the stated interest on the Series C Notes) at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default, and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. See "Summary -- The Series D Notes." In the event that applicable law or interpretations of the Staff of the SEC do not permit us to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Series C Notes notify us that they are prohibited by law or SEC policy from participating in the Exchange Offer, or subject to other restrictions, we will use our reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Series C Notes only and to keep the shelf registration statement effective until the earlier of two years following the date the shelf registration statement is declared effective by the SEC and such time as all the Series C Notes have been sold thereunder. Holders of Existing Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The interest rate step-up provisions do not apply to the Series A Notes, the Series B Notes, or the Series D Notes to be exchanged for the Series A Notes and Series B Notes.

    TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), we will accept for exchange Existing Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on ___________, 1999; provided, however, that if we have extended the period of time for which the Exchange Offer is open, which in no event shall be later than _________, 1999, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

         As of the date of this Prospectus, $200.0 million aggregate principal amount of Existing Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about ____________, 1999 to all holders of Existing Notes known to us. Our obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

         We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Existing Notes, by giving written notice of such extension to the holders thereof, including those holders who have previously tendered their Existing Notes. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

         We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes, including those holders who have previously tendered their Existing Notes, as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    PROCEDURES FOR TENDERING EXISTING NOTES

         The tender to us of Existing Notes by a holder of such notes as set forth below and the acceptance of such notes by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Existing Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to U.S. Bank Trust National Association, (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Existing Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer
    Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

         THE METHOD OF DELIVERY OF EXISTING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO US.

         Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Existing Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such owner's name or obtain a properly completed bond power from the registered holder of Existing Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (collectively, "Eligible

    Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

         In connection with the tender of the Existing Notes, each broker-dealer holder will represent to us in writing that, among other things, the Series D Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such Series D Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the Series D Notes.

    ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF SERIES D NOTES

         For each Existing Note accepted for exchange, the holder of such Existing Note will receive a Series D Note having a principal amount equal to that of the surrendered Existing Note. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral and written notice thereof to the Exchange Agent.

         In all cases, issuance of Series D Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

    BOOK-ENTRY TRANSFER

         Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Existing Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

    GUARANTEED DELIVERY PROCEDURES

         If a registered holder of the Existing Notes desires to tender such Existing Notes and the Existing Notes are not immediately available, or time will not permit such holder's Existing Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, and (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent.

    WITHDRAWAL RIGHTS

         Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Existing Notes to be withdrawn, identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes), and (where certificates for Existing Notes have been transmitted) specify the name in which such Existing Notes are registered, if different from that of the withdrawing holder. If certificates for Existing Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book entry transfer described above, such Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

    CERTAIN CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, we shall not be required to accept for exchange, or to issue Series D Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if, at any time before the acceptance of such Existing Notes for exchange or the exchange of Series D Notes for such Existing Notes, we determine that the Exchange Offer violates applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

         The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in its reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, we will not accept for exchange any Existing Notes tendered, and no Series D Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

    EXCHANGE AGENT

        U.S. Bank Trust National Association, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows.

    BY HAND (NEW YORK DEPOSITORY ONLY):                       BY HAND (ALL OTHERS):
    -----------------------------------                       ---------------------

    U.S. Bank Trust National Association                      U.S. Bank Trust National Association
    100 Wall Street, 20th Floor                               Fourth Floor - Bond Drop Window
    New York, NY  10005                                       180 East Fifth Street
                                                              St. Paul, MN 55101

    By Registered, Certified or Overnight Mail:               By First Class Mail:
    -------------------------------------------               --------------------

    U.S. Bank Trust National Association                      U.S. Bank Trust National Association
    Attn.:  Specialized Finance                               P.O. Box 64485
    180 East Fifth Street                                     St. Paul, MN  55164-9549
    St. Paul, MN  55101

    By Facsimile:                                             By Telephone:
    -------------                                             -------------
    (612) 244-1537                                            (800) 934-6802 Bondholder Services
    (For Eligible Institutions Only)

  DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    FEES AND EXPENSES

         We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, our officers and employees may make additional solicitations in person or by telephone.

         We will pay the expenses to be incurred in connection with the Exchange Offer. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

    ACCOUNTING TREATMENT

         We will record the Series D Notes at the same carrying value as the Existing Notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expenses of the Exchange Offer for accounting purposes.

    TRANSFER TAXES

         Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register Series D Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

    CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF SERIES D NOTES

         Holders of Existing Notes who do not exchange their Existing Notes for Series D Notes in the Exchange Offer will not be able to take advantage of any increased liquidity afforded by the Series D Notes. The Series D Notes would have an aggregate principal amount of $200.0 million as opposed to $160.0 million for the Series A and B Notes and $40.0 million for the Series C Notes.

         In addition, holders of Series C Notes who do not exchange their Series C Notes for Series D Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Series C Notes as set forth in the legend thereon as a consequence of the issuance of the Series C Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Series C Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 1/8% per annum and will otherwise remain outstanding in accordance with their terms. In general, the Series C Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Series C Notes under the Securities Act. However if (i) the Initial Purchasers so request with respect to Series C Notes held by them following consummation of the Exchange Offer, or (ii) any holder of Series C Notes is not eligible to participate in the Exchange Offer because, for example, such holder is an affiliate of the Company, does not acquire the Series D Notes in the ordinary course of business or has an arrangement to participate in the distribution of the Series D Notes, or (iii) any holder of Series C Notes that participates in the Exchange Offer does not receive freely tradable Series D Notes in exchange for Series C Notes, we are obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the Notes held by such persons.

         Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, we are of the view that Series D Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, or (ii) any broker-dealer that purchases Series D Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series D Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Series D Notes. If any holder has any arrangement or understanding with respect to the distribution of the Series D Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the SEC, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Series D Notes. Each such broker-dealer that receives Series D Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Series D Notes. See "Plan of Distribution."

         In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Series D Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the Series D Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.


                                    BUSINESS

    GENERAL

         We are a leading Tier 1 or direct supplier of high-quality, engineered metal components, assemblies and modules used by OEMs. Our core products are complex, high value-added products, primarily assemblies containing multiple stamped parts, forgings and various welded, hemmed or fastened components. These products which include large structural stampings and assemblies, including exposed "Class A" surfaces, leaf springs and smaller complex welded assemblies, are used in the manufacturing of a variety of sport utility vehicles ("SUVs"), light and medium trucks, mini-vans, vans and passenger cars. We are the sole source supplier of these products to its customers. On a pro forma basis, assuming the acquisitions of Howell, RPIH, the Suspension Division and Cofimeta had occurred on April 1, 1997, we would have had net sales of $765.2 million and EBITDA (as defined herein) of $40.8 million for the fiscal year ended March 31, 1998. For the nine months ended December 31, 1998, on a pro forma basis for such period, assuming the acquisition of Cofimeta had occurred on April 1, 1998, we would have had net sales of $555.3 million and EBITDA of $41.6 million.

         Our seven largest customers, based on pro forma net sales for the nine months ended December 31, 1998, assuming the acquisition of Cofimeta had occurred April 1, 1998 are: General Motors Corporation ("GM") (34%), Ford Motor Company ("Ford") (25%), Renault S.A. (15%), DaimlerChrysler AG ("DaimlerChrysler") (10%), PSA Peugeot Citroen ("PSA") (5%), CAMI (1%), and The Saturn Corporation ("Saturn") (1%). We have been providing products directly to GM and Ford for more than 50 years and have earned outstanding commercial ratings for our high-quality standards, including GM's Supplier of the Year and Mark of Excellence Awards, Ford's Q1 Award and CAMI's President's Award. We also sell our products to other Tier 1 suppliers. For the fiscal year ended March 31, 1998, approximately 71% of our net sales, on a pro forma basis assuming the acquisitions of Howell, RPIH, the Suspension Division, and Cofimeta occurred on April 1, 1997, were derived from sales of our products manufactured for SUVs, mini-vans, vans and light trucks. In recent years, SUVs, mini-vans, vans and light trucks have experienced stronger growth in vehicle production as compared to the passenger car sector. This sector includes those platforms and models which have strong consumer demand, such as GM's popular C/K platform (full-size pickups and the Yukon/Tahoe/Suburban models), Ford's Ranger, Explorer and Windstar, DaimlerChrysler's Ram pickup and mini-van, and Renault's Kangoo and Espace. See Note 16 of the Oxford Automotive, Inc. Notes to Consolidated Financial Statements for a description of the Company's domestic and export sales. With the acquisition of Cofimeta, the description of future financial data for geographic areas will include information for Europe.

         Our recent acquisitions significantly strengthen our position as a leading Tier 1 supplier of assemblies and modules to the OEMs. These strategic combinations provide us with the critical mass and capabilities in the areas of design and engineering, sales and marketing, and product expertise which provide the basis for our strategy of becoming a fully-integrated, global systems supplier. The Company has implemented a successful, focused sales and marketing initiative. As a result, the Company was awarded the door assemblies and the side panel package for the new Saturn LS Program (the "LS Program"), the new vehicle which Saturn is launching in 1999 based upon the current Opel Vectra. Management believes these awards from Saturn will generate approximately $65.0 million of annual net sales beginning with the 1999 model year. In addition, the Company was recently awarded the door, hood, and underbody assemblies for the GMT 250/257 Program (Pontiac Recon, Buick Signia) (the "GMT 250 Program") and chassis components for the North American production of a global platform for GM. The GMT 250 Program, a new GM platform, will be produced solely in Mexico and management believes will generate approximately $90.0 million of annual net sales beginning in 1999. Management believes the other GM program will generate approximately $158.0 million of annual net sales beginning in 2002.

         We currently operate 21 manufacturing facilities which offer the latest technologies in metal stamping, forging, welding and assembly production equipment, including fully-automated hydraulic and wide-bed press lines (up to 180 inches), robotic welding cells, robotic hemming, autophoretic corrosion resistant coating and a patented eye forming process. We also have the world-wide exclusive rights (outside the CIS--formerly Soviet Union) to the "MAZ" tapering process for our suspension applications. Since 1992, we have invested in excess of $125.0 million in capital investments to support sales growth, expand production capabilities and improve efficiency and flexibility. Our diverse line of over 500 presses that range up to 3,000 tons including both conventional and transfer technology and state-of-the-art robotic weld assembly and hemming equipment are capable of manufacturing a broad assortment of parts and assemblies ranging from simple stampings to full-size, Class A door and closure panels. We are one of a few independent suppliers that has the ability to produce large, complex stampings, as well as the technical expertise and automated assembly capabilities to provide high value-added modules such as door apertures and assemblies, A-pillars, Class A surface products and control arms, and multiple leaf and parabolic leaf springs.
    We have entered into a lease transaction for a new 330,000 sq. ft.
    facility in Ramos Arizpe, Mexico to support the GMT 250 Program and other opportunities in the Mexican market.

    BUSINESS STRATEGY

         Our principal objective is to be a leading, full-service, global Tier 1 supplier of integrated systems based on metal forming and related manufacturing technologies. We believe that we are well positioned to benefit from two significant trends in the stamping and metal forming segments of the automotive industry: outsourcing and consolidation. Outsourcing of metal stamping has increased in response to competitive pressures on OEMs to improve quality and reduce capital requirements, labor costs, overhead and inventory. Consolidation among automotive industry suppliers has occurred as OEMs have more frequently awarded long-term sole source contracts to the most capable global suppliers. In addition, OEMs are increasingly seeking systems suppliers who can provide a complete package of design, engineering, manufacturing and project management support for an integrated system (such as a front-end system). We intend to capitalize on these trends through internal development and strategic acquisitions. The key elements of our strategy include the following:

         Provide Full-Service Program Capability. We are focused on developing full-service program capabilities. We work with OEMs throughout the product development process from concept and prototype development through the design and implementation of manufacturing processes. We believe that our ability to provide the package of design, engineering, prototyping, tooling, blanking, stamping, forging, assembly, and corrosion resistant coating to our customers creates a unique capability present in only a limited number of suppliers. We believe this capability will enable us to manage large programs, assist us in reducing customer program launch time, lower customer costs and increase our margins.


         Supply Complex, High Value-Added Systems. As a result of our technical design and engineering capabilities and our reputation for highly-efficient manufacturing operations, we are able to secure supply relationships for complex, high value-added products, primarily assemblies and modules that contain multiple stamped parts and various welded, hemmed or fastened components. For example, we produce the rear door for GM's Yukon/Tahoe/Suburban vehicles, the lower control arm for GM's four wheel drive C/K vehicles, the control arm assemblies for Ford's F-Series pickups and DaimlerChrysler's T-300, the radiator support assembly for GM's W-car (Grand Prix, Century, Lumina, Monte Carlo and Intrigue), and complex A-pillar assemblies for the Ford Mustang and the Ford Ranger pickup, and multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems for products ranging from Ford's F-Series pickups to DaimlerChrysler's mini-vans. These complex products typically generate higher dollar content per vehicle as well as higher margins for the Company as compared to simple, individual stampings. We plan to capitalize on our ability to develop and provide integrated modules and assemblies to deliver to the OEMs an integrated product such as a complete door or front-end system. In addition to doors, radiator supports and Class A surface components, we believe we have unique expertise with respect to control arms and leaf springs, which we will further develop as a fully integrated suspension system.


         Focus on High Growth Vehicle Categories. Our sales and marketing efforts have been, and will continue to be, directed toward sectors of the automotive market that have experienced strong consumer demand. For the fiscal year ended March 31, 1998, approximately 71% of our net sales on a pro forma basis for the acquisitions of Howell, RPIH, the Suspension Division, and Cofimeta were derived from sales of products manufactured for SUVs, mini-vans, vans and light trucks. Similarly, our sales to the passenger car market have been, and will continue to be, directed to the segments with stronger sales growth, including Saturn cars.

         Establish a Global Presence. The Company is actively pursuing additional strategic acquisitions and joint-venture opportunities in Europe and intends to pursue opportunities which will allow the Company to increase its presence in South America, and establish a presence in Asia and other markets in order to serve its customers on a global basis. Several OEMs have announced certain models designed for the world automobile market ("World Car"). As a result, the OEMs have encouraged their existing suppliers to establish foreign production support for World Car programs. This globalization provides access to new customers and technology, as well as economic cycle diversification. We have operations in France and have established a presence in Mexico and Venezuela and currently provide components for OEMs doing business in Mexico and South America.

         Pursue Strategic Acquisitions. In response to the trend in the OEM market toward "systems suppliers," we are focused on making strategic acquisitions that will enhance our ability to provide integrated systems (such as a door or front end systems) or otherwise leverage our existing business by providing additional product, manufacturing and service capabilities. We also intend to pursue acquisitions which will expand our customer base by providing an entree to new customers, including the North American operations of Asian and European based OEMs. We believe that the continuing supplier consolidation in the stamping and metal forming segments may also provide attractive opportunities to acquire high-quality companies at favorable prices, including businesses which can be improved financially through overhead elimination, organizational restructuring, plant reconfiguration, labor contract negotiations and management changes. We will also pursue acquisitions that enable us to achieve a global presence.

    RECENT DEVELOPMENTS

         On April 1, 1998, we acquired the Suspension Division. The Suspension Division is a leading Tier 1 North American supplier of leaf spring suspension systems for automotive applications. Products of the Suspension Division include multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems. The Suspension Division is held through two of the Company's subsidiaries, Oxford Suspension, Inc. and Oxford Suspension Ltd., both of which are Subsidiary Guarantors.

         The Suspension Division is a major supplier to the traditional North American light truck vehicle manufacturers, and also one Japanese automotive transplant, one Japanese heavy truck manufacturer, and one European vehicle program. The Suspension Division designs, manufactures and markets leaf springs for original equipment vehicle markets with product applications in light truck rear suspensions. The Suspension Division is focused on the light truck market, where full-size pick-ups and vans, mini pick-ups and vans, and sport utility vehicles are the major users of leaf springs, primarily for rear suspension applications. The Suspension Division includes a 49% interest in Metalcar, a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks. The Suspension Division had net sales of $125.8 million for its fiscal year ended December 31, 1997. For its fiscal year ended December 31, 1997, the Suspension Division had EBITDA of $7.4 million.

         On February 5, 1999, we acquired the shares of Cofimeta for FF80 million (approximately $13.9 million) in immediately available funds and deferred payments over three years in the amounts of FF27 million (approximately $4.7 million, based upon the U.S. Dollar exchange rate on February 2, 1999) for each of the first two years and FF36 million (approximately $6.2 million, based upon the U.S. Dollar exchange rate on February 2, 1999) for the third year. Cofimeta is a leading supplier of closure panels, floor pans, deck lids, structural pillars, cross members, radiator surrounds and front ends, and Class A surfaces. Cofimeta is headquartered in a suburb of Paris and operates manufacturing facilities in France located in Douai, St. Florent and Orbec. Cofimeta employs approximately 1,600 persons and is a major supplier to Renault and PSA. For the nine months ended September 30, 1998, Cofimeta had net sales of $147.1 million and EBITDA of $9.0 million. Amounts set forth in U.S. Dollars with respect to Cofimeta for the nine months ended September 30, 1998 are based upon the average published U.S. Dollar exchange rates for the period.

         Cofimeta had previously benefited from a final order, entered approximately nineteen months ago, of the French Commercial Court in Douai, France, approving a continuation plan for Cofimeta (the "Continuation Plan"). The Continuation Plan authorized certain restructuring plans, which included reductions in employment levels, capital increases by its prior parent, and the rescheduling of payment of all trade payables and other obligations over a ten year period. Pursuant to an application by Group Valfond S.A., the prior owner of Cofimeta, to the Court of Douai, the court by judgment dated January 7, 1999 authorized, inter alia, (i) the sale of the Cofimeta shares to the Company, (ii) termination of the Continuation Plan with respect to Cofimeta, and (iii) the establishment of Cofimeta Defeasance S.A. by Cofimeta to which the payment obligations of Cofimeta remaining under the Continuation Plan were transferred. Of the FF 372 million of original Continuation Plan obligations of Cofimeta, which were transferred to Cofimeta Defeasance, S.A., approximately FF 305 million have been acquired by the Company and FF 67 million remain payable to unrelated third parties. Under the Continuation Plan, approximately 75% of the scheduled repayment of all of the Continuation Plan obligations will occur in the last five years of the ten year period.

         Cofimeta is held as a subsidiary of Oxford Automotive France SAS which is held by OASP, Inc. and OASP II, Inc., both wholly-owned subsidiaries of Oxford Automotive and Subsidiary Guarantors.


         In March 1999 the Company announced the closure of its Hamilton, Indiana facility. The decision to close this facility was based on the Company's rationalization of its current capacity and will result in fixed cost reductions and improved productivity through reallocation of production to other facilities during fiscal 2000. The costs associated with the closure had been previously reserved for in purchase accounting and will therefore have no adverse impact on the financial results of the Company. The Company is currently redeploying production assets from this and other previously closed facilities to support recently awarded programs (e.g. GMT 250 Program).


         On a pro forma basis for the fiscal year ended March 31, 1998, assuming the acquisitions of Howell, RPIH, the Suspension Division, and Cofimeta had occurred on April 1, 1997, (i) our net sales and EBITDA would have been $765.2 million and $40.8 million, respectively, (ii) the SUV, mini-van, van and light truck segment represented approximately 71% of net sales and
    (iii) our net sales by major customers would have been approximately as follows: Ford 30%; GM 29%; Renault 15%; DaimlerChrysler 10%; PSA 6%, CAMI 1%, and Saturn 1%.

    INDUSTRY TRENDS

         The OEM market to which we sell our products consists of the design, engineering, development, production and sale of parts, components, assemblies and modules or systems (several components assembled together) for use in the manufacture of new motor vehicles. Our performance, growth and strategic plan are directly related to certain trends within the OEM market. Since the 1980s, DaimlerChrysler, Ford and GM have each been substantially reducing the number of suppliers that may bid for awards and outsourcing an increasing percentage of their production requirements. As a result of these trends, the OEMs are focusing on the development of long-term, sole source relationships with suppliers who can provide more complex parts, as well as complete subassemblies and modules on a just-in-time basis while at the same time meeting strict quality requirements. These requirements are accelerating the trend toward consolidation of the OEM's supplier base, as those suppliers who lack the capital and production expertise to meet the OEM's needs, either cease to operate or are merged with larger suppliers. OEMs benefit from outsourcing because outside suppliers generally have significantly lower cost structures and, as described below, suppliers can assist in shortening development periods for new products.

         In addition to consolidation and outsourcing, suppliers are participating earlier in the design and engineering process, providing research, as well as product development, product testing/validation, prototyping and tooling. OEMs generally expect Tier 1 suppliers to (i) participate in the design and engineering of complex assemblies, (ii) develop the required manufacturing process to deliver these assemblies on a just-in-time basis, and (iii) assume responsibility for quality control. This results in shorter development times for new products, as well as higher quality and lower parts costs.

         While the focus today by the OEMs is on quality, cost and service, we believe that the focus for the future will be on global capabilities, innovation and ability to provide value-added products and systems. The OEMs have been very successful in making high-quality and low cost a minimum requirement to remain in the industry, as opposed to a competitive advantage for certain suppliers.

         These evolving requirements can best be addressed by suppliers with sufficient resources to meet such demands. For full-service suppliers such as the Company, this environment provides an opportunity to grow by obtaining business previously provided by other suppliers who can no longer meet the current or future requirements and expectations of the OEMs and by acquisitions that further enhance product manufacturing and service capabilities. Although the requirements of the OEMs have already resulted in significant consolidation of component suppliers in many product segments, we believe that many opportunities exist for further consolidation within our stamping and metal forming industry.

    PRODUCTS

         We generate the majority of our net sales from large, complex, high value-added products, primarily assemblies that generally consist of multiple parts, which we stamp and forge and combine with various welded or fastened components. We are the sole source supplier of these complex modules and assemblies. These products include unexposed components and assemblies that are intrinsic to the structural integrity of the vehicle such as A-pillars, radiator supports, floor pans, toe-to-dash panels, leaf springs, frame and suspension components and reinforcements. In addition to unexposed components and assemblies, we have the capability and expertise to produce Class A surfaces such as door assemblies, door apertures, rocker panels, fuel filler doors, and box side outers, which require virtually flawless finishes and more stringent customer requirements than unexposed assemblies. These products require superior engineering and automated manufacturing and assembly capabilities due to their complexity and high volume requirements.

         While we have the capability to produce small stampings, such as brackets and braces, we focus on more complex and larger components and assemblies which typically generate higher dollar content per vehicle as well as higher margins for the Company. These assemblies, such as the A, B and C pillars, control arms, leaf springs, door assemblies, door apertures, deck lids and radiator supports require larger, high tonnage, wide-bed, fully-automated press capabilities, complex automated weld and hemming assembly, autophoretic corrosion resistant coating, machining, and automated assembly of purchased components.

     The chart below details by major customer our major products, the type of vehicle and the model/platform for which they are produced

CUSTOMER              TYPE                  MODEL/PLATFORM                          COMPONENTS SUPPLIED
--------              ----                  --------------                          -------------------

General Motors        Sport Utility         Suburban/Tahoe/Yukon                    Door Assemblies, Door Apertures,
                                                                                    Rocker Panels,  Lower Control Arms,
                                                                                    Wheel Moldings
                      Sport Utility         Blazer/Jimmy                            Leaf Springs, Seat Supports/Rails
                      Sport Utility         Pontiac Recon/Buick Signia              Door Assemblies, Tailgate Assemblies,
                                             (2000 Launch)                          Hoods, Floor Assemblies, Rocker
                                                                                    Panels, Rail Assemblies
                      Light Truck           S10/Sonoma Pickup                       Leaf Springs
                      Light Truck           C/K Crew Cab Pickup                     Door Apertures, Wheel Moldings
                      Light Truck           C/K Pick Up                             Lower Control Arms (4 Wheel Drive),
                                                                                    Rocker Panels, Wheel Moldings
                      Light Truck           C/K Pick Up (Mexico)                    Class A Blanks
                      Mini-Van              Astro/Safari                            Struts, Lower Control Arms (All Wheel
                                                                                    Drive), A Pillars,  Leaf Springs
                      Vans                  Savanna/Express                                      Leaf Springs, Pillar
                                                                                                 Reinforcements, Latches, Supports
                      Medium Duty           Commercial Chassis                      Leaf Springs, Toe-to-Dash Panel
                      Medium Duty           Kodiak                                  Floor Assembly, Fuel Tank Straps,
                                                                                    Raised Roof Panel
                      Passenger Car         Saturn SC                               Deck Lid, Pillar Reinforcement, Inner
                                                                                    Doors, Window Frame Reinforcement
                      Passenger Car         Saturn SC/SL/SW (1999 Launch)           Underbody Rails
                      Passenger Car         Saturn LS (1999 Launch)                 Body Side Inners, Door Assemblies,
                                                                                    Shelf Panel, Wheel House Inners,
                                                                                    Radiator Support, Heat Shield, Gas
                                                                                    Tank Shield
                      Passenger Car         Grand Prix, Regal, Intrigue,            Radiator Supports
                                            Monte Carlo, Lumina
                      Passenger Car         Corvette                                Floor Panels
                      Passenger Car         EV1                                     Floor Panels, Wheel Houses
                      Passenger Car         Malibu, Cutlass                         Sun Roof Assembly
                      Passenger Car         Grand Am, Alero                         Door Beams
                      Passenger Car         Park Avenue, Riviera, Aurora,           Rocker Panels
                                            Seville, Deville
                      Passenger Car         Joy, Swing, Monza (Mexico)              Class A Blanks, Floor Pan Assemblies
                      Passenger Car         Cavalier/Sunfire (Mexico)               Floor Pan Assemblies

Ford                  Sport Utility         Explorer, Mountaineer                   Rear Floor Reinforcement, Center Body
                                                                                    Pillar,  B-Pillar Assembly, Leaf Springs
                      Sport Utility         Expedition, Navigator                   Control Arms
                      Light Truck           F Series Pickup                         Control Arms, Load Floor, Leaf Springs
                      Light Truck           Ranger, Mazda Pickup                    A Pillar, Upper/Lower Back Panel,
                                                                                    Roof Panel, Windshield Header, Box
                                                                                    Side Outer, Leaf Springs
                      Van                   Windstar                                Rear Floor Assembly, Dash Panel, Rear
                                                                                    Crossmembers, Cowl Sides, Radiator
                                                                                    Support


                      Van                   Econoline                               Roof Rails, A-Pillar, Floor Pan, Shock
                                                                                    Tower, Fuel Filler Doors, Leaf Springs,
                                                                                    Brackets, Latches
                      Passenger Car         Contour/Mystique/Mondeo                 Front & Rear Control Arms, Rear Suspension
                                            (Europe)                                 Bar Assembly, Brackets
                      Passenger Car         Cougar                                  Front & Rear Control Arms, Rear
                                                                                    Suspension Bar Assembly, Brackets
Ford/Nissan           Mini-Van              Villager, Quest                         Leaf Springs

DaimlerChrysler       Sport Utility         Cherokee                                Control Arms
                      Light Truck           Dakota                                  Leaf Springs, Control Arms (1999
                                                                                    Launch)
                      Sport Utility         Durango                                 Skid Plates, Brackets, Control Arms
                                                                                    (1999 Launch)
                      Light Truck           Ram Pickup                              Control Arms
                      Minivan               Extended Voyager/Caravan,               Leaf Springs
                                            AWD Eurostar (Europe)

Isuzu                 Medium Duty           NPR/W4 Truck                            Leaf Springs

CAMI                  Sport Utility         Tracker/Sidekick                        Rear Bumper, Side Frame Member,
                                                                                    Door Inner Reinforcement, Floor
                                                                                    Bar, Underbody Components
                      Passenger Car         Metro/Swift                             Rear Cross Members, Side Sill, Dash
                                                                                    Panel
Renault               Passenger Car         Megane                                  Engine Cradle, Radiator Support, Pillar
                                                                                    Assemblies, Structural Supports
                                                                                      Gas Tank Heat Shield, Bulkhead Heat Shield,
                                                                                    Door Beam
                      Van                   Kangoo                                  Longitudinal Body Rails, Structural Supports,
                                                                                    Engine Cradles, Structural
                                                                                      Crossmembers
                      Passenger Car         X53                                     Hood Assembly, Crossmembers, Reinforcements
                      Van                   Express                                 Pillar Reinforcements, Crossmembers
                      Van                   Master                                  Pillar Reinforcements, Crossmembers
                      Passenger Car         Clio                                    Door Beam
                      Van                   Trafic                                  Pillar Reinforcements, Crossmembers
                      Passenger Car         Safrane                                 Crossmembers, Structural Supports
                      Passenger Car         X40                                     Crossmembers, Structural Supports
                      Heavy Truck           Various                                 Instrument Panel Assembly, Structural Pillar
                                                                                    Assemblies
                      Passenger Car         Laguna                                  Structural Crossmembers, Fender Support,
                                                                                    Reinforcements
                      Van                   Twingo                                  Floor Reinforcements

PSA                   Van                   Monospace                               Pillar Reinforcements, Crossmembers
                      Passenger Car         205                                     Hood Outer, Hood Inner, Floor Extensions
                      Passenger Car         ZX/306                                  Crossmembers
                      Passenger Car         405                                     Support, Crossmember, Inner Fender
                                                                                    Reinforcements
                      Passenger Car         Xantia                                  Heat Shield, Crossmember, Structural
                                                                                    Reinforcements
                      Passenger Car         Various                                 Clutch Pedal Assemblies
                      Passenger Car         Z8 (606)                                Reinforcements, Crossmembers, Heat Shield, Tank
                                                                                    Shield

Matra                 Van                   Espace                                  Floor Pan Assemblies, Pillar Assemblies

Nissan                Passenger Car         Micra                                   Oil  Pan, Heat Shield, Clutch Pedal

GM                    Passenger Car         Astra                                   Dash Panel Reinforcement, Structural
                                                                                    Crossmember, Brackets
                      Passenger Car         Omega                                   Radiator Support Stampings

Saab                  Passenger Car         900                                     Floor Crossmember, Reinforcements

VW                    Passenger Car         Golf                                    Heat Shield, Brackets, Reinforcements

SEAT                  Passenger Car         Toledo                                  Door Beams

Faurecia              Passenger Car         Audi B6                                 Crossmembers, Inserts For Instrument Panel
                      Passenger Car         PSA Z8 (606)                            Seat Structure Crossmembers
                      Passenger Car         PSA X4 Xantia                           Seat Structure Crossmembers
                      Van                   VW T5 Van                               Seat Structure Crossmembers

Sevel Nord            Van                   U64                                     Trunk Lid Inner, Fender Inner, Floorpan Parts,
                                                                                    Fender Inner, Hood Panel




          The Company has received purchase orders for production commencing after the current model year, which production typically continues through the product's life cycle and is subject to the volume requirements of customers, for the following major products: (i) the new Saturn LS Program, which management believes will generate approximately $65.0 million of annual net sales beginning with the 1999 model year, (ii) the GMT 250 Program, which management believes will generate approximately $90.0 million of annual net sales beginning in 1999, (iii) the 2001 DaimlerChrysler Durango/Dakota control arms, which management believes will generate approximately $11.1 million of annual sales beginning in 2000 (iv) the GM Blazer /Jimmy/ Bravada control arms, which management believes will generate approximately $ 50.1 million of annual net sales beginning in 2001 and (V) chassis components for the North American production of a GM global platform, which management believes will generate approximately $158.0 million of annual sales beginning in 2002.

    DESIGN AND ADVANCED ENGINEERING

         We strive to maintain a technological advantage through investment in product development and advanced engineering capabilities that utilize structured program management techniques in an effort to exceed the customer's expectations for value and service. Our engineering staff encompasses such disciplines as program management, computer aided design ("CAD"), virtual prototyping, draw die and process simulation, advanced engineering, manufacturing feasibility, and tooling and process development. Responsibilities of our engineers include (i) design, (ii) initial prototype development, (iii) design and implementation of manufacturing processes,
    (iv) production feasibility and improvement, and (v) data management.

         As our customers continue to outsource larger assembled systems which must be designed at earlier stages of vehicle development rather than the smaller parts which are attached to them, we are increasingly required to utilize advanced engineering resources early in the planning process. Advanced engineering resources create improved engineering design, CAD feasibility studies, working prototypes and testing programs to meet customer specifications. Given this increased demand for early involvement in the design and engineering aspects of production development, we established a new technical center which houses our engineering and design group. We utilize structured program management based on the Automotive Industry Action Group sanctioned Advanced Part Quality Planning principles to ensure part quality in all phases of design and manufacturing. We have established a data management and CAD department which is able to support all major customer systems. We provide "gray box" engineering capabilities in which the customer has principal design responsibility while our engineers work closely with the customer in designing the specifications of the product material, the part to be produced and the tooling required to produce the finished product. We are also on-line with all major customers which accelerates the process of design changes.

         Our design and advanced engineering expertise is an important differentiating factor in maintaining our relationships with and obtaining new business from our customers and, in management's judgment, was an essential factor in winning the new business described above.

    CUSTOMERS AND MARKETING

         We supply our products on a long-term preferred and sole source basis, primarily to GM (34%), Ford (25%), Renault (15%), DaimlerChrysler (10%), PSA (5%), CAMI (1%), and Saturn (1%) (percentages are approximates of net sales for the nine months ended December 31, 1998 on a pro forma basis for the acquisition of Cofimeta) with the remaining net sales comprised of sales primarily to other automotive suppliers. We have been providing products directly to GM and Ford for more than 50 years, and directly to DaimlerChrysler, Renault, and PSA for more than 20 years. We currently have locations in the United States, Canada, Mexico, France and Venezuela and provide components for OEMs doing business in Europe, North America and South America. We believe our presence in Europe and Mexico is strategically important and has led to several significant new opportunities (e.g. GM 250 Program) with OEMs doing business in these locations. We also believe the Venezuelan joint venture provides further entree into Latin and South American markets. Metalcar's production capabilities and strong management team will provide the Company the means to further penetrate these markets not only for springs, but also metal stamping and other Company products. We maintain very strong relationships with our customers and continually strive to exceed customer expectations and anticipate customer needs. This approach has enabled us to maintain our status as a long-term supplier with each of our major customers and as part of a limited group of preferred suppliers invited to bid for platform work.

         With the efforts by the OEMs to reduce the product development cycle time, top suppliers are increasingly included in the early design and development stages. For example, we obtain many of our new orders through a presourcing process by which the customer invites one or a few preferred suppliers to manufacture and design a component, assembly or module that meets certain price, timing and functional parameters. Upon selection at the development stage, we typically agree with the customer to cooperate in developing the product to meet the specified parameters. Upon completion of the development stage and the award of the manufacturing business, we receive a blanket purchase order for those components, assemblies or modules for the life of a vehicle model or platform, which typically range from five to seven years. Consequently, the key success factors for OEM suppliers now include total program management that encompasses state-of-the-art design, reduced launch cycle times, manufacture and delivery of high quality products at competitive prices.

         We believe that the advanced engineering and sales organization at our technical center offers services few other suppliers have available for their customers. The group's primary activities are: (i) Quoting/Cost Estimating; (ii) Assembly/Automation; (iii) CAD Design and Data Control;
    (iv) Virtual prototyping; (v) Draw die simulation; (vi) Tool Process/Design; and (vii) Program Management. The sales group is divided into customer oriented business units, each with a business unit manager responsible for all facets of customer needs, as well as strategies for growing their particular customer base. The entire group is dedicated to advanced technical development and servicing a multitude of customers' needs as one team.

    MANUFACTURING AND FACILITIES

         Our corporate headquarters, engineering, technical center and sales offices are currently located in Troy, a suburb of Detroit, Michigan, close to our core of automotive customers. Our manufacturing plants are strategically located near OEM manufacturing sites.

         We operate over 500 presses ranging from under 100 ton to 3,000 ton capabilities. We are capable of producing components and assemblies from the smallest brackets to full-size, Class A door and closure panels with our unique wide-bed (180 inch), automated press lines. Production systems include oil feeders, welding robots, pick and place robots and other state-of-the-art automation, as well as autophoretic corrosion resistant coating systems.

         As OEMs have increased quality standards and implemented just-in-time and sequenced delivery/inventory management methods, the consistency of quality, as well as the timeliness and reliability of shipments by OEM suppliers, have become crucial in meeting logistical demands of the OEMs and reducing operating costs of the supplier. We have responded by developing and adopting manufacturing practices that seek to maximize quality and eliminate waste and inefficiency in our own operations and in those of our customers. Our manufacturing and engineering capabilities enable us to design and build high-quality, efficient manufacturing systems, processes and equipment. We have invested heavily in our commitment to quality through education of employees and implementation of cost management and control systems from the plant floor up.

         All suppliers are required to meet numerous quality standards in order to qualify as a preferred and long-term supplier to the OEMs. The QS-9000 standards were developed by international and domestic automobile and truck manufacturers to ensure that their suppliers meet consistent quality standards that can be independently audited. The QS-9000 standards provide for the standardization and documentation of a supplier's policies and procedures to improve suppliers' efficiencies. The European automobile and truck manufactures have developed similar standards to the QS-9000 standards (EAQF). We are QS-9000 certified and Cofimeta is EAQF certified.


         In addition to the QS-9000 standard, each OEM maintains its own certification or award system for preferred suppliers based on the supplier's demonstrated quality, delivery and certain commercial considerations. Ford requires that all suppliers receive its Q1 rating in order to quote for new production business. GM's Supplier of the Year Award provides certain competitive advantages to the recipients but is not a requirement for current GM suppliers to bid on new business. DaimlerChrysler allows suppliers who have received its Gold Pentastar Award to retain any current business when it is replaced by a new model without competitive bidding. Other OEMs maintain various award programs for their suppliers that recognize outstanding performance by the supplier. We have received DaimlerChrysler's Gold Pentastar Award for each of our facilities that have DaimlerChrysler as a customer. We have the Q1 rating from Ford at all plants that are required to have the Q1 rating.

         A summary of our major facilities, including the facilities of our less than majority owned affiliates is set forth below:

                           SIZE
FACILITY                    (SQ. FT.)
--------                    ---------
Alma, Michigan              389,000
Argos, Indiana              386,000
Corydon, Indiana            200,000
Greencastle, Indiana        214,000
Cambridge, Ontario          290,000
Delhi, Ontario              115,000
Athens, Tennessee           100,000
Masury, Ohio                150,000
Lapeer, Michigan             85,000
Prudenville, Michigan        76,000
Oscoda, Michigan             57,000
Hamilton, Indiana            85,000
Chatham, Ontario            190,000
Wallaceburg, Ontario        240,000
Saltillo, Mexico(1)          20,000
Silao, Mexico(1)             42,000
Troy, Michigan(1)            34,000
Douai, France               538,000
St. Florent, France         431,000
Orbec, France               188,000
Valencia, Venezuela(2)      122,000

-----------------
(1) All properties above are owned, with the exception of the Silao and Saltillo facilities and the Troy office. These properties are leased with lease expiration dates ranging from December 1999 to June 2005.

(2) Owned by Metalurgica Carabobo, S.A., a Venezuelan joint venture of which we have a 49% interest.

The Company has entered into a lease transaction for a new facility in Ramos Arizpe, Mexico. The 330,000 sq. ft. facility will support the GMT 250 Program as well as other customer opportunities.

RAW MATERIALS

     The cost of raw materials represented approximately 51.3% of our net sales for the fiscal year ended March 31, 1998 on a pro forma basis for the acquisitions of Howell, RPIH, the Suspension Division, and Cofimeta. On an annual basis, steel represents approximately 68% of total raw materials purchases. We expect to purchase nearly 360,000 tons of steel in fiscal 1999 for use in its production. The remaining 32% of raw materials purchases is represented by various purchased parts such as forgings, bushings, ball joints, isolators, corrosion resistant coating, and various fasteners.

     We participate with respect to the majority of our platforms in steel purchase programs through Ford, GM and DaimlerChrysler wherein the steel is purchased by the OEM from the steel mill and sold to us at a negotiated price. These purchase programs effectively neutralize the exposure to steel price increases, as any price increases from the steel mills are either absorbed by the OEM prior to our purchase of the steel or such increases are reflected in our purchase of the steel and passed back to the OEM in the product pricing.

COMPETITION


     The market for our products is characterized by strong competition from both captive OEM suppliers and external, non-captive suppliers. We compete with a limited number of competitors that have the physical assets and technical resources to produce large bed stampings, complex parts and subassemblies of multiple parts. Our largest competitors include The Budd Company, a subsidiary of Thyssen AG; Magna International Inc.; Tower Automotive, Inc.; Aetna Industries, Inc.; Ogihara America Corp., a subsidiary of Marubeni Corp.; Midway Products Corporation; Active Tool & Manufacturing Co., Inc.; A.G. Simpson Automotive, Inc.; Mayflower Vehicle Systems Inc.; L&W Engineering; National Automotive Radiator Manufacturing Company; and divisions of OEMs with internal stamping and assembly operations.


     We compete for business at the beginning of the development for new model platforms, as well as the redesign of current models. This process can begin from two to five years prior to the introduction of the new model. After the customer awards a program, that supplier is generally designated as the sole source supplier for the life of that program, which typically lasts 4 to 5 years for passenger cars and up to 10 years for trucks (particularly for unexposed structural components and assemblies).

EMPLOYEES

     At March 1, 1999, we employed approximately 4,900 persons in the United States, Canada, Mexico, and France, approximately 1,100 of whom are employed on a salaried basis and the balance of whom are hourly employees. Substantially all of the hourly employees are represented by various local unions through collective bargaining agreements. These individual agreements which are from three to five years in length expire over the period April 1999 through February 2004.

     In 1994, we experienced a two-week work stoppage at the Chatham, Ontario facility. Other than this event, we have not experienced any organized work stoppages at any time during the past ten years. At the present time, we believe that our relations with our employees are good.

REGULATORY MATTERS

     Our facilities and operations are subject to a wide variety of federal, state, local, and foreign environmental laws, regulations, and ordinances, including those related to air emissions, wastewater discharges, and chemical and hazardous waste management and disposal ("Environmental Laws"). Our operations also are governed by laws relating to workplace safety and worker health, primarily the Occupational Safety and Health Act, and foreign counterparts to such laws. In many jurisdictions, these laws are complex and change frequently. The nature of our operations exposes us to risks of liabilities or claims with respect to environmental and worker health and safety matters. At March 31, 1998, we had a liability of approximately $1.7 million recorded for estimated costs of known environmental matters. There can be no assurance that material costs will not be incurred in connection with such liabilities or claims. See Note 15 to Oxford Automotive, Inc. Notes to Consolidated Financial Statements.

     Based on our experience to date, we believe that the future cost of compliance with existing Environmental Laws (or liability for known environmental claims) will not have a material adverse effect on our business, financial condition or results of operations. However, future events, such as changes in existing Environmental Laws or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with more stringent Environmental Laws, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing Environmental Laws, may require additional expenditures by the Company that may be material.

     Certain Environmental Laws hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products ("Hazardous Substances"). Certain laws, including but not limited to CERCLA, may impose joint and several liability on responsible parties. Because of our operations, the long history of industrial uses at some of its facilities, the operations of predecessor owners or operators of certain of the businesses, and the use, production, and releases of Hazardous Substances at these sites, we are affected by such liability provisions of the Environmental Laws. Several of our facilities have experienced some level of regulatory scrutiny in the past and are or may be subject to further regulatory inspections, future requests for investigation or liability for past disposal practices.

     Our Alma, Michigan plant is listed on the Michigan Department of Environmental Quality ("MDEQ") list of Michigan Sites of Environmental Contamination. Based on filings with the MDEQ by the current owner of the petroleum refinery which adjoins the Alma Plant property, the refinery has been determined by the MDEQ to be the source of certain contamination existing in the eastern area of the Alma plant property. While we are currently conducting certain remedial activity at our Alma plant in connection with this contamination, we may have claims against the refinery owner relating to this contamination. While we do not expect to incur significant future costs in connection with this matter, we cannot guarantee that such future costs will not be material.

     The Resource Conservation and Recovery Act and the regulations thereunder ("RCRA") regulates the generation, treatment and disposal of hazardous wastes. In the mid-1980s, we entered into a Consent Agreement and Final Order, through Lobdell, with the United States Environmental Protection Agency (the "EPA") relating to the final closure of a surface water impoundment area at the Alma plant under RCRA. We have remediated the impoundment soils and sediments and we are now implementing a groundwater monitoring program with EPA approval under RCRA. In addition, we are conducting groundwater monitoring in a separate section of the Alma plant at which contaminants have been detected by our consultants. Both of these programs may be affected by the suspected contamination from the petroleum refinery described above. While future groundwater remediation costs, if any, are not expected to be material, we cannot predict such costs with certainty and no guarantee can be made that these costs will not be material.

    We have been named as a potentially responsible party, along with several other companies, in connection with a former disposal facility located in the St. Louis, Michigan area. We, along with certain other named parties, in cooperation with the State of Michigan, currently are undertaking a remedy for which we are sharing costs. Groundwater at the site is currently being monitored and while the costs of groundwater remediation, if any, are not expected to be material, we cannot accurately estimate such costs at this time. See "Risk Factors -- Environmental Risks and -- Legal Proceedings."

     On April 1, 1998, we acquired the Suspension Division and are in the process of addressing certain environmental concerns. Eaton Corporation has agreed to retain and reimburse us for all known environmental liabilities for which claims are made prior to April 1, 2008 arising from the operation of the acquired facilities prior to the acquisition of the Suspension Division, including the present remediation efforts. Eaton Corporation has also agreed to retain and reimburse us for all unknown environmental liabilities arising from the operation of the acquired facilities prior to the acquisition of the Suspension Division, for which claims are made prior to April 1, 2000, up to a $1.5 million aggregate cap. While there can be no assurance that all costs associated with such matters will ultimately be reimbursed by Eaton Corporation, we do not currently believe that any liability associated with such matters will be material.

LEGAL PROCEEDINGS

     We are subject to various claims, lawsuits and administrative proceedings related to matters arising in the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect our financial position.

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith file periodic reports and other information with the SEC. We have, and the Subsidiary Guarantors have, filed with the SEC an Exchange Offer Registration Statement pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Series D Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Subsidiary Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to accurately describe the material terms so referred to, but are not necessarily a complete description of the contents of any such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, as well as the reports and other information filed by us with the SEC, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available from the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such Web site is: http://www.sec.gov.

     In the event we cease to be subject to the informational requirements of the Exchange Act, we will be required under the Indenture to continue to file with the SEC the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. We will also furnish such other reports as may be required by law. In addition, for so long as any of the Series C Notes are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, we have agreed to make available to any prospective purchaser of the Series C Notes or beneficial owner of the Series C Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     We are not required to send annual reports to security holders under the SEC's proxy rules or regulations. We will provide the Trustee with reports, including reports on Forms 10-K (including audited financial statements), 10- Q and 8-K, pursuant to the terms of the Indenture.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of the directors and executive officers of Oxford Automotive. Each director of Oxford Automotive will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Officers of Oxford Automotive serve at the discretion of the Board of Directors.

NAME                              AGE      POSITIONS
----                              ---      ---------
Selwyn Isakow..................   46     Chairman of the Board of Directors

Rex E. Schlaybaugh, Jr.........   50     Vice Chairman of the Board of Directors and Secretary

Steven M. Abelman..............   48     Director, President and Chief Executive Officer

Manfred J. Walt................   46     Director

Dennis K. Pawley...............   57     Director

Aurelian Bukatko...............   48     Senior Vice President-Chief Financial Officer

Larry C. Cornwall..............   51     Senior Vice President-Sales and Engineering

John H. Ferguson...............   50     Vice President-Financial Operations and Assistant Secretary

     Selwyn Isakow, Chairman of the Board of Directors. Mr. Isakow has been a director of Oxford Automotive since its inception in 1995, was the President of Oxford Automotive from 1995 to May 1997, and was appointed Chairman of the Board in May 1997. Since 1985, Mr. Isakow has been the President of The Oxford Investment Group, Inc. ("Oxford Investment"), a private investment and corporate development company that acquires majority equity positions on behalf of its principals in industrial products manufacturing, financial services, niche distribution and other selected companies. Mr. Isakow generally serves as Chairman of the Board and a director of all such portfolio companies. Mr. Isakow is also a director of Champion Enterprises, Inc. and Ramco Gershenson Properties Trust, and serves on the boards of numerous community organizations. From 1982 to 1985, Mr. Isakow was the Executive Vice President of Comerica Incorporated, a regional bank holding company, and from 1978 to 1982, was a principal at Booz, Allen and Hamilton, management consultants.

     Rex E. Schlaybaugh, Jr., Vice Chairman of the Board of Directors and Secretary. Mr. Schlaybaugh has been the Secretary and a director of Oxford Automotive since its inception in 1995 and was appointed Vice Chairman of the Board in May 1997. Mr. Schlaybaugh was appointed the Vice Chairman of Oxford Investment in May 1997. Mr. Schlaybaugh has been a member of the firm of Dykema Gossett PLLC since 1985. Mr. Schlaybaugh is also a director of certain other portfolio companies of Oxford Investment. Mr. Schlaybaugh is also a member of the Board of Directors of the Manufacturers Life Insurance Company (U.S.A.), the Michigan State Chamber of Commerce and is a Trustee of Oakland University.

     Steven M. Abelman, Director, President and Chief Executive Officer. Mr. Abelman was appointed President and Chief Executive Officer of Oxford Automotive in May 1997. Prior to joining Oxford Automotive, Mr. Abelman was Deputy Chief Executive Officer of Bundy North America ("Bundy"), an automotive supplier of brake and fuel delivery systems, from February 1996 until May 1997 and prior to that he was President of Bundy from September 1995 until February 1996. From December 1991 to September 1995, Mr. Abelman was Vice President and General Manager of Augat Wiring Systems, a manufacturer of automotive wiring systems and components.

     Manfred J. Walt, Director. Mr. Walt has been a director of Oxford Automotive since May 1997. Mr. Walt has been the Executive Vice President and Chief Financial Officer of Central Park Lodges Ltd., a Canadian assisted living company located in Toronto, Canada, since May 1998. From October 1997 to May 1998, Mr. Walt was the Sr. Vice President of Gentra, Inc., a Real Estate Company based in Toronto, Canada. From 1989 to September 1997, Mr. Walt was the Managing Partner-Financial Services of Edper Brascan Corporation ("Edper"), a diversified natural resources, energy and property development company. Gentra, Inc. is an affiliate of Edper. From 1980 to 1989, Mr. Walt served in various capacities with Edper.

     Dennis K. Pawley, Director. Mr. Pawley was appointed a director of Oxford Automotive in January 1999. Mr. Pawley has been the President and Chief Operating Officer of Performance Learning, a consulting company located in Las Vegas, Nevada, since February 1999. From 1991 to 1998, Mr. Pawley served as the Executive Vice President of Manufacturing for DaimlerChrysler in Auburn Hills, Michigan.

     Aurelian Bukatko, Senior Vice President-Chief Financial Officer. Mr. Bukatko was appointed Senior Vice President-Chief Financial Officer of Oxford Automotive in February 1999. From December 1997 to February 1999, Mr. Bukatko was Corporate Treasurer of Hayes-Lemmerz International, a worldwide manufacturer of wheels, brake drums and rotors for motor vehicles. From August 1996 to November 1997, Mr. Bukatko served as Director of Global Currency Management for the Lear Corporation, a worldwide supplier of automotive interiors. From September 1991 to July 1996, Mr. Bukatko was the Treasurer and Financial Director, International for Lear Seating in Gustavsburg, Germany.

     Larry C. Cornwall, Senior Vice President-Sales and Engineering. Mr. Cornwall was appointed Vice President- Sales and Engineering of Oxford Automotive in May 1997. From October 1995 to May 1997, Mr. Cornwall was the Senior Vice President-Sales and Engineering at BMG. From 1991 to 1995, Mr. Cornwall was Vice President of Sales and Engineering at Veltri International, an automotive stamper.

     John H. Ferguson, Vice President-Financial Operations and Assistant Secretary. Mr. Ferguson was appointed as a Vice President-Financial Operations and Assistant Secretary of Oxford Automotive in May 1997. Mr. Ferguson is also the Chief Financial Officer of BMG, a position he has held since April 1996. Prior to that time, Mr. Ferguson was with Bundy, where he acted as Group Plant Manager from 1994 to 1996 and as Corporate Controller from 1992 to 1994. From 1984 to 1992, Mr. Ferguson held several positions with GenCorp. Inc., an automotive tire supplier, including Controller of the Automotive Products Group.

     Certain of the officers and directors of Oxford Automotive are also directors or officers of Oxford Automotive subsidiaries.

Board Committees

     The Board of Directors have established an Executive Committee, an Audit Committee, and a Compensation Committee.

     The Executive Committee is responsible for exercising all of the duties of the Board of Directors that may lawfully be delegated to it by the Board of Directors under Michigan Law. The Executive Committee consists of Messrs. Isakow, Schlaybaugh and Abelman.

     The Audit Committee is responsible for reviewing with management our financial controls and accounting and reporting activities. The Audit Committee reviews the qualifications of our independent auditors, make recommendations to the Board of Directors regarding the selection of independent auditors, review the scope, fees and results of any audit and review non-audit services and related fees. The Audit Committee consists of Messrs. Schlaybaugh and Walt.

     The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for our officers and key employees, including bonuses. Salaries and bonuses will be reviewed by the Compensation Committee and will be adjusted in light of our performance, the responsibilities of each of our officers in meeting corporate performance objectives and other factors, such as length of service and subjective assessments. The Compensation Committee consists of Messrs. Isakow and Walt.

DIRECTOR COMPENSATION AND ARRANGEMENTS

     We pay fees to our non-employee directors of up to $2,000 per meeting and reimburse the out-of-pocket expenses related to directors' attendance at each Board and committee meeting. In addition, we may elect to adopt a non-employee director option plan or other similar plan to provide for grants of stock options or other benefits as a means of attracting and retaining highly qualified independent directors for the Company. Members of the Board of Directors are elected pursuant to certain shareholder agreements by and among the Company and certain of its shareholders. See "Principal Shareholders -- Shareholder Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     We did not have a Compensation Committee prior to August 4, 1997. Accordingly, all determinations with respect to executive compensation were made by the Board of Directors. Prior to August 4, 1997, Messrs. Isakow and Schlaybaugh participated in deliberations of our Board of Directors concerning executive officers compensation. On August 4, 1997 a Compensation Committee, whose members are Selwyn Isakow and Manfred Walt, was appointed by the Board of Directors. Mr. Isakow is our Chairman and was our President from our inception in 1995 to May 1997. Pursuant to the terms of the indentures for the Existing Notes, we are not permitted to enter into any transaction (including employee compensation arrangements) with any Affiliate (as defined) unless the transaction is arm's length and, if the transaction involves amounts in excess of $1 million in any one year, the terms of the transaction are set forth in writing and approved by a majority of the disinterested members of the Board of Directors. For similar transactions in excess of $5 million in any one year, an opinion of a recognized investment banking firm that such transaction is fair, from a financial standpoint, is also required. See "Description of the Notes -- Certain Covenants." See "Certain Transactions."

     Mr. Isakow controls Oxford Investment, a private investment and corporate development company and Mr. Schlaybaugh is the Vice Chairman of Oxford Investment. At the time we acquired Lobdell (January 10, 1997), Oxford Investment entered into a management agreement with Lobdell (the "Lobdell Agreement"). At the time we acquired BMG (October 25, 1995), Oxford Investment entered into a management agreement with BMG (the "BMG Agreement"). The Lobdell Agreement and the BMG Agreement were terminated on June 24, 1997. We entered into a new management agreement with Oxford Investment upon the termination of the Lobdell Agreement and the BMG Agreement. Pursuant to the terms of this management agreement, Oxford Investment will perform various consulting, management and financial advisory services on our behalf. We will pay Oxford Investment a monthly management fee of $83,334 and will pay an investment banking fee, for acquisitions of $2.5 million or more, of 1.0% or 1.25% (for acquisitions outside of North America) of the aggregate acquisition cost for advice and assistance in connection with such acquisition, with a minimum fee of $200,000. No investment banking fee will be paid to Oxford Investment in connection with acquisitions for aggregate consideration of less than $2.5 million. The initial term of the agreement will end on December 31, 2001, but will automatically extend for additional one-year periods thereafter unless either party terminates the agreement. In addition, pursuant to the management agreement, Oxford Investment will license to us the name "Oxford Automotive" which is owned by Oxford Investment.

     During the fiscal years ended March 31, 1998, 1997 and 1996 we paid Oxford Investment management fees of approximately $1.0 million, $275,000 and $71,000 respectively and investment banking fees during the fiscal years ended March 31, 1998, 1997 and 1996 of $230,000, $300,000 and $200,000 respectively. In connection with the acquisition of the Suspension Division, we paid Oxford Investment an investment banking fee of approximately $500,000 during the first quarter of fiscal 1999. In connection with the acquisition of Cofimeta we paid Oxford Investment an investment banking fee of $1.2 million during the fourth quarter of fiscal 1999.

     On November 25, 1997, we acquired all of the issued and outstanding shares of the common stock of RPIH, the parent of RPI for approximately $2.5 million. The shareholders of RPIH received approximately $2.5 million in the aggregate for all outstanding RPIH shares. In addition, the shareholders of RPIH received approximately $402,788 as payment of the principal and accrued interest on certain outstanding loans to RPIH. Certain of our officers, directors, and shareholders were also officers, directors, or shareholders of RPIH prior to the transaction. Messrs. Isakow and Schlaybaugh were officers, directors and shareholders of RPIH. Robert H. Orley was also an officer, director and shareholder of RPIH and is a shareholder of the Company. Mr. Isakow, directly and indirectly, received $753,150, which included the payment of $117,971 for the principal and accrued interest on certain outstanding loans to RPIH. Mr. Schlaybaugh received $91,296, which included the payment of $13,120 for the principal and accrued interest on an outstanding loan to RPIH. Messrs. Robert H. and Gregg L. Orley, each beneficial owners of more than 5% of the Company's outstanding Common Stock, each received $252,248, which included the payment of $50,293 to each for the principal and accrued interest on an outstanding loan to RPIH.

     RPIH's wholly owned subsidiary, RPI, Inc. ("RPI"), a Michigan corporation, issued various demand notes to Lobdell in the aggregate principal amount of $1.4 million during the year ended March 31, 1998, each bearing interest at the prime rate plus 1.0% per annum. The notes were issued in connection with our ongoing discussions with RPIH regarding a possible merger or other similar transaction in consideration for which RPIH had agreed to deal exclusively with the Company and its affiliates until December 31, 1997. This agreement to deal exclusively with the Company allowed us to negotiate a transaction with RPIH without undue interference from a third party.

EXECUTIVE COMPENSATION

     The following table sets forth certain information as to the compensation earned by our Chief Executive Officer and our four other most highly paid officers (the "Named Executive Officers") for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                              ANNUAL COMPENSATION (1)
                                                            ---------------------------------------------------
                                                                                            OTHER ANNUAL             ALL OTHER
              NAME AND TITLE                    YEAR         SALARY            BONUS        COMPENSATION            COMPENSATION
              --------------                    ----         ------            -----        ------------            ------------
Selwyn Isakow, Chairman (2)                   1998       $ 95,577          $101,250          $ --                      $  --
                                              1997             --                --            --                         --

Rex E. Schlaybaugh, Jr.,                      1998       $138,462          $101,250          $ --                      $  --
   Vice Chairman (3)                          1997             --                --            --                         --

Steven M. Abelman, President and              1998       $230,769          $150,000          $ --                      $  --
     Chief Executive Officer (4)

Donald C. Campion, Senior Vice                1998       $147,808          $ 52,500          $ --                      $  --
   President-Chief Financial Officer (5)      1997             --                --            --                         --

Larry C. Cornwall, Senior Vice                1998       $161,846          $ 68,000          $ --                      $  --
   President-Sales and Engineering (6)        1997        124,196            36,000            --                         --
                                              1996         31,504            24,200            --                         --

John H. Ferguson, Vice President-             1998       $131,500          $ 39,000          $ --                      $  --
   Financial Operations and Assistant         1997        101,250                --            --                         --
   Secretary (7)
----------

     (1) The Company was formed in October 1995 and executive officers of the Company did not receive any compensation prior to 1997.

     (2) Mr. Isakow was the President of the Company from its inception until May 1997, for which he did not receive any compensation from the Company. Steven
M. Abelman was appointed President and Chief Executive Officer in May 1997. Mr. Isakow received compensation during the last fiscal year in connection with his position as Chairman of the Board of the Company.

     (3) Mr. Schlaybaugh did not receive any compensation from the Company prior to the last fiscal year.

     (4) Mr. Abelman was appointed President and Chief Executive Officer in May 1997. See "-Employment Agreements."

     (5) Mr. Campion was appointed Senior Vice President-Chief Financial Officer of Oxford Automotive in July 1997. Mr. Campion resigned from his position with Oxford Automotive on February 6, 1999. See "--Employment Agreements."

     (6) Mr. Cornwall joined the Company in October 1995 and only received compensation from the Company for a full fiscal year in 1997 and 1998.

     (7) Mr. Ferguson joined the Company in April 1996 and only received compensation from the Company for a full fiscal year in 1998.

EMPLOYMENT AGREEMENTS

     As of May 1, 1997, Oxford Automotive and Steven M. Abelman entered into an Employment and Noncompetition Agreement. The agreement provides that Mr. Abelman will serve as President and Chief Executive Officer of Oxford Automotive on an "at-will" basis. The agreement provides that Mr. Abelman will receive an annual base salary, will be eligible to receive a bonus of up to 60% of his salary as determined by the Board of Directors of Oxford Automotive, and will be entitled to certain fringe benefits. Mr. Abelman has also agreed not to compete with the Company during the period of his employment and for two years following the termination of his employment. Upon the termination of his employment without cause, Mr. Abelman is entitled to severance payments equal to (a) his annual base salary, if such termination is prior to May 1, 1999 or (b) 1.5 times his annual base salary, if such termination is after May 1, 1999.

     On November 24, 1995, BMG and Larry C. Cornwall entered into an Employment Agreement. The agreement provides that Mr. Cornwall will serve as Senior Vice President-Sales and Marketing of BMG on an "at-will" basis. Mr. Cornwall has subsequently been appointed as Senior Vice President-Sales and Engineering of Oxford Automotive. The agreement provides that Mr. Cornwall will receive an annual base salary, will be eligible to receive a bonus of up to 50% of his salary as determined by the Board of Directors of BMG, will be eligible to participate in the Company's profit sharing plan, and will be entitled to certain fringe benefits. Upon the termination of the agreement, Mr. Cornwall will be entitled to continue to receive his base salary for the longer of three months or the Canadian statutory requirement.

     As of July 21, 1997, Oxford Automotive and Donald C. Campion entered into an Employment and Noncompetition Agreement. The agreement provided that Mr. Campion would serve as Senior Vice President-Chief Financial Officer of Oxford Automotive on an "at-will" basis. The agreement provided that Mr. Campion would receive an annual base salary, would be eligible to receive a bonus of up to 50% of his salary as determined by the Board of Directors of Oxford Automotive, and would be entitled to certain fringe benefits. Mr. Campion also agreed not to compete with the Company during the period of his employment and for two years following the termination of his employment. Upon his resignation, Mr. Campion agreed to certain severance arrangements with the Company, and his shares were repurchased in accordance with his Employment and Noncompetition Agreement.

     See also "Certain Transactions -- Management Agreements."

                             PRINCIPAL SHAREHOLDERS

     As of February 28, 1999, there were 309,750 issued and outstanding shares of the Common Stock, without par value, of the Company (the "Common Stock"). The following table sets forth information as of March 1, 1999 with respect to the Common Stock beneficially owned by each of our directors, the Named Executive Officers, all of our directors and executive officers as a group, and by other holders known to us as having beneficial ownership of more than 5% of the Common Stock. Selwyn Isakow and our other shareholders have entered into certain agreements, each of which contain substantially identical terms, the result of which gives Mr. Isakow voting control of 100% of the Common Stock, except under certain circumstances. See "-- Shareholder Agreements." Unless otherwise specified, the address for each person is 1250 Stephenson Highway, Troy, Michigan 48083.


                                                              NUMBER OF           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES             OF CLASS
------------------------------------                           ------             --------
Selwyn Isakow (1)......................................        164,224              53.02%
2000 N. Woodward Avenue, Suite 130,
Bloomfield Hills, Michigan  48304

Rex E. Schlaybaugh, Jr.................................         20,900               6.75%
2000 N. Woodward Avenue, Suite 130,
Bloomfield Hills, Michigan  48304

Steven M. Abelman (2)..................................         12,326               3.98%

Manfred J. Walt........................................          2,300                  *
175 Boor St., E., S. Tower, Suite 601
Toronto, Ontario, Canada  M4W 3R8

John H. Ferguson.......................................          6,180                2.0%

Larry C. Cornwall......................................          7,000               2.26%

Robert H. Orley........................................         20,600               6.65%
2000 N. Woodward Avenue, Suite 130,
Bloomfield Hills, Michigan  48304

Gregg L. Orley.........................................         20,600               6.65%
2000 N. Woodward Avenue, Suite 130,
Bloomfield Hills, Michigan  48304

All directors and officers as a group (8 persons)              212,930              68.84%
(1)(2)

-------------------
   *Less than 1.0%


         (1) Includes 140,124 shares owned by Hilsel Investment Company Limited Partnership, of which Tridec Management, Inc. is General Partner. Mr. Isakow is the President and a shareholder of Tridec Management, Inc. In addition, Mr. Isakow may be deemed to be the beneficial owner of all of the outstanding shares of Common Stock as a result of certain voting power over such shares pursuant to the shareholder agreements described below and certain purchase options that may be exercised by Mr. Isakow with respect to 47,900 outstanding shares of Common Stock.

         (2) Mr. Abelman's Employment and Noncompetition Agreement with Oxford Automotive provides Oxford Automotive or its assigns with the right to repurchase his shares of Common Stock if his employment is terminated for any reason.

SHAREHOLDER AGREEMENTS

     Each holder of Common Stock is a party to a shareholder agreement which provides for certain restrictions on transfer by shareholders and grants certain other shareholders the option to purchase the shares of a shareholder upon his death. Each surviving shareholder has the right to exercise this option within 30 days of the death of a shareholder. The exercising shareholders will divide the deceased shareholder's shares as they agree or, if they are not able to agree, pro rata. If the exercising shareholders are not able to agree on a purchase price with the estate of the deceased shareholder, then the per share purchase price shall be the per share value of the Company based on the greater of the value of the Company as a going concern or on a liquidation basis, as determined by an independent appraisal. The purchase price shall be paid by an initial cash payment of up to 20% of the purchase price with the balance paid pursuant to a five-year, unsecured promissory note bearing interest at the prime rate. The agreements also provide that each shareholder will grant a proxy to Mr. Isakow to vote all of the shareholder's shares at any meeting of the Company; provided, however, that if holders of shares having a majority in interest of the shares of Common Stock determine that it is in the best interest of all of the shareholders to sell all or substantially all of the assets of the Company or to cause the Company to merge or consolidate with or into another corporation, Mr. Isakow shall exercise the proxies provided to him consistent with that decision. As a result, except as described above, Mr. Isakow has voting control of 100% of the Common Stock.


                              CERTAIN TRANSACTIONS

     As of March 31, 1997, Mr. Abelman issued a note to the Company in connection with his acquisition of shares of the Common Stock. The principal amount of the note was $130,000 and the note bears interest at the prime rate plus 1.0%, which rate is adjusted on March 31 of each year to reflect the then current prime rate. Principal and interest on the note is payable in equal annual installments with interest on the unpaid principal, with the final payment due May 31, 2002. As of February 28, 1999 the principal amount outstanding of the note was $113,469.

     As of March 31, 1997, the Company issued a subordinated demand note to Mr. Robert H. Orley in connection with the redemption of certain shares of the Company's Common Stock. The principal amount of the note was $108,203 and was paid in full subsequent to March 31, 1997.

     On February 1, 1999 we entered into a Consulting Services Agreement (the "Consulting Agreement") with Performance Learning, Inc., a Nevada corporation, ("Performance Learning"). Dennis K. Pawley, a director of Oxford Automotive is the President and Chief Operating Officer and a shareholder of Performance Learning. Under the Consulting Agreement, Performance Learning has agreed to provide consulting services to us for a one year period, which commenced on February 15, 1999. As compensation for such consulting services we will pay Performance Learning a $100,000 retainer, $5,000 per day for each day a principal of Performance Learning performs consulting services for the Company, and $1,000 per day for each day a non-principal of Performance Learning performs consulting services for the Company. The retainer is payable in two equal installments and the second installment will not be paid if we terminate the agreement after six months. We will pay additional amounts to reimburse Performance Learning for reasonable expenses it incurs in connection with performing the consulting services.

     See also "Management - Compensation Committee Interlocks and Insider Participation."

LEGAL

     Rex E. Schlaybaugh, Jr. is a shareholder, the Vice Chairman of the Board and a director of the Company. Dykema Gossett PLLC, of which Mr. Schlaybaugh is a member, has performed legal services for the Company since its inception, including services performed in connection with the Series C Offering and this Exchange Offer. The Company expects to continue to retain the firm as general counsel after the Exchange Offer.


                             DESCRIPTION OF CERTAIN
                        INDEBTEDNESS AND PREFERRED STOCK

SENIOR CREDIT FACILITY

     General. We entered into the Senior Credit Facility, providing for up to
(a) $110.0 million of revolving credit availability (the "Revolving Line") including the issuance of letters of credit, (b) $30.0 million pursuant to a term loan (the "Term Loan"), and (c) $35.0 million of revolving credit availability for tooling (the "Tooling Line"). We, along with certain principal operating subsidiaries (the "Senior Credit Obligors") are parties to or guarantors of the Senior Credit Facility. The obligations under the Senior Credit Facility (the "Obligations") are secured by a first lien on substantially all the assets of the Senior Credit Obligors. The Obligations and guaranties of the Senior Credit Obligors (the "Senior Credit Guaranties") will rank senior to all of our other indebtedness, including the Notes. Availability under the Revolving Line at March 1, 1999 was approximately $80.3 million, reduced for the effect of a Letter of Credit issued for the IRB's (as defined). Availability under the Tooling Line at March 1, 1999 was approximately $5.0 million. Funds under the Senior Credit Facility are available for general corporate purposes (including acquisitions) and letters of credit. The Senior Credit Facility also accommodates the lease transaction for the manufacturing operation in Ramos Arizpe, Mexico.

     Principal Payments. Unless otherwise required pursuant to the Senior Credit Facility, we are required to pay amounts advanced under the Revolving Line and the Tooling Line on July 31, 2004. We are required to pay the unpaid principal amount of the Term Loan in twenty-two quarterly principal payments as follows:

       QUARTERLY PAYMENT DATES                  PRINCIPAL INSTALLMENT
       -----------------------                  ---------------------
 July 31, 1999 to January 31, 2000                 $500,000
 April 30, 2000 to January 31, 2001                $1,250,000
 April 30, 2001 to January 31, 2003                $1,500,000
 April 30, 2003 to January 31, 2004                $1,875,000
 April 30, 2004 to July 31, 2004                   $2,250,000

      Interest Rates. Interest on outstanding borrowings under the Senior
Credit Facility is payable monthly and accrues at an annual rate equal to (a) the Applicable Margin (as defined in the Senior Credit Facility) plus either (i) the higher of the Prime Rate (as defined in the Senior Credit Facility) or 0.5% over the Federal Funds Rate or (ii) with respect to Canadian based borrowings, the higher of the prime rate of First Chicago/NBD Bank, Canada or 0.5% over the BA Rate (the one month bankers' acceptance rates, as further defined in the Senior Credit Facility), or (b) the London Interbank Offered Rate plus the Applicable Margin (a "LIBOR-based Rate") or, with respect to Canadian based borrowings, the BA Rate. The Applicable Margin will be based upon the Company's trailing four quarter Ratio of Total Covenant Obligations to Total Covenant EBITDA (as defined in the Senior Credit Facility) as follows:


   RATIO OF TOTAL
 COVENANT OBLIGATIONS TO     APPLICABLE MARGIN
 TOTAL COVENANT EBITDA          PRIME/LIBOR
 -----------------------     -----------------

          > 4.75              1.00% / 2.25%
       4.01-- 4.75            0.75% / 2.00%
       3.51-- 4.00            0.50% / 1.80%
       3.01-- 3.50           0.125% / 1.375%
   LESS THAN OR = 3.00        0.00% / 1.125%

     Maturity and Optional Prepayments. Unless accelerated due to default, all borrowings under the Senior Credit Facility mature on July 31, 2004, and the aggregate principal amount outstanding may not exceed 175.0 million at any time. Borrowings under the Senior Credit Facility may be prepaid at any time without premium or penalty, except that any prepayment of a LIBOR-based Rate loan that is made prior to the end of the applicable interest period shall be subject to reimbursement of breakage costs.

     Covenants. The Senior Credit Facility contains certain customary covenants, including without limitation, reporting and other affirmative covenants; financial covenants including: ratios of Total Covenant Obligations to Total Covenant EBITDA beginning at not greater than 5.25 to 1.00 and decreasing to not greater than 4.00 to 1.00 after December 31, 2003; net worth of not less than $40.2 million plus a percentage of our net income plus any proceeds from the issuance of capital stock; fixed charge coverage ratio beginning at not less than 1.00 to 1.00 and increasing to not less than 1.10 to 1.00 after December 31, 2002; and interest coverage ratio beginning at not less than 2.00 to 1.00 and increasing to not less than 2.75 to 1.00 after December 31, 2002 (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including: restrictions on incurrence of indebtedness (other than as provided for in the Senior Credit Facility, purchase money debt, the Notes, tooling debt, and guaranties of certain other debt not to exceed $30.0 million), payment of cash dividends and other distributions to shareholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, restrictions on mergers and acquisitions, and capital expenditures (each as defined in and calculated pursuant to the Senior Credit Facility). Certain covenants were amended to reflect our obligations in connection with the Ramos Arizpe lease transaction. We remained in compliance with our covenants following the acquisition of Cofimeta.

     Events of Default. The Senior Credit Facility contains customary events of default including non-payment of principal, interest or fees; violation of covenants; inaccuracy of representations or warranties; cross-defaults to certain other indebtedness and the agreement relating to the Ramos Arizpe lease, including the indebtedness evidenced by the Notes, and bankruptcy.

     Fees. We will pay, on a quarterly basis, a per annum fee ranging from 0.375% to 0.50% of the Senior Credit Facility and letter of credit fees ranging from 1.125% to 2.25%, in each case based on certain of our financial ratios.

OTHER INDEBTEDNESS

     The Canadian Department of Regional Industrial Expansion has provided a term loan (the "IRDP Loan") to BMG, bearing interest at 6% with a final maturity date of September 1, 2002. The IRDP Loan is unsecured. As of March 1, 1999,
$0.3 million was outstanding with respect to the IRDP Loan.

     The Export Development Corporation of Canada ("EDC") has provided a tooling line facility to BMG (the "EDC Facility"), bearing interest at a fixed rate of 7.36%. The EDC Facility is secured by tooling at BMG relating to specific Saturn contracts and has a final maturity of September 30, 1999. As of January 31, 1999, $1.9 million was outstanding with respect to the EDC Facility.

     Lobdell, through its subsidiary Creative Fabrication Corporation ("Creative"), is financially obligated to the County of McMinn, Tennessee pursuant to certain revenue bonds issued on behalf of Creative. On September 27, 1995, the Industrial Development Board of the County of McMinn issued $8.5 million of its Industrial Development Revenue

Bonds ("IRBs") for the purpose of lending the proceeds from the sale of the IRBs to Creative. The IRBs bear interest at a variable rate which was 3.3% at March 31, 1999. The IRBs are collateralized by a letter of credit issued by NBD Bank for the benefit of the trustee under the indenture relating to the IRBs and by a mortgage on the Creative facilities located in Tennessee and are guaranteed by Lobdell. Creative is prohibited from paying, declaring or authorizing any dividend if there is an event of default under the IRB documents. The IRBs mature in September 2010. As of March 1, 1999, $2.5 million principal amount of IRBs were outstanding.

     RPIH, through its subsidiary has been provided with a $0.6 million loan facility from the National Association of Credit Management-Great Lakes (the "RPIH Loan"), bearing interest at 6.0% with a final maturity date of April 30, 1999. As of January 31, 1999, $0.4 million was outstanding with respect to the RPIH Loan.

PREFERRED STOCK OF LOBDELL

     In connection with our acquisition of Lobdell, Lobdell issued 457,541 shares of its Series A $3.00 Cumulative Preferred Stock ( the "Series A Preferred Stock") and 49,938 shares of its Series B Preferred Stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock the "Lobdell Preferred Stock"), each having a stated value of $100 per share, of which only 397,539 shares of Series A Preferred Stock are currently outstanding. All of the Series B Preferred Stock has been cancelled, as described below. Generally, except as required by law, the holders of Lobdell Preferred Stock have no voting rights. However, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect (i) one director of Lobdell, and (ii) if Lobdell fails to pay three consecutive semi-annual dividend payments to the holders of Series A Preferred Stock, one additional director until the payment default is cured. Dividends on the Series A Preferred Stock accrue annually at the rate of $3.00 per share and are cumulative, whether or not earned or declared. Lobdell may not declare or pay any dividend or other distribution, other than in Lobdell Common Stock or other stock junior to the Lobdell Preferred Stock ("Junior Stock"), with respect to any Junior Stock unless all accrued, unpaid and current dividends with respect to the Series A Preferred Stock have either been paid or sufficient funds have been set apart for such payment. The Series A Preferred Stock also has certain liquidation preferences.

     The Series A Preferred Stock is mandatorily redeemable by Lobdell on December 31, 2006 at a price per share of $100, plus accrued and unpaid dividends to the date of redemption. However, if we do not commence a public offering of our common stock pursuant to a firm commitment underwritten offering prior to June 30, 2006, the payment for the shares of Series A Preferred Stock to be redeemed will be $103 per share, plus accrued and unpaid dividends to the date of redemption. In addition, at the option of the holders of Series A Preferred Stock, if we do not commence such a public offering of our common stock on or before December 31, 2001, Lobdell must redeem on December 31 of each year commencing with 2002 up to 20% of the aggregate number of shares of Series A Preferred Stock held by any such holder immediately prior to December 31, 2002. The Subsidiary Guaranty of Lobdell ranks senior to the Lobdell Preferred Stock. See "Description of the Notes -- Subsidiary Guaranties."

     In connection with our acquisition of Lobdell, we have agreed to exchange our common stock for the shares of Series A Preferred Stock upon the initial public offering ("Initial Public Offering") of our common stock to the public which is exclusively for cash, subject to an effective registration statement and underwritten on a firm commitment basis by one or more underwriters. The holders of Series A Preferred Stock have the right to exchange up to 50% or some lesser portion of their shares of Series A Preferred Stock (the "Election Amount") for a number of shares of our common stock equal to (i) the Election Amount, multiplied by (ii) the Exchange Ratio (the number equal to the redemption value of a share of Series A Preferred Stock, divided by the price per share to the public of Company common stock in the Initial Public Offering); provided, however, that, in the aggregate, holders of Series A Preferred Stock may not receive more than 25% of the number of shares of common stock registered pursuant to the Initial Public Offering.

     Pursuant to the acquisition of Lobdell, we obtained various indemnities for certain purchase price adjustments arising out of a closing balance sheet and for claims relating to representations and warranties made by the former common shareholders of Lobdell in connection with the acquisition. At the closing of such acquisition, 100,000 shares of Series A Preferred Stock were placed with an escrow agent to fund indemnification claims of the Company. The Company and the preferred shareholders of Lobdell have settled certain purchase price adjustments relating to the difference between the shareholder's equity reflected on the closing balance sheet and the amount that had previously been projected by Lobdell, which has resulted in the cancellation of 60,002 shares of the escrowed Series A Preferred Stock and 49,938 shares of Series B Preferred Stock, which represented all of the outstanding Series B Preferred Stock. The remaining 39,998 shares of escrowed Series A Preferred Stock were released to the preferred shareholders of Lobdell.


                            DESCRIPTION OF THE NOTES

GENERAL

    The Series C Notes were issued under an Indenture (the "Indenture") dated as of December 1, 1998, among the Company, the Subsidiary Guarantors and U.S. Bank Trust National Association, as Trustee (the "Trustee"). The terms of the Indenture apply to the Series C Notes and to the Series D Notes to be issued in exchange for the Series A Notes, Series B Notes, and Series C Notes pursuant to the Exchange Offer. The Series C Notes and the Series D Notes are collectively referred to in this section as the "Notes."

    The Indenture is substantially identical to the Indenture dated as of June 15, 1997 under which the Series A Notes and Series B Notes were issued. The Series A Notes and Series B Notes are substantially identical to, and rank pari passu in right of payment with the Series C Notes and Series D Notes. Generally, the only difference between the Series A Notes and Series B Notes, on the one hand, and the Series C Notes and Series D Notes, on the other, is the priority of Series A Notes and Series B Notes, if any remain outstanding after this Exchange Offer, with respect to the payment of any Excess Proceeds (as described below under "Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock). However, if holders of Series A Notes and Series B Notes exchange all of their notes for Series D Notes, all holders of Series D Notes will participate pro rata in any Excess Proceeds Offer. The Series A Notes and Series B Notes are collectively referred to in this section as the "Existing Senior Subordinated Notes."

    The following is a summary of certain provisions of the Indenture and the Notes, a copy of which Indenture and the form of Notes is available upon request to the Company. Due to the complexity of various negotiated provisions of the Indenture and various cross-references contained in the Indenture, the discussion below follows closely the general format of the Indenture. However, the following summary of certain provisions of the Indenture is not complete. We urge you to read all the provisions of the Indenture, including the definitions of certain terms included in the Indenture, because the Indenture defines your rights as holders of the Notes. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Certain Definitions." As used in this section, the term "Company" refers to Oxford Automotive, Inc.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, payment of interest may be made by check mailed to the addresses of the Holders as such addresses appear in the Note register.

    The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the

Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

BRIEF DESCRIPTION OF THE NOTES AND GUARANTIES

The Notes

    The Notes:

    -    are unsecured senior subordinated obligations of the Company;

    - are subordinated in right of payment to all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor; and

    -    are irrevocably and unconditionally guaranteed by the Subsidiary
         Guarantors.

The Guaranties

     The Notes are guaranteed by the following subsidiaries of the Company:

    Lobdell Emery Corporation                  Howell Industries, Inc.
    BMG North America Limited                  RPI Holdings, Inc.
    BMG Holdings, Inc.                         RPI, Inc.
    Winchester Fabrication Corporation         Prudenville Manufacturing, Inc.
    Creative Fabrication Corporation           Oxford Suspension, Inc.
    Parallel Group International, Inc.         Oxford Suspension, Ltd.
    Laserweld International, L.L.C.            OASP, Inc.
    Concept Management Corporation             OASP II, Inc.
    Lewis Emery Capital Corporation

     The Guaranties of the Notes:

    -     are general obligations of each Subsidiary Guarantor; and

    - are subordinated in right of payment to all Senior Indebtedness of each Subsidiary Guarantor.

     As of December 31, 1998, the Company and the Subsidiary Guarantors had total Senior Indebtedness of approximately $30 million (excluding unused commitments under the Senior Credit Facility). As indicated above and as discussed in detail below under "Subordination," payments on the Notes and under the Subsidiary Guaranties will be subordinated to the payment of Senior Indebtedness. The Indenture will permit the Company and the Subsidiary Guarantors to incur additional Senior Indebtedness.

     As of the date of the Indenture, all of the Company's operating subsidiaries are "Restricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

     Not all of the Company's "Restricted Subsidiaries" will guarantee the Notes. The Subsidiary Guarantors generated 98.3% of the Company's consolidated revenues in the nine-month period ended December 31, 1998 and held 97.9% of the Company's consolidated assets as of December 31, 1998. See Note 18 to the Company's Consolidated Financial Statements included at the back of this Prospectus for more detail about the division of the Company's consolidated revenues and assets between guarantor and non-guarantor subsidiaries.

TERMS OF THE NOTES

     The Notes are unsecured senior subordinated obligations of the Company, limited to $250.0 million aggregate principal amount. Of this amount, $40.0 million were issued in the Series C Offering, $160.0 million are reserved for issuance only in exchange for the Series A Notes and Series B Notes and $50.0 million are available for issuance in the future, only in accordance with paragraph (a) of the covenant described under "Certain Covenants - Limitation on Indebtedness." The Notes will mature on June 15, 2007. The Notes bear interest at the rate per annum shown on the cover page hereof from December 8, 1998, or from the most recent date to which interest has been paid or provided for, payable semi-annually to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

     The interest rate on the Series C Notes is subject to increase in certain circumstances if the Exchange Offer Registration Statement is not declared effective on a timely basis or if certain other conditions are not satisfied, as further described under "Summary-The Series D Notes." The interest rates on the Series A Notes and the Series B Notes are not subject to such increases.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 15, 2002. Thereafter, the Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                REDEMPTION
              PERIOD                              PRICE
              ------                              -----

     2002........................                105.063%
     2003........................                103.375
     2004........................                101.688
     2005 and thereafter.........                100.000

     In addition, at any time and from time to time prior to June 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTIES

     Each of the Company's Restricted Subsidiaries (other than certain foreign subsidiaries) that, as of the Issue Date, were obligors or guarantors with respect to the Senior Credit Facility irrevocably and unconditionally Guarantee, as primary obligors and not merely as sureties, on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that becomes an obligor or guarantor with respect to any of the obligations under one or more of the Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See "Certain Covenants -- Future Subsidiary Guarantors" below.

     Each Subsidiary Guaranty is a continuing guarantee and shall:

    (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,

    (b)  be binding upon each Subsidiary Guarantor, and

    (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     A Subsidiary Guaranty will be released upon the sale of all the capital stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

SUBORDINATION

     The indebtedness evidenced by the Notes and the Subsidiary Guaranties represents senior subordinated obligations of the Company and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the Notes, the payment of any Subsidiary Guaranty and all other Obligations under or in connection with the Notes, the Subsidiary Guaranties, the Indenture and/or any related agreements, documents or instruments are subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including all Obligations of the Company and such Subsidiary Guarantor under the Senior Credit Facility. The Notes and the Subsidiary Guaranties are also effectively subordinated to any Secured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness and to any liabilities of Subsidiaries other than the Subsidiary Guarantors.

     As of December 31, 1998:

    - The Company had $30.0 million outstanding Senior Indebtedness (excluding unused commitments under the Senior Credit Facility), and

    - Senior Indebtedness of the Subsidiary Guarantors was approximately $3.0 million.

     Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants -- Limitation on Indebtedness."

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other senior subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. The Company and each Subsidiary Guarantor has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes. Unsecured Indebtedness is not deemed to be subordinated or junior merely because it is unsecured.

     The Company may not pay, directly or indirectly, principal of, premium (if any) or interest on, the Notes or any other Obligations under or in connection with the Notes, the Indenture and/or any related agreements, documents or instruments or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Subordinated Debt") if:

    (1)  any Senior Indebtedness is not paid when due or

    (2) any other default on any such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. However, the Company may pay the Subordinated Debt without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

     During the continuance of any default (other than a default described in clauses (1) and (2) of the second preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 180 days thereafter (or earlier if such Payment Blockage Period is terminated:

     (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

     (2) because the default giving rise to such Blockage Notice has been waived in writing or

     (3)  because such Designated Senior Indebtedness has been repaid in full in cash).

Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of such nonpayment defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of such Senior Indebtedness before the Noteholders are entitled to receive any payment, and, until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to and in accordance with the provisions described under "-- Defeasance."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

     (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the Notes sold will be issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of Notes being, transferred.

     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of such Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S.$1,000 and integral multiples thereof if:

     (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act,

     (2) the Company in its discretion at any time determines not to have all of the Notes represented by the Global Note or

     (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global
Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.00 to 1 if such Indebtedness is Incurred prior to June 15, 1999 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

     (1) Indebtedness and other Obligations Incurred pursuant to the Bank Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness and other Obligations then outstanding does not exceed the greater of
          (i) $110 million and (ii) the sum of (x) 60% of the net book value of the inventory of the Company and its Restricted Subsidiaries and (y) 90% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP and (z) $70 million;

     (2) Indebtedness represented by the Notes issued on the Issue Date, the Exchange Notes and the Existing Senior Subordinated Notes;

     (3) Indebtedness outstanding on the Existing Senior Subordinated Note Issue Date (other than Indebtedness described in clause (1) of this paragraph), including, without limitation, the Existing Preferred Stock and Indebtedness that was Incurred after the Existing Senior Subordinated Issue Date in compliance with the Existing Indenture;

     (4) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or this clause
          (5);

     (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

     (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $15 million in the aggregate at any time outstanding;

     (9) Indebtedness and other Obligations represented by the Subsidiary Guaranties and Guarantees of Indebtedness Incurred pursuant to the Bank Credit Agreements;

     (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;

     (11) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

     (12) Tooling Indebtedness; and

     (13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)), does not exceed $20 million.

    (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance:

     (i) any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes, the Existing Senior Subordinated Notes and the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations or

     (ii) any Senior Subordinated Indebtedness unless such Indebtedness shall be Senior Subordinated Indebtedness or shall be subordinated to the Notes, the Existing Senior Subordinated Notes and the Subsidiary Guaranties, as applicable.

     (d)  For purposes of determining compliance with the foregoing covenant,

     (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and

     (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

    (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur:

     (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or

     (ii) any Secured Indebtedness that is not Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

    (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Existing Senior Subordinated Note Issue Date would exceed the sum of:

         (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Series A Notes were originally issued to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

         (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Existing Senior Subordinated Note Issue Date (other than an issuance or sale to a Subsidiary of the Company);

         (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Existing Senior Subordinated Note Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

         (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Existing Senior Subordinated Note Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

         (E)      $5 million.

    (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

         (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

         (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-Limitation on Indebtedness" or
                  (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

         (iii) any purchase or redemption of (A) Disqualified Stock of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or (B) Disqualified Stock of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company; provided, however, that
                  (1) at the time of such exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments;

         (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (v) the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from officers, former officers employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2.5 million in any one year and $5.0 million in the aggregate; provided, further, however, that (1) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) all such repurchases shall be included in the calculation of the amount of Restricted Payments; or

         (vi) dividends and redemptions required to be made with respect to the Existing Preferred Stock; provided, however, that (1) at the time of any such dividend or redemption, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) all such dividends and redemptions shall be included in the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted
Subsidiary:

    (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,

    (b)  to make any loans or advances to the Company or

    (c) transfer any of its property or assets to the Company, except:

         (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Existing Senior Subordinated
                  Note Issue Date;

         (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

         (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or
                  (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

         (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

         (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness (other than Tooling Indebtedness) of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

         (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

         (vii)    any restriction imposed by applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. For the purposes of this covenant, the following are deemed to be cash and cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are immediately converted by the Company or such Restricted Subsidiary into cash.

     With respect to any Asset Disposition occurring on or after the Existing Senior Subordinated Note Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall:

    (i) within 360 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and

    (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

     If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Existing Note Excess Proceeds Offer"), first, to purchase the Existing Senior Subordinated Notes, if any are outstanding, in accordance with the Existing Indenture (as in effect on the Issue Date) and, second, in the event that any Excess Proceeds are not applied to an Existing Note Excess Proceeds Offer to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to any remaining Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date (an "Excess Proceeds Offer"), at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

         (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

         (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $1 million in any one year, (i) are set forth in writing, (ii) comply with clause (1) and (iii) have been approved by a majority of the disinterested members of the Board of Directors and

         (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $5 million in any one year, (i) comply with clause
                  (2) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

    (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

         (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments,"

         (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors,

         (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors,

         (iv) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries,

         (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business,

         (vi) payments made to The Oxford Investment Group, Inc. for (x) management and consulting services in an aggregate amount not to exceed $1,000,000 in any one year and (y) investment banking services in connection with acquisition of assets or businesses, by the Company or any Subsidiary not to exceed the greater of (A) 1.25% of the purchase price paid by the Company or such Subsidiary for the assets or business acquired (including Indebtedness assumed by the Company or such Subsidiary as part of such acquisition) and (B) $200,000; or

         (vii) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Restricted Subsidiaries are not themselves Affiliates of the Company).

Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries.

The Company shall not:

    (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness) or

    (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than:

         (A)      to the Company or a Wholly Owned Subsidiary,

         (B)      directors' qualifying shares,

         (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or

         (D) the issuance of Preferred Stock by any Subsidiary Guarantor as partial payment for the acquisition by such Subsidiary Guarantor of Additional Assets.

Notwithstanding the foregoing, the Company may sell, and may permit a Restricted Subsidiary to issue and sell, up to 20% of the outstanding Common Stock of a Restricted Subsidiary to officers and employees of such Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes or the Subsidiary Guaranties unless:

     (i) if such Lien secures Indebtedness that ranks pari passu with the Notes and the Subsidiary Guaranties, the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or

     (ii) if such Lien secures Indebtedness that is subordinated to the Notes and the Subsidiary Guaranties, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Note and the Subsidiary Guaranties.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

     (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness";

     (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a Guaranty Agreement, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty;

     (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement comply with the Indenture.

The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

     Future Guarantors. The Company shall cause each Restricted Subsidiary that at any time becomes an obligor or guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

DEFAULTS

     An Event of Default is defined in the Indenture as:

     (i) a default in the payment of interest on the Notes when due (whether or not such payment is prohibited by the provisions described under "Subordination" above), continued for 30 days,

     (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Subordination" above),

     (iii) the failure by the Company, to comply for 30 days after notice with any of its obligations under the covenants described under "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "Limitation on Sales of Assets and Subsidiary Stock," and "Merger, Consolidation and Sale of Assets",

     (iv) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture,

     (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross-acceleration provision"),

     (vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

     (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Restricted Subsidiary, remains outstanding following such judgment and is not discharged, waived or stayed within 60 days after entry of such judgment or decree (the "judgment default provision"), or

     (viii)a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

     However, a default under clause (iii) or (iv) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of

Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

     (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,

     (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

     (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

     (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and

     (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.


AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things:

     (i) reduce the amount of Notes whose Holders must consent to an amendment,

     (ii) reduce the rate of or extend the time for payment of interest on any Note,

     (iii) reduce the principal of or extend the Stated Maturity of any Note,

     (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above,

     (v)   make any Note payable in money other than that stated in the Note,

     (vi) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty,

     (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

     (viii)make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

     The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

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


     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii), (iv), (v), (vi) (with respect only to Significant Subsidiaries) or (vii) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

    In order to exercise either defeasance option:

    (a) such defeasance must not result in a breach of, or otherwise constitute a default under any agreement or investment with respect to any Senior Indebtedness, and no default may exist under any Indebtedness and

    (b) the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

CONCERNING THE TRUSTEE

     U.S. Bank Trust National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

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


     The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

"Additional Assets" means:

     (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or

     (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants -- Limitation on Restricted Payments," "Certain Covenants -- Limitation on Affiliate Transactions" and "Certain Covenants -- Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

"Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders),

     (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or

     (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the foregoing, the term "Asset Disposition" shall not include
(x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (y) for purposes of the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock", a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Certain Covenants -- Limitation on Restricted Payments", and (z) a disposition of assets having a fair market value of less than $1 million.

"Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee



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




for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

"Bank Credit Agreements" means the Senior Credit Facility and any other bank credit agreement or similar facility entered into in the future by the Company or any Restricted Subsidiary as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

"Bank Indebtedness" means any and all present and future amounts payable under or in respect of the Bank Credit Agreements, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts and other Obligations payable thereunder or in respect thereof at any time.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Business Day" means each day which is not a Legal Holiday.

"Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Change of Control" means the occurrence of any of the following events:

     (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person or group;

     (ii) after the first public offering of common stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new


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


           directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

    (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consolidated Coverage Ratio" as of any date of determination means the ratio of
(i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

    (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period),

    (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

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    (3)    if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period,

    (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

    (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
           (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Article 11 of Regulation S-X promulgated by the Commission as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries:

    (i)    interest expense attributable to Capital Lease Obligations,

    (ii)   amortization of debt discount,

    (iii)  capitalized interest,

    (iv)   non-cash interest expenses,

    (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

    (vi) net costs associated with Hedging Obligations (including amortization of fees),

    (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, and

    (viii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, net interest expense attributable to Tooling Indebtedness shall not be included in Consolidated Interest Expense except to the extent such expense would be included in interest expense in accordance with GAAP.

"Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

    (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

    (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

    (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (v)    extraordinary gains or losses; and

    (vi)   the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

"Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

    (i) the par or stated value of all outstanding Capital Stock of the Company plus

    (ii) paid-in capital or capital surplus relating to such Capital Stock plus

    (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

"Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Designated Senior Indebtedness" means:

    (i)    the Bank Indebtedness and

    (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

"Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

    (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

    (ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or

    (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

"EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

    (i)    income tax expense (including Michigan Single Business Tax expense),

    (ii)   depreciation expense,

    (iii)  amortization expense and

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         (iv)     all other non-cash items reducing Consolidated Net Income
                  (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Preferred Stock" means the Series A $3.00 cumulative Preferred Stock issued by Lobdell and the Series B Preferred Stock issued by Lobdell in the aggregate amount of $50.7 million, less any shares of such preferred stock repurchased, redeemed or canceled subsequent to the Existing Senior Subordinated
Note Issue Date, as the terms of such preferred stock shall exist as of the Existing Senior Subordinated Note Issue Date.

"Existing Indenture" means the Indenture, dated as of June 15, 1997, among the Company, the Subsidiary Guarantors and First Trust National Association (now known as U.S. Bank Trust National Association), as Trustee relating to the Existing Senior Subordinated Notes.

"Existing Senior Subordinated Notes" means the Series A Notes and the Series B Notes.

"Existing Senior Subordinated Note Issue Date" means June 24, 1997.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Existing Senior Subordinated Note Issue Date, including those set forth in:

         (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

         (ii) statements and pronouncements of the Financial Accounting Standards Board and

         (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

         (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

         (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

"Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

"Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

         (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

         (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables arising in the ordinary course of business and which are not more than 90 days past due and not in dispute), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (vi)     all obligations of the type referred to in clauses (i) through
                  (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (vii)    all obligations of the type referred to in clauses (i) through
                  (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

         (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

"Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain Covenants - Limitation on Restricted Payments,"

         (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

         (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

"Issue Date" means December 8, 1998.

"Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of:

         (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

         (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

         (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and

         (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

"Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

"Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

"Permitted Holders" means:

         (i) any of Selwyn Isakow, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Isakow Family") whether acting in their own name or as one or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others,

         (ii) any controlled Affiliate of any member of the Isakow Family, and

         (iii) any trust solely for the benefit of one or more members of the Isakow Family (whether or not any member of the Isakow Family is a trustee of such trust).

"Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

         (i)      the Company,

         (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

         (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

         (iv)     Temporary Cash Investments;

         (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

         (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

         (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business, in an aggregate amount not to exceed $15 million (to the extent utilized for an Investment, such amount will be reinstated to the extent that the Company or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of such Investment);

         (x) any Person to the extent such Investment is received in exchange for the transfer to such Person of the assets owned as of the Existing Senior Subordinated Note Issue Date by Laserweld International L.L.C.; and

         (xi) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock."

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

"Principal" of a Note means the principal of the Note, plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

"Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

"Public Market" means any time after:

         (i)      a Public Equity Offering has been consummated and

         (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

"Purchase Money Indebtedness" mean Indebtedness:

         (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

         (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Existing Senior Subordinated Note Issue Date or Incurred in compliance with the Existing Indenture; provided, however, that:

         (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

         (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and

         (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

"Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Series A/B Issue Date.

"Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

"Restricted Payment" means, with respect to any Person:

         (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis),

         (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

         (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

         (iv) the making of any Investment in any Person (other than a Permitted Investment).

"Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.


"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.


"SEC" means the Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

"Senior Credit Facility" means the credit agreement dated as of June 24, 1997, between the Company, the lenders and other persons party thereto and NBD Bank, as Agent, together with the related documents thereto executed at any time (including, without limitation, any guarantee agreements, security agreements and other collateral documents) and the credit facilities thereunder, in each case as such documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "Certain Covenants - Limitation on Indebtedness") or adding subsidiaries as additional borrowers or guarantors thereunder).

"Senior Indebtedness" of the Company means:

         (i) all Bank Indebtedness of the Company, whether outstanding on the Existing Senior Subordinated Note Issue Date or thereafter Incurred, including the Guarantees by the Company of all Bank Indebtedness, and

         (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations,
                  (5) any obligations with respect to any Capital Stock, (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture or (7) the Notes or the Existing Senior Subordinated Notes. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

"Senior Subordinated Indebtedness" of the Company means the Notes, the Existing Senior Subordinated Notes and any other Obligations under or in connection with the Notes, the Existing Senior Subordinated Notes, the Indenture, the Existing Indenture and/or any related agreements, documents or instruments, whether now owing or hereafter incurred or owing and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

"Series A Notes: means the $125 million aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2007 issued by the Company on June 24, 1997 under the Existing Indenture.

"Series B Notes" means the $35 million aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2007 issued by the Company on April 1, 1998 under the Existing Indenture.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

"Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes and the Existing Senior Subordinated Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

"Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

         (i)      such Person,

         (ii)     such Person and one or more Subsidiaries of such Person or

         (iii) one or more Subsidiaries of such Person.

"Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes and/or the Existing Senior Subordinated Notes.

"Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guaranty.

"Temporary Cash Investments" means any of the following:

         (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

         (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor,

         (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

         (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and

         (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

"Tooling Indebtedness" means all present and future Indebtedness of the Company or any Restricted Subsidiary the proceeds of which are utilized to finance dies, molds, tooling and similar items (collectively "Tooling") for which the sales of such Tooling is covered under specific written purchase orders or agreements between the Company or any Restricted Subsidiary and the purchaser of such Tooling.

"Unrestricted Subsidiary" means:

         (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

         (ii)     any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "Certain Covenants - Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants - Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

"Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

"Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the certain United States federal income tax consequences of the Exchange Offer to a holder of Existing Notes that is an individual citizen or resident (within the meaning of Section 7701(b) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code")) of the United States or a United States corporation that purchased the Existing Notes pursuant to their original issue (a "U.S. Holder"). It is based on the Code, existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Existing Notes, and the Series D Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE EXISTING NOTES FOR SERIES D NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE EXISTING NOTES FOR SERIES D NOTES.

     ADDITIONALLY, THE COMPANY DOES NOT BELIEVE, BASED ON THE FACTS AND CIRCUMSTANCES OF THE EXCHANGE, THE LEGAL RIGHTS OR OBLIGATIONS THAT ARE ALTERED AND THE DEGREE TO WHICH THEY ARE ALTERED ARE ECONOMICALLY SIGNIFICANT. ACCORDINGLY, THE COMPANY BELIEVES THAT THE EXCHANGE OF THE EXISTING NOTES FOR SERIES D NOTES WOULD NOT BE CONSIDERED A SIGNIFICANT MODIFICATION UNDER TREAS. REG. SECTION 1.1001-3. HOWEVER, NEITHER A LETTER RULING FROM THE INTERNAL REVENUE SERVICE NOR AN OPINION OF COUNSEL HAS NOT BEEN REQUESTED. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF TREAS. REG. SECTION 1.1001-3, AS WELL AS OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE EXISTING NOTES FOR SERIES D NOTES.

THE EXCHANGE OFFER

     The exchange of Existing Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Existing Notes because the terms of the Series D Notes are not materially different from the terms of the Existing Notes. Accordingly, it is the Company's belief that such exchange will not constitute a taxable event to U.S. Holders and, therefore,

         (i) no gain or loss should be realized by a U.S. Holder upon receipt of a Series D Note,

         (ii) the holding period of the Series D Note should include the holding period of the Existing Note exchanged therefor and

         (iii) the adjusted tax basis of the Series D Note should be the same as the adjusted tax basis of the Existing Note exchanged therefor immediately before the exchange.

STATED INTEREST

     Stated interest on a Series D Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Existing Notes are not considered to have been issued with original issue discount for federal income tax purposes, and there will be no original issue discount with respect to the Series D Notes.

PREMIUM

     The Series B Notes and the Series C Notes were issued for an amount that, at the time of issuance, was in excess of the amount payable at the maturity date of the Series B Notes and the Series C Notes. Therefore, a U.S. Holder of

Series D Notes received in exchange for Series B Notes or Series C Notes will be treated as holding Series D Notes at a premium.

     A U.S. Holder generally may elect to amortize the premium over the term of the Series D Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Series D Note. The U.S. Holder's adjusted tax basis in the Series D Note will be reduced to the extent of the deduction of amortizable bond premium. Premium on a Series D Note held by a U.S. Holder that does not make such an election to amortize will decrease the gain or increase the loss otherwise recognized on disposition of the Series D Note.

     U.S. Holders otherwise permitted to report income under the "cash method" of accounting should carefully consider the advisability of such an election to amortize premium, since it would not permit them to report interest income from the Series D Note using the cash method and, accordingly, it may result in an acceleration of interest income from a Series D Note.

     The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

MARKET DISCOUNT

     A U.S. Holder of a Note, other than an initial Holder, will be treated as holding the Note at a market discount (a "Market Discount Note") if the amount for which such U.S. Holder purchased the Note is less than the Note's principal amount, subject to a de minimis rule.

     In general, any partial payment on, or gain recognized on the maturity or disposition of, a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently, generally will be required to defer deductions for interest on borrowings allocable to such Note, in an amount not exceeding the accrued market discount on such Note, until the maturity or disposition of such Note.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     A U.S. Holder's tax basis in a Series D Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Series D Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Series D Note. Gain or loss recognized on the sale, exchange or retirement of a Series D Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Series D Note was held for more than one year.

BACKUP WITHHOLDING

     Under certain circumstances, a U.S. Holder of a Series D Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series D Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series D Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series D Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Subsidiary Guarantors has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _____________, 1999 (90 days after the date of this Prospectus), all dealers effecting transactions in the Series D Notes may be required to deliver a prospectus.

     Neither the Company nor any of the Subsidiary Guarantors will receive any proceeds from any sale of Series D Notes by broker-dealers. Series D Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series D Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series D Notes. Any broker-dealer that resells Series D Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series D Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series D Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and each of the Subsidiary Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Series C Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Series C Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Series D Notes offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Bloomfield Hills, Michigan. Rex E. Schlaybaugh, Jr. is a shareholder, the Vice Chairman of the Board and a director of the Company. Mr. Schlaybaugh is a member of Dykema Gossett PLLC. Certain matters relating to the Subsidiary Guaranties and the application of Ontario law to them will be passed upon for the Company by Fasken Campbell Godfrey, Toronto, Ontario.


                                     EXPERTS


     On March 28, 1997, PricewaterhouseCoopers LLP, independent accountants, was selected by the Board of Directors of Oxford Automotive, Inc. to audit the financial statements of Oxford Automotive, Inc. for the fiscal year ended March 31, 1997.



     The consolidated financial statements of Oxford Automotive, Inc. as of and for the years ended March 31, 1998 and 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The consolidated financial statements of the Company as of March 31, 1996 and for the period from October 28, 1995 through March 31, 1996 appearing in this Prospectus and the related financial statement schedule included in the Exchange Offer Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of BMG North America Limited (Predecessor) for the period from April 1, 1995 through October 27, 1995 appearing in this Prospectus and the related financial statement schedule included in the Exchange Offer Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of Lobdell Emery Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements of Howell Industries, Inc. as of and for the year ended July 31, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The consolidated financial statements of RPI Holdings, Inc. as of March 31, 1997 and June 30, 1996 and for the nine-month period ended March 31, 1997 and year ended June 30, 1996 included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The combined financial statements of the Suspension Division of Eaton Corporation as of December 31, 1997 and for the year then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Cofimeta S.A. and its subsidiaries as of and for the nine months ended September 30, 1998 and as of and for the years ended December 31, 1997 and 1996 included in this Prospectus have been so included in reliance on the report Coopers & Lybrand Audit, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                               Page
OXFORD AUTOMOTIVE, INC.
Report of Independent Accountants ...........................................................................   F-3
Independent Auditors' Report ................................................................................   F-4
Consolidated Balance Sheets as of March 31, 1998, 1997 and 1996 and December 31, 1998 (unaudited) ...........   F-5
Consolidated Statements of Operations for the years ended March 31, 1998 and 1997, the period from
     October 28, 1995 through March 31, 1996 and the nine months ended December
     31, 1998 and 1997 (unaudited) for the Company; and for the period from
     April 1, 1995 through October 27, 1995 for the Predecessor .............................................   F-6
Consolidated Statements of Changes in Shareholders' Equity (Net Capital Deficiency)
     and Comprehensive Income for the years ended March 31, 1998 and 1997, the period from October 28, 1995 through March 31, 1996 and the nine months ended December 31, 1998 (unaudited) for the Company; and for the period
     from April 1, 1995 through October 27, 1995 for the Predecessor ........................................   F-7
Consolidated Statements of Cash Flows for the years ended March 31, 1998 and 1997, the period from
     October 28, 1995 through March 31, 1996 and the nine months ended December
     31, 1998 and 1997 (unaudited) for the Company; and for the period from
     April 1, 1995 through October 27, 1995 for the Predecessor .............................................   F-8
Notes to Consolidated Financial Statements ..................................................................   F-9

OXFORD AUTOMOTIVE, INC.
Condensed consolidating financial information as of and for the nine months ended December 31, 1998 .........   F-33

LOBDELL EMERY CORPORATION
Report of Independent Accountants ...........................................................................   F-38
Consolidated Balance Sheets as of December 31, 1996 and 1995 ................................................   F-39
Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and 1994 ..................   F-40
Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1996, 1995 and
         1994 ...............................................................................................   F-41
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 ..................   F-42
Notes to Consolidated Financial Statements ..................................................................   F-43


HOWELL INDUSTRIES, INC.
Report of Independent Accountants ...........................................................................   F-54
Consolidated Balance Sheet as of July 31, 1997 ..............................................................   F-55
Statement of Operations for the year ended July 31, 1997 ....................................................   F-56
Statement of Shareholders' Equity for the year ended July 31, 1997 ..........................................   F-57
Statement of Cash Flows for the year ended July 31, 1997 ....................................................   F-58
Notes to Consolidated Financial Statements ..................................................................   F-59


RPI HOLDINGS, INC.
Report of Independent Accountants ...........................................................................   F-65
Report of Independent Accountants ...........................................................................   F-66
Consolidated Balance Sheets as of  March 31, 1997,  June 30, 1996 and September 30, 1997 (unaudited) ........   F-67
Consolidated Statements of Operations  for the period from July 1, 1996 to March 31, 1997, for the year ended
         June 30, 1996, and the six months ended September 30, 1997 and 1996 (unaudited) ....................   F-68
Consolidated Statement of Changes in Shareholders' Equity for the period from July 1, 1996 to March 31, 1997, the period from July 1, 1995 to June 30, 1996, and for the six months ended September 30, 1997
         (unaudited) ........................................................................................   F-69
Consolidated Statements of Cash Flows for period from July 1, 1996 to March 31, 1997, for the year ended
          June 30, 1996, and the six months ended September 30, 1997 and 1996 (unaudited) ...................   F-70
Notes to Consolidated Financial Statements ..................................................................   F-71

SUSPENSION DIVISION OF EATON CORPORATION
Report of Independent Accountants ...........................................................................   F-78
Combined Balance Sheets as of December 31, 1997 and March 31, 1998 (unaudited) ..............................   F-79
Combined Statements of Operations for the year ended December 31, 1997, and for the three months
         ended March 31, 1998 and 1997 (unaudited) ..........................................................   F-80
Combined Statements of Cash Flows for the year ended December 31, 1997, and for the three months
         ended March 31, 1998 and 1997 (unaudited) ..........................................................   F-81
Notes to Combined Financial Statements ......................................................................   F-82

Cofimeta S.A.
Independent Auditors Report .................................................................................   F-94
Consolidated Assets as of September 30, 1998 and December 31, 1997 ..........................................   F-95
Consolidated Liabilities as of September 30, 1998 and December 31, 1997 .....................................   F-96
Consolidated Income Statements for the nine months ended September 30, 1998
      and the years ended December 31, 1997 and 1996 ........................................................   F-97
Consolidated Cash Flow Statements for the nine months ended September 30, 1998 and
      the years ended December 31, 1997 and 1996 ............................................................   F-98
Notes to Consolidated Financial Statements ..................................................................   F-99

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Oxford Automotive, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Oxford Automotive, Inc. and its subsidiaries (the Company) at March 31, 1998 and 1997 and the results of their operations and their cash flows for the years ended March 31, 1998 and 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The financial statements of the Company as of March 31, 1996 and for the period from October 28, 1995 through March 31, 1996 and the financial statements of BMG North America Limited (the Predecessor) for the period from April 1, 1995 through October 27, 1995 were audited by other independent accountants whose report dated May 21, 1996 expressed an unqualified opinion on those statements.



PRICE WATERHOUSE LLP
Bloomfield Hills, Michigan
June 22, 1998

                          INDEPENDENT AUDITORS' REPORT


To the Directors of
Oxford Automotive, Inc. and BMG North America Limited

We have audited the consolidated balance sheet of Oxford Automotive, Inc. as at March 31, 1996 and the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from October 28, 1995 to March 31, 1996 for Oxford Automotive, Inc. and the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from April 1, 1995 to October 27, 1995 for BMG North America Limited. These financial statements are the responsibility of the management of Oxford Automotive, Inc. and BMG North America Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Oxford Automotive, Inc., as at March 30, 1996 and the results of its operations and its cash flows for the period from October 28, 1995 to March 31, 1996 and the results of BMG North America Limited's operations and its cash flows for the period from April 1, 1995 to October 27, 1995 in accordance with U.S. generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Chartered Accountants

Kitchener, Ontario
May 21, 1996

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED BALANCE SHEETS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------



                                                                     December 31,                   MARCH 31,
                                                                           1998           1998         1997           1996
                          ASSETS                                      (unaudited)

Current assets
  Cash and cash equivalents                                              $     318     $   18,321    $   9,671      $    -
  Trade receivables, net                                                    86,336         65,273       47,626           8,338
  Inventories                                                               33,911         21,305       13,411           3,719
  Refundable income taxes                                                                   1,601        1,641
  Reimbursable tooling                                                      40,237         13,315        4,968           3,298
  Deferred income taxes                                                      4,399          4,399        4,633
  Unexpended bond proceeds                                                       6          4,159
  Prepaid expenses and other current assets                                  3,630          2,803        1,354           1,181
                                                                         ---------     ----------    ---------      ----------
     TOTAL CURRENT ASSETS                                                  168,837        131,176       83,304          16,536
Unexpended bond proceeds                                                                                 3,937
Marketable securities                                                        8,092          8,627
Other noncurrent assets                                                     36,269         10,116        4,588           6,734
Deferred income taxes                                                        7,918          6,405        5,087           6,139
Property, plant and equipment, net                                         191,446        163,708      146,778          19,791
                                                                         ---------     ----------    ---------      ----------

     TOTAL ASSETS                                                        $ 412,562     $  320,032    $ 243,694      $   49,200
                                                                         =========     ==========    =========      ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current liabilities
  Trade accounts payable                                                 $  54,428     $   52,214    $  31,421      $   14,570
  Employee compensation                                                     10,918          4,808        4,986           1,883
  Restructuring reserve                                                      3,019          6,363        7,050             608
  Accrued expenses and other current liabilities                            10,000         12,242        9,040           3,299
  Current portion of borrowings                                              3,411         10,965       24,274          11,258
                                                                         ---------     ----------    ---------      ----------
     TOTAL CURRENT LIABILITIES                                              81,766         86,592       76,771          31,618
Pension liability                                                            5,470          4,727        3,631           1,080
Postretirement medical benefits liability                                   41,427         35,992       33,467
Deferred income taxes                                                       13,962         15,332       10,442
Other noncurrent liabilities                                                 3,870          2,596        2,187              67
Long-term borrowings -- less current portion                               227,549        128,483       75,555          15,500
                                                                         ---------     ----------    ---------      ----------
     TOTAL LIABILITIES                                                     374,054        273,722      202,053          48,265
                                                                         ---------     ----------    ---------      ----------
Commitments and contingent liabilities (Note 15)

Redeemable Series A $3.00 Cumulative Preferred Stock, $100 stated
  value -- 457,541 shares authorized, 397,539 shares issued and outstanding in 1998 and 457,541 shares issued and outstanding in
  1997 (Notes 3 and 13)                                                     40,586         40,192       36,012
                                                                         ---------     ----------    ---------
Redeemable Series B Preferred Stock, $100 stated value -- 49,938 shares authorized, no shares issued and outstanding in 1998 and
  49,938 shares issued and outstanding in 1997 (Notes 3 and 13)                                          3,288
                                                                         ---------     ----------    ---------
SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
  Common stock, 400,000 shares authorized; 309,750
     shares issued and outstanding at March 31, 1998 and 1997 and
     75,000 shares issued and outstanding at March 31, 1996                  1,050          1,050        1,050             750
  Accumulated other comprehensive income                                    (6,178)           318         (281)           (230)
  Retained earnings                                                          3,050          4,750        1,572             415
                                                                         ---------     ----------    ---------      ----------
                                                                            (2,078)         6,118        2,341             935
                                                                         ---------     ----------    ---------      ----------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)  $ 412,562     $  320,032    $ 243,694      $   49,200
                                                                         =========     ==========    =========      ==========



    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


                                                                                   COMPANY
                                          ------------------------------------------------------------------------------------------
                                                                                                                     PERIOD FROM
                                           NINE MONTHS ENDED NINE MONTHS ENDED   YEAR ENDED        YEAR ENDED     OCTOBER 28, 1995
                                             DECEMBER 31,      DECEMBER 31,      MARCH 31,          MARCH 31,          THROUGH
                                                 1998              1997             1998              1997         MARCH 31, 1996
                                             (unaudited)        (unaudited)
Net sales                                    $   408,144        $  295,530       $   410,321        $  136,861        $   35,572
Cost of sales                                    372,612           267,180           368,420           125,375            31,624
                                             -----------        ----------       -----------        ----------        ----------
  GROSS PROFIT                                    35,532            28,350            41,901            11,486             3,948

Selling, general and administrative               22,235            13,587            21,839             7,685             2,235
Restructuring provision                            1,176                               1,610
Gain on sale of equipment                    -----------        -----------           (1,602)
                                                                                 -----------        ----------        ----------
  OPERATING INCOME                                12,121            14,763            20,054             3,801             1,713

Other income (expense)
  Interest expense                               (14,255)           (7,921)          (10,710)           (3,388)           (1,096)
  Other                                              949               531               321             2,201
                                             -----------        ----------       -----------        ----------

INCOME BEFORE BENEFIT (PROVISION) FOR
 INCOME TAXES                                     (1,185)            7,373             9,665             2,614               617
Benefit (provision) for income taxes                 475            (2,949)           (4,074)           (1,065)             (202)
                                             -----------        ----------       -----------        ----------        ----------
NET INCOME                                          (710)            4,424             5,591             1,549               415

Accrued dividends and accretion on
 Redeemable preferred stock                          990             1,002             1,334               300
                                             -----------        ----------       -----------        ----------        ----------

NET INCOME APPLICABLE TO COMMON STOCK        $    (1,700)       $    3,422       $     4,257        $    1,249        $      415
                                             ===========        ==========       ===========        ==========        ==========

NET INCOME PER SHARE (BASIC AND DILUTED)     $     (5.49)       $    11.05       $     13.74        $     9.37        $     9.10
                                             ===========        ==========       ===========        ==========        ==========



                                                PREDECESSOR
                                              ----------------
                                                PERIOD FROM
                                                APRIL 1, 1995
                                                 THROUGH
                                               OCTOBER 27, 1995

Net sales                                          $   49,043
Cost of sales                                          46,895
                                                   ----------
  GROSS PROFIT                                          2,148

Selling, general and administrative                     3,922
Restructuring provision
Gain on sale of equipment
                                                   ----------
  OPERATING INCOME                                     (1,774)

Other income (expense)
  Interest expense                                     (1,048)
  Other


INCOME BEFORE BENEFIT (PROVISION) FOR              ----------
 INCOME TAXES                                          (2,822)
Benefit (provision) for income taxes                      938
                                                   ----------
NET INCOME                                         $   (1,884)
                                                   ===========
Accrued dividends and accretion on
 Redeemable preferred stock


NET INCOME APPLICABLE TO COMMON STOCK


NET INCOME PER SHARE (BASIC AND DILUTED)


    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(NET CAPITAL DEFICIENCY) AND COMPREHENSIVE INCOME
(DOLLAR AMOUNTS IN THOUSANDS)
 -------------------------------------------------------------------------------




                                                          PREDECESSOR
                                  ------------------------------------------------------------
                                                FOREIGN              NET            EQUITY
                                               CURRENCY        UNREALIZED GAIN  ADJUSTMENT FOR
                                    COMMON    TRANSLATION       ON MARKETABLE  MINIMUM PENSION
                                    STOCK     ADJUSTMENT          SECURITIES      LIABILITY
APRIL 1, 1995                     $ 14,262      $    40             $   -           $   -
Comprehensive Income
  Net loss
  Foreign currency translation
   adjustments                         575         (155)

Comprehensive Income

Issuance of common stock, net
   of redemptions                      (40)
                                  --------      -------             -----           -----

OCTOBER 27, 1995                  $ 14,797      $  (115)            $   -           $   -
                                  ========      =======             =====           =====


                                                            COMPANY
                                  ------------------------------------------------------------
                                                FOREIGN              NET            EQUITY
                                               CURRENCY        UNREALIZED GAIN  ADJUSTMENT FOR
                                     COMMON   TRANSLATION       ON MARKETABLE  MINIMUM PENSION
                                      STOCK   ADJUSTMENT          SECURITIES      LIABILITY
OCTOBER 28, 1995                    $   750     $      -            $   -           $     -

Comprehensive Income
  Net income
  Foreign currency translation
   adjustments                                         5
  Equity adjustment for
   Minimum pension liability                                                           (235)

Comprehensive Income
                                    -------      -------            ------            -----

MARCH 31, 1996                          750            5                 -             (235)

Comprehensive Income
  Net income
  Foreign currency translation
   Adjustments                                       (33)
  Equity adjustment for
   Minimum pension liability                                                            (18)

Comprehensive Income

Accrued dividends and
   Accretion of redeemable
   Preferred stock
Issuance of common stock, net
   of redemptions                       300
                                    -------      -------            ------            -----

MARCH 31, 1997                        1,050          (28)                -             (253)

Comprehensive Income
  Net income
  Foreign currency translation
   Adjustments                                      (623)
  Unrealized gain on marketable
   securities                                                          969
  Equity adjustment for
   minimum pension liability                                                            253

Comprehensive Income

Excess of purchase price over
   Predecessor basis

Accrued dividends and accretion
   on redeemable preferred stock
                                    -------       ------            ------            -----

MARCH 31, 1998                        1,050         (651)              969

Comprehensive Income (unaudited)
  Net income (unaudited)
  Foreign currency translation
    adjustments (unaudited)                       (5,481)
  Unrealized loss on marketable
   securities (unaudited)                                            (1,015)

  Comprehensive Income

  Accrued dividends and accretion
   of redeemable preferred
   stock (unaudited)
                                    -------       ------            ------            -----
DECEMBER 31, 1998
 (UNAUDITED)                        $ 1,050      $(6,132)           $  (46)           $   -
                                    =======      =======            ======            =====




                                                           PREDECESSOR
                                 ----------------------------------------------------------------
                                        SUBTOTAL
                                     ACCUMULATED          RETAINED
                                 OTHER COMPREHENSIVE      EARNINGS     COMPREHENSIVE
                                        INCOME            (DEFICIT)       INCOME           TOTAL
APRIL 1, 1995                        $    40             $  (3,469)      $              $  10,833
Comprehensive Income
  Net loss                                                  (1,884)        (1,884)         (1,884)
  Foreign currency translation
   adjustments                          (155)                                (155)            420
                                                                         --------
Comprehensive Income                                                     $ (2,039)
                                                                         ========
Issuance of common stock, net
   of redemptions                                                                             (40)
                                     -------             ---------                      ---------

OCTOBER 27, 1995                     $  (115)            $  (5,353)                     $   9,329
                                     =======             =========                      =========













                                                              COMPANY
                                  ---------------------------------------------------------------
                                       SUBTOTAL
                                      ACCUMULATED
                                  OTHER COMPREHENSIVE    RETAINED      COMPREHENSIVE
                                        INCOME           EARNINGS         INCOME           TOTAL

OCTOBER 28, 1995                      $     -            $      -       $      -         $   750

Comprehensive Income
  Net income                                                  415            415             415
  Foreign currency translation
   adjustments                              5                                  5               5
  Equity adjustment for
   Minimum pension liability             (235)                              (235)           (235)
                                                                        --------
Comprehensive Income                                                         185
                                                                        ========
                                      -------            --------                       --------

MARCH 31, 1996                           (230)                415                            935

Comprehensive Income
  Net income                                                1,549          1,549           1,549
  Foreign currency translation
   Adjustments                            (33)                               (33)            (33)
  Equity adjustment for
   Minimum pension liability              (18)                               (18)            (18)
                                                                        --------
Comprehensive Income                                                       1,498
                                                                        ========

Accrued dividends and
   Accretion of redeemable
   Preferred stock                                           (300)                          (300)
Issuance of common stock, net
   of redemptions                                             (92)                           208
                                      -------            --------                       --------

MARCH 31, 1997                           (281)              1,572                          2,341

Comprehensive Income

  Net income                                                5,591          5,591           5,591
  Foreign currency translation
   Adjustments                           (623)                              (623)           (623)
  Unrealized gain on marketable
   securities                             969                                969             969
  Equity adjustment for
   minimum pension liability              253                                253             253
                                                                        --------
Comprehensive Income                                                       6,190
                                                                        ========
Excess of purchase price over
   Predecessor basis                                       (1,079)                        (1,079)

Accrued dividends and accretion
   on redeemable preferred stock                           (1,334)                        (1,334)
                                      -------            --------                       --------

MARCH 31, 1998                            318               4,750                          6,118

Comprehensive Income (unaudited)
  Net income (unaudited)                                     (710)          (710)           (710)
  Foreign currency translation
    adjustments (unaudited)            (5,481)                            (5,481)         (5,481)
  Unrealized loss on marketable
   securities (unaudited)              (1,015)                            (1,015)         (1,015)
                                                                        --------
Comprehensive Income (unaudited)                                        $ (7,206)
                                                                        ========
Accrued dividends and accretion
   of redeemable preferred
   stock (unaudited)                                         (990)                          (990)
                                      -------              ------                       --------
DECEMBER 31, 1998
 (UNAUDITED)                           (6,178)            $ 3,050                       $ (2,078)
                                      =======             =======                       ========


    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                      COMPANY
                                                     ------------------------------------------------------------------------
                                                                                                               PERIOD FROM
                                                         NINE MONTHS ENDED        YEAR ENDED    YEAR ENDED   OCTOBER 28, 1995
                                                            DECEMBER 31,           MARCH 31,     MARCH 31,       THROUGH
                                                        1998          1997           1998          1997      MARCH 31, 1996
OPERATING ACTIVITIES
Net income (loss)                                     $     (710)  $    4,424    $    5,591    $    1,549     $       415
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating
activities
  Depreciation and amortization                           19,552       14,580        20,279         5,041             687
  Deferred income taxes                                   (2,968)      (3,759)          137         2,136             230
  Gain on sale of equipment                                                52        (1,586)         (195)             (2)
  Changes in operating assets and liabilities
    affecting cash
    Trade receivables                                    (11,162)       9,435        (4,615)       (8,953)          6,617
    Inventories                                           (1,853)       2,832         1,496          (299)           (277)
    Reimbursable tooling                                 (27,237)        (909)       (7,368)       (1,601)          1,824
    Prepaid expenses and other assets                      3,396       (2,334)          569           129           1,592
    Other noncurrent assets                                                            (836)        3,544
    Trade accounts payable                                (3,772)      (7,948)       11,416          (605)         (6,501)
    Employee compensation                                                               169        (6,072)            309
    Restructuring reserve                                 (3,272)      (1,392)        (745)         (398)
    Accrued expenses and other liabilities                 1,448       (1,143)       (3,166)       (1,885)         (1,716)
    Income taxes payable/refundable                                                   2,914          (199)
    Other noncurrent liabilities                          (4,589)       1,405         1,731           (39)
                                                      ----------   ----------    ----------    ----------     -----------
      NET CASH PROVIDED BY (USED IN)OPERATING
        ACTIVITIES                                       (31,167)      15,243        25,986        (7,847)          3,178
                                                      ----------   ----------    ----------    ----------     -----------
INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired             (53,886)     (24,145)      (24,219)       (9,309)         (1,983)
Purchase of property, plant and equipment                (20,369)     (11,418)      (16,723)       (3,326)         (3,466)
Proceeds from sale of equipment                                         1,050         5,433           341              33
Purchases of marketable securities                          (892)                    (7,658)
                                                      ----------   ----------    ----------    ----------     -----------
      NET CASH USED IN INVESTING ACTIVITIES              (75,147)     (34,513)      (43,167)      (12,294)         (5,416)
                                                      ----------   ----------    ----------    ----------     -----------
FINANCING ACTIVITIES
Issuance of share capital                                                                             300             750
Proceeds from borrowing arrangements                      92,085      124,814       126,653        78,823          23,814
Principal payments on borrowing arrangements                          (92,245)      (93,782)      (49,186)        (16,482)
Payment of preferred stock dividends                        (596)        (597)       (1,193)
Debt financing costs                                      (2,621)                    (5,372)
Redemption and retirement of common stock                                                             (92)
Obligation under capital lease - net                                                                                   (6)
                                                      ----------   ----------    ----------    ----------     -----------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES                                        88,868       31,972        26,306        29,845           8,076
                                                      ----------   ----------    ----------    ----------     -----------
Effect of exchange rate changes on cash                     (557)      (2,818)         (475)          (33)
                                                      ----------   ----------    ----------    ----------     -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                            (18,003)       9,884         8,650         9,671           5,838
Cash and cash equivalents at beginning of
  Period                                                  18,321        9,671         9,671                       (11,238)
                                                      ----------   ----------    ----------    ----------     -----------

Cash and cash equivalents at end of period            $      318   $   19,555    $   18,321    $    9,671     $    (5,400)
                                                      ==========   ==========    ==========    ==========     ===========

Cash paid for interest                                $   18,269   $    7,033    $    7,338    $    3,033     $     1,096
                                                      ==========   ==========    ==========    ==========     ===========

Cash paid for income taxes                            $    2,527   $    4,190    $    4,670    $     -        $        42
                                                      ==========   ==========    ==========    ==========     ===========



                                                       PREDECESSOR
                                                     ----------------
                                                       PERIOD FROM
                                                      APRIL 1, 1995
                                                         THROUGH
                                                     OCTOBER 27, 1995
OPERATING ACTIVITIES
Net income (loss)                                     $ (1,884)
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating
activities
  Depreciation and amortization                            919
  Deferred income taxes                                 (1,036)
  Gain on sale of equipment
  Changes in operating assets and liabilities
    affecting cash
    Trade receivables                                   (3,311)
    Inventories                                           (259)
    Reimbursable tooling                                  (760)
    Prepaid expenses and other assets                   (1,768)
    Other noncurrent assets
    Trade accounts payable                               6,417
    Employee compensation                                 (493)
    Restructuring reserve
    Accrued expenses and other liabilities               3,504
    Income taxes payable/refundable
    Other noncurrent liabilities
                                                      --------
      NET CASH PROVIDED BY (USED IN)OPERATING
        ACTIVITIES                                       1,329
                                                      --------
INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired
Purchase of property, plant and equipment               (5,111)
Proceeds from sale of equipment                             11
                                                      --------
Purchases of marketable securities
      NET CASH USED IN INVESTING ACTIVITIES             (5,100)
                                                      --------
FINANCING ACTIVITIES
Issuance of share capital
Proceeds from borrowing arrangements                       921
Principal payments on borrowing arrangements            (7,477)
Payment of preferred stock dividends
Debt financing costs
Redemption and retirement of common stock                  (40)
Obligation under capital lease - net                        (3)
                                                      --------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES                                      (6,599)
                                                      --------
Effect of exchange rate changes on cash
                                                      --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                          (10,370)
Cash and cash equivalents at beginning of
  Period                                                  (868)
                                                      --------

Cash and cash equivalents at end of period            $(11,238)
                                                      ========

Cash paid for interest                                $  1,048
                                                      ========

Cash paid for income taxes                            $     79
                                                      ========




    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  1.   NATURE OF OPERATIONS

       Oxford Automotive, Inc. (the Company) is a full-service supplier of metal stampings and welded assemblies used as original equipment components primarily by North American original equipment automotive manufacturers. The Company's products are used in a wide variety of sport utility vehicles, light and medium trucks, vans and passenger cars. The Company primarily operates from thirteen plants located in the United States, Canada and Mexico. The Company's hourly workforce is represented by various unions.

       Net sales to the Company's three primary customers as a percentage of total sales are as follows:


                                                                                                    PERIOD FROM
                                                                                               OCTOBER 28, 1995
                                                         YEAR ENDED           YEAR ENDED              THROUGH
                                                       MARCH 31, 1998      MARCH 31, 1997       MARCH 31, 1996

         General Motors Corporation                          54%                  62%                  67%
         Ford Motor Company                                  31%                  17%                  -
         Chrysler Corporation                                 9%                  -                    -

       Accounts receivable from General Motors Corporation, Ford Motor Company and Chrysler Corporation represent approximately 39%, 39% and 13%, respectively, of the March 31, 1998 accounts receivable balance.

       Although the Company is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at March 31, 1998. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

  2.   SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION
       The financial statements for the period from April 1, 1995 through October 27, 1995 are those of BMG North America Limited (the Predecessor), which was acquired by Oxford Automotive, Inc. (formerly BMG-MI, Inc.) on October 28, 1995.

       The consolidated financial statements as of March 31, 1998 and 1997 and for the years then ended and for the period from October 28, 1995 through March 31, 1996 are those of the Company and its subsidiaries. The financial statements of the Company and the Predecessor are not comparable in certain respects due to differences between the cost bases of certain assets held by the Company versus that of the Predecessor, resulting in reduced depreciation and amortization charges subsequent to October 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company, as well as the Company's acquisitions subsequent to October 28, 1995 discussed further in Note 3.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       PRINCIPLES OF CONSOLIDATION
       The consolidated financial statements of the Company include the accounts of Oxford Automotive, Inc. and its wholly-owned subsidiaries, BMG Holdings, Inc. (BMGH), Howell Industries, Inc. (Howell), Lobdell Emery Corporation (Lobdell), RPI Holdings, Inc. (RPIH) and Oxford Automotriz de Mexico S.A. de C.V. (Oxford Mexico). Intercompany accounts and transactions have been eliminated.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION
       Revenue is recognized by the Company upon shipment of product to the customer.

       FINANCIAL INSTRUMENTS
       At March 31, 1998 and 1997, the carrying amount of financial instruments such as cash and cash equivalents, trade receivables and payables and unexpended bond proceeds, approximated their fair values. The carrying amount of the long-term customer receivables and borrowings at March 31, 1998 and 1997, approximated their fair values based on the variable interest rates available to the Company for similar arrangements.

       CASH EQUIVALENTS
       The Company considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

       INVENTORIES
       Inventories are stated at the lower of cost or market. Cost is principally determined by the last-in, first-out (LIFO) method for the Company's United States operations and by the first-in first-out (FIFO) method for the Company's Canadian operations.

       REIMBURSABLE TOOLING
       Reimbursable tooling represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management. Losses, if any, are recorded when known and in cases where billings exceed costs incurred, the related tooling gain is recognized upon acceptance of the tooling by the customer. Certain of the Company's tooling costs are financed through lending institutions and are reimbursed by customers on a piece price basis. These tooling assets are classified as either accounts receivable ($2,676, $3,695, and $1,809 at March 31, 1998, 1997, and 1996 respectively), other noncurrent assets (none, $3,800 and $6,734 at March 31, 1998, 1997, and 1996 respectively) or equipment depending upon the ultimate title holder of the tooling assets.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       UNEXPENDED BOND PROCEEDS
       Unexpended bond proceeds in the accompanying consolidated balance sheet represent unexpended proceeds from the issuance of industrial development revenue bonds by Creative Fabrication Corporation (Creative), a wholly-owned subsidiary of Lobdell, as discussed in Note 8, and are invested in allowable money market accounts and commercial paper with a maturity of 90 days or less.

       PROPERTY, PLANT AND EQUIPMENT
       Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:


                                                                       YEARS
         Land improvements                                               15
         Buildings and improvements                                     30-40
         Machinery and equipment                                         3-20

       IMPAIRMENT OF LONG-LIVED ASSETS
       The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company recognizes impairment losses for assets or groups of assets where the sum of the estimated future cash flows (undiscounted and without interest charges) is less than the carrying amount of the related asset or group of assets. The amount of the impairment loss recognized is the excess of the carrying amount over the fair value of the asset or group of assets being measured.

       MARKETABLE SECURITIES
       Marketable securities at March 31, 1998, mainly composed of equity securities, are classified as available-for-sale securities and are reported at fair value using quoted market prices. Unrealized holding gains and losses are included as a separate component of shareholders' equity until realized.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       ENVIRONMENTAL COMPLIANCE AND REMEDIATION
       Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other social and economic factors.

       INCOME TAXES
       Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

       FOREIGN EXCHANGE CONTRACTS
       Gains and losses of foreign currency firm commitment hedges are deferred and included in the basis of the transactions underlying the commitments. During fiscal 1997, the Company recognized a gain of approximately $2,000 related to certain foreign currency exchange transactions terminated during the year. The gain is included as a component of other income in the accompanying March 31, 1997 statement of operations. Had the foreign currency exchange transactions not been terminated, the recognized gain would normally have been recorded as a component of sales.

       FOREIGN CURRENCY TRANSLATION
       The foreign currency financial statements of BMGH and Oxford Mexico, where the local currency is the functional currency, are translated using exchange rates in effect at period end for assets and liabilities and at weighted average exchange rates during the period for operating statement accounts. The resulting foreign currency translation adjustments are recorded as a separate component of shareholders' equity. Exchange gains and losses resulting from foreign currency transactions are included in operating results during the period in which they occur.

       PER SHARE AMOUNTS
       The per share amounts of the Predecessor have not been presented as the Company's capital structure is not comparable to that of the Predecessor.

       RECLASSIFICATIONS
       Certain amounts from the prior year have been reclassified to conform with the current year presentation.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

3.     ACQUISITIONS

       On October 28, 1995, the Company acquired all of the outstanding common stock of BMG North America Limited (BMGNA). The acquisition was financed through a $750 Series A promissory note. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

       On January 10, 1997, pursuant to an Agreement and Plan of Merger among Lobdell Emery Corporation, certain shareholders of Lobdell Emery Corporation, BMG-MI, Inc. and L-E Acquisition, Inc. as amended (the Agreement), certain Lobdell Emery Corporation shareholders and option holders had their respective shares and options redeemed for cash of approximately $8,500 and all outstanding shares of common stock of Lobdell Emery Corporation (Oldco) were exchanged for shares of preferred stock of Oldco with a face value of approximately $40,700. In addition, approximately $3,500 of expenses incurred by Oldco were reimbursed by L-E Acquisition, Inc. In connection with the exchange of Oldco's common stock for preferred stock, L-E Acquisition, Inc. was merged with and into Lobdell Emery Corporation (Newco).

       The acquisition was financed through the issuance of preferred stock described in Note 13 and a term loan, which was subsequently refinanced, as described in Note 8. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

       The fair market value of assets acquired and liabilities assumed, after giving effect to the settlement described in Note 13, is summarized as follows:

         Current assets                                          $     56,993
         Property, plant and equipment                                129,966
         Noncurrent assets                                              9,953
         Current liabilities                                          (50,028)
         Long-term liabilities                                       (107,130)
                                                                 ------------
         Fair value of preferred stock                           $     39,754
                                                                 ============

       In accordance with the purchase method of accounting, Lobdell's operating results have been included with those of the Company since the date of acquisition.

       On August 13, 1997, the Company acquired all of the outstanding common stock of Howell for approximately $23,700 in cash, including acquisition costs. The acquisition was financed through the proceeds of the subordinated notes described in Note 8. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

       The fair market value of assets acquired and liabilities assumed is summarized as follows:

         Current assets                                            $     22,900
         Property, plant and equipment                                   18,100
         Current liabilities                                            (14,100)
         Long-term liabilities                                           (3,200)
                                                                   ------------
                                                                   $     23,700
                                                                   ============

       On November 25, 1997, Oxford purchased all of the outstanding common stock of RPIH for $2,500 in cash. The acquisition was financed through the proceeds of the subordinated notes described in Note 8. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The majority shareholder of Oxford was also the majority shareholder of RPIH.

       The fair market value of assets acquired and liabilities assumed is summarized as follows:

         Current assets                                                              $      3,900
         Property, plant and equipment                                                      5,000
         Noncurrent assets                                                                  1,600
         Current liabilities                                                               (5,400)
         Long-term liabilities                                                             (3,700)
         Excess of purchase price over predecessor basis                                    1,100
                                                                                     ------------
                                                                                     $      2,500
                                                                                     ============

       The excess of purchase price over predecessor basis is a result of the common ownership by the majority shareholder of Oxford and represents the portion of the fair value of the net assets acquired in excess of their book value, multiplied by the majority shareholder's ownership percentage in RPIH. The Company has recorded this amount as a deduction from retained earnings in the accompanying statement of changes in shareholders' equity.

       The following unaudited pro forma combined results of operations of the Company have been prepared as if the acquisitions of Lobdell, Howell and RPIH had occurred at the beginning of fiscal 1998 and 1997.

                                                                                        YEAR ENDED
                                                                         MARCH 31, 1998         MARCH 31, 1997

         Net sales                                                         $    453,685            $   433,443
         Net income                                                        $      4,692            $     2,364
         Net income applicable to common shares                            $      3,358            $     1,052
         Net income per common share                                       $      10.84            $      3.40

       The pro forma information is not intended to be a projection of future results.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

       The foregoing unaudited pro forma results of operations reflect adjustments for additional interest expense related to the financing of the acquisitions and the additional depreciation expense, as a result of the write-up of property, plant and equipment, net of the related tax benefit.

 4.    ACCOUNTS RECEIVABLE

       Accounts receivable are comprised of the following at March 31:

                                                                                  1998            1997          1998

         Trade receivables                                                      $  65,673      $  48,898     $  8,377
         Less - allowance for doubtful accounts                                      (400)        (1,272)         (39)
                                                                                ---------      ---------     --------
         Trade receivables, net                                                 $  65,273      $  47,626     $  8,338
                                                                                =========      =========     ========


  5.   INVENTORIES

       Inventories are comprised of the following at March 31:

                                                                                  1998            1997           1996

         Raw materials                                                          $   6,737      $   5,688     $   1,557
         Finished goods and work-in-process                                        15,135          7,994         2,162
                                                                                ---------      ---------     ---------
                                                                                   21,872         13,682         3,719
         LIFO and other reserves                                                     (567)          (271)
                                                                                ---------      ---------     ---------

                                                                                $  21,305      $  13,411     $   3,719
                                                                                =========      =========     =========

       The Company does not separately identify finished goods from work-in-process.

  6.   PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are comprised of the following at March 31:


                                                                                           1998            1997          1996

         Land and land improvements                                                      $     5,432    $   5,073    $    779
         Buildings and improvements                                                           29,126       24,697       3,171
         Machinery and equipment                                                             140,095      117,535       7,394
         Construction-in-process                                                              12,204        4,393       8,914
                                                                                         -----------    ---------    --------
                                                                                             186,857      151,698      20,258
         Less - accumulated depreciation                                                     (23,149)      (4,920)       (467)
                                                                                         -----------    ---------    --------

                                                                                         $   163,708    $ 146,778    $ 19,791
                                                                                         ===========    =========    ========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


6.     PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

       Certain machinery and equipment with a net book value of $9,900 was idle at March 31, 1998. Management intends to redeploy these assets amongst its operating facilities and does not believe that the net book value of these assets is impaired at March 31, 1998. In addition, in connection with the restructuring activities described in Note 10, management expects that additional assets, mainly land and buildings with a net book value of $7,300 at March 31, 1998, will be idled next year.

       In March 1998, the Company sold assets acquired in connection with the acquisition of Lobdell and recorded a gain on the sale of these assets of $1,602.

       As discussed in Note 10, certain of the Company's facilities were closed during the year ended March 31, 1998. As management intends to sell these facilities, the net book value of the land and buildings, approximating $1,815, is classified in prepaid expenses and other current assets as of March 31, 1998 in the accompanying consolidated balance sheet.


7.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

       Accrued expenses and other current liabilities are comprised of the following at March 31:


                                                                                  1998            1997         1996

         Accrued interest                                                        $  3,627       $    103     $     -
         Accrued workers' compensation                                              3,287          3,071         544
         Accrued property taxes                                                     1,454          2,350
         Accrued medical benefits                                                   1,040          1,827
         Foreign exchange gain                                                                                 1,975
         Other                                                                      2,834          1,689         780
                                                                                 --------       --------     -------

                                                                                 $ 12,242       $  9,040     $ 3,299
                                                                                 ========       ========     =======

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  8.   BORROWING ARRANGEMENTS

       Borrowings consist of the following at March 31:

                                                                                             1998          1997           1996

        SERIES A 10.125% SENIOR SUBORDINATED NOTES DUE 2007, OXFORD                       $  124,827      $       -     $      -
        INDUSTRIAL DEVELOPMENT REVENUE BONDS, CREATIVE
        $8,500 issued September 27, 1995, floating rate interest (3.85% at
           March 31, 1998). Quarterly principal payments based on graduated
           maturity schedule. Backed by NBD Bank letter of credit                              7,600          8,300
        EDC TOOLING LOAN, BMGNA
        Interest at a fixed rate of 7.36%. Payments based on parts shipped,
           matures September 30, 1999                                                          2,967          5,110
        BANK SYNDICATE--REVOLVING CREDIT LINE, OXFORD
        Interest at prime rate (8.5% at March 31, 1998), matures June 24, 2003                 1,825
        BANK-- TERM LOAN, LOBDELL
        Interest at .625% over 90-day LIBOR (6.435% at March 31, 1998).
           Quarterly principal payments of approximately $400, matures
           October 1, 1998                                                                     1,233          2,833
        IRDP LOAN, BMGNA
        Interest at 6%. Monthly principal payments of $7 to October 31, 2000 and
           $11 thereafter, matures September 1, 2002                                             396            467          534
        BANK SYNDICATE -- TERM LOAN, LOBDELL
        Interest at variable spread over prime.  Quarterly principal payments
           ranging from $1,250-$2,750 plus interest, repaid in full during                                   52,750
           fiscal 1998
        BANK SYNDICATE -- REVOLVING CREDIT LINE, LOBDELL
        Interest at variable spread over prime, repaid in full during fiscal 1998                             1,250
        BANK SYNDICATE -- TERM LOAN, BMGNA
        Interest at prime rate plus 1.25%.  Quarterly payments of $755 plus
           interest, repaid in full during fiscal 1998                                                       14,447
        REVOLVING CREDIT LINE, BMGNA
        Interest at prime rate plus 1.25%, repaid in full during fiscal 1998                                 10,376
        NATIONS BANK -- SATURN TOOLING, BMGNA
        Interest at a variable spread over prime (8.71% at March 31, 1997).
           Payments based on parts shipped, repaid in full during fiscal 1998                                 1,380        7,047
        CCFL LOAN, BMGNA
        Interest at 11.11%. Monthly principal payments of $21, repaid in full
           during fiscal 1998                                                                                 2,475        2,768
        TERM LOAN, BMGNA
        Interest at Canadian Index Rate plus 3% or Canadian Banker's
           Acceptance Rate plue 3.95%.  Quarterly principal payments
           based on graduated schedule, repaid in full during fiscal 1997                                                  7,765
        REVOLVING CREDIT LINE, BMGNA
        Interest at Canadian Banker's Acceptance Rate plue 3.7%,
           repaid in full during fiscal 1997                                                                               2,803
        BANK LOAN, BMGNA
        Interest at either the Canadian Index Rate plue 2.5% or BA
           rate plus 3.45%, reapid in full during fiscal 1997                                                              2,650
        TOOLING LINE, BMGNA
        Interest at the Canadian Index Rate plue 3% or the Canadian
           Banker's Acceptance Rate plus 3.95%, repaid in full during
           fiscal 1997                                                                                                     2,750
        SERIES A PROMISSORY NOTE, BMGH
        Interest at 7%, repaid in full during fiscal 1998                                                       441          441
        OTHER                                                                                    600
                                                                                          ----------      ---------     --------
             Total                                                                           139,448         99,829       26,758
        Less - current portion of long-term borrowings                                       (10,965)       (24,274)     (11,258)
                                                                                          ----------      ---------     --------

        Long-term borrowings-- less current portion                                       $  128,483      $  75,555     $ 15,500
                                                                                          ==========      =========     ========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 8.    BORROWING ARRANGEMENTS (CONTINUED)

       On June 24, 1997, the Company issued $125,000 of Series A 10.125% Senior Subordinated Notes Due 2007 (the Notes). The Notes mature on June 15, 2007 and require semi-annual interest payments of approximately $6,300. The proceeds from the Notes were primarily used to repay certain of the Company's indebtedness and finance the Company's acquisitions of Howell and RPIH described in Note 3, as well as the acquisition of the assets of the Suspension Division of Eaton Corporation described in Note 17. The Notes are unsecured and are guaranteed by Oxford and certain of its wholly-owned subsidiaries. See Note 18. On April 1, 1997, the Company issued $35,000 of Series B 10.125% Senior Subordinated Notes Due 2007 as discussed in Note 17.

       Concurrent with the issuance of the Notes, the Company entered into a credit agreement with a syndicate of banks (the Oxford Credit Agreement), under which the Company may borrow up to $110,000, of which a maximum of $15,000 is available for letters of credit. At March 31, 1998, $1,825 was outstanding under the revolving line of credit and $9,437 was outstanding under letters of credit, leaving $98,738 unused and available. The terms of the Oxford Credit Agreement contain, amount other provisions, requirements for maintaining defined levels of tangible net worth, total debt to cash flows, interest coverage and fixed charge coverage. The Oxford Credit Agreement also contains certain restrictions on the payment of dividends. Quarterly commitment fees on the unused amounts of the revolving credit line range from .25% to .50% of the unused portion. Borrowings are secured by substantially all of the assets of Oxford.

       The proceeds of the industrial development revenue bonds were used to finance the real and personal property of Creative. These bonds are backed by an NBD letter of credit, which carries a rate of 1.50% and is collateralized by substantially all assets of Creative. The letter of credit reimbursement agreement includes covenants requiring minimum tangible capital, debt service coverage and limitations on other indebtedness.

       The Bank--term loan, Lobdell and EDC tooling loan, BMGNA are used to finance customer tooling. These loans are collateralized by either a customer purchase order or the tooling assets.

       Aggregate maturities of long-term borrowings at March 31, 1998 are as follows:

       1999                                      $    10,965
       2000                                            2,032
       2001                                            1,048
       2002                                               93
       2003                                               93
       Thereafter                                    125,217
                                                 -----------

                                                 $   139,448
                                                 ===========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  9.   INCOME TAXES

       The Company's income tax provision (benefit) consists of the following:

                                                           COMPANY                                  PREDECESSOR
                                ------------------------------------------------------------     ----------------
                                                                              PERIOD FROM           PERIOD FROM
                                                                           OCTOBER 28, 1995        APRIL 1, 1995
                                  YEAR ENDED           YEAR ENDED              THROUGH                THROUGH
                                MARCH 31, 1998        MARCH 31, 1997        MARCH 31, 1996       OCTOBER 27, 1995

         Current
           Federal                 $   3,116               $   (821)            $    -                $    -
           State                       1,098                   (124)
           Foreign                                                                    34                    46
                                   ---------               --------             --------              --------
                                       4,214                   (945)                  34                    46
                                   ---------               --------             --------              --------
         Deferred
           Federal                     2,300                    899
           State                        (608)                   137
           Foreign                    (1,832)                   974                  168                  (984)
                                   ---------               --------             --------              --------
                                        (140)                 2,010                  168                  (984)
                                   ---------               --------             --------              --------

                                   $   4,074               $  1,065             $    202              $   (938)
                                   =========               ========             ========              ========


       The difference between the statutory rate and the Company's effective rate was as follows:

                                                                      COMPANY                           PREDECESSOR
                                           ---------------------------------------------------------  ----------------
                                                                                                        PERIOD FROM
                                                                                  PERIOD FROM           APRIL 1, 1995
                                                                                OCTOBER 28, 1995          THROUGH
                                                 YEAR ENDED       YEAR ENDED         THROUGH             OCTOBER 27,
                                                MARCH 31, 1998   MARCH 31, 1997   MARCH 31, 1996             1995

         Statutory rate                               35.0%            34.0%           36.0%                 36.0%
         Foreign rates varying from 34%               (0.5)             1.8
         Large corporation tax                                                         (2.8)                 (1.6)
         State taxes, net of federal benefit           3.3              0.3
         Nondeductible items                           1.9              4.1            (0.5)                 (1.2)
         Other                                         2.5              0.5
                                                    ------           ------

         Effective income tax rate                    42.2%            40.7%           32.7%                 33.2%
                                                    ======           ======          ======                ======



OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------



   9.  INCOME TAXES (CONTINUED

       Significant components of the Company's deferred tax assets and (liabilities) are as follows at March 31:


                                                                                       1998            1997           1996
         Deferred tax liabilities
           Tax depreciation in excess of book                                        $  (30,930)    $ (30,065)     $       -
           Inventory reserve                                                             (1,581)       (1,292)
           Other                                                                           (170)
                                                                                     ----------     ---------      ---------
         Gross deferred tax liabilities                                                 (32,681)      (31,357)
                                                                                     ----------     ---------      ---------
         Deferred tax assets
           Postretirement medical benefits                                               14,397        13,387
           Impairment reserve                                                                22         1,200
           Workers' compensation                                                          1,345         1,089
           Medical benefits accrual                                                         473           702
           Allowance for bad debts                                                           97           502
           AMT credit carryforward                                                                      3,000
           Pension benefits                                                               2,514         1,606            498
           Net operating loss carryforwards                                               2,381         2,905          3,066
           Book depreciation in excess of tax                                                                            989
           Restructuring reserve                                                          3,698         3,927            311
           Foreign exchange                                                                 127            46            696
           Other                                                                          3,299         2,471            579
                                                                                     ----------     ---------      ---------
           Gross deferred tax assets                                                     28,353        30,835          6,139
                                                                                     ----------     ---------      ---------
         Valuation allowance                                                               (200)         (200)
                                                                                     ----------     ---------      ---------

         Net deferred tax asset (liability)                                          $   (4,528)    $    (722)     $   6,139
                                                                                     ==========     =========      =========

       A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefit will be realized.

       The Company has net operating loss carryforwards for federal income tax purposes with potential future tax benefits of approximately $2,147 at March 31, 1998. The federal net operating losses expire during 2011. The Company has net operating loss carryforwards for Canadian income tax purposes with potential future tax benefits of approximately $2,950 at March 31, 1998. The Canadian net operating losses expire during 2004 and 2005. In addition, the Company has net operating loss carryforwards for Mexican income tax purposes with potential future tax benefits of approximately $1,695 at March 31, 1998. The Mexican net operating losses expire in seven to ten years.

       The Company has net operating loss carryforwards with a potential future tax benefit of approximately $202 for state income tax purposes and Tennessee Jobs Tax Credit carryforwards of approximately $200 at March 31, 1998, both of which expire during 2010 and 2011.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


10.    RESTRUCTURING RESERVES

       In connection with the acquisition of Lobdell described in Note 3, management began to formulate and assess a plan to exit certain activities of Lobdell and, accordingly, established certain restructuring reserves aggregating $7,050 in Lobdell's opening balance sheet. Management's restructuring plan included the sale of certain subsidiaries, closure of a Lobdell owned manufacturing facility and sale of the current Lobdell owned corporate offices. Included in the restructuring reserves at March 31, 1997 were costs for severance and benefits for employees to be relocated and terminated ($5,052) and other restructuring related costs ($1,998). During the year ended March 31, 1998, total payments to employees that were terminated were $1,979. As a result of management's plans, approximately 375 employees were terminated.

       In connection with management's plans to reduce costs and improve operating efficiencies at other facilities, the Company recorded a provision for restructuring of $1,610 during the year ended March 31, 1998 and established restructuring reserves aggregating $1,339 in Howell's opening balance sheet.

       A summary of the restructuring activity is presented below. There was no activity during the period from January 10, 1997 to March 31, 1997.

         Balance at March 31, 1997                                                                   $    7,050
         1998 provision                                                                                   1,610
         1998 activity:
            Restructuring accrual associated with the
              acquisition of Howell                                                                       1,339
            Reduction in workforce and other cash outflows                                               (2,355)
            Reversal of excess accruals to noncurrent assets                                             (1,281)
                                                                                                     ----------
         Balance at March 31, 1998                                                                   $    6,363
                                                                                                     ==========

       The provision for restructuring recorded during the year ended March 31, 1998 represents costs associated with management's plans to close three Company facilities. Management expects that, as a result of these closures, approximately 160 employees will be permanently separated. Severance costs for these employees will be recorded in 1999. Costs recorded in 1998 primarily relate to fixed assets.

       The restructuring reserve established in Howell's opening balance sheet represents management's best estimate of the costs to be incurred in connection with the closure of a leased Howell facility. As a result of this closure, no employees are expected to be terminated. Management continues to assess the future manufacturing capacity of Howell and expects to complete its assessment and finalization of the restructuring plan within one year of the acquisition date of Howell.

       The reversal of excess accruals recorded during the year ended March 31, 1998 is due to management's finalization of its restructuring plans for Lobdell. No future requirement for this accrual exists. These reversals were recorded as a reduction of noncurrent assets.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

10.    RESTRUCTURING RESERVES (CONTINUED)

       In connection with the Company's restructuring activities related to Lobdell, certain employees of Lobdell were terminated. The termination of certain of these employees resulted in a postretirement medical benefit curtailment gain of $957 which, in accordance with the purchase method of accounting, was treated as a reduction in liabilities assumed at the acquisition date. Accordingly, no postemployment medical benefit curtailment gain has been recognized in the Company's statement of operations for the year ended March 31, 1997.

11.    BENEFIT PLANS

       The Company sponsors twelve noncontributory plans covering substantially all employees meeting the age and length of service requirements as specified in the plans. The plan covering salaried employees provides pension benefits that are based on a percentage of the employee's average monthly compensation during the five highest consecutive years out of their last ten years, and their years of credited service up to a maximum of 30 years. The hourly plans do not provide for increases in future compensation levels. The Company's funding policy for the plan covering salaried employees is to make contributions in amounts sufficient to annually fund the plan's current service cost and the initial past service cost, plus interest, over a period of 30 years. Plans covering hourly employees generally provide benefits of stated amounts based on their unique labor agreements for each year of service. The Company's funding policy for these plans is to make at least the minimum annual contributions required by applicable regulations.

       The following table sets forth the plans' funded status and amounts recognized on the Company's balance sheets at March 31:

                                                                       OVERFUNDED PLANS              UNDERFUNDED PLANS
                                                                 1998        1997      1996        1998        1997       1996
         Actuarial present value of benefit obligation
           Vested benefits                                     $ 20,132     $17,573   $ 2,376    $ 43,620    $ 34,106   $ 11,539
           Nonvested benefits                                       659       1,170        74       2,602       1,853        356
                                                               --------     -------   -------    --------    --------   --------
                                                                 20,791      18,743     2,450      46,222      35,959     11,895
         Effect of projected future compensation levels           2,329       4,060     1,285       3,187
                                                               --------     -------   -------    --------    --------   --------
         Projected benefit obligation for service rendered       23,120      22,803     3,735      49,409      35,959     11,895
         Plan assets at fair value (primarily U.S.
         government                                             (23,740)    (22,854)   (4,155)    (47,484)    (32,280)   (10,525)
                                                               --------     -------   -------    --------    --------   --------
           securities, bonds and notes and mutual funds)
         Plan assets less (greater) than projected
         benefit                                                   (620)        (51)     (420)      1,925       3,679      1,370
           obligation
         Unrecognized net loss, including asset
         gains/losses not                                        (1,663)         10                 2,723         (21)
           yet reflected in market values
         Unrecognized prior service cost                                                               44         (20)
         Unrecognized net obligation being recognized over
           15-20 years                                                           15
         Experience gains (losses)                                              (61)      125                    (392)      (363)
         Adjustment required to recognize minimum liability                                            35         472        368
                                                               --------     -------   -------    --------    --------   --------

         (Prepaid) accrued pension cost                        $ (2,283)    $   (87)  $  (295)   $  4,727    $  3,718   $  1,375
                                                               ========     =======   =======    ========    ========   ========

       The minimum pension liability in excess of the allowable intangible asset has been recorded as a separate component of equity, net of tax.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 11.   BENEFIT PLANS (CONTINUED)

       Net periodic pension cost for each year and the actuarial assumptions used in determining the projected benefit obligation were as follows:


                                                                       COMPANY                          PREDECESSOR
                                                -------------------------------------------------     -----------------
                                                                                  PERIOD FROM           PERIOD FROM
                                                YEAR ENDED         YEAR ENDED   OCTOBER 28, 1995       APRIL 1, 1995
                                                 MARCH 31,          MARCH 31,       THROUGH               THROUGH
                                                   1998               1997       MARCH 31, 1996       OCTOBER 27, 1995

         Service cost                           $    2,143         $   1,074        $     266             $     344
         Interest cost                               4,808             2,127              530                   697
         Actual return on assets                   (12,528)           (2,138)            (425)                 (533)
         Net amortization and deferral               7,505                15                                     60
                                                ----------         ---------        ---------             ---------

         Net periodic pension cost              $    1,928         $   1,078        $     371             $     568
                                                ==========         =========        =========             =========

         Discount rate
           U.S. plans                               7.25%              7.75%
           Canadian plans                           6.50%              8.00%            8.50%                 8.75%
         Expected return on assets
           U.S. plans                          8.50-9.00%              9.00%
           Canadian plans                           8.50%              8.50%            8.50%                 7.50%
         Salary progression
           U.S. plans                               4.50%              4.50%
           Canadian plans                           5.50%              5.50%            5.50%                 5.50%

       The Company sponsors seven defined contribution 401(k) plans. The Company generally contributes 25% of the first 6% of the base compensation that a participant contributes to the plans.

 12.   POSTRETIREMENT MEDICAL BENEFITS

       In addition to the Company's defined benefit pension plans, Lobdell sponsors unfunded defined benefit medical plans that provide postretirement medical benefits to certain full-time employees meeting the age, length of service and contractual requirements as specified in the plans. The plan covering salaried employees is a contributory plan providing medical benefits to those hired before July 1, 1993. The percentage of cost paid by the retiree currently ranges from 10% for 30 or more years of service at retirement to 55% for 15 years of service at retirement, with Company contributions commencing upon attainment of age
       62. Those retiring with less than 15 years of service and those hired after June 30, 1993 may participate in the plan at their own cost. The plan is currently noncontributory for those employees who retired prior to July 1, 1993. The plans covering hourly employees provide medical benefit plan options that are similar to those offered to active hourly employees, with Lobdell contributions limited either to that available under traditional coverage for Alma hourly retirees or to 87% of the total applicable premium for Greencastle retirees.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 12.   POSTRETIREMENT MEDICAL BENEFITS (CONTINUED)

       The following table presents the plan's funded status reconciled with amounts recognized in the Company's balance sheet at March 31.

                                                                                           1998            1997

         Accumulated postretirement benefit obligation
           Retirees                                                                     $   16,332     $   14,479
           Full eligible active plan participants                                            6,195          4,287
           Other active plan participants                                                   18,134         13,510
                                                                                        ----------     ----------
           Total unfunded obligation                                                        40,661         32,276
         Unrecognized gain (loss)                                                           (4,669)         1,191
                                                                                        ----------     ----------

         Postretirement medical benefits liability                                      $   35,992     $   33,467
                                                                                        ==========     ==========

       Net periodic postretirement benefit cost included the following components:


                                                                                           FOR THE PERIOD FROM
                                                                          FOR THE YEAR       JANUARY 10, 1997
                                                                             ENDED                THROUGH
                                                                         MARCH 31, 1998        MARCH 31, 1997
        Service cost-- benefits earned during the period                    $    1,025            $      272
        Interest cost on the accumulated postretirement benefit
          obligation                                                             2,711                   623
                                                                            ----------            ----------

        Net periodic postretirement benefit cost                            $    3,736            $      895
                                                                            ==========            ==========

       The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.25% and 7.75% at March 31, 1998 and 1997, respectively. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 8.5% in 1998 trending to 6.5% in 2008 and thereafter for retirees less than 65 years of age. For retirees 65 years of age and over, the rate is 8.3% in 1998 trending to 6.5% in 2008 and thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of March 31, 1998 by approximately $5,919 and net periodic postretirement benefit cost for the year ended March 31, 1998 by approximately $573.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 13.   REDEEMABLE PREFERRED STOCK

       In connection with the acquisition of Lobdell described in Note 3, redeemable preferred stock with a face value of $50,748 was issued. Redeemable preferred stock with a face value of $40,748 was delivered to the former shareholders of Lobdell on January 10, 1997. The remaining redeemable preferred stock with a face value of $10,000 was placed in escrow pending final determination of the purchase price. The preferred stock issuance consisted of 457,541 shares of Series A $3.00 Cumulative Preferred Stock (Series A Preferred) and 49,938 shares of Series B Preferred Stock (Series B Preferred). On July 15, 1997, the Company entered into a Settlement Agreement and Mutual Release with the preferred shareholders of Lobdell (the Settlement Agreement). Pursuant to the Settlement Agreement, 60,002 shares of Series A Preferred held in escrow and all Series B Preferred previously issued were canceled. The remaining 39,938 shares of Series A Preferred held in escrow were released to the preferred shareholders of Lobdell.

       The annual dividend on the Series A Preferred is $3.00 per share, payable semi-annually. Dividends on the Series A Preferred are cumulative, but do not bear interest. Under the terms of the issuance of the Series A Preferred (the Stock Agreement), the holders of the Series A Preferred maintain limited voting rights. Holders are entitled to vote on any provisions that would adversely affect their rights or privileges or management's plans to issue any equity securities that would rank prior to the Series A Preferred. Holders are also entitled to elect at least one director of Lobdell, which, under certain provisions of the Stock Agreement, may increase to two.

       Lobdell is required to redeem all shares of Series A Preferred on December 31, 2006 at a price of $100 per share, plus all declared or accumulated but unpaid dividends. If Oxford does not commence an initial public offering of common stock (IPO) prior to June 30, 2006, then the redemption price of the Series A Preferred is $103 per share. If an IPO does not occur by December 31, 2001, each holder of Series A Preferred has the option to redeem annually a maximum of 20 percent of the shares held at a price of $100 per share on each December 31, beginning in 2002.

       Series A Preferred holders are not allowed to transfer, sell or assign the shares prior to February 1, 1999. Subsequent to that date, Lobdell has the right of first refusal to purchase any of the shares transferred, sold or assigned by a holder of Series A Preferred.

       Holders of Series A Preferred are entitled to convert their shares to Oxford common stock issued in connection with an IPO. Individual holders may convert a maximum of 50% of their shares, but the total of all Series A Preferred shares converted may not exceed 25% of the total Series A Preferred shares outstanding.

       The Series A Preferred has been included in the accompanying consolidated balance sheet at its fair value at the date of issuance of $39,754, and has been adjusted for accrued dividends and accretion totaling $438 and $258 for the years ended March 31, 1998 and 1997, respectively.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 14.   RELATED PARTY TRANSACTIONS

       The Company is charged a fee by a related party, The Oxford Investment Group, Inc., for consulting, finance and management services. Fees charged to the Company by The Oxford Investment Group, Inc. approximated $1,005 and $275 for the years ended March 31, 1998 and 1997, respectively. In connection with the acquisitions of BMGNA, Lobdell and Howell, investment banking fees of $200, $300 and $230, respectively, were paid to The Oxford Investment Group, Inc., during the periods ended March 31, 1996, 1997 and 1998, respectively.

       As described in Note 3, the majority shareholder of the Company was also the majority shareholder of RPIH.

 15.   COMMITMENTS AND CONTINGENCIES

       OPERATING LEASES
       As of March 31, 1998, the Company had long-term operating leases covering certain machinery and equipment. The minimum rental commitments under noncancellable operating leases with lease terms in excess of one year are as follows as of March 31, 1998:

        1999                       $     3,422
        2000                             3,480
        2001                             1,380
        2002                             3,370
        2003                               142
                                   -----------

                                   $    11,794
                                   ===========

       ENVIRONMENTAL MATTERS
       The Company is subject to federal, state and local laws and regulations which govern environmental matters. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances. The Company has identified several environmental matters resulting from prior operations. Due to the relatively early stage of investigation of certain of these identified matters as well as potential indemnification by other potentially responsible parties, management is unable to reasonably estimate the ultimate cost of remediating certain of these identified environmental matters. The Company has recorded a liability of approximately $1,746 and $880 at March 31, 1998 and 1997, respectively, for estimated costs of known environmental matters.

       GENERAL
       The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 16.   SEGMENT INFORMATION

       The Company operates in one industry segment and all sales are to unaffiliated customers. Net sales represent all sales to unaffiliated customers. Net export sales represent sales to unaffiliated customers outside of the enterprise's home country. The Company's home country is the United States and the Predecessor's home country was Canada. Accordingly, for the period from April 1, 1995 through October 27, 1995, net export sales represent sales to unaffiliated customers outside of Canada. For the period from October 28, 1995 to March 31, 1996 and for the years ended March 31, 1997 and 1998, net export sales represent sales to unaffiliated customers outside of the United States. Net sales by geographic area, identifiable assets by geographic area and net export sales by geographic area are as follows:



                                                                       COMPANY                          PREDECESSOR
                                                -------------------------------------------------     -----------------
                                                                                  PERIOD FROM           PERIOD FROM
                                                YEAR ENDED         YEAR ENDED   OCTOBER 28, 1995       APRIL 1, 1995
                                                 MARCH 31,          MARCH 31,       THROUGH               THROUGH
                                                   1998               1997       MARCH 31, 1996       OCTOBER 27, 1995
         Net Sales
           United States                       $   324,335       $    54,660       $      -               $     -
           Canada                                   85,030            82,201           35,572                49,043
           Mexico                                      956
                                               -----------       -----------       ----------             ---------
                                               $   410,321       $   136,861       $   35,572             $  49,043
                                               ===========       ===========       ==========             =========

         Operating Income (Loss)
           United States                       $    22,234       $     1,101       $      -               $
           Canada                                     (462)            2,700            1,713                (1,774)
           Mexico                                   (1,718)
                                               -----------       -----------       ----------             ---------
                                               $    20,054       $     3,801       $    1,713             $  (1,774)
                                               ===========       ===========       ==========             =========

         Identifiable Assets
           United States                       $   275,039       $   189,308       $      -
           Canada                                   40,634            57,153           49,200
           Mexico                                    4,948
                                               -----------       -----------       ----------
                                               $   320,621       $   246,461       $   49,200
                                               ===========       ===========       ==========

         Net Export Sales
           Canada                              $    63,985       $    41,846       $   16,476             $     -
           United States                                                                                     25,397
           Mexico                                   52,834            13,573            1,366                   664
           Other                                     4,893             2,120
                                               -----------       -----------       ----------             ---------
                                               $   121,712       $    57,539       $   17,842             $  26,061
                                               ===========       ===========       ==========             =========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 17.   SUBSEQUENT EVENT

       On April 1, 1998, the Company purchased the assets of the Suspension Division of Eaton Corporation (Suspension) for cash of approximately $53,500, including the investment in the Metalcar joint venture. The acquisition was financed through the proceeds of the Notes described in
       Note 8 and the issuance of $35,000 of Series B 10.125% Senior Subordinated Notes Due 2007. The acquisition will be recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

       The estimated fair market value of assets acquired and liabilities assumed is summarized as follows:

         Current assets                                                                           $     22,700
         Property, plant and equipment                                                                  47,200
         Current liabilities                                                                           (11,300)
         Long-term liabilities                                                                          (5,100)
                                                                                                  ------------
                                                                                                  $     53,500
                                                                                                  ============


       The unaudited pro forma combined results of operations of the Company and Suspension for the year ended March 31, 1998 including Howell and RPIH as if the acquisitions had occurred at the beginning of fiscal 1998 and after giving effect to certain pro forma adjustments are as follows:

        Net sales                                                                                  $   576,163
                                                                                                   ===========

        Net income                                                                                 $     2,261
                                                                                                   ===========

        Net income applicable to common shares                                                     $       927
                                                                                                   ===========

        Net income per common share                                                                $      2.99
                                                                                                   ===========


       The pro forma information is not intended to be a projection of future results. The foregoing unaudited pro forma results of operations reflect adjustments for additional interest expense related to the financing of the acquisitions and the additional depreciation expense, as a result of the write-up of property, plant and equipment, net of the related tax benefit.

  18.  CONDENSED CONSOLIDATING INFORMATION

       The Notes are guaranteed by Oxford Automotive, Inc. and certain of its wholly-owned subsidiaries, including Lobdell, Howell, BMGH and RPIH (the Guarantor Subsidiaries). The Notes are not guaranteed by the Company's other consolidated subsidiary, Oxford Mexico (the Non-guarantor Subsidiary). The guarantee of the Notes by the Company and the Guarantor Subsidiaries is full and unconditional. The following condensed consolidated financial information presents the financial position, results of operations and cash flows of (i) the Company as if it accounted for its subsidiaries on the equity method, (ii) the Guarantor Subsidiaries on a combined basis and (iii) the Non-guarantor Subsidiary. Condensed consolidated financial information for the periods prior to March 31, 1998 are not presented because the non-guarantors during those periods were inconsequential, individually and in the aggregate, to the consolidated financial statements, and management has determined that they would not be material to investors.

OXFORD AUTOMOTIVE, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS
MARCH 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                          NON-GUARANTOR   GUARANTOR     ELIMINATIONS/
                                               PARENT      SUBSIDIARY   SUBSIDIARIES     ADJUSTMENTS   CONSOLIDATED
                                                                       (DOLLARS IN THOUSANDS)
ASSETS
Current assets
   Cash                                      $   13,673      $    322     $   4,326      $               $  18,321
   Receivables (net)                              7,206           868        64,652        (7,453)          65,273
   Inventories                                                     40        21,265                         21,305
   Reimbursable tooling                                                      13,315                         13,315
   Income taxes refundable                                                    1,601                          1,601
   Deferred income taxes                             92                       4,307                          4,399
   Prepaid expenses and other                       172            10         8,443        (1,663)           6,962
                                             ----------      --------     ---------      --------       ----------
      TOTAL CURRENT ASSETS                       21,143         1,240       117,909        (9,116)         131,176

Other noncurrent assets                          14,626            45        10,477                         25,148
Property, plant and equipment (net)               2,141         3,663       157,904                        163,708
Investment in consolidated subsidiaries          31,861                                   (31,861)
                                             ----------      --------     ---------      --------       ----------

      TOTAL ASSETS                           $   69,771      $  4,948     $ 286,290      $(40,977)      $  320,032
                                             ==========      ========     =========      ========       ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Accounts payable                          $      746      $    351     $  50,956      $    161       $   52,214
   Employee compensation                          1,330                       3,478                          4,808
   Intercompany accounts                        (65,132)        6,041        52,986         6,105
   Restructuring reserve                                                      6,363                          6,363
   Accrued expenses and other                       951           104        20,505        (9,318)          12,242
   Current portion of borrowings                                             10,965                         10,965
                                             ----------      --------     ---------      --------       ----------
      TOTAL CURRENT LIABILITIES                 (62,105)        6,496       145,253        (3,052)          86,592
Pension liability                                                             4,727                          4,727
Postretirement medical benefits                                              35,992                         35,992
Deferred income taxes and other                     279          (576)       18,225                         17,928
Long-term borrowings                            124,828                       3,655                        128,483
                                             ----------      --------     ---------      --------       ----------
      TOTAL LIABILITIES                          63,002         5,920       207,852        (3,052)         273,722
                                             ----------      --------     ---------      --------       ----------
Redeemable preferred stock                                                   40,192                         40,192
                                             ----------      --------     ---------      --------       ----------
Shareholders' equity
   Common stock                                   1,050                      32,974       (32,974)           1,050
   Foreign currency translation                                   147          (798)                          (651)
   Retained earnings (accumulated deficit)        4,750        (1,119)        6,070        (4,951)           4,750
   Unrealized gain on marketable securities         969                                                        969
   Equity adjustment for minimum pension
      TOTAL SHAREHOLDERS' EQUITY                  6,769          (972)       38,246       (37,925)           6,118
                                             ----------      --------     ---------      --------       ----------

      TOTAL LIABILITIES AND SHAREHOLDERS'
       EQUITY                                $   69,771      $  4,948     $ 286,290      $(40,977)      $  320,032
                                             ==========      ========     =========      ========       ==========

OXFORD AUTOMOTIVE, INC.


CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
YEAR ENDED MARCH 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                   NON-GUARANTOR   GUARANTOR     ELIMINATIONS/
                                                        PARENT      SUBSIDIARY   SUBSIDIARIES     ADJUSTMENTS   CONSOLIDATED
                                                                                (DOLLARS IN THOUSANDS)

Sales                                                 $   -           $    956     $ 409,365      $  -           $  410,321
Cost of sales                                                            2,674       365,746                        368,420
                                                      ----------      --------     ---------      --------       ----------
   GROSS PROFIT                                                         (1,718)       43,619                         41,901
Selling, general and administrative expenses                (665)                     22,504                         21,839
Restructuring provision                                                                1,610                          1,610
Gain on sale of equipment                                                             (1,602)                        (1,602)
                                                      ----------      --------     ---------      --------       ----------
   OPERATING INCOME                                          665        (1,718)       21,107                         20,054
Other income (expense)
   Interest expense                                         (467)            2       (10,245)                       (10,710)
   Other                                                                    21           300                            321
                                                      ----------      --------     ---------      --------       ----------
INCOME BEFORE BENEFIT (PROVISION)
   FOR INCOME TAXES                                          198        (1,695)       11,162                          9,665
Benefit (provision) for income taxes                        (314)          576        (4,336)                        (4,074)
                                                      ----------      --------     ---------      --------       ----------
INCOME BEFORE EQUITY IN INCOME OF
 CONSOLIDATED SUBSIDIARIES                                  (116)       (1,119)        6,826                          5,591
Equity in income of consolidated subsidiaries              5,707                                    (5,707)
                                                      ----------      --------     ---------      --------       ----------
NET INCOME                                            $    5,591      $ (1,119)    $   6,826      $ (5,707)      $    5,591
                                                      ==========      ========     =========      ========       ==========

OXFORD AUTOMOTIVE, INC.


CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
YEAR ENDED MARCH 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                        NON-GUARANTOR      GUARANTOR
                                                             PARENT      SUBSIDIARY      SUBSIDIARIES  CONSOLIDATED
                                                                             (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                                       $ (71,916)    $   3,801      $   94,101      $  25,986
                                                            ---------     ---------      ----------      ---------
INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired                  (24,219)                                     (24,219)
Purchase of property, plant and equipment                      (2,228)       (3,774)        (10,721)       (16,723)
Proceeds from sale of equipment                                                               5,433          5,433
Purchases of marketable securities                             (7,658)                                      (7,658)
                                                            ---------     ---------      ----------     ----------
   NET CASH USED IN INVESTING ACTIVITIES                      (34,105)       (3,774)         (5,288)       (43,167)
                                                            ---------     ---------      ----------     ----------
FINANCING ACTIVITIES
Proceeds from borrowing arrangements                          124,828                         1,825        126,653
Principal payments on borrowing arrangements                                                (93,782)       (93,782)
Payment of preferred stock dividends                                                         (1,193)        (1,193)
Debt financing costs                                           (5,372)                                      (5,372)
                                                            ---------     ---------      ----------     ----------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        119,456                       (93,150)        26,306
                                                            ---------     ---------      ----------     ----------
Effect of foreign currency rate fluctuations on cash                            295            (770)          (475)
                                                            ---------     ---------      ----------     ----------
NET INCREASE (DECREASE) IN CASH                                13,435           322          (5,107)         8,650
Cash at beginning of period                                       238                         9,433          9,671
                                                            ---------     ---------      ----------     ----------

Cash at end of period                                       $  13,673     $     322      $    4,326     $   18,321
                                                            =========     =========      ==========     ==========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


19. INTERIM DATA (UNAUDITED)

    Basis of Presentation

    The accompanying unaudited balance sheet as of December 31, 1998 and the unaudited consolidated statements of operations, of changes in shareholders' equity and of cash flows for the nine months ended December 31, 1998 and 1997 include all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of the financial position, results of operations, and cash flows of the Company. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

    Senior Subordinated Notes

    On April 1, 1998, the Company issued $35.0 million of unsecured 10 1/8% Senior Subordinated Notes due 2007, Series B (the "Series B Notes"). On December 8, 1998, the Company issued $40.0 million of unsecured 10 1/8% Senior Subordinated Notes due 2007, Series C (the "Series C Notes"). The Series B Notes and the Series C Notes are substantially identical to and rank pari passu in right of payment with the $125.0 million of unsecured 10 1/8% Senior Subordinated Notes due 2007 issued by the Company on June 24, 1997 (the "Series A Notes"). The Series A Notes, the Series B Notes, and the Series C Notes are collectively referred to as the "Notes". The Notes pay interest semi-annually on June 15 and December 15. The Notes provide for certain covenants, including limitations on: indebtedness, restricted payments, distributions, sale of assets, affiliate transactions and merger and consolidation. The Company has optional redemption rights beginning June 15, 2002.

    The Notes are limited to $250.0 million aggregate principal amount. The net proceeds to the Company from the sale of Series B Notes were approximately $37.6 million (after the inclusion of approximately $2.0 million in premium and accrued interest of approximately $1.0 million paid by the initial purchaser of the Series B Notes and the deduction of estimated expenses of approximately $0.4 million). The Company used all of the net proceeds in connection with the acquisition of the Suspension Division of Eaton Corporation. The net proceeds to the Company from the sale of the Series C Note were approximately $40.8 million (after inclusion of approximately $1.5 million in premium and the deduction of expenses or approximately $0.7 million). The Company used the net proceeds to repay borrowings under the Company's Senior Credit Facility and for working capital, acquisitions and other general corporate purposes.

As of December 31, 1998, the Notes are guaranteed by certain of the Company's wholly-owned subsidiaries, including BMGH, Howell, Lobdell, Oxford Suspension, Inc., Oxford Suspension Ltd., and RPIH (the "Guarantor Subsidiaries"). As of December 31, 1998 the Notes were not guaranteed by the Company's other consolidated subsidiary, Oxford Automotriz de Mexico S.A. de C.V. (the "Non-guarantor Subsidiary").

The guarantee of the Notes by the Company and the Guarantor Subsidiaries is full and unconditional. The following unaudited condensed consolidated financial information presents the financial position, results of operations and cash flows of (i) the Company as if it accounted for its subsidiaries on the equity method, (ii) the Guarantor Subsidiaries on a combined basis and
(iii) the Non-guarantor Subsidiary.

Condensed consolidated financial information for the interim periods prior to December 31, 1998 are not presented because the non-guarantors during those periods were inconsequential, individually and in the aggregate, to the consolidated financial statements, and management has determined that they would not be material to investors

                     Condensed Consolidating Balance Sheets
                                December 31, 1998
                             (Dollars in thousands)
                                  (Unaudited)

                                                   Non-guarantor      Guarantor       Eliminations/
                                   Parent           subsidiary       subsidiaries      adjustments     Consolidated
ASSETS
Current assets
Cash and cash
equivalents                      $      44         $      71         $     203                          $     318
Receivables (net)                   (1,553)           (8,192)          112,300          (16,219)           86,336
Inventories                                            1,352            32,559                             33,911

Reimbursable Tooling                 1,400                83            38,754                             40,237
Deferred income taxes                   92                               4,307                              4,399
Unexpended bond
proceeds                                                                     6                                  6

Prepaid expenses and
other current assets                   632               510             2,488                              3,630
                                 ---------         ---------         ---------        ---------         ---------
Total Current Assets             $     615         ($  6,176)        $ 190,617        ($ 16,219)        $ 168,837

Marketable securities            $   8,092         $                 $                                  $   8,092
Other noncurrent assets              7,671             5,212            23,386                             36,269
Deferred income taxes                                                    7,918                              7,918
Property, plant and
equipment, net                       3,839             5,550           182,057                            191,446
Investment in
consolidation
subsidiaries                        44,033                                              (44,033)
                                 ---------         ---------         ---------        ---------         ---------
Total Assets                     $  64,250         $   4,586         $ 403,978        ($ 60,252)        $ 412,562
                                 =========         =========         =========        =========         =========

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current Liabilities
Trade accounts payable           $     862         $   7,156         $  46,410                          $  54,428
Employee compensation                1,115               167             9,636                             10,918
Intercompany accounts                                                   16,219          (16,219)
Restructuring reserve                    8                               3,011                              3,019
Accrued expenses and
other current
liabilities                         (2,342)                             12,342                             10,000
Current portion
of borrowings                                                            3,411                              3,411
                                 ---------         ---------         ---------        ---------         ---------
Total Current Liabilities            ($357)        $   7,323         $  91,029         ($16,219)        $  81,776

                              December 31, 1998
                           (Dollars in thousands)
                                (Unaudited)

                                               Non-guarantor       Guarantor       Eliminations/
                                Parent         subsidiary        subsidiaries       adjustments     Consolidated

Pension liability             $      35         $                 $   5,435                           $   5,470
Post retirement
  Medical benefits
  liability                                                          41,427                              41,427
Deferred income taxes               279              (956)           14,639                              13,962
Other non-current
  liabilities                  (147,791)                            151,661                               3,870
Long-term borrowings
  less current portion          208,030                              19,519                             227,549
                              ---------         ---------         ---------         ---------         ---------
Total liabilities             $  60,196         $   6,367         $ 323,710         ($ 16,219)        $ 374,054
Redeemable preferred
  stock                       $                 $                 $  40,586                           $  40,586
Shareholder's equity
  common stock                    1,050                              41,371           (41,371)            1,050
Accumulated other
  comprehensive
  income (loss)                     (46)              (92)           (6,040)                             (6,178)
Retained earnings                 3,050            (1,689)            4,351            (2,662)            3,050
                              ---------         ---------         ---------         ---------         ---------

                                  4,054            (1,781)           39,682           (44,033)           (2,078)
                              ---------         ---------         ---------         ---------         ---------
Total Liabilities &
Shareholder's Equity          $  64,250         $   4,586         $ 403,978          ($60,252)        $ 412,562
                              =========         =========         =========         =========         =========

               Condensed Consolidating Statement of Operations
                 For the Three Months ended December 31, 1998
                            (Dollars in thousands)
                                 (Unaudited)

                                             Non-guarantor      Guarantor    Eliminations/
                                    Parent    Subsidiary      Subsidiaries    adjustments           Consolidated

Sales                               $                4,449         145,285                          $    149,734
Cost of sales                                        4,850         130,203                               135,053
                                    ------   -------------    ------------   -------------          ------------
  Gross profit                                        (401)         15,082                                14,681

Selling, general and
  administrative
  expenses                            (571)              9           7,991                                 7,429
                                    ------   -------------    ------------   -------------          ------------
Operating income                       571            (410)          7,091                                 7,252

  Interest income                    3,570                             161          (3,610)                  121
  Interest expense                  (4,859)              1          (3,991)          3,610                (5,239)

  Other income
  (expense)                             82              55             418                                   555
                                    ------   -------------    ------------   -------------          ------------
Income before
  income taxes                        (636)           (354)          3,679                                 2,689
Income taxes                          (254)           (142)          1,471                                 1,075
                                    ------   -------------    ------------   -------------          ------------
Income before equity
  in income of
  consolidated
  subsidiaries                        (382)           (212)         2,208                                  1,614

Equity in income of
consolidated
subsidiaries                         1,996                                          (1,996)
                                    ------   -------------    ------------   -------------          ------------

Net income                          $1,614         $  (212)        $ 2,208         $(1,996)         $      1,614
                                    ======   =============    ============   =============          ============

                 Condensed Consolidating Statement of Operations
                   For the Nine Months ended December 31, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                     Non-guarantor         Guarantor         Eliminations/
                                    Parent             Subsidiary         Subsidiaries        adjustments          Consolidated

Sales                          $                             7,099             401,045                             $    408,144
Cost of sales                                                8,025             364,587                                  372,612
                               ------------          -------------        ------------       -------------         ------------
  Gross profit                                                (926)             36,458                                   35,532

Selling, general and
  administrative
  expenses                          $(1,857)                     9              24,083                                   22,235
  Restructuring Provision                                                        1,176                                    1,176
                               ------------          -------------        ------------       -------------         ------------
Operating income                      1,857                   (935)             11,199                                   12,121

  Interest income                    12,629                                        160              (12,595)                194
  Interest expense                  (13,725)                                   (13,319)              12,595             (14,449)
  Other income
  (expense)                             226                    (14)                737                                      949
                               ------------          -------------        ------------       -------------         ------------
  Income before                         987                   (949)             (1,223)                                  (1,185)
   income taxes                         395                   (380)               (490)                                    (475)
Income taxes                   ------------         --------------         -----------       -------------         ------------

Income before equity
  in income of
  consolidated
  subsidiaries                          592                   (569)               (733)                                     (710)

Equity in income of
consolidated
subsidiaries                         (1,302)                                                         1,302
                               ------------          -------------        ------------       -------------         ------------

Net income                     $       (710)          $       (569)       $       (733)       $      1,302                ($710)
                               ============          =============        ============       =============         ============

                 Condensed Consolidating Statement of Cash Flows
                   For the Nine Months Ended December 31, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                     Non guarantor         Guarantor
                                      Parent           subsidiary        subsidiaries         Consolidated

Net cash provided by
(used in)
operating activities                 (38,174)          $2,199               $4,808            ($31,167)
                                     -------           ------               ------            --------

INVESTING ACTIVITIES
Purchase of businesses,
net of cash acquired                 (53,886)                                                  (53,886)
Purchase of property,
plant and equipment                   (1,962)          (2,210)             (16,197)            (20,369)
Purchase of Marketable
Securities                              (892)                                                     (892)
                                     -------           ------               ------            --------
Net cash used in
investing activities                 (56,740)          (2,210)             (16,197)            (75,147)

FINANCING ACTIVITIES
Net proceeds (payments)
on borrowings                          4,659                                 8,882              13,541
Proceeds from borrowing
arrangements                          78,544                                                    78,544
Payment of
preferred dividends                                                           (596)               (596)
Debt financing costs                  (1,918)                                 (703)             (2,621)
                                     -------           ------               ------            --------
Net cash provided by
 (used in)
financing activities                  81,285                0                7,583              88,868

Effect of foreign
currency rate
fluctuation on cash                                      (240)                (317)               (557)
Net increase (decrease)
in cash                              (13,629)            (251)              (4,123)            (18,003)
Cash at beginning
of period                             13,673              322                4,326              18,321
                                     -------           ------               ------            --------
Cash at end of period                    $44              $71                 $203                $318
                                    ========           ======               ======            ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Lobdell Emery Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows after the restatement discussed in Note 16 present fairly, in all material respects, the financial position of Lobdell Emery Corporation and its subsidiaries (the Corporation) at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 15, on January 10, 1997 all of the outstanding shares of common stock of the Corporation were sold to L-E Acquisition, Inc.

Price Waterhouse LLP
Detroit, Michigan
May 19, 1997

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
                           ASSETS
Current assets
  Cash and cash equivalents.................................    $    278    $    716
  Trade receivables -- less allowance of $1,254 and $500,
     respectively...........................................      28,769      32,514
  Inventories...............................................       6,083      10,212
  Income taxes receivable...................................       1,282
  Reimbursable tooling......................................          47         407
  Deferred income taxes.....................................       3,081       3,038
  Prepaid expenses and other current assets.................         191         827
                                                                --------    --------
     Total current assets...................................      39,731      47,714
                                                                --------    --------
Advance under shareholders' redemption agreement............       1,542
Unexpended bond proceeds....................................       3,886       4,508
Intangible pension asset....................................       3,216       2,113
Other noncurrent assets.....................................       2,483       3,825
Deferred income taxes.......................................       2,531
Property, plant and equipment, net..........................      72,804      72,503
                                                                --------    --------
     Total Assets...........................................    $126,193    $130,663
                                                                ========    ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Trade accounts payable....................................    $ 15,114    $ 11,627
  Employee compensation.....................................       5,156       4,614
  Accrued expenses and other current liabilities............       6,511       6,516
  Current portion of long-term borrowings...................       2,200       7,169
                                                                --------    --------
     Total current liabilities..............................      28,981      29,926
                                                                --------    --------
Pension liability...........................................       1,855       1,627
Postretirement medical benefits liability...................      19,639      16,889
Deferred income taxes.......................................                   1,180
Other noncurrent liabilities................................       1,950       1,739
                                                                --------    --------
                                                                  23,444      21,435
                                                                --------    --------
Long-term borrowings -- less current portion................      41,134      39,097
                                                                --------    --------
     Total liabilities......................................      93,559      90,458
                                                                --------    --------
Commitments and contingent liabilities (Note 13) Redeemable
  Common stock, Class B nonvoting, $1 par value, outstanding
  137,112 shares (Note 11)..................................       1,800       1,297
                                                                --------    --------
Shareholders' equity
  Common stock, Class A voting, $1 par value, authorized
     540,000 shares, outstanding 478,255 shares.............         478         478
  Common stock, Class B nonvoting, $1 par value authorized
     5,400,000 shares; outstanding 3,430,623 shares.........       3,431       3,431
  Retained earnings.........................................      27,376      35,730
  Equity adjustment for minimum pension liability...........        (451)       (731)
                                                                --------    --------
                                                                  30,834      38,908
                                                                --------    --------
     Total liabilities and shareholders' equity.............    $126,193    $130,663
                                                                ========    ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1996       1995       1994
                                                                ----       ----       ----
Net sales...................................................  $253,997   $269,260   $270,062
Cost of sales...............................................   244,129    252,671    252,275
                                                              --------   --------   --------
Gross profit................................................     9,868     16,589     17,787
Selling, general and administrative.........................    16,395     14,949     14,438
Equipment impairment........................................     3,000
                                                              --------   --------   --------
  Operating income (loss)...................................    (9,527)     1,640      3,349
Other income (expense)
Interest expense............................................    (3,557)    (3,448)    (2,799)
  Other income..............................................       664        744        366
                                                              --------   --------   --------
Income (loss) before benefit (provision) for income taxes...   (12,420)    (1,064)       916
Benefit (provision) for income taxes........................     4,569        264       (442)
                                                              --------   --------   --------
Income (loss) before cumulative effect of accounting
  change....................................................    (7,851)      (800)       474
Cumulative effect of accounting change -- post-employment
  benefits, net of income tax benefit ($.12 per share)......                            (510)
                                                              --------   --------   --------
Net loss....................................................  $ (7,851)  $   (800)  $    (36)
                                                              ========   ========   ========
Net loss per share..........................................  $  (1.94)  $   (.19)  $   (.01)
                                                              ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                                       EQUITY
                                                                                     ADJUSTMENT
                                                                                     FOR MINIMUM
                                                 CLASS A     CLASS B     RETAINED      PENSION
                                                 VOTING     NONVOTING    EARNINGS     LIABILITY      TOTAL
                                                 -------    ---------    --------    -----------     -----
Balances at January 1, 1994..................     $478       $3,427      $36,715        $  --       $40,620
  Net loss for 1994..........................                                (36)                       (36)
  Stock option activity......................                     4           70                         74
  Dividends ($.06 per share).................                               (257)                      (257)
  Accretion of redeemable common stock.......                                (63)                       (63)
  Minimum pension liability adjustment.......                                            (492)         (492)
                                                  ----       ------      -------        -----       -------
Balances at December 31, 1994................      478        3,431       36,429         (492)       39,846
  Net loss for 1995..........................                               (800)                      (800)
  Stock option activity......................                                213                        213
  Dividends ($.03 per share).................                               (124)                      (124)
  Accretion of redeemable common stock.......                                 12                         12
  Minimum pension liability adjustment.......                                            (239)         (239)
                                                  ----       ------      -------        -----       -------
Balances at December 31, 1995................      478        3,431       35,730         (731)       38,908
  Net loss for 1996..........................                             (7,851)                    (7,851)
  Accretion of redeemable common stock.......                               (503)                      (503)
  Minimum pension liability adjustment.......                                             280           280
                                                  ----       ------      -------        -----       -------
Balances at December 31, 1996................     $478       $3,431      $27,376        $(451)      $30,834
                                                  ====       ======      =======        =====       =======

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                                    ------------------
                                                                1996       1995       1994
                                                                ----       ----       ----
Operating activities
Net loss....................................................  $ (7,851)  $   (800)  $    (36)
Adjustments to reconcile net loss to net cash provided by
  operating activities
     Depreciation...........................................    13,746     12,486     12,045
     Deferred income taxes..................................    (3,922)    (1,332)    (1,395)
     Pension liability......................................    (2,230)       657        159
     Postretirement medical benefits liability..............     2,750      2,245      2,923
     Equipment impairment...................................     3,000
     Loss (Gain) on sale of equipment.......................       (23)       (34)        68
Changes in operating assets and liabilities affecting cash
     Trade receivables......................................     3,745       (644)    (4,397)
     Inventories............................................     4,129     (1,594)       (66)
     Income taxes receivable/payable........................    (1,601)       290     (1,569)
     Reimbursable tooling...................................       360       (386)      (483)
     Prepaid expenses and other current assets..............       635       (649)        60
     Advance under shareholders' redemption agreement.......    (1,542)       500        113
     Other noncurrent assets................................     3,456     (2,948)     1,619
     Trade accounts payable.................................     3,487     (1,769)      (961)
     Employee compensation..................................       542        554         72
     Accrued expenses and other current liabilities.........        (5)     1,241        219
     Other noncurrent liabilities...........................       220          9        850
                                                              --------   --------   --------
          Net cash provided by operating activities.........    18,896      7,826      9,221
                                                              --------   --------   --------
Investing activities
Acquisitions of property, plant and equipment...............   (16,439)   (14,917)    (8,696)
Proceeds from sale of equipment.............................        37        276        175
                                                              --------   --------   --------
          Net cash used in investing activities.............   (16,402)   (14,641)    (8,521)
Financing activities
Proceeds from long-term borrowing arrangements..............    25,000      8,500     27,020
Principal payments on long-term borrowing arrangements......   (23,932)    (5,618)   (32,831)
Net borrowings (payments) under lines of credit.............    (4,000)     5,350      5,550
Proceeds from exercise of stock options.....................                  213         74
Dividends...................................................                 (124)      (257)
Redemption and retirement of redeemable common stock........               (1,581)      (903)
                                                              --------   --------   --------
          Net cash used in financing activities.............    (2,932)     6,740     (1,347)
                                                              --------   --------   --------
Net decrease in cash and cash equivalents...................      (438)       (75)      (647)
Cash and cash equivalents at beginning of year..............       716        791      1,438
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $    278   $    716   $    791
                                                              ========   ========   ========
Cash paid for interest......................................  $  3,774   $  3,411   $  2,732
                                                              ========   ========   ========
Cash paid for income taxes..................................  $    963   $    291   $  3,067
                                                              ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                        December 31, 1996, 1995 and 1994
                         (dollar amounts in thousands)

NOTE 1. NATURE OF OPERATIONS

     Lobdell Emery Corporation (the Corporation) is a full-service supplier of metal stampings and welded assemblies used as original equipment components primarily by North American original equipment automotive manufacturers. The Corporation's products are used in a wide variety of sport utility vehicles, light and medium trucks, vans and passenger cars. The Corporation primarily operates from five plants located in the Midwest which account for approximately 98% of the Corporation's sales for the year ended December 31, 1996. The Corporation's hourly workforce is represented by various locals of the United Auto Workers.

     Sales to the Corporation's two primary customers as a percentage of total sales approximated the following for the years ended December 31:

                                                                1996    1995    1994
                                                                ----    ----    ----
Ford Motor Company..........................................     43%     52%     64%
General Motors Corporation..................................     49%     40%     29%

     Accounts receivable from Ford Motor Company and General Motors Corporation represent approximately 47% and 49%, respectively, of the December 31, 1996 accounts receivable balance.

     Although the Corporation is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at December 31, 1996. The Corporation does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated balance sheets include the accounts of Lobdell Emery Corporation and its wholly-owned subsidiaries, Lewis Emery Capital Corporation (Lewis), Concept Management Corporation and subsidiaries (Concept), Laserweld International (Laserweld) and Parallel Group International (Parallel). Concept Management Corporation also includes the accounts of its wholly-owned subsidiaries, Winchester Fabrication Corporation (Winchester) and Creative Fabrication Corporation (Creative). Intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue is recognized by the Corporation upon shipment of product to the customer.

FINANCIAL INSTRUMENTS

     At December 31, 1996, the carrying amount of financial instruments such as cash and cash equivalents, trade receivables and payables and unexpended bond proceeds, approximated their fair values. The carrying

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- Continued amount of the long-term customer receivables and borrowings at December 31, 1996, approximated their fair values based on the variable interest rates available to the Corporation for similar arrangements.

CASH EQUIVALENTS

     The Corporation considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is principally determined by the last-in, first-out (LIFO) method.

UNEXPENDED BOND PROCEEDS

     Unexpended bond proceeds in the accompanying consolidated balance sheets represent unexpended proceeds from the issuance of industrial development revenue bonds by Creative as discussed in Note 6, and are invested in allowable money market accounts and commercial paper with a maturity of 90 days or less.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated on the basis of historical cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:

                                                                YEARS
                                                                -----
Land improvements...........................................      15
Buildings...................................................      30
Machinery and equipment.....................................    3-10

     At December 31, 1996, the Corporation had a machine in process at a vendor location. The aggregate cost of the machine will be $5,300, for which the Corporation has recorded approximately $2,700 in the accompanying consolidated balance sheet. The remaining $2,600 will be recorded by the Corporation upon final technical approval of the machine.

     In accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Corporation established an impairment reserve against certain of the assets of Laserweld in the amount of $3,000 at December 31, 1996. The reserve represents the difference between the fair value of the Laserweld assets, based primarily on a recent independent appraisal, and the cost of such assets.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- Continued enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other social and economic factors.

INCOME TAXES

     Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

REIMBURSABLE TOOLING

     Reimbursable tooling represents net costs incurred on tooling projects for which the Corporation expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Under certain tooling projects, billings exceed costs incurred and the related tooling gain is recognized upon acceptance of the tooling by the customer.

     At December 31, 1996, approximately $2,800 of reimbursable tooling was in process at various vendor locations. These amounts, which have not been recorded in the accompanying consolidated balance sheet, will be recorded and paid upon the Corporation's receipt of payment from the owners of the tooling.

NET LOSS PER SHARE

     Net loss per share is determined by dividing net loss by the weighted average number of common shares outstanding during the period.

RECLASSIFICATIONS

     Certain amounts from the prior year have been reclassified to conform with the current year presentation.

NOTE 3. INVENTORIES

     Inventories are comprised of the following at December 31:

                                                                 1996       1995
                                                                 ----       ----
Raw materials...............................................    $ 3,851    $ 3,861
Finished goods and work-in-process..........................      5,278     10,177
                                                                -------    -------
                                                                  9,129     14,038
LIFO reserve................................................     (3,046)    (3,826)
                                                                -------    -------
                                                                $ 6,083    $10,212
                                                                =======    =======

     The Corporation does not separately identify finished goods from work-in-process.

     During 1996, inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1996 purchases, the effect of which increased net income by approximately $300.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are comprised of the following at December
31:

                                                                  1996         1995
                                                                  ----         ----
Land and land improvements..................................    $  11,130    $  10,760
Buildings...................................................       33,515       32,801
Machinery and equipment, net of impairment reserve of $3,000
  in 1996...................................................      137,914      127,389
Construction-in-process.....................................        6,495        5,216
                                                                ---------    ---------
                                                                  189,054      176,166
Less -- accumulated depreciation............................     (116,250)    (103,663)
                                                                ---------    ---------
                                                                $  72,804    $  72,503
                                                                =========    =========

NOTE 5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of the following at December 31:

                                                                 1996      1995
                                                                 ----      ----
Accrued workers' compensation...............................    $2,438    $2,438
Accrued property taxes......................................     1,950     1,622
Accrued medical benefits....................................     1,816     1,615
Other.......................................................       307       841
                                                                ------    ------
                                                                $6,511    $6,516
                                                                ======    ======

NOTE 6. BORROWING ARRANGEMENTS

     Borrowings consist of the following at December 31:

                                                                 1996       1995
                                                                 ----       ----
BANK SYNDICATE -- TERM LOAN, LOBDELL EMERY CORPORATION
Interest at variable spread over prime (8.25% at December
  31, 1996). Quarterly principal payments of $893 plus
  interest, matures September 12, 1999......................    $24,107    $21,230
BANK -- TERM LOAN, LEWIS
Interest at .625% over 90-day LIBOR (6.19% at December 31,
  1996). Quarterly principal payments of approximately $400,
  matures October 1, 1998...................................      3,227      4,936
BANK SYNDICATE -- REVOLVING CREDIT LINE, LOBDELL EMERY
  CORPORATION
Interest at variable spread over prime (8.25% at December
  31, 1996).................................................      7,600     11,600
INDUSTRIAL DEVELOPMENT REVENUE BONDS -- CREATIVE
$8,500 issued September 27, 1995, floating rate interest
  (4.35% at December 31, 1996). Quarterly principal payments based on graduated maturity schedule. Backed by NBD Bank
  letter of credit..........................................      8,400      8,500
                                                                -------    -------
  Total.....................................................     43,334     46,266
Less -- current portion of long-term borrowings.............     (2,200)    (7,169)
                                                                -------    -------
Long-term borrowings -- less current portion................    $41,134    $39,097
                                                                =======    =======

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 6. BORROWING ARRANGEMENTS -- Continued
     Subsequent to December 31, 1996, the Bank syndicate term loan and revolving credit line were paid in full, with accrued interest, in connection with the merger described in Note 15. These borrowings were replaced with a $54,000 term loan, $38,000 revolving line of credit and $3,000 swing line of credit, each expiring on January 10, 2002. Accordingly, these amounts are classified as long-term borrowings at December 31, 1996. The term loan bears interest at a variable spread over 90-day LIBOR, and the revolving and swing lines of credit bear interest at a variable spread over the prime rate. The Corporation also entered into an $18,000 capital expenditure line of credit that expires on January 10, 2002. The agreements contain various financial and other covenants. Borrowings are secured by substantially all of the assets of the Corporation.

     The proceeds of the Lewis term debt were used to finance customer tooling. The debt is collateralized by a customer purchase order which allows for recovery of the term-debt principal and interest, administrative cost and a predetermined markup.

     The proceeds of the industrial development revenue bonds were used to finance the real and personal property of Creative. These bonds are backed by an NBD Bank letter of credit, which carries a rate of .8% and is collateralized by substantially all assets of Creative. The letter of credit reimbursement agreement includes covenants requiring minimum tangible capital, debt service coverage and limitations on other indebtedness.

NOTE 7. STOCK OPTION PLAN

     The Corporation adopted a stock option plan in 1990 which provides for the granting of discretionary and nondiscretionary options, alternative stock appreciation rights, cash payment rights, incentive stock options, or a combination thereof. Each option granted under the plan is for a unit consisting of one share of Class A and ten shares of Class B common stock. During the years ended December 31, 1995 and 1994 the Corporation recorded compensation expense of $213 and $70, respectively. No options were granted or exercised during the year ended December 31, 1996. Subsequent to December 31, 1996 and in connection with the merger described in Note 15, all of the outstanding stock options were canceled. The costs incurred by the Corporation in connection with the cancellation of the outstanding stock options were reimbursed by L-E Acquisition, Inc. at close. The Corporation has treated the reimbursement as a credit to compensation expense recognized in connection with the cancellation of the aforementioned stock options. The disclosures required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," have been omitted as all outstanding stock options were canceled subsequent to December 31, 1996. Because the acquiring company (see Note 15) has no stock option plan, the Corporation's management does not believe such disclosure to be relevant to the users of the consolidated financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 8. INCOME TAXES

     The Corporation's benefit for income taxes consists of the following for the years ended December 31:

                                                            1996      1995      1994
                                                            ----      ----      ----
Current
  Federal................................................  $  (647)  $   399   $ 1,425
  State..................................................                371       375
                                                           -------   -------   -------
                                                              (647)      770     1,800
                                                           -------   -------   -------
Deferred
  Federal................................................   (3,405)     (869)   (1,206)
  State..................................................     (517)     (165)     (152)
                                                           -------   -------   -------
                                                            (3,922)   (1,034)   (1,358)
                                                           -------   -------   -------
                                                           $(4,569)  $  (264)  $   442
                                                           =======   =======   =======

     A reconciliation between the Corporation's income tax provision (benefit) and the amount computed by applying the statutory income tax rate to income before income taxes is as follows for the years ended December 31:

                                                               1996     1995    1994
                                                               ----     ----    ----
Statutory rate..............................................  $(4,223)  $(362)  $311
State taxes, net of federal benefit.........................     (517)    136    147
Nondeductible items.........................................      212     104     76
Other.......................................................      (41)   (142)   (92)
                                                              -------   -----   ----
Provision (benefit) for income taxes........................  $(4,569)  $(264)  $442
                                                              =======   =====   ====

     Significant components of the Corporation's deferred tax assets and (liabilities) are as follows at December 31:

                                                                 1996       1995
                                                                 ----       ----
Deferred tax liabilities
  Tax depreciation in excess of book........................    $(8,312)   $(8,619)
  Prepaid pension asset.....................................       (427)      (574)
                                                                -------    -------
Gross deferred tax liabilities..............................     (8,739)    (9,193)
                                                                -------    -------
Deferred tax assets
  Postretirement medical benefits...........................      7,463      6,418
  Equipment impairment reserve..............................      1,140
  Workers' compensation.....................................        926        927
  Medical benefits accrual..................................        687        611
  Allowance for bad debts...................................        477        190
  Environmental reserves....................................        334        334
  Postemployment benefits...................................        323        323
  AMT credit carryforward...................................      1,871      1,708
  Other.....................................................      1,330        540
                                                                -------    -------
Gross deferred tax assets...................................     14,551     11,051
                                                                -------    -------
Valuation allowance.........................................       (200)
                                                                -------    -------
Net deferred tax asset......................................    $ 5,612    $ 1,858
                                                                =======    =======

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 8. INCOME TAXES -- Continued
     A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefit will be realized.

     The Corporation has net operating loss carryforwards for state income tax purposes with potential future tax benefits of approximately $150 at December 31, 1996, which expire during the years 2010 and 2011.

     The Corporation has Tennessee Jobs Tax Credit carryforwards of approximately $200 at December 31, 1996, which expire during the years 2010 and 2011.

NOTE 9. BENEFIT PLANS

     The Corporation sponsors six noncontributory-defined benefit pension plans covering substantially all employees meeting the age and length of service requirements as specified in the plans. The plan covering salaried employees provides pension benefits that are based on a percentage of the employee's average monthly compensation during the five highest consecutive years out of their last ten years, and their years of credited service up to a maximum of 30 years. The Corporation's hourly pension plans do not provide for increases in future compensation levels. The Corporation's funding policy for this plan is to make contributions in amounts sufficient to annually fund the plan's current service cost and the initial past service cost, plus interest, over a period of 30 years. Plans covering hourly employees generally provide benefits of stated amounts based on their unique labor agreements for each year of service. The Corporation's funding policy for these plans is to make at least the minimum annual contributions required by applicable regulations.

     The following table sets forth the plans' funded status and amounts recognized on the Corporation's balance sheet at December 31:

                                                     1996                       1995
                                           ------------------------   ------------------------
                                           OVERFUNDED   UNDERFUNDED   OVERFUNDED   UNDERFUNDED
                                             PLANS         PLANS        PLANS         PLANS
                                           ----------   -----------   ----------   -----------
Actuarial present value of benefit
  obligation:
  Vested benefits........................   $ 14,784     $ 21,270      $ 13,718     $ 18,926
  Nonvested benefits.....................      1,174        1,468         1,143        1,597
                                            --------     --------      --------     --------
                                              15,958       22,738        14,861       20,523
Effect of projected future compensation
  levels.................................      3,278                      2,866
                                            --------     --------      --------     --------
Projected benefit obligation for service
  rendered...............................     19,236       22,738        17,727       20,523
Plan assets at fair value (primarily U.S.
  government securities, bonds and notes
  and mutual funds)......................    (18,857)     (19,656)      (17,092)     (17,477)
                                            --------     --------      --------     --------
Plan assets less than projected benefit
  obligation.............................        379        3,082           635        3,046
Unrecognized net loss....................     (2,080)        (865)       (2,612)      (1,353)
Unrecognized prior service cost..........        174       (2,757)          227       (1,572)
Unrecognized net obligation being
  recognized over 15-20 years............        300         (346)          350         (426)
Adjustment required to recognize minimum
  liability..............................                   3,968                      3,332
                                            --------     --------      --------     --------
(Prepaid) accrued pension cost...........   $ (1,227)    $  3,082      $ (1,400)    $  3,027
                                            ========     ========      ========     ========

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 9. BENEFIT PLANS -- Continued
     The minimum pension liability in excess of the allowable intangible asset of $751 and $1,218 at December 31, 1996 and 1995, respectively, has been recorded as a separate component of equity, net of tax.

     Net periodic pension cost included the following components for the year ended December 31:

                                                             1996     1995      1994
                                                             ----     ----      ----
Service cost..............................................  $1,100   $   857   $ 1,142
Interest cost.............................................   2,800     2,641     2,418
Actual return on plan assets..............................  (4,322)   (5,867)     (232)
Net amortization and deferral.............................   1,560     3,606    (1,993)
                                                            ------   -------   -------
Net periodic pension cost.................................  $1,138   $ 1,237   $ 1,335
                                                            ======   =======   =======

     Actuarial assumptions used in determining the projected benefit obligation are as follows:

                                                              1996   1995   1994
                                                              ----   ----   ----
Discount rate...............................................  7.5%   7.5%   8.5%
Rate of increase in future compensation.....................  4.5%   4.5%   4.5%
Expected long-term rate of return on assets.................  9.0%   9.0%   8.0%

     The Corporation sponsors a Supplemental Employee Retirement Plan (SERP) which covers three key officers of the Corporation. At December 31, 1996, the Corporation has accrued a liability of $217 related to the SERP.

     The Corporation sponsors five defined contribution 401(k) plans. The Salaried Employees' Retirement Savings Plan covers all salaried employees of the Corporation and Winchester. The Alma Hourly Employees' Retirement Savings Plan, the Argos Hourly Employees' Retirement Savings Plan, the Creative Fabrication Corporation and the Greencastle Hourly Employees' Plan cover all eligible hourly employees at the respective locations. The Corporation generally contributes 25% of the first 6% of the base compensation that a participant contributes to the plans.

NOTE 10. POSTRETIREMENT MEDICAL BENEFITS

     In addition to the Corporation's defined benefit pension plans, the Corporation sponsors unfunded defined benefit medical plans that provide postretirement medical benefits to certain full-time employees meeting the age, length of service and contractual requirements as specified in the plans. The plan covering salaried employees is a contributory plan providing medical benefits to those hired before July 1, 1993. The percentage of cost paid by the retiree currently ranges from 10% for 30 or more years of service at retirement to 55% for 15 years of service at retirement, with Corporation contributions commencing upon attainment of age 62. Those retiring with less than 15 years of service and those hired after June 30, 1993 may participate in the plan at their own cost. The plan is currently noncontributory for those employees who retired prior to July 1, 1993. The plans covering hourly employees provide medical benefit plan options that are similar to those offered to active hourly employees, with Corporation contributions limited either to that available under traditional coverage for Alma hourly retirees or to 87% of the total applicable premium for Greencastle retirees.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 10. POSTRETIREMENT MEDICAL BENEFITS -- Continued
     The following table presents the plans' funded status reconciled with amounts recognized in the Corporation's balance sheets at December 31:

                                                                  1996        1995
                                                                  ----        ----
Accumulated postretirement benefit obligation
  Retirees..................................................    $ 14,420    $ 13,132
  Full eligible active plan participants....................       4,767       4,408
  Other active plan participants............................      14,613      12,931
                                                                --------    --------
     Total unfunded obligation..............................      33,800      30,471
Unrecognized loss...........................................      (2,618)     (1,481)
Unrecognized transition obligation..........................     (11,543)    (12,101)
                                                                --------    --------
Postretirement medical benefits liability...................    $ 19,639    $ 16,889
                                                                ========    ========

     Net periodic postretirement benefit cost included the following components for the year ended December 31:

                                                                 1996      1995      1994
                                                                 ----      ----      ----
Service cost................................................    $  947    $  785    $1,088
Interest cost...............................................     2,216     2,010     2,238
Amortization of transition obligation prior losses..........       722       643       997
                                                                ------    ------    ------
Net periodic postretirement benefit cost....................    $3,885    $3,438    $4,323
                                                                ======    ======    ======

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% in 1996 and 1995. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 9.2% in 1997 trending to 6.5% in 2008 and thereafter for retirees less than 65 years of age. For retirees 65 years of age and over, the rate is 8.9% in 1997 trending to 6.5% in 2008 and thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 and net periodic postretirement benefit cost for the year then ended by approximately $4,861 and $496, respectively.

NOTE 11. SHAREHOLDERS' REDEMPTION AGREEMENT AND REDEEMABLE COMMON STOCK

     Due to the death of a major shareholder, the Corporation entered into an agreement in December, 1988, providing for the redemption from the estate of any class of common stock. The Corporation shall purchase for cash certain shares of common stock as required each year, for the payment by the estate of federal and state taxes and other miscellaneous expenses allowed by Internal Revenue Code
Section 6166. The redemption price is based upon the fair value, as previously determined by an independent appraisal at the date of death, adjusted for subsequent increases or decreases in book value as defined in the agreement. Subsequent to December 31, 1996 and in connection with the merger as described in Note 15, a portion of the common stock owned by the estate will be redeemed to cover payment of remaining taxes and administrative expenses. Prior to the merger, $1,542 was advanced to the estate to effectuate a release of an Internal Revenue Service lien. Common shares that are redeemable under that terms of the agreement have been recorded in the consolidated balance sheets as Redeemable Common Stock. During the years ended December 31, 1995 and 1994, the Company redeemed 165,555 shares and 96,597 shares, respectively, at a per share price of $9.55 and

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 11. SHAREHOLDERS' REDEMPTION AGREEMENT AND REDEEMABLE COMMON STOCK -- Continued
$9.34, respectively. The redeemable common stock has been accreted to its redemption value in each of the accompanying consolidated balance sheets.

NOTE 12. LEWIS EMERY CAPITAL CORPORATION

     Lewis was established in order to facilitate the financing of a tooling project for Ford Motor Company (Ford). In 1993, Lewis signed a contract to finance $8,500 of tooling. The transaction was financed with proceeds from the term loan described in Note 6. The receivable from Ford is due in 20 quarterly installments through October 1998.

NOTE 13. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     As of December 31, 1996, the Corporation had long-term operating leases covering certain machinery and equipment. The minimum rental commitments under noncancellable operating leases with lease terms in excess of one year are as follows as of December 31, 1996:

1997........................................................    $ 4,690
1998........................................................      3,241
1999........................................................      3,367
2000........................................................      1,178
2001........................................................      3,355
                                                                -------
                                                                $15,831
                                                                =======

ENVIRONMENTAL MATTERS

     The Corporation is subject to federal, state and local laws and regulations which govern environmental matters. These laws regulate the discharge of materials into the environment and may require the Corporation to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances. The Corporation has identified several environmental matters resulting from prior operations. Due to the relatively early stage of investigation of certain of these identified matters as well as potential indemnification by other potentially responsible parties, management is unable to reasonably estimate the ultimate cost of remediating certain of these identified environmental matters. At December 31, 1996 and 1995, the Corporation has a liability of approximately $880 recorded for estimated costs of known environmental matters.

GENERAL

     The Corporation is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position of the Corporation.

NOTE 14. RELATED-PARTY TRANSACTION

     During 1996, the Corporation paid sales commissions, based upon qualified foreign sales to Grace Emery Sales Corporation, a Domestic International Sales Corporation (DISC) owned by the shareholders of the

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 14. RELATED-PARTY TRANSACTION -- Continued
Corporation. Commissions payable to the DISC are subject to certain restrictions. Commissions were $369, $521 and $772 in 1996, 1995 and 1994, respectively.

NOTE 15. SUBSEQUENT EVENT

     On January 10, 1997, pursuant to an Agreement and Plan of Merger among Lobdell Emery Corporation, certain shareholders of Lobdell Emery Corporation, BMG-MI, Inc. and L-E Acquisition, Inc. as amended, certain Lobdell Emery Corporation shareholders and option holders had their respective shares and options redeemed for cash of approximately $8,500 and all outstanding shares of common stock of Lobdell Emery Corporation (Oldco) were exchanged for shares of preferred stock of L-E Acquisition, Inc. with a face value of approximately $40,800. In addition, approximately $3,500 of expenses incurred by the Corporation were reimbursed by L-E Acquisition, Inc. Subsequent to the exchange of Oldco's common stock for preferred stock, L-E Acquisition, Inc. was merged with and into Lobdell Emery Corporation (Newco).

NOTE 16. RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS

     The Corporation's management has restated the consolidated financial statements for periods prior to December 31, 1996. The consolidated financial statements have been restated to correct the misstatement of certain assets and liabilities including accounts receivable, accrued employee benefit related costs and accrued environmental costs, net of related tax benefits. The effect of the restatement was to decrease retained earnings at January 1, 1994 by $1,987, decrease net loss by $36 ($.01 per share) for the year ended December 31, 1995, and increase net loss by $647 ($.15 per share) for the year ended December 31, 1994.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Howell Industries, Inc.


In our opinion, the accompanying balance sheet and the related statement of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Howell Industries, Inc. at July 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 11, on August 13, 1997 all of the outstanding shares of common stock of Howell Industries, Inc. were acquired by Oxford Automotive, Inc.




PRICE WATERHOUSE LLP
Bloomfield Hills, Michigan
June 15, 1998

HOWELL INDUSTRIES, INC.

BALANCE SHEET
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

                                                               JULY 31,
                                                                 1997
ASSETS
Current assets
   Cash and cash equivalents (including interest
    bearing instruments of $1,167)                          $        1,997
   Accounts receivable                                               8,583
   Income taxes refundable                                             522
   Inventories, net of LIFO reserve of $1,354
     Raw material                                                      895
     Work-in-process and finished goods                              5,331
                                                            --------------

         Total inventories                                           6,226

   Unbilled die costs                                                  957
   Prepaid expenses and other assets                                 1,095
   Deferred income taxes                                             1,229
                                                            --------------
     Total current assets                                           20,609

Property, plant and equipment, net                                  10,214
                                                            --------------

     TOTAL ASSETS                                           $       30,823
                                                            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                         $        4,888
   Accrued expenses and other liabilities                            4,840
                                                            --------------

     Total current liabilities                                       9,728

   Pension liability                                                   522
   Other long-term liabilities                                         508
   Deferred income taxes                                               851
                                                            --------------
     Total liabilities                                              11,609
                                                            --------------

Stockholders' equity
   Common stock, no par value, 2,500,000 shares
    authorized, 622,738 issued and outstanding                         594
   Retained earnings                                                18,620
                                                            --------------
     Total stockholders' equity                                     19,214
                                                            --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $       30,823
                                                            ==============


The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

STATEMENT OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


                                                            YEAR ENDED
                                                           JULY 31, 1997

Net sales                                                 $       95,240
Cost of sales                                                     89,410
                                                          --------------
   Gross profit                                                    5,830

Selling and administrative expenses                                4,748
                                                          --------------

   Operating income                                                1,082

Other income                                                         142
                                                          --------------

Income before provision for income taxes                           1,224

Provision for income taxes                                           504
                                                          --------------
Net income                                                $          720
                                                          ==============
Net income per common share                               $         1.16
                                                          ==============


The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

STATEMENT OF SHAREHOLDERS' EQUITY
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
------------------------------------------------------------------------------

                                             COMMON STOCK ISSUED
                                                AND OUTSTANDING
                                             --------------------   RETAINED
                                             SHARES      AMOUNT     EARNINGS

Balance, July 31, 1996                       622,738    $   594   $   18,367
   Cash dividends ($0.75 per share)                                     (467)
   Net income                                                            720
                                          ----------    -------   ----------
Balance, July 31, 1997                       622,738    $   594   $   18,620
                                          ==========    =======   ==========

The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

STATEMENT OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                  YEAR ENDED
                                                                 JULY 31, 1997
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $          720
Adjustments to reconcile net income to net cash provided by
 operating activities
   Depreciation                                                          1,590
   Gain on sale of equipment                                                (2)
   Provision for deferred taxes                                           (442)
   Change in operating assets and liabilities
     Accounts receivable                                                (2,728)
     Income taxes refundable                                              (522)
     Unbilled die costs                                                  6,689
     Inventories                                                        (5,414)
     Prepaid expenses                                                      377
     Accounts payable                                                     (733)
     Accrued expenses                                                    3,242
     Pension liability                                                       2
     Other long-term liabilities                                          (943)
                                                                --------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES                         1,836
                                                                --------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment                                             63
Capital expenditures                                                    (4,095)
                                                                --------------
     NET CASH USED IN INVESTING ACTIVITIES                              (4,032)
                                                                --------------

CASH FLOWS FOR FINANCING ACTIVITIES
Dividends paid                                                            (467)
                                                                --------------
     NET CASH USED IN FINANCING ACTIVITIES                                (467)
                                                                --------------
Decrease in cash and cash equivalents                                   (2,663)
Cash and cash equivalents at beginning of year                           4,660
                                                                --------------

Cash and cash equivalents at end of year                        $        1,997
                                                                ==============

Cash paid for income taxes                                      $        1,429
                                                                ==============


The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------

  1. NATURE OF OPERATIONS

     Howell Industries, Inc. ("the Company"), specializes in the production of stamped structural components for the automotive industry, with significant sales within the light-duty truck segment. The Company primarily operates from two plants which are located in Michigan and Ohio.

     Net sales to the Company's two primary customers as a percentage of total net sales for the year ended July 31, 1997 are as follows:

                                                                         1997

     Ford Motor Company                                                   53%
     Chrysler Corporation                                                 47%

     Accounts receivable from Ford Motor Company and Chrysler Corporation represent approximately 68% and 31%, respectively, of the July 31, 1997 accounts receivable balance.

     Although the Company is directly affected by the economic well being of the North American automotive industry and customers referred to above, management does not believe significant credit risk exists at July 31, 1997. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

     The Company's primary raw material in the manufacture of structural components is steel. Although steel is available in an adequate supply from numerous vendors, a significant increase in the price of this raw material could affect operating results adversely.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION
     Revenue is recognized by the Company upon shipment of product to the customer.

     CASH EQUIVALENTS
     The Company considers all highly-liquid investments with a maturity of three month or less when purchased to be cash equivalents.

     UNBILLED DIE COSTS
     Unbilled die costs represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Tooling revenue is recognized upon acceptance of the tooling by the customer.

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                  YEARS
     Buildings and improvements                                   10-25
     Machinery and equipment                                       5-25
     Furniture and fixtures                                         5-7
     Automobiles and trucks                                         3-5

     USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  3. PREPAID EXPENSES AND OTHER ASSETS

     Prepaid expenses and other assets are comprised of the following:

                                                                   JULY 31,
                                                                     1997
     Prepaid insurance                                          $          135
     Prepaid pension costs                                                 146
     Intangible pension asset                                              477
     Other                                                                 337
                                                                --------------
                                                                $        1,095
                                                                ==============

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------




  4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are comprised of the following:

                                                                  JULY 31,
                                                                    1997
     Land                                                      $           76
     Buildings and improvements                                         4,210
     Machinery and equipment                                           19,521
     Furniture and fixtures                                             1,735
     Automobiles and trucks                                               590
     Construction in progress                                             629
                                                               --------------
                                                                       26,761
     Less - accumulated depreciation                                  (16,547)
                                                               --------------
                                                               $       10,214
                                                               ==============


  5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities are comprised of the following:

                                                                JULY 31,
                                                                  1997
     Income taxes payable                                      $       188
     Accrued die maintenance costs                                   2,000
     Accrued salaries and wages                                      1,610
     Accrued workers' compensation                                     655
     Accrued property and other taxes                                  221
     Other                                                             166
                                                               -----------
                                                               $     4,840
                                                               ===========


  6. OTHER LONG-TERM LIABILITIES

     Other long-term liabilities are comprised of the following:

                                                                JULY 31,
                                                                  1997

     Reserve for plant consolidation                           $       120
     Environmental reserve                                             388
                                                               -----------
       Total                                                   $       508
                                                               ===========

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


  7. INCOME TAXES

     The Company's income tax expense consists of the following:

                                                                YEAR ENDED
                                                               JULY 31, 1997

    Current provision
       Federal                                                   $     795
       State and local                                                 112
     Deferred provision                                               (403)
                                                                 ---------
                                                                 $     504
                                                                 =========


     A reconciliation of the income tax provision to that which would result by applying the United States statutory tax rate (34%) to earnings before taxes follows:

                                                                YEAR ENDED
                                                               JULY 31, 1997

     Tax based on statutory tax rate                             $     416
     Tax-exempt income                                                 (29)
     Tax deductible ESOP dividend                                      (21)
     Non-deductible expenses                                            64
     State and local income taxes, net of
      federal income tax benefit                                        74
                                                                 ---------
         Taxes on income                                         $     504
                                                                 =========

     Significant components of the Company's deferred tax assets and (liabilities) are as follows:

                                                                YEAR ENDED
                                                               JULY 31, 1997

     Deferred tax assets
       Reserves recorded for financial accounting purposes, not
        deductible for tax purposes until paid                   $     901
       Employee benefits and payroll-related deferrals                 380
                                                                 ---------

         Total deferred tax assets                                   1,281
                                                                 ---------

     Deferred tax liabilities
       Employee benefits and payroll-related deferrals                 (98)
       Tax depreciation in excess of book                             (780)
       Other                                                           (25)
                                                                 ---------
     Total deferred tax liabilities                                   (903)
                                                                 ---------

     Net deferred tax asset                                      $     378
                                                                 =========

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


  8. EMPLOYEE BENEFIT PLANS

     The Company has three noncontributory defined benefit pension plans covering substantially all of its employees and an unfunded noncontributory defined contribution plan for certain officers. Benefits, which differ by plan are based on years of service and/or the employee's five-year average compensation. The Company's funding policy for its defined benefit plans is to contribute annually an amount necessary to meet or exceed the Employee Retirement Income Security Act's (ERISA) minimum funding standards.

     The components of net pension cost are as follows:


                                                                  YEAR ENDED
                                                                 JULY 31, 1997
     Defined benefit plans
       Service cost - benefits earned during the year               $    226
       Interest cost on projected benefit obligation                     347
       Actual return on plan assets                                     (788)
       Net amortization, deferral and other                              517
                                                                    --------
         Total                                                           302

       Defined contribution plan                                          30
                                                                    --------

       Net pension costs                                            $    332
                                                                    ========

     The following table sets forth the funded status and amounts recognized in the balance sheets for the defined benefit plans as of July 31, 1997:

                                                              ASSETS       ACCUMULATED
                                                              EXCEED        BENEFITS
                                                            ACCUMULATED      EXCEED
                                                             BENEFITS        ASSETS
     Actuarial present value of benefit obligation
       Vested benefit obligation                            $    1,255      $  2,788
       Nonvested benefit obligation                                 65           207
                                                            ----------      --------
     Accumulated benefit obligation                              1,320         2,995
     Effect of future salary increases                             746
                                                            ----------
     Projected benefit obligation                                2,066         2,995
     Plan assets at fair value                                   2,584         2,473
                                                            ----------      --------
     Plan assets greater (less) than projected
      benefit obligation                                           518          (522)
       Unrecognized net gain                                      (409)          (12)
       Unrecognized prior service cost                             131           405
       Unrecognized net transition (asset) obligation              (94)           84
       Adjustment required to recognize minimum liability                       (477)
                                                            ----------      --------
         Net prepaid pension cost (pension liability)
          recognized in the balance sheet                   $      146      $   (522)
                                                            ==========      ========

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------



  8. EMPLOYEE BENEFIT PLANS (CONTINUED)

     The actuarial assumptions used in determining the present value of the projected benefit obligations are:

                                                                 YEAR ENDED
                                                                JULY 31, 1997

     Weighted average discount rate                                  7.4%
     Increase in future compensation levels                          5.0%

     The expected long-term rate of return on assets is 7.5%. Plan assets are invested in a portfolio of cash, income and equity securities and a diversified fund with guaranteed returns.

     The Company also maintains an Employee Stock Ownership Plan (ESOP) and an Employee Savings Plan (401(k) plan) covering substantially all employees not covered by a collective bargaining agreement.

     At July 31, 1997, the ESOP owned 60,005 shares of common stock, all of which had been allocated to individual participants.

     Contributions to the ESOP are authorized at the discretion of the Board of Directors. No contributions were charged to expense during 1997. There were no amounts accrued at July 31, 1997 for such contributions.

     The Employee Savings Plan provides for participants to contribute up to 10% of their annual compensation each year. In addition, the Company contributes an amount equal to 25% of the first $1 contributed by the employee, plus $0.2. Company contributions amounted to approximately $30 in 1997.

  9. LINE OF CREDIT

     The Company maintains a $4,000 unsecured line of credit with a 5% compensating balance agreement. The Company did not borrow under this line of credit in 1997.

 10. OPERATING LEASES

     The Company rents a warehouse under a noncancelable operating lease, and certain facilities and equipment under cancelable leases. Total rent expense under these leases was $361 in 1997.

 11. SUBSEQUENT EVENTS

     On August 13, 1997, Oxford Automotive, Inc., purchased all of the outstanding common stock of the Company for approximately $23,000 in cash.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
RPI Holdings, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of RPI Holdings, Inc., (the Company) at March 31, 1997 and the result of its operations and cash flows for the period from July 1, 1996 to March 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The financial statements of the Company as of and for the year ended June 30, 1996 were audited by other accountants whose report dated February 4, 1998 expressed an unqualified opinion on those statements.

As described in Note 2, on November 25, 1997 all of the outstanding shares of common stock of the Company were sold to Oxford Automotive, Inc.

Price Waterhouse LLP

Detroit, Michigan
February, 6, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
RPI Holdings, Inc.

We have audited the accompanying consolidated balance sheet of RPI Holdings, Inc. and Subsidiaries as of June 30, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RPI Holdings, Inc. and Subsidiaries as of June 30, 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Detroit, Michigan
February 4, 1998

RPI HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

                                                                   SEPTEMBER 30,     MARCH 31,        JUNE 30,
                                                                       1997             1997            1996
                                                                    (UNAUDITED)

ASSETS
Current assets
   Cash                                                            $      32,086   $      36,145  $      60,568
   Accounts receivable, less allowance for doubtful
    accounts of $66,055 in 1997 and $80,000 in 1996                    1,633,602       1,755,481      1,705,609
   Accounts receivable, other                                                              6,414         33,009
   Notes receivable                                                       25,000          31,159         10,585
   Refundable income taxes                                               254,000         254,000        300,000
   Inventories
     Raw material                                                        491,219         572,015        378,776
     Work-in-process                                                     707,434         671,224        248,934
     Finished goods                                                      311,162         347,894        200,672
                                                                   -------------   -------------  -------------
                                                                       1,509,815       1,591,133        828,382
   Prepaid expenses                                                       92,022         162,246        292,082
   Deferred income taxes                                                  47,600          62,600         47,600
                                                                   -------------   -------------  -------------
     Total current assets                                              3,594,125       3,899,178      3,277,835

Property, plant and equipment, net                                     2,965,362       3,024,876      2,764,259
Deferred income taxes                                                    484,500
                                                                   -------------   -------------  -------------

     TOTAL ASSETS                                                  $   7,043,987   $   6,924,054  $   6,042,094
                                                                   =============   =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Current maturities of long-term debt                            $   4,269,842   $   2,937,611  $     410,092
   Accounts payable                                                    2,340,402       2,482,615      1,435,794
   Accrued expenses and other liabilities                                333,296         416,520        437,939
                                                                   -------------   -------------  -------------
     Total current liabilities                                         6,943,540       5,836,746      2,283,825
Long-term debt, less current maturities                                  474,337         509,720      2,504,550
Notes payable to shareholders                                            364,760         364,760        364,760
Deferred income taxes                                                                     63,200        150,300
                                                                   -------------   -------------  -------------
     Total liabilities                                                 7,782,637       6,774,426      5,303,435
Commitments and contingent liabilities (Note 6)
Shareholders' equity (deficit)
   Common stock (no par value; 60,000
    shares authorized, 752.8 shares issued
    and outstanding)                                                     373,295         373,295        373,295
   Retained (deficit) earnings                                        (1,111,945)       (223,667)       365,364
                                                                   -------------   -------------  -------------
     Total shareholders' equity                                         (738,650)        149,628        738,659
                                                                   -------------   -------------  -------------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)          $   7,043,987   $   6,924,054  $   6,042,094
                                                                   =============   =============  =============


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    FOR THE SIX MONTHS      FOR THE PERIOD FROM   FOR THE YEAR
                                                   ENDED SEPTEMBER 30,        JULY 1, 1996 TO         ENDED
                                                   1997           1996        MARCH 31, 1997      JUNE 30, 1996
                                                       (UNAUDITED)

Net sales                                       $  6,938,452   $ 5,021,666      $ 8,823,948        $  9,819,907
Cost of sales                                      7,985,430     4,620,341        9,037,409           8,826,609
                                                ------------   -----------      -----------        ------------
  Gross profit                                    (1,046,978)      401,325         (213,461)            993,298
Selling and administrative expenses                  143,793       614,816          535,017           1,264,314
                                                ------------   -----------      -----------        ------------
  Operating loss                                  (1,190,771)     (213,491)        (748,478)           (271,016)
Other income (expense)
  Interest expense                                  (203,081)     (155,360)        (251,585)           (404,322)
  Miscellaneous income (expense)                     (22,426)       63,911           54,932             (38,740)
                                                ------------   -----------      -----------        ------------
    Loss before income taxes                      (1,416,278)     (304,940)        (945,131)           (714,078)
Income tax benefit                                   528,000       128,000          356,100             300,000
                                                ------------   -----------      -----------        ------------

    Net loss                                    $   (888,278)   $ (176,940)      $ (589,031)        $  (414,078)
                                                ============    ==========       ==========         ===========


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY


                                                       COMMON         COMMON        RETAINED
                                                        STOCK          STOCK        EARNINGS         TOTAL

Balances at July 1, 1995                                  770       $   383,845   $     779,442  $  1,163,287
Net loss                                                                               (414,078)     (414,078)
Redemption of common stock                                (17)          (10,550)                      (10,550)
                                                          ---       -----------   -------------  ------------
Balances at June 30, 1996                                 753           373,295         365,364       738,659
Net loss                                                                               (589,031)     (589,031)
                                                          ---       -----------   -------------  ------------
Balances at March 31, 1997                                753           373,295        (223,667)      149,628

Net loss (unaudited)                                                                   (888,278)     (888,278)
                                                          ---       -----------   -------------  ------------


Balances at September 30, 1997 (unaudited)                753       $   373,295   $  (1,111,945)  $  (738,650)
                                                          ===       ===========   =============   ===========


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

Consolidated Statements of Cash Flows

                                                    FOR THE SIX MONTHS      FOR THE PERIOD FROM   FOR THE YEAR
                                                   ENDED SEPTEMBER 30,        JULY 1, 1996 TO         ENDED
                                                   1997           1996        MARCH 31, 1997      JUNE 30, 1996
                                                       (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                        $  (888,278)   $ (176,940)      $ (589,031)        $  (414,078)
Adjustments to reconcile net loss to net
 cash used in operating activities
  Depreciation and amortization                     153,111       105,256          202,051             213,050
  Loss on sale of property and equipment                                             4,800
  Deferred income taxes                            (532,700)      164,410         (102,100)             12,700
  Changes in operating assets and liabilities
    Accounts receivable                             128,293      (272,998)         (49,872)            278,413
    Accounts receivable, other                                                      26,595              63,479
    Notes receivable                                  6,159       (10,586)         (20,574)              3,529
    Refundable income taxes                                                         46,000            (300,000)
    Inventories                                      81,318       (45,306)        (762,751)            290,684
    Prepaid expenses and other current assets        75,463       157,560          129,836             (60,560)
    Accounts payable                               (142,213)      260,756        1,046,821              33,095
    Accrued expenses and other liabilities          (88,463)     (191,506)         (21,419)           (204,769)
                                                -----------    ----------       ----------         -----------
         NET CASH USED IN OPERATING ACTIVITIES   (1,207,310)       (9,354)         (89,644)            (84,457)
                                                -----------    ----------       ----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                 (93,597)     (224,814)        (671,758)           (250,007)
proceeds from sale of assets                                                       204,290
                                                -----------    ----------       ----------         -----------
         NET CASH USED IN INVESTING ACTIVITIES      (93,597)     (224,814)        (467,468)           (250,007)
                                                -----------    ----------       ----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal borrowings on revolving line of
 credit, net                                        (65,069)      157,575          515,049             390,475
Proceeds from debt obligations                                     58,303          792,252             274,757
Principal payments of debt obligations             (223,677)                      (774,612)           (350,775)
Advances from related party                       1,585,594
Redemption of common stock                                                                             (10,550)
                                                -----------    ----------       ----------         -----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES     1,296,848       215,878          532,689             303,907
                                                -----------    ----------       ----------         -----------
Net decrease in cash                                 (4,059)      (18,290)         (24,423)            (30,557)
Cash, beginning of year                              36,145        78,575           60,568              91,125
                                                -----------    ----------       ----------         -----------

Cash, end of year                               $    32,086    $   60,285       $   36,145         $    60,568
                                                ===========    ==========       ==========         ===========


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1.   NATURE OF OPERATIONS

      RPI Holdings, Inc. (the Company), specializes in the production of roll-formed pieces, metal stampings with clinch or welded fasteners and welded assemblies of functional and decorative trim for the automotive industry. The Company primarily operates from two plants located in Michigan.

      Net sales to the Company's two primary customers as a percentage of total sales are as follows:

                                                           FOR THE PERIOD
                                                         FROM JULY 1, 1996        FOR THE YEAR ENDED
                                                         TO MARCH 31, 1997           JUNE 30, 1996

General Motors Corporation                                      63%                     46%
Johnson Controls International                                  19%                     19%

      Accounts receivable from General Motors Corporation and Johnson Controls International represent approximately 53% and 23%, respectively, of the March 31, 1997 accounts receivable balance.

      Although the Company is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at March 31, 1997. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

 2.   SUBSEQUENT EVENTS

      Subsequent to March 31, 1997, the Company was advanced $1,500,000 in various installments from Lobdell Emery Corporation, a wholly-owned subsidiary of Oxford Automotive, Inc. (Oxford). The advances were used to support the ongoing operations of the Company. The majority shareholder of Oxford is also the majority shareholder of the Company.

      On November 25, 1997, Oxford purchased all of the outstanding common stock of the Company for $2,500,000 in cash. In connection with the acquisition, the notes payable to shareholders of $364,760 and the RPI, Inc. revolving credit, bank term, revolving equipment and revolving tooling loans described in Note 4 were repaid.

 3.   SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION
      During the period ended March 31, 1997, the Company changed its fiscal year end to March 31. Previously, the Company's fiscal year ended on June 30.

      PRINCIPLES OF CONSOLIDATION
      The consolidated financial statements of the Company include the accounts of RPI Holdings, Inc. and its wholly-owned subsidiaries, RPI, Inc. and Prudenville Manufacturing, Inc. (PMI). RPI Holdings, Inc. and PMI had no revenues or operations during the periods presented.

      REVENUE RECOGNITION
      Revenue is recognized by the Company upon shipment of product to the customer.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 3.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      CASH EQUIVALENTS The Company considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

      INVENTORIES Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis ("FIFO").

      REIMBURSABLE TOOLING Reimbursable tooling represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Generally, tooling revenue is recognized upon acceptance of the tooling by the customer. At March 31, 1997 and June 30, 1996, all reimbursable tooling is recorded in prepaid expenses.

      PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                  YEARS
      Land improvements                                           30
      Buildings                                                 30-40
      Machinery and equipment                                    3-20
      Furniture and fixtures                                     7-10

      IMPAIRMENT OF LONG-LIVED ASSETS The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No._121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company recognizes impairment losses for assets or groups of assets where the sum of the estimated future cash flows (undiscounted and without interest charges) is less than the carrying amount of the related asset or group of assets. The amount of the impairment loss recognized is the excess of the carrying amount over the fair value of the asset or group of assets being measured.

      NOTES PAYABLE TO SHAREHOLDERS The notes payable to shareholders accrue interest at an annual rate of 6%, payable quarterly. As described in Note 2, the notes payable to shareholders were repaid in connection with the acquisition of the Company by Oxford.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 3.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      INCOME TAXES Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

      FAIR VALUE OF FINANCIAL INSTRUMENTS At March 31, 1997 and June 30,
      1996, the carrying amount of financial instruments such as cash and cash equivalents and trade receivables and payables approximated their fair values. Based upon the borrowing rates currently available to the Company, the carrying value of debt approximates fair value.

      USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 4.   PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are comprised of the following:

                                                                                   MARCH 31,       JUNE 30,
                                                                                     1997            1996

      Land and land improvements                                                $    104,272     $    113,243
      Buildings                                                                    1,379,118        1,460,792
      Machinery and equipment                                                      2,167,939        1,654,716
      Furniture and fixtures                                                         203,748          216,545
                                                                                ------------     ------------
                                                                                   3,855,077        3,445,296
      Less - accumulated depreciation                                               (830,201)        (681,037)
                                                                                ------------     ------------

                                                                                $  3,024,876     $  2,764,259
                                                                                ============     ============

 5.   ACCRUED EXPENSES AND OTHER LIABILITIES

      Accrued expenses and other liabilities are composed of the following:

                                                                                   MARCH 31,         JUNE 30,
                                                                                     1997              1996

      Accrued interest                                                           $    67,919       $   53,873
      Accrued salaries and wages                                                      91,172           68,595
      Accrued professional fees                                                       87,382           94,636
      Accrued commissions                                                             62,545          130,012
      Other                                                                          107,502           90,823
                                                                                 -----------      -----------
                                                                                 $   416,520      $   437,939
                                                                                 ===========      ===========

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 6.   BORROWING ARRANGEMENTS

                                                                              MARCH 31, 1997      JUNE 30, 1996
        REVOLVING CREDIT LOAN - RPI, INC.
        Interest at prime rate plus .5% (9% at March_31, 1997),
         matures December 31, 1997                                              $    1,359,961    $     844,912

        BANK TERM LOAN - RPI, INC.
        Interest at prime rate plus 1% (9.5% at March 31, 1997),
         Monthly principal payments of $20,833, matures
         December 31, 1997                                                             598,011          885,508

        REVOLVING EQUIPMENT LOAN - RPI, INC.
        Interest at prime rate plus 1% (9.5% at March 31, 1997),
         Monthly principal payments of $15,511, matures
         December 31, 1997                                                             707,192          347,510

        REVOLVING TOOLING LOAN - RPI, INC.
        Interest at prime rate plus 1% (9.5% at March 31, 1997),
         matures December 31, 1997                                                     151,787          222,280

        TERM NOTE PAYABLE - PMI
        Interest at 6% payable annually.  Monthly principal
         payments of $2,500, matures April_30, 1999                                    477,500          500,000

        LAND CONTRACT - PMI
        Interest at 8%.  Monthly payments of $3,000, matures
         May 31, 1999                                                                   77,766          104,766

        OTHER                                                                           75,114            9,666
                                                                                --------------    -------------
                                                                                     3,447,331        2,914,642
        Less - current portion                                                      (2,937,611)        (410,092)
                                                                                --------------    -------------

                                                                                $      509,720    $   2,504,550
                                                                                ==============    =============

        Borrowing under the revolving credit and bank term loan agreements are subject to certain limitations determined by a formula based on 80% of eligible accounts receivable and 35% of eligible inventories, or a maximum of $500,000. Upon the occurrence of any default, interest accrues on the unpaid principal balance at an annual rate of four percent above the bank's prime rate. The financing is collateralized by all assets of RPI, Inc.

        The Company was in default of certain provisions of the revolving credit loan, bank term loan, revolving equipment loan and revolving tooling loan agreements as of March 31, 1997. The agreements were amended subsequent to March 31, 1997. Under the new terms, the amount available under the revolving credit loan decreased from $3,250,000 to $2,600,000, additional advances under the revolving equipment loan and revolving tooling loan were terminated, certain covenants were amended and the balances of the revolving credit loan, bank term loan, revolving equipment loan and revolving tooling loan were due October 15, 1997. Subsequent to this amendment, the due date was extended to December 31, 1997.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 6.   BORROWING ARRANGEMENTS (CONTINUED)

      As described in Note 2, the revolving credit loan, bank term loan, revolving equipment loan and revolving tooling loan were repaid in full in connection with the acquisition of the Company on November 25, 1997.

      Scheduled maturities of long-term debt, after giving effect to the amendments described above, are as follows:

        YEARS ENDING
        MARCH 31
        1998                                                                  $   2,937,611
        1999                                                                         71,844
        2000                                                                        429,110
        2001                                                                          5,844
        2002                                                                          2,922
                                                                              -------------
                                                                              $   3,447,331
                                                                              =============

      Cash paid for interest during the nine month period ended March 31, 1997 and for the year ended June 30, 1996 approximated $238,000 and $375,000, respectively.

 7.   COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES
      The Company leases certain buildings and equipment under operating lease agreements. The future minimum lease payments under these operating leases are:

      YEARS ENDING
      MARCH 31
      1998                                                                      $    200,111
      1999                                                                           154,030
      2000                                                                            90,730
                                                                                ------------

      Total minimum lease payments                                              $    444,871
                                                                                ============

        Rental expense for the nine month period ended March 31, 1997 and for the year ended June 30, 1996 approximated $178,000 and $218,000, respectively.

      GENERAL
      The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business, including an audit of the Company's June 30, 1996 tax return by the Internal Revenue Service. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 8.   INCOME TAXES

      The Company's income tax benefit consists of the following:

                                                                         FOR THE PERIOD FROM      FOR THE YEAR
                                                                           JULY 1, 1996 TO            ENDED
                                                                            MARCH 31, 1997        JUNE 30, 1996

      Current benefit                                                      $   254,000          $   312,700
      Deferred benefit (provision)                                             102,100              (12,700)
                                                                           -----------          ----------

                                                                           $   356,100          $   300,000
                                                                           ===========          ===========

      A reconciliation between the Company's income tax benefit and the amount computed by applying the statutory income tax rate to income before income taxes is as follows:


                                                                           FOR THE PERIOD FROM      FOR THE YEAR
                                                                             JULY 1, 1996 TO            ENDED
                                                                              MARCH 31, 1997        JUNE 30, 1996

      Statutory rate                                                       $   321,300          $   242,800
      Net operating loss carryforward                                           71,800
      Inventory adjustment                                                    (20,500)
      Other                                                                   (16,500)               57,200
                                                                           ----------           -----------

      Income tax benefit                                                   $   356,100          $   300,000
                                                                           ===========          ===========

      Significant components of the Company's deferred tax assets and (liabilities) are as follows:

                                                                             MARCH 31,        JUNE 30,
                                                                               1997            1996

        Deferred tax liabilities
           Tax depreciation in excess of book                            $  (161,000)    $  (150,300)
                                                                         -----------     -----------
        Deferred tax assets
           Net operating loss carrryforward                                   71,800
           Inventory                                                          38,400
           AMT credit carryforward                                            26,000
           Allowance for doubtful accounts                                    22,500          27,200
           Other                                                               1,700          20,400
                                                                         -----------     -----------
        Gross deferred tax assets                                            160,400          47,600
                                                                         -----------     -----------
        Net deferred tax liability                                       $      (600)    $   (102,700)
                                                                         ===========     ============

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 8.   INCOME TAXES (CONTINUED)

      The Company has a net operating loss carryforward for federal income tax purposes with potential future tax benefits of approximately $72,000, which expires during 2012. In addition, the Company has Alternative Minimum Tax credit carryforwards aggregating $26,000 at March 31,
      1997 which can be carried forward indefinitely. Due to the subsequent acquisition of the Company, as more fully described in Note 2, there are annual limitations on the amount of the carryforwards which can be utilized. Management believes that it is more likely than not that the benefit of these tax benefits will be realized and, therefore, no valuation allowance is provided at March 31, 1997.

      The Company paid no income taxes for both the nine month period ended March 31, 1997 and the year ended June 30, 1996.

 9.   RELATED PARTY TRANSACTIONS

      The Company is charged fees by a related party, The Oxford Investment Group, Inc., for consulting, finance and management services and a sales representative agreement. These fees approximated $116,000 and $325,000 for the nine month period ended March 31, 1997 and for the year ended June 30, 1996, respectively.

10.   INTERIM DATA (UNAUDITED)

      The accompanying unaudited balance sheet as of September 30, 1997 and the unaudited consolidated statements of operations and cash flows for the six-month periods ended September 30, 1997 and 1996 include all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of the financial position, results of operations and cash flows. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Directors of Oxford Automotive, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Suspension Division (Suspension), a Division of Eaton Corporation (Eaton), at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Suspension; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Our engagement as auditors of Suspension was subsequent to December 31, 1997. Therefore, we were not present to observe physical inventories taken on or prior to that date, the amounts of which entered into the determination of cost of goods sold for the year ended December 31, 1997. However, we observed physical inventories subsequent to December 31, 1997 and performed such other procedures as we deemed appropriate.

Suspension, as disclosed in Note 2 to the accompanying financial statements, is a division of Eaton and has extensive transactions and relationships with Eaton. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

As discussed in Note 14, on April 1, 1998, Eaton sold certain net assets of Suspension to Oxford Automotive, Inc. The accompanying financial statements do not give effect to this purchase transaction.



Price Waterhouse LLP
Detroit, Michigan

June 11, 1998

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

COMBINED BALANCE SHEETS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                               MARCH 31,            DECEMBER 31,
                                                                 1998                   1997
                                                              (UNAUDITED)
ASSETS

Current assets
   Cash                                                      $         2            $          7
   Accounts receivable                                            11,784                  13,115
   Inventories                                                    11,704                   9,574
   Prepaid expenses                                                   30                      21
                                                             -----------            ------------
     Total current assets                                         23,520                  22,717
Property, plant and equipment, net                                26,869                  26,808
Prepaid pension asset                                              5,078                   4,770
Other assets                                                       3,575                   3,346
                                                             -----------            ------------

     TOTAL ASSETS                                            $    59,042            $     57,641
                                                             ===========            ============

LIABILITIES AND EATON INVESTMENT

Current liabilities
   Accounts payable                                          $     6,002            $      7,164
   Employee compensation                                           2,869                   2,381
   Accrued expenses and other current liabilities                  1,750                   1,798
                                                             -----------            ------------
     Total current liabilities                                    10,621                  11,343
Deferred income taxes                                              2,059                   2,059
Postretirement benefits liability                                  2,554                   2,360
Environmental commitments and contingencies (Note 12)              1,557                   1,557
                                                             -----------            ------------
     Total liabilities                                            16,791                  17,319
Eaton investment                                                  42,251                  40,322
                                                             -----------            ------------

     TOTAL LIABILITIES AND EATON INVESTMENT                  $    59,042            $     57,641
                                                             ===========            ============


See accompanying notes to combined financial statements.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                       THREE MONTHS ENDED          YEAR ENDED
                                                                             MARCH 31,             DECEMBER 31,
                                                                        1998          1997            1997
                                                                            (UNAUDITED)

Sales                                                              $    30,261    $   33,559       $   125,776
Cost of goods sold                                                      28,808        30,572           116,485
                                                                   -----------    ----------       -----------
Gross profit                                                             1,453         2,987             9,291
Selling, general and administrative expense                              1,740         1,799             7,214
                                                                   -----------    ----------       -----------
     Operating income (loss)                                              (287)        1,188             2,077
                                                                   -----------    ----------       -----------
Equity in income of Metalcar                                               226            39               741
Interest expense                                                          (291)         (273)           (1,015)
Other income (expense)                                                    (248)          100               280
                                                                   -----------    ----------       -----------
Income (loss) before provision (benefit)
 for income taxes                                                         (600)        1,054             2,083
Provision (benefit) for income taxes                                      (237)          416               827
                                                                   -----------    ----------       -----------

Net income (loss)                                                  $      (363)   $      638       $     1,256
                                                                   ===========    ==========       ===========


See accompanying notes to combined financial statements.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                        THREE MONTHS ENDED         YEAR ENDED
                                                                               MARCH 31,          DECEMBER 31,
                                                                          1998        1997            1997
                                                                             (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                       $    (363)  $     638     $    1,256
Adjustments to reconcile net income (loss) to net
 cash provided by (used for) operating activities
   Depreciation and amortization                                              957       1,024          4,317
   Loss on disposal of fixed assets                                             8          49            451
   Income of affiliate, net of dividend received                             (226)        (59)          (238)
   Deferred income taxes                                                                                 516
   Changes in assets and liabilities
     Accounts receivable                                                    1,399      (2,228)           236
     Inventories                                                           (2,067)        407         (1,158)
     Prepaid expenses                                                          (9)       (202)             1
     Other noncurrent assets                                                 (308)       (318)        (1,243)
     Accounts payable                                                      (1,198)     (1,079)         1,907
     Employee compensation                                                    473         641           (287)
     Accrued expenses and other current liabilities                           (93)        510            683
     Postretirement benefits liability                                        194         (50)           355
     Environmental commitments and contingencies                               37         (23)           (20)
                                                                        ---------   ---------     ----------
       NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                (1,196)       (690)         6,776
                                                                        ---------   ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment                                   (919)       (152)        (4,994)
                                                                        ---------   ---------     ----------
       NET CASH USED FOR INVESTING ACTIVITIES                                (919)       (152)        (4,994)
                                                                        ---------   ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany activity                                                       2,292         644         (3,024)
                                                                        ---------   ---------     ----------
       NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                 2,292         644         (3,024)
                                                                        ---------   ---------     ----------
Effect of exchange rate changes on cash                                      (182)        198          1,248
                                                                        ---------   ---------     ----------
NET DECREASE IN CASH                                                           (5)          -              6
                                                                        ---------   ---------     ----------
Cash at beginning of the period                                                 7           1              1
                                                                        ---------   ---------     ----------

Cash at end of the period                                               $       2   $       1     $        7
                                                                        =========   =========     ==========



See accompanying notes to combined financial statements.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.  DESCRIPTION OF BUSINESS

    The Suspension Division (Suspension) of Eaton Corporation (Eaton) is a leading tier one North American supplier of leaf spring suspension systems for automotive applications. Suspension's products are primarily sold to original equipment manufacturers (OEMs) of passenger cars, light trucks and heavy trucks.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION
    These financial statements present the historical financial position, results of operations and cash flows of Suspension previously included in the Eaton consolidated financial statements. Suspension's financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of Suspension in the future or of the results which would have been reported if Suspension had operated as an unaffiliated enterprise.

    Transactions between Eaton and Suspension (and Eaton's other business units) are herein referred to as "intercompany" or "related party" transactions.

    If Suspension was operated as an independent, unaffiliated entity, it may not be able to obtain raw material and other goods and services at historical price levels obtained when purchasing as a part of Eaton's worldwide purchasing process.

    Suspension accounts for its investment in the Metalurgica Carabobo, S.A. (Metalcar) joint venture under the equity method of accounting. Metalcar is included in the combined financial statements on the basis of its September 30, 1997 fiscal year end.

    CONCENTRATION OF CREDIT RISK
    Suspension's customer base is primarily comprised of OEMs. Sales to Suspension's three largest customers aggregated 71%, 14% and 8% of 1997 sales. Financial instruments which potentially expose Suspension to a concentration of credit risk consist primarily of accounts receivable. At December 31, 1997, the aforementioned customers represented approximately 50%, 24% and 21% of trade accounts receivable.

    Although Suspension is directly affected by the economic well being of the automotive industry, as well as its major customers, management does not believe significant credit risk exists at December 31, 1997. Suspension does not require collateral to reduce such credit risk and historically has not experienced significant losses related to receivables.

    FOREIGN CURRENCY TRANSLATION
    The functional currency of the Canadian operations is the local currency. Financial statements for these operations are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted-average exchange rates as to revenues and expenses. The resulting translation adjustments are recorded as a component of Eaton investment.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    INVENTORIES
    Inventories are carried at lower of cost or market using the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repairs and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:

                                                                         YEARS
    Land improvements                                                     40
    Buildings and building improvements                                  10-40
    Machinery and equipment                                               3-10

    VALUATION OF LONG-LIVED ASSETS
    In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, Suspension periodically evaluates the carrying value of long-lived assets to be held and used. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved or independent appraisal.

    REVENUE RECOGNITION
    Sales and related cost of sales are recognized when products are shipped.

    INCOME TAXES
    Suspension's United States and Canadian locations are included in the consolidated federal income tax returns of Eaton Corporation and Eaton Yale Limited, respectively. In preparing its combined financial statements, Suspension has determined its tax provision on a separate return basis. Income taxes payable and refundable income taxes are recorded as a component of Eaton investment. Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse. A valuation allowance on deferred tax assets is provided if it is considered more likely than not that such deferred tax assets will not be realized.

    ESTIMATES
    Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying combined financial statements and notes. Actual results could differ from these estimates.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    ENVIRONMENTAL
    Suspension expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Suspension records a liability for remediation costs at the time when it is probable and can be reasonably estimated. The estimated liability of Suspension is not discounted or reduced for possible recoveries from insurance carriers.

3.  ACCOUNTS RECEIVABLE

    Accounts receivable comprises the following:

                                                                 DECEMBER 31,
                                                                     1997

    Trade                                                          $ 12,811
    Other                                                               304
                                                                   --------
                                                                   $ 13,115
                                                                   ========



4.  INVENTORIES

    Inventories comprise the following:

                                                    MARCH 31,    DECEMBER 31,
                                                      1998           1997
                                                   (UNAUDITED)

    Raw materials                                     $ 7,694      $ 5,633
    Work-in-process                                     3,141        2,768
    Finished goods                                      1,298        1,600
                                                      -------      -------
                                                       12,133       10,001
       Less - inventory reserve                          (429)        (427)
                                                      -------      -------

                                                      $11,704      $ 9,574
                                                      =======      =======

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

5.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment comprise the following:

                                                                   DECEMBER 31,
                                                                       1997

    Land and land improvements                                      $     503
    Buildings and building improvements                                10,817
    Machinery and equipment                                            47,238
    Construction-in-progress                                            3,562
                                                                    ---------
                                                                       62,120
    Less - Accumulated depreciation                                   (35,312)
                                                                    ---------

                                                                    $  26,808
                                                                    =========

6.  OTHER ASSETS

    Other assets comprise the following:

                                                                   DECEMBER 31,
                                                                       1997

    Equity investment in Metalcar                                   $   3,284
    Other                                                                  62
                                                                    ---------

                                                                    $   3,346
                                                                    =========


    The table below contains the summarized financial information of Metalcar for the year ended September 30, 1997:

    Net sales                                                       $  15,737
                                                                    =========

    Operating income                                                $   2,581
                                                                    =========

    Net income                                                      $   1,509
                                                                    =========

    Current assets                                                  $   6,174
    Non-current assets                                                  4,336
                                                                    ---------

    Total assets                                                    $  10,510
                                                                    =========

    Current liabilities                                             $   3,725
    Non-current liabilities                                                81
    Shareholders equity                                                 6,704
                                                                    ---------

    Total liabilities and equity                                    $  10,510
                                                                    =========

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6.   OTHER ASSETS (CONTINUED)

    Suspension has a 49% joint venture interest in Metalcar, a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks.

7.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Accrued expenses and other current liabilities comprise the following:

                                                                 DECEMBER 31,
                                                                     1997
    Utilities                                                       $   561
    Warranty                                                            458
    Other                                                               779
                                                                    -------

                                                                    $ 1,798
                                                                    =======

8.  EMPLOYEE BENEFIT PLANS

    PENSIONS
    Substantially all salaried employees of Suspension participate in defined benefit pension plans covering all Eaton salaried employees. Plan benefits are generally based on years of service and the employee's compensation. Solely for the purpose of these financial statements, Suspension salaried employees are considered to have participated in multi-employer pension plans. Suspension recorded net periodic pension benefits of $30 for the year ended December 31, 1997, related to its participation in the Eaton defined benefit pension plans.

    In addition, Suspension sponsors two noncontributory defined benefit pension plans covering substantially all hourly employees at Suspension's two Canadian manufacturing facilities. These plans are subject to collective bargaining agreements and provide pension benefits that are based on a fixed rate applied to the hourly employees' years of credited service up to a maximum of 30 years. The hourly plans do not provide for increases in future compensation levels. Suspension's funding policy for these plans is to make contributions in amounts sufficient to fund the plan's current service cost and any going concern unfunded actuarial liabilities and/or solvency deficiencies.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)


    The following table sets forth the Canadian hourly plans' funded status and amounts recognized on Suspension's combined balance sheet at December 31, 1997:

    Actuarial present value of benefit obligation
      Vested benefits                                                          $ 19,236
      Nonvested benefits                                                            724
                                                                               --------
    Projected benefit obligation                                                 19,960
    Plan assets at fair value (primarily U.S. government securities,
     bonds, notes and mutual funds)                                              22,821
                                                                               --------
    Plan assets greater than projected benefit obligation                         2,861
    Unrecognized net gains                                                         (543)
    Unrecognized prior service cost                                               2,902
    Unrecognized net asset being recognized over 15-20 years                       (450)
                                                                               --------

    Prepaid pension cost                                                       $  4,770
                                                                               ========

    Net periodic pension cost for 1997 and the actuarial assumptions used in determining the projected benefit obligation are as follows:

    Service cost                                                               $    636
    Interest cost                                                                 1,367
    Actual return on assets                                                      (3,589)
    Net amortization and deferral                                                 2,074
                                                                               --------

    Net periodic pension cost                                                  $    488
                                                                               ========

      Discount rate                                                                7.25%
      Expected return on assets                                                    9.25%

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
    U.S. retiree medical programs cover employees who retire with eligibility for hospital, professional and other medical services. Most of the programs require deductibles and copayments and virtually all are integrated with Medicare. Retiree contributions are generally required based on length of service, location, coverage type, plan and Medicare eligibility. For U.S. salaried employees, Eaton also sponsors retiree life insurance programs which generally provide a benefit as a percent of pay.

    Solely for the purposes of these financial statements, Suspension's U.S. salaried employees are considered to have participated in a multi-employer postretirement benefit plan. Suspension charged $128 to expense for the year ended December 31, 1997, related to its participation in this plan.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)

    In addition to the aforementioned defined benefit plans, Suspension also sponsors several defined benefit postretirement plans covering substantially all Canadian salaried and hourly employees. These plans provide health care and life insurance benefits for eligible retirees and are noncontributory. Provisions of the benefit plans for hourly employees are subject to collective bargaining agreements. Both Canadian salaried and hourly postretirement medical benefits are supplements to Canadian government sponsored benefits. Suspension's postretirement health care and life insurance plans are unfunded.

    The following table presents the Canadian salaried and hourly employee funded status reconciled with amounts recognized in Suspension's December 31, 1997 combined balance sheet.

    Accumulated postretirement benefit obligations
      Retirees                                                      $     1,449
      Full eligible active plan participants                              1,240
      Non-eligible plan participants                                      2,339
                                                                    -----------
    Accumulated postretirement benefit obligation                         5,028
    Unrecognized prior service cost                                      (2,673)
    Unrecognized gain                                                         5
                                                                    -----------

    Accrued postretirement medical benefit obligation               $     2,360
                                                                    ===========

    Net periodic postretirement benefit cost for 1997 included the following components:

    Service cost benefits earned during the period                  $       143
    Amortization of prior service cost                                      155
    Interest cost on the accumulated postretirement
     benefit obligation                                                     258
                                                                    -----------
    Net periodic postretirement benefit cost                        $       556
                                                                    ===========

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0%. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 10.0% in 1998 trending to 5.0% in 2003. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by approximately $905 and net periodic postretirement benefit cost for the period from January 1, 1997 to December 31, 1997 by approximately $147.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

9.  INCOME TAXES

    The provision for income taxes comprises:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
    Income (loss) before taxes on income:
      United States                                                   $   (3,916)
      Canada                                                               5,999
                                                                      ----------

                                                                      $    2,083
                                                                      ==========
    Taxes (benefit) on income:
      United States                                                   $   (1,332)
      Canada                                                               2,159
                                                                      ----------

                                                                      $      827
                                                                      ==========
    Taxes (benefit) on income consist of:
      Current
        United States                                                 $   (1,417)
        Canada                                                             1,728
                                                                      ----------

                                                                           $ 311
                                                                      ==========
      Deferred
        United States                                                 $       85
        Canada                                                               431
                                                                      ----------
                                                                      $      516
                                                                      ==========

    The principal items accounting for the difference in taxes on income computed at the U.S. statutory rate and as recorded on an overall basis are as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1997
    Statutory U.S. federal income tax rate                           35.0%
                                                                     -----

    Taxes on foreign earnings over
     U.S. tax rate                                                    2.9
    Effect of U.S. graduated rates                                    1.8
                                                                     -----
                                                                     39.7%
                                                                     =====

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

9.  INCOME TAXES (CONTINUED)

    The temporary differences which give rise to deferred tax assets and (liabilities) are as follows:


                                                                    DECEMBER 31,
                                                                       1997
    Deferred tax assets
      Postretirement benefits                                       $      849
      Environmental reserve                                                560
      Other                                                                215
                                                                    ----------
        Gross deferred tax assets                                        1,624
                                                                    ----------
    Deferred tax liabilities
      Property, plant and equipment                                     (1,966)
      Pension benefits                                                  (1,717)
                                                                    ----------
        Gross deferred tax liabilities                                  (3,683)
                                                                    ----------
    Net deferred tax liability                                      $   (2,059)
                                                                    ==========

10. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS

    CASH MANAGEMENT
    Suspension utilizes Eaton's centralized cash management services. Under this arrangement, Suspension's accounts receivable are collected and its cash disbursements are funded by Eaton on a daily basis. Net activity between Eaton and Suspension is reflected in Eaton's investment in Suspension.

    CORPORATE SERVICES
    Eaton allocates costs associated with certain corporate overhead, including executive salaries, risk management, sales and marketing, human resources, corporate finance and accounting, treasury and public affairs to its divisions through a corporate assessment charge which is allocated based on operating capital which consists primarily of current assets, capital assets and current liabilities. Charges from Eaton for such costs aggregated $1,563 for the year ended December 31, 1997 and are included in selling, general and administrative expenses in the accompanying combined statement of operations.

    Eaton charges its divisions interest expense based on Eaton's overall debt structure as well as the net cash used or provided by the divisions. Interest charges from Eaton aggregated $1,015 for the year ended December 31, 1997.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

10. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS (CONTINUED)

    Eaton provides various information systems assistance, employee payroll processing, accounts receivable processing, accounts payable processing, payment processing and fixed asset processing. These costs are allocated to Suspension based on certain criteria, including invoices or checks processed, headcount, fixed asset line items maintained, predetermined rates or on actual services provided. Charges from Eaton for such costs aggregated $423 for the year ended December 31, 1997 and are included in selling, general and administrative expenses in the accompanying combined statement of operations.

    Eaton manages employee medical, dental, life insurance, pension, postretirement and postemployment benefits on a consolidated basis. Eaton charges Suspension for its share of such employee-related costs based upon Suspension's estimated experience or headcount, depending on the nature of the cost. Charges for such costs are disclosed in the related footnotes herein with the exception of self insured medical charges for U.S. employees which aggregated $454 in 1997.

    Eaton provides certain research and development and manufacturing technology services to its divisions. Eaton allocates these costs based on hours applicable to the respective division. Charges from Eaton to Suspension for such services aggregated $1,369 for the year ended December 31, 1997. Of this amount, $271 is included in selling, general and administrative and $1,098 is included in cost of goods sold in the accompanying statement of operations.

    Suspension shares certain facilities with other Eaton divisions. Eaton allocates rent expense to Suspension based on square footage occupied. These charges aggregated $150 in 1997.

    Management believes that the methods utilized to allocate costs to Suspension, as discussed above, are reasonable. However, the terms of transactions between Eaton and Suspension, including allocated costs, may differ from those that would result from transactions with unrelated parties.

    INTERCOMPANY PURCHASES
    Suspension purchased approximately $471 of inventory from Eaton Japan, a related party. This inventory is used in the leaf spring manufacturing process from which the related products are sold to a Japanese transplant.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

10. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS (CONTINUED)

    EATON INVESTMENT
    The Eaton investment balance represents the cumulative transaction adjustment, cumulative intercompany activity from transactions, cost allocations, cash management and other charges and credits, between Suspension and Eaton (and its other business units). A summary of changes in Eaton investment follows.

                                         THREE MONTHS          YEAR ENDED
                                             ENDED            DECEMBER 31,
                                        MARCH 31, 1998            1997
                                          (UNAUDITED)

    Beginning Eaton investment         $   40,322             $   42,090
    Net (loss) income                        (363)                 1,256
    Intercompany activity                   2,292                 (3,024)
                                       ----------             ----------

    Ending Eaton investment            $   42,251             $   40,322
                                       ==========             ==========

11. LEASE COMMITMENTS

    Suspension leases certain buildings and equipment under operating lease agreements. Future minimum lease payments under operating leases having initial or remaining noncancellable lease terms in excess of one year are as follows for the year ended December 31:

    1998                                                                   $ 284
    1999                                                                     117
    2000                                                                      58
    2001                                                                      53
                                                                           -----

                                                                           $ 512
                                                                           =====

    Rent expense for the year ended December 31, 1997 was $476.

12. COMMITMENTS AND CONTINGENCIES

    ENVIRONMENTAL
    Suspension is subject to federal, state and local regulations which govern environmental matters. Suspension has recorded amounts aggregating $1,557 which, in management's best estimate, will be sufficient to provide for anticipated costs of known environmental matters, which consist primarily of remediation requirements at Suspension's Canadian facilities.

    The effect of resolution of environmental matters on results of operations cannot be predicted due to the uncertainty concerning both the amount and timing of future expenditures and future results of operations. However, management believes, on the basis of presently-available information, that resolution of these matters will not materially affect the financial condition of Suspension.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

13. GEOGRAPHIC AREAS - FINANCIAL DATA


                                        UNITED
                                        STATES         CANADA          TOTAL

    Net sales               1997      $ 15,941       $ 109,835       $ 125,776
    Net income (loss)       1997        (2,584)          3,840           1,256
    Assets                  1997        14,536          43,105          57,641
    Liabilities             1997         2,625          14,694          17,319

    Sales between geographic areas approximate market and are not significant. Suspension corporate office income, expenses, assets and liabilities are included in the United States column.

14. SUBSEQUENT EVENTS

    On April 1, 1998, Eaton sold substantially all of the net assets of Suspension to Oxford Automotive, Inc. The accompanying financial statements do not give effect to this transaction.

                          INDEPENDENT AUDITORS REPORT



We have audited the accompanying consolidated balance sheets of COFIMETA S.A. ("the Company") and its subsidiaries as at September 30, 1998 and December 31, 1997 and the related statements of income, and cash flows for each of the two years in the period ended December 31, 1997 and for the nine month period ended September 1998 which have been prepared in accordance with accounting principles generally accepted in France. These financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these financial statements based on our audits.



We conducted our audit in accordance with the professional standards generally accepted in France, which are substantially similar to generally accepted auditing standards in the United States. Those standards required that we plan and perform our audit to obtain reasonable assurance that the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made in the preparation of the financial statements, as well as evaluating their overall presentation. We believe that our audit provides a reasonable basis for our opinion.



As described in Note 1 to the consolidated financial statements, the financial statements related to the years ended December 31, 1997 and 1996 have been extracted from the consolidated financial statements of GROUPE VALFOND and GROUPE ARBEL, respectively which were the shareholders of the Company as at the respective dates.


The accounting principles followed by GROUPE VALFOND differ in certain material respects to those previously applied by GROUPE ARBEL and the impact of the changes has been recorded as a credit to Group reserves in the Shareholders' equity and described in Note 6 to the consolidated financial statements prepared for the year ended December 31, 1997.


In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of COFIMETA S.A. and its subsidiaries as at September 30, 1998 and December 31, 1997 and the results of their operations and their cash flows for each of the two years in the period December 31, 1997 and for the nine month period ended September 30, 1998, in conformity with accounting principles generally accepted in France.


Accounting principles generally accepted in France vary in certain material respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated net income for the nine months period ended September 30, 1998 and the year ended December 31, 1997 and the determination of the consolidated Shareholders' equity and consolidated financial position as at September 30, 1998 and December 31, 1997 to the extent summarized in Note 17 to the consolidated financial statements.



Paris, March 31, 1999






Coopers & Lybrand Audit



Guy-Alain Sitbon
Partner

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


CONSOLIDATED ASSETS

                                                               ------------------------------------------------

                                                                            SEPTEMBER 30, 1998

---------------------------------------------------------------------------------------------------------------
In Thousand French Francs                      NOTES               GROSS           AMORT. &            NET
                                                                                 DEPRECIATION
---------------------------------------------------------------------------------------------------------------
FIXED ASSETS

- Intangible assets                              2                  8,239.4         7,837.2              402.2

- Tangible assets                                2                608,636.3       454,238.5          154,397.8

- Financial assets                               2                  6,768.1           867.8            5,900.3

---------------------------------------------------------------------------------------------------------------

TOTAL                                                             623,643.8       462,943.5          160,700.3

---------------------------------------------------------------------------------------------------------------

CURRENT ASSETS

- Inventories                                    3                125,448.3        16,556.8          108,891.5

- Payments on account on orders                  -                  3,587.0                            3,587.0

- Trade accounts receivable and related
    accounts                                     4                165,542.4         4,585.4          160,957.0

- Other debtors                                  5                280,859.7         3,181.9          277,677.8

- Cash and banks                                 -                 48,586.5         1,039.1           47,547.4

- Deferred charges                               -                  2,607.2                            2,607.2

---------------------------------------------------------------------------------------------------------------

TOTAL                                                             626,631.1        25,363.2          601,267.9

---------------------------------------------------------------------------------------------------------------

- Realizable exchange losses                     -                      0.8                                0.8

---------------------------------------------------------------------------------------------------------------

TOTAL                                                           1,250,275.7       488,306.7          761,969.0

---------------------------------------------------------------------------------------------------------------

                                       --------------------------------------------------

                                                         DECEMBER 31, 1997

-----------------------------------------------------------------------------------------
In Thousand French Francs
                                             GROSS          AMORT. &           NET
                                                          DEPRECIATION
-----------------------------------------------------------------------------------------
FIXED ASSETS

- Intangible assets                              8,095.2         7,591.4           503.8

- Tangible assets                              591,857.4       421,365.0       170,492.4

- Financial assets                               6,638.0           871.0         5,767.0

-----------------------------------------------------------------------------------------

TOTAL                                          606,590.6       429,827.4       176,763.2

-----------------------------------------------------------------------------------------

CURRENT ASSETS

- Inventories                                  124,147.0        16,691.4       107,455.6

- Payments on account on orders                  2,335.4                         2,335.4
- Trade accounts receivable
   and related accounts                        216,182.0         5,124.0       211,058.0

- Other debtors                                203,629.0         2,893.0       200,736.0

- Cash and banks                                84,684.9         1,539.0        83,145.9

- Deferred charges                               1,616.9                         1,616.9

-----------------------------------------------------------------------------------------

TOTAL                                          632,595.2        26,247.4       606,347.8

-----------------------------------------------------------------------------------------

- Realizable exchange losses                        14.0                            14.0

-----------------------------------------------------------------------------------------

TOTAL                                        1,239,199.8       456,074.8       783,125.0

-----------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


CONSOLIDATED LIABILITIES



-----------------------------------------------------------------------------------------      ---------------------------

In Thousand French Francs                            NOTES             SEPTEMBER 30, 1998            DECEMBER 31, 1997

-----------------------------------------------------------------------------------------      ---------------------------
EQUITY

- Share capital                                        6                        25,113.3                         25,113.3

- Premiums on share issues                             6                        66,800.9                         66,800.9

- Reserves                                             6                            80.0                             80.0

- Consolidated Group reserves                          6                         2,954.3                         74,182.8

- Losses carried forward                               6                      (116,911.1)                       (48,856.2)

- Group net income                                     6                        10,447.4                       (139,283.4)

-----------------------------------------------------------------------------------------      ---------------------------

TOTAL                                                                          (11,515.2)                       (21,962.6)

-----------------------------------------------------------------------------------------      ---------------------------

Minority interests                                     6                            (3.3)                            (3.9)

-----------------------------------------------------------------------------------------      ---------------------------

PROVISIONS

- Provisions for liabilities                           7                        76,686.6                         83,117.1

- Provisions for charges                               7                         2,835.1                          4,643.7

- Provisions for deferred taxes                        -

-----------------------------------------------------------------------------------------      ---------------------------

TOTAL                                                                           79,521.7                         87,760.8

-----------------------------------------------------------------------------------------      ---------------------------

LIABILITIES

- Financial liabilities                                8                         2,989.6                          3,910.4

- Trade accounts payable and related accounts          -                       155,924.4                        110,607.6

- Tax and social liabilities                           -                        74,323.7                         68,745.7

- Other liabilities                                    9                       460,294.7                        534,067.0

- Deferred income                                      -                           433.4

-----------------------------------------------------------------------------------------      ---------------------------

TOTAL                                                                          693,965.8                        717,330.7

-----------------------------------------------------------------------------------------      ---------------------------

- Realizable exchange losses                           -

-----------------------------------------------------------------------------------------      ---------------------------

TOTAL LIABILITIES                                                              761,969.0                        783,125.0

-----------------------------------------------------------------------------------------      ---------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


CONSOLIDATED INCOME STATEMENTS


--------------------------------------------------------------------------------     ----------------------   ---------------------
                                                            NINE MONTHS ENDED
In Thousand French Francs                          NOTES   SEPTEMBER 30, 1998          DECEMBER 31, 1997       DECEMBER 31, 1996

--------------------------------------------------------------------------------     ----------------------   ---------------------
- Net sales                                         10                945,069.9                1,219,552.0             1,044,918.0

- Change in work in progress and finished goods
    inventories                                      -                 (4,665.1)                 (61,639.0)               41,882.0

- Own work capitalized                               -                    110.0                      389.0                 3,038.0

- Other income                                      11                 16,319.2                   40,569.0                 8,762.0

--------------------------------------------------------------------------------     ----------------------   ---------------------
TOTAL OPERATING INCOME                                                956,834.0                1,198,871.0             1,098,600.0
--------------------------------------------------------------------------------     ----------------------   ---------------------

- Consumption of raw materials and supplies          -                481,163.7                  563,885.0               532,228.0

- External services                                  -                170,513.1                  231,350.0               207,003.0

- Taxes, levies and similar payments                 -                 22,974.5                   29,140.0                28,492.0

- Personnel costs                                    -                222,905.5                  335,950.0               336,442.0

- Depreciation and provisions                        -                 44,139.0                   65,828.0                79,422.0

- Other charges                                      -                  1,189.2                    4,938.0                10,995.0

--------------------------------------------------------------------------------     ----------------------   ---------------------
TOTAL OPERATING CHARGES                                               942,885.0                1,231,091.0             1,194,582.0
--------------------------------------------------------------------------------     ----------------------   ---------------------
OPERATING INCOME / (LOSS)                                              13,949.0                  (32,220.0)              (95,982.0)
--------------------------------------------------------------------------------     ----------------------   ---------------------

- Financial income                                  12                  5,332.5                    7,057.0                 2,876.0

- Financial charges                                 12                  9,561.7                   18,965.0                17,093.0

--------------------------------------------------------------------------------     ----------------------   ---------------------
FINANCIAL INCOME / (LOSS)                                              (4,229.2)                 (11,908.0)              (14,217.0)
--------------------------------------------------------------------------------     ----------------------   ---------------------
EARNINGS FROM OPERATIONS BEFORE INCOME TAX                              9,719.8                  (44,128.0)             (110,199.0)
--------------------------------------------------------------------------------     ----------------------   ---------------------

- Extraordinary income                              13                 44,652.1                    4,102.0                15,233.0

- Extraordinary charges                             13                 43,400.3                   99,205.0                32,576.0

--------------------------------------------------------------------------------     ----------------------   ---------------------
EXTRAORDINARY INCOME / (LOSS)                                           1,251.8                  (95,103.0)              (17,343.0)
--------------------------------------------------------------------------------     ----------------------   ---------------------

- Employee profit share                              -

- Income tax                                         -                    523.6                       75.0                   509.0

--------------------------------------------------------------------------------     ----------------------   ---------------------

NET INCOME / (LOSS)                                 14                 10,448.0                 (139,306.0)             (128,051.0)

--------------------------------------------------------------------------------     ----------------------   ---------------------
GROUP NET INCOME  / (LOSS)                                             10,447.4                 (139,283.4)             (128,036.0)
--------------------------------------------------------------------------------     ----------------------   ---------------------
Minority interest net income / (loss)                                       0.6                      (22.6)                  (15.0)
--------------------------------------------------------------------------------     ----------------------   ---------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


CONSOLIDATED CASH FLOW STATEMENTS

-----------------------------------------------------------------------------------  ---------------------   ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES                          SEPTEMBER 30, 1998      DECEMBER 31, 1997       DECEMBER 31, 1996

-----------------------------------------------------------------------------------  ---------------------   ---------------------

NET INCOME                                                               10,448.0             (139,306.0)             (128,051.0)

Elimination of charges and income with no effect on cash or
  non operating:
      - Depreciation and amortization expense                            35,704.7               50,592.0                51,302.0
      - Current assets depreciation                                       7,509.8               10,110.0             -
      - Provision for risks                                              27,801.8               87,543.0             -
      - Reversals and transfers of charges                              (41,692.1)             (28,876.5)            -
      - Sales/write off of fixed assets                                    (383.7)                (348.3)               (1,812.0)
Working capital :
      (Increase)/decrease in inventory                                   (1,301.7)              59,154.0               (27,554.0)
      (Increase)/decrease in trade accounts receivable                   50,639.6               15,496.0                46,481.0
      (Increase)/decrease in other debtors                              (78,482.6)            (110,932.4)            -
      (Increase)/decrease in deferred charges                              (991.2)                 159.1                   910.0
      Increase/(decrease) in trade accounts payable                      45,315.6             (205,911.4)               49,380.0
      Increase/(decrease) in other creditors                            (68,195.8)             385,589.5                 5,044.0
      Increase/(decrease) in deferred income                                433.4                 (244.0)                  244.0

TOTAL CASH FLOWS FROM OPERATING ACTIVITIES                              (13,194.3)             123,025.0                (4,056.0)

----------------------------------------------------------------------------------  ---------------------   ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES

--------------------------------------------------------------

Purchases of fixed assets                                               (22,215.7)             (11,020.6)              (62,865.0)
Purchases of intangible assets                                             (144.2)                (264.9)
Sales of fixed assets                                                       568.0                1,822.9                 2,357.0

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES                              (21,791.9)              (9,462.6)              (60,508.0)

----------------------------------------------------------------------------------  ---------------------   ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES

--------------------------------------------------------------

Payments of dividends
Increase in financial assets                                               (192.0)               4,816.0                 5,641.0
Increase in medium-term debt                                                480.0                1,214.8                 1,026.0
Reimbursement of medium-term debt                                                                                      (47,857.0)
Increase of capital                                                                             34,999.8

TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                                  288.0               41,030.6               (41,190.0)

----------------------------------------------------------------------------------  ---------------------   ---------------------

TOTAL CASH FLOWS                                                        (34,698.2)             154,593.0              (105,754.0)

----------------------------------------------------------------------------------  ---------------------   ---------------------

Cash balance - beginning                                                 81,990.0              (72,603.0)               33,151.0
Cash balance - ending                                                    47,291.8               81,990.0               (72,603.0)
FLUCTUATIONS                                                            (34,698.2)             154,593.0              (105,754.0)

----------------------------------------------------------------------------------  ---------------------   ---------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998



                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                              OF GROUP COFIMETA SA

                            AS OF SEPTEMBER 30, 1998

                       ----------------------------------


NOTE 1


The consolidated financial statements have been prepared using the full consolidation method and include all the subsidiaries of Cofimeta SA.


SUBSIDIARIES

The following subsidiaries have been included:

                                                % shareholding
                                                --------------
-        AUBRY SA                                    99.9
-        ECRIM SA                                    99.9
-        SOMENOR SA                                  99.9
-        SOCORI Technologies SA                      99.9


CLOSING DATE OF THE ACCOUNTS

All the subsidiaries have their normal year-end as of December 31.

However, as part of the current changes taking place at the level of COFIMETA shareholding, the attached consolidated financial statements have been prepared at an interim date which covers the nine month period ended September 30, 1998 using the same methods and principles of their normal year-end.

It is intended that the financial statements will continue to be prepared for their usual December 31 year-end.


CONTINUATION PLAN

The COFIMETA Group was declared under a legal continuation plan as at January 29, 1997. The legal observation period ended on June 26, 1997 with the judgement allowing the companies to continue their business under certain obligations.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


The accounts payable shown under "Continuation Plan Liabilities" for each company are those accounts payable which have been formally admitted to be part of the company's liabilities. The first installment payment took place on June 26, 1998 for an amount of 18.5 million FF including the specific requirements which have been accepted by the Court.


The reimbursement of the "Continuation Plan Liabilities" will be made in accordance with the following timetable:


---------------------------------------------------------------------------------------------------------------------
  YEAR           1998      1999      2000      2001      2002       2003      2004      2005      2006       2007
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Option 1         1.2%      1.2%      3.32%     6.40%    12.56%     12.56%    12.56%    16.73%    16.73%     16.73%
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Option 2         1.2%      1.2%      3.32%     6.40%    12.56%     12.56%    12.56%    16.73%    16.73%     16.73%
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
REFUSALS        0.50%      0.50%     1.20%     3.20%    12.56%     12.56%    12.56%    18.97%    18.97%     18.97%
---------------------------------------------------------------------------------------------------------------------


ACCOUNTING PRINCIPLES AND EVALUATION METHODS


The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in France.

Under French law, COFIMETA is exempted from the preparation of consolidated financial statements provided that the accounts of the company and its subsidiaries ("the COFIMETA Group") are themselves included in the consolidated financial statements of the company holding the shares of COFIMETA or in those of the ultimate owner.

As at December 31, 1996 and for the year then ended, the COFIMETA Group accounts were included in those of Groupe ARBEL, a company incorporated in France and of which Coopers & Lybrand Audit were the co-statutory auditors together with Cabinet Constantin.

On December 30, 1997, Groupe VALFOND acquired 80.1% of the COFIMETA shares.

As at December 31, 1997, the Groupe VALFOND included in its consolidated accounts the consolidated Balance Sheet of the COFIMETA Group. The consolidated accounts of Groupe VALFOND are audited by Calan, Ramolino et Associes and ATC-SOFIRAC.


Groupe VALFOND accounting principles differ in certain material respects from those of Groupe ARBEL and the consolidated balance sheet as at December 31, 1997 as well as the related statement of income for the year ended at that date have been prepared in accordance with the accounting principles of Groupe VALFOND. The impact of the change has been recorded as a credit to the Group reserves in the Shareholder's equity and described in Note 6 to the consolidated financial statements.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


INTANGIBLE ASSETS


Purchased goodwill is stated at historical cost and is not depreciated.

Software costs are depreciated over 1 to 5 years under the straight-line depreciation method.


TANGIBLE ASSETS

Tangible assets are stated at historical cost and are generally depreciated using the straight-line depreciation method. The accelerated method of depreciation has been utilized for certain fixed assets when it better reflects the industrial usage of the fixed assets.

The average rates of depreciation are :

         - Buildings                                         20 years
         - Light Buildings                                   10 years
         - Fixtures and fittings                             10 years
         - Technical installations                           8 to 10 years
         - Industrial equipment and toolings                 10 years
         - Other tangible assets                             3 to 10 years


INVENTORIES

Inventories are carried at the lower of average cost or market value.

Cost of goods purchased for resale and raw materials include the purchase price and incidental expenses.

Cost of finished goods include production cost represented by raw materials, direct and indirect charges (including depreciation costs of the related fixed assets).

Financial costs are excluded from inventories.

Market value is represented either by the current market value or the selling price after deduction of direct selling costs.


RECEIVABLES

Receivables are stated at nominal value. A provision is recorded when book value is higher than net realizable value.


Factored receivables are presented as a reduction of trade accounts receivable.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


PROVISIONS

An amount of 12 million FF was provided as of December 31, 1997 to cover "warranties given to customers". This amount was directly debited to retained earnings.

Potential risks on litigations with customers and suppliers are provided for in the accounts.

Provisions related to litigations with employees are recorded when the risk is known or when individual measures are anticipated.

Accounts receivable related to 1995, 1996 and 1997, for which full documentation has not yet been completed have been provided for.

Provisions for restructuring include indemnities due to employees and related costs, costs of cancellation of leases and write-down of fixed assets related to those activities which are being restructured.


RETIREMENT INDEMNITIES

Retirement indemnities are not booked but disclosed and the evaluation is based on an actuarial computation.

These indemnities are calculated in accordance with the projected unit credit method, employee by employee, by applying probability mortality rates as well as seniority at the date of retirement to the accumulated rights as of September 30, 1998, with an actualisation rate (interest rate less salary progression) of 3%.


LEASES

Fixed assets purchased under financial lease agreements have not been capitalized.


TAXATION

The "Tax consolidation Group" as of September 30, 1998 only includes COFIMETA, ECRIM and SOCORI Technologies.

Because of the magnitude of net loss carry forwards, no income tax has been booked except for the compulsory lump-sum taxes paid by the companies.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


Addresses of the legal entities part of Group COFIMETA are the following :



COFIMETA SA

         68, rue de Villiers
         92300 Levallois-Perret
         tel. 01 40 89 69 00
         SIREN  334.924.677


AUBRY SA

         Avenue Jean Jaures
         18400 St Florent sur Cher
         tel. 02 48 23 70 50
         SIREN  572.175.701


ECRIM SA

         Chemin de Chambrais
         La Vespiere
         14290 Orbec
         tel. 02 31 48 47 46
         SIREN  300.759.412


SOMENOR SA

         194, boulevard Faidherbe
         59500 Douai
         tel. 03 27 93 39 39
         SIREN  337.853.337


SOCORI TECHNOLOGIES SA

         515, avenue Roland Garros
         78530 Buc
         Tel. 01 39 24 13 30
         SIREN  340.086.339

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


NOTE 2 - FIXED ASSETS

-------------------------------------------------------------------------------------------------------------------

                                                              SEPTEMBER 30, 1998

-------------------------------------------------------------------------------------------------------------------
                                                GROSS BOOK                 GROSS BOOK                  NET BOOK
        INTANGIBLE ASSETS                      VALUE AS OF  ACQUISITIONS   VALUE AS OF   AMORTIZ.    VALUE AS OF
In Thousand French Francs                      JAN 1, 1998                SEPT 30, 1998             SEPT 30, 1998
-------------------------------------------------------------------------------------------------------------------

- Concessions, patents, licences                   5,241.7        124.4      5,366.1     4,986.7        379.4
- Goodwill                                           743.8                     743.8       743.8
- Others                                           2,109.7         19.8      2,129.5     2,106.7         22.8

-------------------------------------------------------------------------------------------------------------------

TOTAL                                              8,095.2        144.2      8,239.4     7,837.2        402.2

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                   GROSS BOOK                             GROSS BOOK                  NET BOOK
         TANGIBLE ASSETS          VALUE AS OF   ACQUISITIONS  DISPOSALS   VALUE AS OF    AMORTIZ.    VALUE AS OF
In Thousand French Francs         JAN 1, 1998                            SEPT 30, 1998              SEPT 30, 1998
-------------------------------------------------------------------------------------------------------------------

- Land                               12,281.7        326.0                  12,607.7     3,449.3      9,158.4
- Buildings                          99,911.5        512.2        240.0    100,183.7    74,173.2     26,010.5
- Plant and machinery, tools and
    equipment                       450,454.6     18,374.2        155.5    468,673.3   356,861.3    111,812.0
- Other tangible assets              24,635.3        708.8        690.8     24,653.3    19,754.7      4,898.6
- Assets in course of construction    4,280.9      2,294.5      4,280.9      2,294.5                  2,294.5
- Payments on account                   293.4                      69.6        223.8                    223.8

-------------------------------------------------------------------------------------------------------------------

TOTAL                               591,857.4     22,215.7      5,436.8    608,636.3   454,238.5    154,397.8

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                  GROSS BOOK                             GROSS BOOK                     NET BOOK
        FINANCIAL ASSETS          VALUE AS OF   ACQUISITIONS  DISPOSALS  VALUE AS OF   DEPRECIATION   VALUE AS OF
In Thousand French Francs         JAN 1, 1998                           SEPT 30, 1998                SEPT 30, 1998
-------------------------------------------------------------------------------------------------------------------
- Other investments held as
    fixed assets                        631.4                                  631.4       602.8         28.6
- Loans                               5,021.7                      13.7      5,008.0                  5,008.0
- Other financial assets                984.9        192.0         48.2      1,128.7       265.0        863.7

-------------------------------------------------------------------------------------------------------------------

TOTAL                                 6,638.0        192.0         61.9      6,768.1       867.8      5,900.3

-------------------------------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------

                                                               DECEMBER 31, 1997

-------------------------------------------------------------------------------------------------------------------
                                    GROSS BOOK                                GROSS BOOK                NET BOOK
        INTANGIBLE ASSETS          VALUE AS OF  ACQUISITIONS    DISPOSALS    VALUE AS OF   AMORTIZ.   VALUE AS OF
In Thousand French Francs          JAN 1, 1997                               DEC 31, 1997             DEC 31, 1997
-------------------------------------------------------------------------------------------------------------------

- Concessions, patents, licences        4,997.3         251.9            7.5      5,241.7     4,802.1        439.6
- Goodwill                                743.8                                     743.8       743.8
- Others                                2,096.7          13.0                     2,109.7     2,045.5         64.2

-------------------------------------------------------------------------------------------------------------------

TOTAL                                   7,837.8         264.9            7.5      8,095.2     7,591.4        503.8

-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                    GROSS BOOK                                GROSS BOOK                NET BOOK
         TANGIBLE ASSETS           VALUE AS OF  ACQUISITIONS    DISPOSALS    VALUE AS OF   AMORTIZ.   VALUE AS OF
In Thousand French Francs          JAN 1, 1997                               DEC 31, 1997             DEC 31, 1997
-------------------------------------------------------------------------------------------------------------------

- Land                                 12,501.7                        220.0     12,281.7     3,316.8      8,964.9
- Buildings                            99,537.4       1,161.1          787.0     99,911.5    70,094.5     29,817.0
- Plant and machinery, tools and
    equipment                         430,967.9      23,898.6        4,411.9    450,454.6   328,340.6    122,114.0
- Other tangible assets                24,020.1       2,019.2        1,404.0     24,635.3    19,613.1      5,022.2
- Assets in course of construction     25,136.1       4,425.4       25,280.6      4,280.9                  4,280.9
- Payments on account                                   293.4           (0.0)       293.4                    293.4

-------------------------------------------------------------------------------------------------------------------

TOTAL                                 592,163.2      31,797.7       32,103.5    591,857.4   421,365.0    170,492.4

-------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------
                                    GROSS BOOK                                GROSS BOOK                NET BOOK
        FINANCIAL ASSETS           VALUE AS OF  ACQUISITIONS    DISPOSALS    VALUE AS OF   AMORTIZ.   VALUE AS OF
In Thousand French Francs          JAN 1, 1997                               DEC 31, 1997             DEC 31, 1997
-------------------------------------------------------------------------------------------------------------------
- Other investments held as
    fixed assets                          630.3           1.7            0.6        631.4       606.0         25.4
- Loans                                 4,859.0         201.3           38.6      5,021.7                  5,021.7
- Other financial assets                  985.0         365.0          365.1        984.9       265.0        719.9

-------------------------------------------------------------------------------------------------------------------

TOTAL                                   6,474.3         568.0          404.3      6,638.0       871.0      5,767.0

-------------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


NOTE 3 - INVENTORIES

                                               ----------------------------------------------------------------------

                                                                         SEPTEMBER 30, 1998

---------------------------------------------------------------------------------------------------------------------
                                                       OPENING        GROSS CHANGE       INVENTORY         CLOSING
                 INVENTORIES                          NET BOOK        IN INVENTORY        RESERVE          NET BOOK
In Thousand French Francs                               VALUE                                               VALUE
---------------------------------------------------------------------------------------------------------------------

- Raw materials                                         46,758.7          5,966.9             424.4         52,301.2

- Work in progress                                      29,334.6         (4,650.5)             99.2         24,584.9

- Semi-processed and finished goods                     31,362.3            (14.7)           (657.8)        32,005.4



---------------------------------------------------------------------------------------------------------------------

TOTAL                                                  107,455.6          1,301.7            (134.2)       108,891.5

---------------------------------------------------------------------------------------------------------------------

                                                ----------------------------------------------------------------------

                                                                           DECEMBER 31, 1997

----------------------------------------------------------------------------------------------------------------------
                                                       OPENING        GROSS CHANGE       INVENTORY          CLOSING
                 INVENTORIES                           NET BOOK       IN INVENTORY        RESERVE          NET BOOK
In Thousand French Francs                               VALUE                                                VALUE
----------------------------------------------------------------------------------------------------------------------

- Raw materials                                         44,847.0           2,485.7            574.0          46,758.7

- Work in progress                                      67,674.0         (51,863.4)       (13,524.0)         29,334.6

- Semi-processed and finished goods                     36,268.0          (9,776.7)        (4,871.0)         31,362.3



----------------------------------------------------------------------------------------------------------------------

TOTAL                                                  148,789.0         (59,154.4)       (17,821.0)        107,455.6

----------------------------------------------------------------------------------------------------------------------



NOTE 4 - TRADE ACCOUNTS RECEIVABLE


                                                                         SEPTEMBER 30, 1998
---------------------------------------------------------------------------------------------------------------------
                                                       OPENING         CHANGE IN         BAD DEBT          CLOSING
          TRADE ACCOUNTS RECEIVABLE                   NET BOOK        GROSS VALUE         RESERVE          NET BOOK
In Thousand French Francs                               VALUE                                               VALUE
---------------------------------------------------------------------------------------------------------------------

- Trade accounts receivable                            211,058.0        (50,639.6)           (538.6)       160,957.0



---------------------------------------------------------------------------------------------------------------------

TOTAL                                                  211,058.0        (50,639.6)           (538.6)       160,957.0

---------------------------------------------------------------------------------------------------------------------

                                                                         DECEMBER 31, 1997
---------------------------------------------------------------------------------------------------------------------
                                                      OPENING          CHANGE IN         BAD DEBT          CLOSING
          TRADE ACCOUNTS RECEIVABLE                   NET BOOK        GROSS VALUE        RESERVE          NET BOOK
In Thousand French Francs                              VALUE                                                VALUE
---------------------------------------------------------------------------------------------------------------------

- Trade accounts receivable                           227,812.0         (15,497.0)         1,257.0         211,058.0



---------------------------------------------------------------------------------------------------------------------

TOTAL                                                 227,812.0         (15,497.0)         1,257.0         211,058.0

---------------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


NOTE 5 - OTHER DEBTORS




-----------------------------------------------------------------------------------------      -----------------------


                           DESIGNATION                                    AMOUNT                       AMOUNT
In Thousand French Francs                                           SEPTEMBER 30, 1998           DECEMBER 31, 1997
-----------------------------------------------------------------------------------------      -----------------------

- Social accounts receivable                                                       763.6                      2,470.4

- Tax accounts receivable                                                       43,642.8                     51,804.2

- Fixed asset accounts receivable                                                  800.0                        800.0

- Amounts due on sale of receivables (1)                                       166,867.0                     64,304.2

- Supplier prepayments                                                          20,308.8                     13,036.9

- Other debtors                                                                 45,295.6                     68,320.3

-----------------------------------------------------------------------------------------      -----------------------

TOTAL                                                                          277,677.8                    200,736.0

-----------------------------------------------------------------------------------------      -----------------------


(1) Represents retention amounts for factored receivables and amounts factored but not financed under the "Dailly" law.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


NOTE 6 - NET EQUITY CHANGES


                                 -------------------------------------------------------

                                                AS OF SEPTEMBER 30, 1998

----------------------------------------------------------------------------------------
                                    OPENING    PRIOR YEAR-END  NET INCOME FOR  CLOSING
          DESIGNATION               BALANCE       INCOME       9 MONTHS ENDED  BALANCE
In Thousand French Francs                       ALLOCATION     SEPT 30, 1998
----------------------------------------------------------------------------------------

Share capital                         25,113.3                                 25,113.3

Premiums on share issues              66,800.9                                 66,800.9

Legal reserves                            72.2                                     72.2

Regimented reserves                        7.8                                      7.8

Group reserves                        74,182.8     (71,228.5)                   2,954.3

Losses carried forward               (48,856.2)    (68,054.9)                (116,911.1)

Group net income                    (139,283.4)    139,283.4     10,447.4      10,447.4

----------------------------------------------------------------------------------------

TOTAL SHAREHOLDER'S EQUITY           (21,962.6)         (0.0)    10,447.4     (11,515.2)

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                    OPENING    PRIOR YEAR-END  NET INCOME FOR  CLOSING
          DESIGNATION               BALANCE       INCOME       9 MONTHS ENDED  BALANCE
In Thousand French Francs                       ALLOCATION     SEPT 30, 1998
----------------------------------------------------------------------------------------

Minority interest reserves                18.7         (22.6)                      (3.9)

Minority interest income / (loss)        (22.6)         22.6          0.6           0.6

----------------------------------------------------------------------------------------

TOTAL MINORITY INTEREST                   (3.9)          0.0          0.6          (3.3)

----------------------------------------------------------------------------------------

                                 -------------------------------------------------------------------------------------

                                                                AS OF DECEMBER 31, 1997

----------------------------------------------------------------------------------------------------------------------
                                     OPENING        CAPITAL   PRIOR YEAR-END     OTHERS    NET INCOME FOR    CLOSING
          DESIGNATION                BALANCE        CHANGES       INCOME      CHANGES (1)  12 MONTHS ENDED   BALANCE
In Thousand French Francs                                       ALLOCATION                 DEC 31, 1997
----------------------------------------------------------------------------------------------------------------------

Share capital                         5,909.0        19,204.3                                                25,113.3

Premiums on share issues             63,005.4        15,795.5                    (12,000.0)                  66,800.9

Legal reserves                           72.2                                                                    72.2

Regimented reserves                       7.8                                                                     7.8

Group reserves                      152,213.2                    (89,906.6)       11,876.2                   74,182.8

Losses carried forward              (10,727.3)                   (38,128.9)                                 (48,856.2)

Group net income                   (128,035.5)                   128,035.5                    (139,283.4)  (139,283.4)

----------------------------------------------------------------------------------------------------------------------

TOTAL SHAREHOLDER'S EQUITY           82,444.8        34,999.8          0.0          (123.8)   (139,283.4)   (21,962.6)

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                      OPENING        CAPITAL    PRIOR YEAR-END   OTHERS     NET INCOME FOR   CLOSING
          DESIGNATION                 BALANCE        CHANGES       INCOME        CHANGES   12 MONTHS ENDED   BALANCE
In Thousand French Francs                                        ALLOCATION                 DEC 31, 1997
----------------------------------------------------------------------------------------------------------------------

Minority interest reserves              157.0                        (15.0)         (123.3)                      18.7

Minority interest income / (loss)       (15.0)                        15.0                         (22.6)       (22.6)

----------------------------------------------------------------------------------------------------------------------

TOTAL MINORITY INTEREST                 142.0             0.0          0.0          (123.3)        (22.6)        (3.9)

----------------------------------------------------------------------------------------------------------------------






(1) As at December 1997, the accounting principles applied by Groupe VALFOND differred from those previously applied by Groupe ARBEL. The impact of the changes which has been recorded as an adjustment to shareholder's equity is summarized as follows:



                                                          ---------------------------
                                                                      THOUSANDS OF FF
-------------------------------------------------------------------------------------
Change from accelerated method of depreciation to straight-line method
on certain fixed assets                                                        6,394
-------------------------------------------------------------------------------------
Groupe VALFOND policy is to maintain as an asset the long-terms loans
to employees previously expensed                                               4,654
-------------------------------------------------------------------------------------
Groupe VALFOND policy is not to capitalize leases which was the
policy previously adopted                                                       (133)
-------------------------------------------------------------------------------------
Groupe VALFOND did not record the impact of a
negative goodwill which arose at Groupe ARBEL level                            1,073
-------------------------------------------------------------------------------------
Other                                                                           (112)
-------------------------------------------------------------------------------------
TOTAL                                                                         11,876
-------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


NOTE 7 - PROVISIONS FOR LIABILITIES AND CHARGES

                                                            ----------------------------------------------------------------

                                                                               AS OF SEPTEMBER 30, 1998

----------------------------------------------------------------------------------------------------------------------------
                                                                 OPENING                                         CLOSING
                        DESIGNATION                              BALANCE        ADDITIONS       REVERSALS        BALANCE
In Thousand French Francs
----------------------------------------------------------------------------------------------------------------------------
PROVISIONS FOR LIABILITIES

Risks and disputes                                                 15,653.0        15,122.2         9,519.9        21,255.3
Customer warranty                                                  12,000.0                                        12,000.0
Restructuring provisions                                           55,019.0         4,909.0        16,868.7        43,059.3
Major maintenance expenses                                                            252.1                           252.1
Other                                                                 445.1            24.0           349.2           119.9

----------------------------------------------------------------------------------------------------------------------------

SUB-TOTAL                                                          83,117.1        20,307.3        26,737.8        76,686.6

----------------------------------------------------------------------------------------------------------------------------

PROVISIONS FOR CHARGES

Risks and disputes                                                    680.0                           110.0           570.0
Restructuring provisions                                            1,282.1           350.0           642.1           990.0
Other                                                               2,681.6                         1,406.5         1,275.1

----------------------------------------------------------------------------------------------------------------------------

SUB-TOTAL                                                           4,643.7           350.0         2,158.6         2,835.1

----------------------------------------------------------------------------------------------------------------------------

TOTAL                                                              87,760.8        20,657.3        28,896.4        79,521.7

----------------------------------------------------------------------------------------------------------------------------


                                                        -----------------------------------------------------------------

                                                                             AS OF DECEMBER 31, 1997

-------------------------------------------------------------------------------------------------------------------------
                                                              OPENING                                          CLOSING
                        DESIGNATION                           BALANCE         ADDITIONS       REVERSALS        BALANCE
In Thousand French Francs
-------------------------------------------------------------------------------------------------------------------------
PROVISIONS FOR LIABILITIES

Risks and disputes                                               5,192.0        12,323.1         1,862.1        15,653.0
Customer warranty                                                               12,000.0                        12,000.0
Restructuring provisions                                         1,750.0        53,719.0           450.0        55,019.0
Major maintenance expenses
Other                                                               30.2           414.9                           445.1

-------------------------------------------------------------------------------------------------------------------------

SUB-TOTAL                                                        6,972.2        78,457.0         2,312.1        83,117.1

-------------------------------------------------------------------------------------------------------------------------

PROVISIONS FOR CHARGES

Risks and disputes                                                 550.0           130.0                           680.0
Restructuring provisions                                                         1,282.1                         1,282.1
Other                                                              309.4         2,421.9            49.7         2,681.6

-------------------------------------------------------------------------------------------------------------------------

SUB-TOTAL                                                          859.4         3,834.0            49.7         4,643.7

-------------------------------------------------------------------------------------------------------------------------

TOTAL                                                            7,831.6        82,291.0         2,361.8        87,760.8

-------------------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


NOTE 8 - FINANCIAL LIABILITIES

                                         --------------------------------------------------------------------------

                                                                 AS OF SEPTEMBER 30, 1998

-------------------------------------------------------------------------------------------------------------------

              TERM                            BANK          BANK          GROUP          OTHER          TOTAL
In Thousand French Francs                  OVERDRAFTS       LOANS
-------------------------------------------------------------------------------------------------------------------

- Less than one year                            1,294.8                                     1,214.8        2,509.6

- Between one and five years                                                                  120.0          120.0

- Over five years                                                                             360.0          360.0

-------------------------------------------------------------------------------------------------------------------

TOTAL                                           1,294.8                                     1,694.8        2,989.6

-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------

                LESSORS                      LEGAL         INITIAL      REMAINING      REMAINING        FUTURE
In Thousand French Francs                    ENTITY        AMOUNT        CAPITAL        DURATION       INTEREST
-------------------------------------------------------------------------------------------------------------------
Cicobail                                 Aubry               12,626.1      8,207.0   19.5 semesters       1,827.9

Sovac                                    Aubry                  109.7         40.9       6 quarters           2.9

Bail Materiel                            Socori               1,580.0        669.9        21 months          48.3



-------------------------------------------------------------------------------------------------------------------

TOTAL                                                        14,315.8      8,917.8                         1,879.1

-------------------------------------------------------------------------------------------------------------------



                                      --------------------------------------------------------------------------

                                                               AS OF DECEMBER 31, 1997

----------------------------------------------------------------------------------------------------------------

                  TERM                     BANK          BANK          GROUP          OTHER          TOTAL
In Thousand French Francs               OVERDRAFTS       LOANS
----------------------------------------------------------------------------------------------------------------
- Less than one year                         2,695.6                                     1,214.8        3,910.4

- Between one and five years

- Over five years

----------------------------------------------------------------------------------------------------------------

TOTAL                                        2,695.6                                     1,214.8        3,910.4

----------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------

                LESSORS                   LEGAL         INITIAL      REMAINING      REMAINING        FUTURE
In Thousand French Francs                 ENTITY        AMOUNT        CAPITAL        DURATION       INTEREST
----------------------------------------------------------------------------------------------------------------

Cicobail                              Aubry               12,626.1      9,048.6   21.5 semesters        2,211.4

Sovac                                 Aubry                  109.7         61.4       9 quarters            4.4

Bail Materiel                         Socori               1,580.0        900.2        30 months           92.0



----------------------------------------------------------------------------------------------------------------

TOTAL                                                     14,315.8     10,010.2                         2,307.8

----------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 9 - OTHER LIABILITIES



-----------------------------------------------------------------------------------------      -----------------------

                           DESIGNATION                                    MONTANT                     MONTANT
In Thousand French Francs                                              AU 30/09/1998               AU 31/12/1997
-----------------------------------------------------------------------------------------      -----------------------

- Customer prepayments                                                          12,018.1                     59,156.3

- Continuation plan liabilities                                                386,768.6

- Other liabilities                                                             61,508.0                    474,910.7

-----------------------------------------------------------------------------------------      -----------------------

TOTAL                                                                          460,294.7                    534,067.0

-----------------------------------------------------------------------------------------      -----------------------


See Note 1 for a definition of these liabilities and their reimbursement terms.



The "Continuation Plan Liabilities" do not take into account the subsequent modifications of these liabilities after September 30, 1998. As of December 31, 1998, "Continuation Plan Liabilities" amount to 371,278.2 thousand French Francs.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 10 - SALES

                                                             ------------------------------------------------
                                                                          AS OF SEPTEMBER 30, 1998
-------------------------------------------------------------------------------------------------------------
                                                                                                 CONSOLIDATED
            SALES BY ENTITY                                      TOTAL SALES      GROUP SALES        SALES
In Thousand French Francs                                             1                2              1-2
-------------------------------------------------------------------------------------------------------------
- COFIMETA                                                         39,995.1         39,580.1            415.0

- AUBRY                                                           214,147.2          4,317.0        209,830.2

- ECRIM                                                           242,279.4         29,760.6        212,518.8

- SOMENOR                                                         534,049.8         21,136.3        512,913.5

- SOCORI                                                           10,997.7          1,605.3          9,392.4
-------------------------------------------------------------------------------------------------------------
TOTAL                                                           1,041,469.2         96,399.3        945,069.9
-------------------------------------------------------------------------------------------------------------

CONSOLIDATED SALES BY NATURE

-------------------------------------------------------------------------------------------------------------
                                                  SALES OF
            SALES BY NATURE                      GOODS FOR        PRODUCTION         SERVICES          TOTAL
In Thousand French Francs                          RESALE            SOLD
-------------------------------------------------------------------------------------------------------------
- COFIMETA                                          415.0                                               415.0

- AUBRY                                                           209,333.9            496.3        209,830.2

- ECRIM                                           7,908.6         204,590.0             20.2        212,518.8

- SOMENOR                                                         511,907.8          1,005.7        512,913.5

- SOCORI                                                                             9,392.4          9,392.4
-------------------------------------------------------------------------------------------------------------

TOTAL                                             8,323.6         925,831.7         10,914.6        945,069.9
-------------------------------------------------------------------------------------------------------------

CONSOLIDATED SALES BY ZONE

-------------------------------------------------------------------------------------------------------------

       SALES BY GEOGRAPHICAL ZONE                  FRANCE             EU              OTHERS           TOTAL
In thousands French Francs
-------------------------------------------------------------------------------------------------------------
- COFIMETA                                          415.0                                               415.0

- AUBRY                                         188,773.5          21,056.7                         209,830.2

- ECRIM                                         164,295.7          39,509.4          8,713.7        212,518.8

- SOMENOR                                       490,319.9          13,909.8          8,683.8        512,913.5

- SOCORI                                          9,392.4                                             9,392.4
-------------------------------------------------------------------------------------------------------------

TOTAL                                           853,196.5          74,475.9         17,397.5        945,069.9
-------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 10 - SALES

                                                                         ---------------------------------------------
                                                                                     AS OF DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------------------------
                                                                                                          CONSOLIDATED
       SALES BY ENTITY                                                   TOTAL SALES      GROUP SALES         sales
In thousands French Francs                                                    1                2               1-2
----------------------------------------------------------------------------------------------------------------------
- COFIMETA                                                                 21,922.5         20,191.1           1,731.4

- AUBRY                                                                   310,958.0          5,567.9         305,390.1

- ECRIM                                                                   313,997.6         18,287.1         295,710.5

- SOMENOR                                                                 677,572.4         81,023.7         596,548.7

- SOCORI                                                                   22,117.2          1,945.9          20,171.3
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                   1,346,567.7        127,015.7       1,219,552.0

CONSOLIDATED SALES BY NATURE

--------------------------------------------------------------------------------------------------------------------------
                                                               SALES OF
       SALES BY NATURE                                        GOODS FOR      PRODUCTION        SERVICES           TOTAL
In thousands French Francs                                      RESALE          SOLD
--------------------------------------------------------------------------------------------------------------------------
- COFIMETA                                                       514.6                           1,216.8           1,731.4

- AUBRY                                                                       305,225.5            164.6         305,390.1

- ECRIM                                                       43,045.9        251,974.9            689.7         295,710.5

- SOMENOR                                                                     596,390.3            158.4         596,548.7

- SOCORI                                                                                        20,171.3          20,171.3
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                                         43,560.5      1,153,590.7         22,400.8       1,219,552.0
--------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED SALES BY ZONES

----------------------------------------------------------------------------------------------------------------------------------

       SALES BY GEOGRAPHICAL ZONE                                      FRANCE              EU             OTHERS            TOTAL
In thousands French Francs
----------------------------------------------------------------------------------------------------------------------------------
- COFIMETA                                                             1,731.4                                             1,731.4

- AUBRY                                                              271,536.8         32,412.4          1,440.9         305,390.1

- ECRIM                                                              239,522.1         46,661.2          9,527.2         295,710.5

- SOMENOR                                                            580,963.9          8,369.4          7,215.4         596,548.7

- SOCORI                                                              20,171.3                                            20,171.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                              1,113,925.5         87,443.0         18,183.5       1,219,552.0
----------------------------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 10 - SALES

                                                                         -----------------------------------------------
                                                                                      AS OF DECEMBER 31, 1996
------------------------------------------------------------------------------------------------------------------------
       SALES BY ENTITY                                                                                      CONSOLIDATED
In thousands French Francs                                               TOTAL SALES      GROUP SALES           SALES
                                                                               1               2                 1-2
------------------------------------------------------------------------------------------------------------------------
                                                                                                            f
- COFIMETA                                                                  36,393.7         29,867.7           6,526.0

- AUBRY                                                                    207,885.5          4,321.5         203,564.0

- ECRIM                                                                    265,428.5          8,098.5         257,330.0

- SOMENOR                                                                  613,844.8         58,194.8         555,650.0

- SOCORI                                                                    31,563.7          9,715.7          21,848.0
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                    1,155,116.2        110,198.2       1,044,918.0
------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED SALES BY NATURE

-----------------------------------------------------------------------------------------------------------------------
       SALES BY NATURE                                    SALES OF
In thousands French Francs                               GOODS FOR       PRODUCTION        SERVICES           TOTAL
                                                           RESALE            SOLD
-----------------------------------------------------------------------------------------------------------------------
- COFIMETA                                                 2,785.9                           3,740.1           6,526.0

- AUBRY                                                                   201,873.8          1,690.2         203,564.0

- ECRIM                                                   42,838.7        213,754.2            737.1         257,330.0

- SOMENOR                                                                 554,149.2          1,500.8         555,650.0

- SOCORI                                                     343.0                          21,505.0          21,848.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                     45,967.6        969,777.2         29,173.2       1,044,918.0
-----------------------------------------------------------------------------------------------------------------------

CONSOLIDATED SALES BY ZONE

--------------------------------------------------------------------------------------------------------------------------------
       SALES BY ZONE                                                                 FRANCE           OTHERS            TOTAL
In thousands French Francs
--------------------------------------------------------------------------------------------------------------------------------
- COFIMETA                                                                            5,711.8            814.2           6,526.0

- AUBRY                                                                             170,062.5         33,501.5         203,564.0

- ECRIM                                                                             207,565.8         49,764.2         257,330.0

- SOMENOR                                                                           532,446.1         23,203.9         555,650.0

- SOCORI                                                                             21,814.6             33.4          21,848.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                               937,600.8        107,317.2       1,044,918.0
--------------------------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 11 - OTHER INCOME

----------------------------------------------------------------------------------         -----------------      ------------------
                            DESIGNATION                               AMOUNT                    AMOUNT                  AMOUNT
In Thousand French Francs                                       SEPTEMBER 30, 1998         DECEMBER 31, 1997      DECEMBER 31, 1996
----------------------------------------------------------------------------------         -----------------      ------------------
- Operating subsidies                                                      163.5                     279.0                 1,139.0

- Reversals of reserves and transfer of charges(1)                      11,971.8                  38,473.0                 7,568.0

- Other income                                                           4,183.9                   1,817.0                    55.0


---------------------------------------------------------------------------------          -----------------      ------------------
TOTAL OTHER INCOME                                                      16,319.2                  40,569.0                 8,762.0
---------------------------------------------------------------------------------          -----------------      ------------------


(1) Mainly comprises reversals of inventory reserves and bad debt allowances.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 12 - BREAKDOWN OF FINANCIAL INCOME / (LOSS)

----------------------------------------------------------------------------------         -----------------      -----------------
                              DESIGNATION                             AMOUNT                    AMOUNT                    AMOUNT
In Thousand French Francs                                       SEPTEMBER 30, 1998         DECEMBER 31, 1997      DECEMBER 31, 1996
----------------------------------------------------------------------------------         -----------------      -----------------
- Short term investments                                                     250.8                     450.0                    3.0

- Other interest income and related income                                 5,058.1                   5,842.0                1,527.0

- Reversal of depreciation and transfer of charges                             6.0                     657.0

- Currency exchange gains                                                     17.6                     108.0                1,346.0


-----------------------------------------------------------------------------------        -----------------      -----------------
TOTAL FINANCIAL INCOME                                                     5,332.5                   7,057.0                2,876.0
-----------------------------------------------------------------------------------        -----------------      -----------------


- Increase in depreciation and transfer of charges                                                     295.0                  987.0

- Interest expense and related charges                                     9,515.5                  18,172.0               16,071.0

- Currency exchange losses                                                    46.2                     498.0                   35.0


-----------------------------------------------------------------------------------        -----------------      -----------------
TOTAL FINANCIAL CHARGES                                                    9,561.7                  18,965.0               17,093.0
-----------------------------------------------------------------------------------        -----------------      -----------------
FINANCIAL INCOME / (LOSS)                                                 (4,229.2)                (11,908.0)             (14,217.0)
-----------------------------------------------------------------------------------------------------------------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 13 - BREAKDOWN OF EXTRAORDINARY INCOME / (LOSS)


----------------------------------------------------------------------------------------------------------------------------------
                             DESIGNATION                             AMOUNT                    AMOUNT                   AMOUNT
In Thousand French Francs                                     SEPTEMBER 30, 1998         DECEMBER 31, 1997       DECEMBER 31, 1996
--------------------------------------------------------------------------------         -----------------       -----------------
Extraordinary income from operating transactions                        14,250.1                   1,700.0                 7,745.0
Extraordinary income from capital transactions                             693.2                   1,902.0                 2,460.0
Reversal of extraordinary provisions and depreciation                   29,708.8                     500.0                 5,028.0
--------------------------------------------------------------------------------         -----------------       -----------------

TOTAL EXTRAORDINARY INCOME                                              44,652.1                   4,102.0                15,233.0
--------------------------------------------------------------------------------         -----------------       -----------------

Extraordinary charges from operating transactions                       17,216.2                  27,602.0                20,122.0
Extraordinary charges from capital transactions                            960.5                   1,481.0                 5,132.0
Additions to extraordinary provisions and depreciation                  25,223.6                  70,122.0                 7,322.0
--------------------------------------------------------------------------------         -----------------       -----------------

TOTAL EXTRAORDINARY CHARGES                                             43,400.3                  99,205.0                32,576.0
--------------------------------------------------------------------------------         -----------------       -----------------

EXTRAORDINARY INCOME / (LOSS)                                            1,251.8                 (95,103.0)              (17,343.0)
--------------------------------------------------------------------------------         -----------------       -----------------

Extraordinary income mainly includes :

- utilization of provisions for restructuring
- utilization of provisions for customer and supplier litigations
- supplier accounts which have not been claimed under the Continuation Plan and are no longer considered as valid claims.
- insurance indemnities.

Extraordinary charges mainly include :

- restructuring costs (mainly employee costs)
- legal fees in connection with the Continuation Plan
- provisions for depreciation of old accounts receivable

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 14 - NET INCOME

The contribution of each legal entity to the consolidated net income is as follows :

--------------------------------------------------------------------------       -------------------       -------------------
                           LEGAL ENTITIES              NET INCOME / (LOSS)       NET INCOME / (LOSS)       NET INCOME / (LOSS)
In Thousand French Francs                              SEPTEMBER 30, 1998         DECEMBER 31, 1997         DECEMBER 31, 1996
--------------------------------------------------------------------------       -------------------       -------------------
- COFIMETA                                                       6,547.4                  (40,315.5)                 (1,386.0)

- AUBRY                                                          1,645.8                   (5,709.2)                (40,395.0)

- ECRIM                                                             98.4                    3,207.6                  (3,103.0)

- SOMENOR                                                        4,148.1                  (68,628.7)                (74,976.0)

- SOCORI                                                        (1,991.7)                 (27,860.2)                 (8,191.0)

------------------------------------------------------------------------         ------------------        ------------------
CONSOLIDATED NET INCOME                                         10,448.0                 (139,306.0)               (128,051.0)
------------------------------------------------------------------------         ------------------        ------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 15 - HEADCOUNT

                                         --------------------------------------------------------------------------------------
                                                                        AS OF SEPTEMBER 30, 1998

                                         --------------------------------------------------------------------------------------
                                                                                          DEFINED
             CATEGORIES                  MANAGERS        EMPLOYEES        WORKERS          TERM            TOTAL        INTERIM
                                                                                         CONTRACTS      REGISTERED
-------------------------------------------------------------------------------------------------------------------------------
- COFIMETA                                   26               5                               2              33

- AUBRY                                      12              63             253                             328             64

- ECRIM                                      10              59             237              18             324             56

- SOMENOR                                    25             109             574                             708             43

- SOCORI                                     11              31                               1              43              1
------------------------------------------------------------------------------------------------------------------------------

TOTAL HEADCOUNT                              84             267           1,064              21           1,436            164
------------------------------------------------------------------------------------------------------------------------------

As of December 31, 1997                     106             264           1,035               8           1,413             45
------------------------------------------------------------------------------------------------------------------------------


No compensation is given to members of the management board.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 16 - EXISTING AMOUNTS RECEIVABLE AND PAYABLE BETWEEN COFIMETA AND GROUPS ARBEL AND VALFOND

As of September 30, 1998 the amounts receivable from Group ARBEL are as follows:

          - ARBEL INDUSTRIE                                43,210 thousand FF,
          - other ARBEL affiliates                          4,775 thousand FF.

As of February 3rd, 1999, the amounts are as follows :

          - ARBEL INDUSTRIE                                43,832 thousand FF,
          - other ARBEL affiliates                          2,115 thousand FF.

Accounts payable to Group VALFOND amount to :

          - as of September 30, 1998                       53,498 thousand FF,
          - as of February 3rd, 1999                       52,966 thousand FF.

Those accounts receivable and payable will be paid or compensated at the date of closing which will take place on February 5th, 1999.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 17 - DIFFERENCES BETWEEN GENERALLY ACCEPTED PRINCIPLES IN FRANCE AND IN THE UNITED STATES

Differences between generally accepted accounting principles in France and in the United States.

The consolidated financial statements of COFIMETA S.A. and its subsidiaries have been prepared in accordance with French accounting principles which differ in certain material respects from generally accepted accounting principles in the United States. The principal differences as they relate to the consolidated net income and the consolidated equity of COFIMETA and its subsidiaries are summarized below :


Reconciliation of net income to US GAAP

------------------------------------------------------------------------------------------------------
                                                       Nine months period               Year ended
In thousands of FRF                                   ended September 30,           December 31, 1997
                                                              1998
------------------------------------------------------------------------------------------------------
Net income (loss) as reported                                     10,447                     (139,283)

1. Provisions for restructuring                                   (2,700)                      37,052
    recorded in the year-ended 31
    December 1997

2. Provisions for restructuring                                    3,878
    recorded in the nine-month period
    ended 30 September 1998

3. Mark-to-market adjustment on                                      247
    Investment Funds shares
------------------------------------------------------------------------------------------------------
Net income (loss) as adjusted for                                 11,872                     (102,231)
US GAAP
------------------------------------------------------------------------------------------------------


1 - In 1997, provisions for restructuring reserves have been recorded under French GAAP, however since they do not meet the EITF 94-3 criteria, they are not allowed under US GAAP.


    During the nine-month period ended September 30, 1998, an amount of KFF 2, 700 has been taken back into income under French GAAP and therefore should be deducted from the net income for US GAAP purposes.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998


2- Additional provisions for restructuring have been recorded as at September 30, 1998 for an amount of KFF 3,878 which do not meet the EITF 94-3 criteria and therefore are not allowed under US GAAP.


3- A potential gain of KFF 247 on Investments Funds shares could not be recorded under French GAAP but should be recorded in income following the mark-to-market rule under US GAAP.

Reconciliation of Shareholder's equity to US GAAP

------------------------------------------------------------------------------------------------------
In thousands of FRF                                    September 30, 1998           December 31, 1997
------------------------------------------------------------------------------------------------------

Shareholder's equity as reported                                  (21,963)                    117,321

1. Retirement indemnities                                         (15,772)                    (15,772)

2. Adjustments to equity                                          (11,876)                    (11,876)

-----------------------------------------------------------------------------------------------------
Shareholder's equity as adjusted for                              (49,611)                     89,673
US GAAP
-----------------------------------------------------------------------------------------------------

1 - Retirement liabilities are disclosed in the footnotes but not recorded as permitted by French GAAP ; under US GAAP, they must be recorded.

2 - As described in Note 1, Groupe VALFOND acquired Groupe COFIMETA in December
    30, 1997. As permitted by French GAAP, Groupe VALFOND did not allocate the purchase price to the fair values of assets acquired and liabilities assumed. VALFOND carried over the historical net book values of assets and liabilities of COFIMETA and recorded a cumulative adjustment for KF 11,876. The difference of KF 52,520 between the purchase price of COFIMETA and the net book value of net assets acquired was recorded as Goodwill in the financial statements of VALFOND. It was not pushed down to COFIMETA.

    Under US GAAP, the purchase price should be allocated to the fair values of the assets acquired and liabilities assumed, and such cumulative effects adjustments would not be permitted. The excess purchase price would therefore generally result in the step up of certain assets, with the residual amount recorded as goodwill.

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

    Also, in general the purchase price of a company should be pushed down (reflected) in its separate financial statements if at least 95% of its shares have been acquired by another company. Such pushdown accounting is not permitted if less than 80% of its shares have been purchased. If between 80% and 95% of its shares have been purchased, pushdown accounting is optional.

    Had this excess purchase price been pushed down to COFIMETA and so allocated to certain assets and goodwill with an average estimated remaining useful life of 20 years, under US GAAP there would be an additional annual charge for depreciation and amortization of approximately KF 2,600 (9 months :
    1,950). If this entire excess purchase price were considered to be Goodwill with a 40 years life the additional annual amortization charge would be approximately KF 1,300 (9 months : 975).

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 18 - CONTINGENT LIABILITIES (EXCEPT FOR CAPITAL LEASES)

-------------------------------------------------------------------------------------       -------------------------
                                DESIGNATION                             AMOUNT                           AMOUNT
In Thousand French Francs                                          SEPTEMBER 30, 1998               DECEMBER 31, 1997
-------------------------------------------------------------------------------------       -------------------------
- Retirement indemnities                                                     15,771.6                        15,771.6

- Discounted notes not yet matured                                           18,915.8                               -

-------------------------------------------------------------------------------------       -------------------------
TOTAL                                                                        34,687.4                        15,771.6
-------------------------------------------------------------------------------------       -------------------------

COFIMETA SA
CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1998

NOTE 19 - POST BALANCE SHEETS EVENTS

As at 5th February 1999, OXFORD AUTOMOTIVE has acquired 100% of the shares of COFIMETA S.A. As part of closing of this transaction, the accounts receivable and payable between COFIMETA, Groupe VALFOND and Groupe ARBEL have been settled. The shareholders should also agree to change the year-end of the Company to 31st March.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THIS PROSPECTUS IS CURRENT AS OF _______, 1999.


                                 ---------------




             TABLE OF CONTENTS
                                                                         PAGE
Available Information......................................................i
Summary....................................................................1
Risk Factors..............................................................13
Use of Proceeds...........................................................22
Capitalization............................................................23
Pro Forma Combined Financial Data.........................................24
Selected Consolidated Historical
  Financial Data..........................................................34
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................................................36
The Exchange Offer........................................................43
Business..................................................................49
Management................................................................62
Principal Shareholders....................................................68
Certain Transactions......................................................69
Description of Certain Indebtedness and
  Preferred Stock.........................................................70
Description of the Notes..................................................73
Certain Federal Income Tax Considerations................................110
Plan of Distribution.....................................................113
Legal Matters............................................................114
Experts..................................................................114
Index to Consolidated Financial Statements...............................F-1



                                  $200,000,000



                            OXFORD AUTOMOTIVE, INC.




                                     OXFORD
                                   AUTOMOTIVE
                                      LOGO



                           10 1/8% SENIOR SUBORDINATED
                            NOTES DUE 2007, SERIES D





                                   PROSPECTUS






                                OFFER TO EXCHANGE
                           10 1/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007










                              Dated ________, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS





ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

(b)   Financial Statement Schedules.

      Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.


                                  OXFORD AUTOMOTIVE, INC.


                                  By:/s/ Steven M. Abelman
                                     --------------------------------
                                     Steven M. Abelman
                                     President and Chief Executive Officer






     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.



            SIGNATURE                                          TITLE
            ---------                                          -----
/s/ Selwyn Isakow                                    Chairman of the Board and Director
--------------------------------------
Selwyn Isakow

/s/ Rex E. Schlaybaugh, Jr.                          Vice Chairman of the Board and Director
--------------------------------------
Rex E. Schlaybaugh, Jr.

/s/ Steven M. Abelman                                President, Chief Executive Officer and Director
--------------------------------------
Steven M. Abelman

/s/ Aurelian Bukatko                                 Senior Vice President-Chief Financial Officer
-------------------------------------                (Principal Accounting and Financial Officer)
Aurelian Bukatko

/s/ Manfred J. Walt                                  Director
--------------------------------------
Manfred J. Walt
                                                     Director
--------------------------------------
Dennis K. Pawley

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.



                         LOBDELL EMERY CORPORATION


                         By:  /s/ Steven M. Abelman
                            -------------------------------------
                            Steven M. Abelman, President





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.


                    SIGNATURE                                      TITLE
                    ---------                                      -----

/s/ Steven M. Abelman                               President (Principal Executive Officer) and
--------------------------------------              Director
Steven M. Abelman


/s/ Aurelian Bukatko                                Vice President-Chief Financial Officer, Treasurer
--------------------------------------              (Principal Accounting and Financial Officer)
Aurelian Bukatko                                    and Director



/s/ John H. Ferguson                                Director
--------------------------------------
John H. Ferguson


--------------------------------------              Director
John F. Hiemenz, Jr.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.


                                      BMG NORTH AMERICA LIMITED

                                      By:/s/ Steven M. Abelman
                                         -------------------------------------
                                         Steven M. Abelman, President





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.



                    SIGNATURE                                                      TITLE
                    ---------                                                      -----
/s/ Steven M. Abelman                                President (Principal Executive Officer) and
---------------------------------------              Director
Steven M. Abelman


/s/ Aurelian Bukatko                                 Vice President-Chief Financial Officer and Treasurer
---------------------------------------              (Principal Accounting and Financial Officer)
Aurelian Bukatko


---------------------------------------              Director
James W. Robinson


/s/ Manfred J. Walt                                  Director
---------------------------------------
Manfred J. Walt

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.


                            BMG HOLDINGS, INC.


                            By: /s/ Steven M. Abelman
                                ---------------------------------------
                                Steven M. Abelman, President





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.


                    SIGNATURE                                                      TITLE
                    ---------                                                      -----
/s/ Steven M. Abelman                                President (Principal Executive Officer) and
---------------------------------------              Director
Steven M. Abelman


/s/ Aurelian Bukatko                                 Vice President-Chief Financial Officer and
---------------------------------------              Treasurer (Principal Accounting and Financial Officer)
Aurelian Bukatko

                                                     Director
---------------------------------------
James W. Robinson


/s/ Manfred J. Walt                                  Director
---------------------------------------
Manfred J. Walt

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.


                            WINCHESTER FABRICATION CORPORATION
                            CREATIVE FABRICATION CORPORATION
                            PARALLEL GROUP INTERNATIONAL, INC.
                            CONCEPT MANAGEMENT CORPORATION
                            LEWIS EMERY CAPITAL CORPORATION
                            HOWELL INDUSTRIES, INC.
                            RPI HOLDINGS, INC.
                            RPI, INC.
                            PRUDENVILLE MANUFACTURING, INC.
                            OXFORD SUSPENSION, INC.
                            OASP, INC.
                            OASP II, INC.

                            By: /s/ Steven M. Abelman
                                ----------------------------------------------
                                  Steven M. Abelman, President of each of
                                   the entities listed above





     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.


                    SIGNATURE                                                      TITLE
                    ---------                                                      -----

/s/ Steven M. Abelman                                President (Principal Executive Officer) and
---------------------------------                    Director of each of the entities listed above
Steven M. Abelman

/s/ Aurelian Bukatko                                 Vice President-Chief Financial Officer, Treasurer
---------------------------------                    (Principal Accounting and Financial Officer) and
Aurelian Bukatko                                     Director of each of
                                                     the entities listed above

/s/ John H. Ferguson                                 Director of each of the entities listed above
---------------------------------
John H. Ferguson

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.


                       LASERWELD INTERNATIONAL, L.L.C.
                       By:  Lobdell Emery Corporation, its sole member


                       By: /s/ Steven M. Abelman
                           ---------------------------------------
                              Steven M. Abelman, President






     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.



                    SIGNATURE                                      TITLE
                    ---------                                      -----


/s/ Steven M. Abelman                                President (Principal Executive Officer) and
--------------------------------                     Director of Lobdell Emery Corporation
Steven M. Abelman


/s/ Aurelian Bukatko                                 Vice President-Chief Financial Officer, Treasurer
--------------------------------                     (Principal Accounting and Financial Officer)
Aurelian Bukatko                                     and Director of Lobdell Emery Corporation


/s/ John H. Ferguson                                 Director of Lobdell Emery Corporation
--------------------------------
John H. Ferguson

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on April 22, 1999.


                                           OXFORD SUSPENSION LTD.


                                           By:  /s/ Steven M. Abelman
                                                --------------------------------
                                                 Steven M. Abelman, President






     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1999.


                    SIGNATURE                                      TITLE
                    ---------                                      -----
/s/ Steven M. Abelman                                President (Principal Executive Officer) and
-------------------------------------                Director
Steven M. Abelman


/s/ Aurelian Bukatko                                 Vice President-Chief Financial Officer, Treasurer
-------------------------------------                (Principal Accounting and Financial Officer)
Aurelian Bukatko                                     and Director



/s/ Manfred J. Walt                                  Director
-------------------------------------
Manfred J. Walt


-------------------------------------                Director
James W. Robinson

Exhibit No.       Description
-----------       -----------

23.1              *Consent of PricewaterhouseCoopers LLP

23.2              *Consent of PricewaterhouseCoopers LLP

23.3              *Consent of PricewaterhouseCoopers LLP

23.4              *Consent of PricewaterhouseCoopers LLP

23.5              *Consent of PricewaterhouseCoopers LLP

23.6              *Consent of Coopers & Lybrand Audit

23.7              *Consent of Deloitte & Touche LLP

----------



* Filed herewith


                                      E-1